Prospectus Supplement (Sales Report) No. 9 dated March 23, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 57245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
57245	$1,200	$1,200	13.11%	1.00%	March 22, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 57245. Member loan 57245 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,500 / month
Current employer:	city of beaumont texas	Debt-to-income ratio:	5.47%
Length of employment:	n/a	Location:	beaumont, TX

Home town:
Current & past employers:	city of beaumont texas
Education:

This borrower member posted the following loan description, which has not been verified:

If funded, I would use this loan consolidate two loans with interest rates of 15 and 16 percent respectively. I have no mortgage. One car is paid for and the other I bought from my sister. I pay her $200 / month. I owe her about $1000. The biggest monthly expense we have is tuition for two kids going to Catholic School, ($600 / month). I have been on the same job since 1990, with a salary of $54,000. My husband has been on the same job since 1995, with a salary of $30,000. My monthy expenses run about $2750. Borrower added on 03/11/10 > We have really worked hard to clean up our credit during the past five years. We are really wanting to use this loan to continue that by paying off higher interest loans with this loan.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	64
Revolving Credit Balance:	$2,584.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 435959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435959	$7,000	$7,000	13.85%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 435959. Member loan 435959 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Sims Metal Management	Debt-to-income ratio:	20.44%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:	Sims Metal Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > LOAN PURPOSE: THIS LOAN WILL BE USED TO FUND MY COUSIN IN HER MOVE BACK TO A SECONDARY INSTITUTE PAYING FOR THE EDUCATION FOR THE SEMESTER, MOVING EXPENSES, BOOKS/SUPPLIES, AND FURNITURE NEEDED. FINANCIAL SITUATION: I AM CURRENTLY EMPLOYED AND HAVE BEEN WORKING SINCE GRADUATING COLLEGE IN 2006. MY EDUCATION HAS PAID OFF AND MY JOB IS BRINGING ME A DECENT INCOME WITH A YEARLY BONUS. I AM CONFIDENT THAT THIS LOAN WILL BE PAID IN FULL BEFORE THE 3 YEARS IS UP. IF ANY QUESTIONS, PLEASE FEEL FREE TO ASK FURTHER.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	36	Months Since Last Delinquency:	3
Revolving Credit Balance:	$35,469.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sims Metal Management, what do you do there, and how long have you been working there?	Sims Metal Management is public company (NYSE: SMS) with a core business in recycled commodities, primarily metals both ferrous and non-ferrous types. I've worked at Sims now for a period of 3 years as an export manager for the global trade divison of the ferrous metals.

Member Payment Dependent Notes Series 458419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458419	$16,000	$16,000	13.85%	1.00%	March 18, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 458419. Member loan 458419 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,986 / month
Current employer:	Weichert, Realtors	Debt-to-income ratio:	24.13%
Length of employment:	n/a	Location:	Livingston, NJ

Home town:
Current & past employers:	Weichert, Realtors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > My dream is to finally end the cycle of revolving debt so that I can finally build a stable future for myself. I've been able to put some hardships behind and can see the light ahead if my loan is fully funded. I live modestly but cannot corral rising life expenses unless I can put away credit debt and service this loan. I will be a worthy LendingClub loan recipient. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on February 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,346.00	Public Records On File:	1
Revolving Line Utilization:	60.70%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description Missing. What is your position at Weichert, Realtors?	Good morning, I'm an operations manager in the education group. My group handles school operations for our classrooms and I'm the point of contact for school operations in my company. Thank you for the question. Jeff
Please provide job description. What debt balances, monthly pmt & APR being consolidated. Please provide detailed monthly expenses with a total. Thank You	Thank you for your question. I'm not comfortable listing specific balances as there are items of a family personal nature that I wish not to list due to privacy concerns. I will share that I am consolidating revolving debt with high APRs and the remaining balance of a small personal loan. My normal monthly expenses are rent (my portion of mortgage), food, gas, internet, auto loan and auto insurance. Thank you.
Please explain the Public Record. Thank you in advance.	I filed for personal bankruptcy in 2000, discharged in Jan. 2001.
Member_570553, we do not know who you are - you may want to format answers to questions about your debts using CC#1, PD#1, etc, instead of names that might compromise your identity, in order to protect your anonymity. It is the numbers that, as Lenders, some of us are interested in. I hope that helps clarify things. As a rule of thumb, the more detail provided (while still maintaining anonymity and protecting privacy), the faster loans are 100% funded.	Thank you - I'm a newbie and that does clarify for me. Personal loan, bal. remaining: $5,000 CC 1 through 5: $10,400. Expenses: Rent / mortgage: $774 Car pymt., monthly: $335 Auto insurance, monthly 1pprox. $186 Internet / cell monthly $60 Food/gas/dry cleaners/misc. monthly: $650
I see that you filed bankruptcy in 2000 & 2001 you were discharged. What chapter did you file 7 or 11?	It was a chapter 7 personal bankruptcy, driven in part by the severe cash flow problems of the business and person I worked for; we couldn't get paid on time. I left for another job, but the prior damage done was a blowout financially..

Member Payment Dependent Notes Series 459958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459958	$14,500	$14,500	7.88%	1.00%	March 22, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 459958. Member loan 459958 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,700 / month
Current employer:	TEXAS A&M UNIV	Debt-to-income ratio:	19.47%
Length of employment:	8 years	Location:	WELLBORN, TX

Home town:
Current & past employers:	TEXAS A&M UNIV
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,117.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at TEXAS A&M UNIV? Loan Description?	Lead System Administrator. I want to use this loan to consolidate and pay off unsecured credit card debt currently financed at 13.74%.
Hello. I want to make sure I understand your loan title. Your credit history shows a revolving credit balance of $15,117. Did you want to use the loan to pay off this balance? After paying all expenses for the month, how much will you have left for making payments on this loan? Your credit history indicates that three inquiries have been made in the past six months. Do you know to what these inquiries relate? How secure is your job for the next three years? Your answers are appreciated. Wishing you the best.	Yes, I want to refinance the debt at a lower interest rate. The inquiries on my credit history are from a refinance I completed on my principal residence in November 2009. I work for a university system and Texas is expecting no layoffs in higher education. I should have approximately $800 per month left for making debt servicing payments following "mandantory" expenses and discretionary spending.
Can you describe what you plan to use the loan for? Your title has a little bit of everything in it. A real potpourri.	I plan to use the loan to pay off unsecured credit card debt I used to finance a grad degree which is currently financed at 13.74%.
Hello. Thank you for answering my questions and that of CriticalMiss (She must get up really early in the morning). However, Your answer to her question can be confusing. When you say "lead" do you mean the "metal" or do you mean "in charge of". A little better definition of your job would be helpful, as I have never heard of a lead system administrator in association with a university. Wishing you the best from the University of Kentucky.	I tried to post a link to the job description, but it was flagged as personally identifiable information. "Lead" not as in Pb but rather Junior, Senior, Lead. In my job I am principally responsible for delivery of 2.5-3MM email messages per day into the Texas A&M main campus and maintaining the user credentials and directory information for 180000 users in the Texas A&M University System.
How long have you owned your home? What are your monthly expenditures?	I have owned my current residence since 6/2006. My monthly expenditures average: $1410 mortgage, $307 electric/water/sewer/garbage, $25 natural gas, $651 car notes (which are imminently ending), $375 property taxes on residence, $150 gas/cars, $300 child care (ends in April), $25 Internet, $110 cellular, $15 netflix, $5 credit monitoring, $450 groceries, $200 entertainment, $75 timeshare annualized fee, $60 DirecTV/cable, $203 home/car/personal articles floater insurance, $32 term life on spouse and myself, $142 health insurance for family, $62 dental insurance for family, $45 parking place at work, $200 notebook computer payoff (ends this month), $550 current debt servicing on loan I am seeking here. Please let me know if you have any additional questions.
I might have missed this but what grad degree did you get? When? How did getting the grad degree affect your position at work?	I have both a master's and Ph.D. in Agricultural Leadership/Education. I haven't taken a tenure-track position yet because my wife and I needed to do in-vitro and then we adopted from China. Now that my daughter is 4, I am actively pursuing a faculty position with my department while I continue to hold my computing staff position at the university. My degrees don't directly, per se, impact my position as a staff member.

Member Payment Dependent Notes Series 464715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464715	$14,800	$14,800	9.88%	1.00%	March 23, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 464715. Member loan 464715 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Brown & Brown Insurance	Debt-to-income ratio:	23.28%
Length of employment:	3 years	Location:	Surprise, AZ

Home town:
Current & past employers:	Brown & Brown Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	47
Revolving Credit Balance:	$2,826.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 465736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
465736	$16,000	$16,000	7.88%	1.00%	March 23, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 465736. Member loan 465736 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	LegacyTexas Bank	Debt-to-income ratio:	9.50%
Length of employment:	n/a	Location:	DALLAS, TX

Home town:
Current & past employers:	LegacyTexas Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > Please help me pay off my high interest credit card. I have great credit and I have never been late on a payment or defaulted on anything. I had a huge tree fall on my house and crush my roof which resulted in some additional expenses this last year. My house is all fixed now and I want get this debt all paid off. I have been at the same job for over 5 years with a great history and no plans of leaving. The company I work for is also a very stable organization. I will be closing my Citibank credit card completely once I receive these funds so you don't have to worry about additional debt being accrued. I would be willing to do this before you send me the money if it makes you more comfortable. This loan would really help me get my debt paid off at a reasonable time in the near future. Thank you so much for your consideration.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,724.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at LegacyTexas Bank?	I am the Branch Manager and Assistant Vice President.

Member Payment Dependent Notes Series 474227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474227	$6,450	$6,450	10.25%	1.00%	March 17, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474227. Member loan 474227 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	CuraScript	Debt-to-income ratio:	23.34%
Length of employment:	n/a	Location:	Orange City, FL

Home town:
Current & past employers:	CuraScript
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > I need to fence my yard because the next door neighbors have a pit-bull and unfortunately have only put up a flimsy wire fence. Every time I am in my yard the dog will run up and down following me and barking very loudly and ferociously, it is extremely scary. I have received a few quotes for fencing and every single one of the men who came to give me a quote were surprised to see how aggressive this dog is. I have a small dog and she is terrified of the dog next door, and sadly I can???t really play with her outside because of this. I am like a prisoner in my own home! I have $1,500 to go towards the fence, but I am asking for a larger home to put transfer a credit card that I have at 21.99%. I have tried to get a lower rate but Bank of America won???t budge. I currently pay $160 per month on that credit card. Last month I paid off another credit card that I was paying $50 per month on, so I have more than the monthly fee to pay back this loan. I am a homeowner and am very responsible with my bills. I have very good credit (737) and this will help me 1) safeguard my mother, my dog and myself by fencing our yard and 2) will help me pay off debt at a faster rate because of the lower interest rate. Thank you very much for your time and attention!

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,051.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CuraScript and what do you do there? How long have you been there? Regards; Art	Hello, CuraScript is a pharmaceutical distributor and I am an HR Specialist. I have been there for 3 years. Please let me know if you have any other questions. Thank you!
What is CuraScript, what do you do there, and how long have you worked there?	Hello, CuraScript is a pharmaceutical distributor and I am an HR Specialist. I have been with the company 3 years. Thank you!
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 2) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	Hello, I???ve answered your questions as best I could below, please let me know if you have any additional questions. Thanks! Note: I was unable to answer all at once, so I am attempting to send my answer in multiple emails. 1) -Mortgage: $850 but am currently refinancing for a better interest rate (being lowered 2% with new loan), the new mortgage amount will be $750. The closing is scheduled for the end of March. -Insurance: my life insurance is paid automatically through my company: $7/paycheck which covers me at $220,000. This would cover all of my debt/mortgage and still leave my family with almost $100k. -Car Insurance: $400/6 months which I pay in full at time due so I don???t have a monthly bill. I typically pay with an ???extra??? paycheck (I am paid biweekly and 2 months of the year have 3 paychecks. I use the 3rd paycheck to pay my car insurance and the rest typically goes to pay off debt). -Phone: Cell phone $50/month, no home phone.
No need to go into such detail. Just want to get a good idea what $ amount is left from the $3,333 / month to pay the Lending club loan and if you still have some cash leftover for emergencies. Especially since you have a Revolving Credit Balance of $25,051.00 Can always add to your description.	I have around an additional $525/month left over after all expenses are paid. However, $160 that is calculated in my expenses is a credit card that I hope to use this loan to refinance. If I accept this loan I would have around an additional $485/month left after all expenses are paid. I hope this makes more sense. Thanks.
Hello there, I've funded your loan - Good Luck!	Thank you so much! It was nice of you to write :)
IM IN AS WELL	Thank you!!!
Why don't you go to an authority (sheriff, police, city hall meeting, humane society),about the dog or maybe you could enter the owners in the first grade for learning. That dog is dangerous to the entire community. I am looking strongly at your request.	Hello, Thank you for your suggestion! I honestly didn't know that was an option. I will definitely look into that!
Couldn't be more sympathetic with you re dog. I strongly suggest you contact local humane society AND police dept. Leave no stone unturned. I know from experience. There are definitely laws and codes in place, no matter where you live, that require owners to contain their animals. So, even though I may still fund your loan, I sense the force behind your asking for this loan is emotional (don't blame ya), not factual. Again, check to see if you can use this money for something more worthwhile and have your neighbors be responsible for integrity of their own fence.	Hello Babyfuzz, Thanks for your concern! I'm not sure why I never thought of it, but I'm glad you and others have mentioned laws that could assist in this matter. I do agree that the force behind my asking for this loan is emotional in a sense, I don't think anyone should live worried for their safety. While I could use the money for something else, I do believe it is a good investment in my safety, not only from the dog, but these days any additional barrier between your home and potential thieves is a good thing. Additionally, it is an investment in my home that I hope will yield a return when the real estate market comes back. And added privacy never hurts! Thanks again for your input!

Member Payment Dependent Notes Series 486355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486355	$15,000	$15,000	13.11%	1.00%	March 17, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486355. Member loan 486355 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,640 / month
Current employer:	GTS	Debt-to-income ratio:	17.34%
Length of employment:	< 1 year	Location:	SCHAUMBURG, IL

Home town:
Current & past employers:	GTS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > This loan is the perfect match for me. It will allow me to consolidate ALL of my debts and just make this one payment monthly and be done in 3 years so that I can start investing my money in a productive way. This loan allows me to have a lower interest rate than my current credit cards that I have now and this loan is fixed with a definite time of payoff....This loan has a good interest rate and the perfect monthly payment amount for my current budget making it an easy payment to make as I have more than enough left over at the end of the month to pay this loan payment. I am excited at the thought of being done with this debt in only 3 years so that I can start to have the financial freedom that I want. I have a good credit history and job history. I have proven in the past to be a responsible and reliable borrower as I have NEVER been in collections. I care about my credit and my financial future and I want to do an even better job by eliminating my credit card debt and by getting this loan and paying it off, I will be able to do that. By the time I pay of this loan, I would have paid off my car the previous year which will further give me the financial freedom that I desire. My job is very stable so this is the perfect time for me to make this move and get to where I want to be in life. Thanks for your consideration!! I am not wasting your time or money, I assure you. If you have any questions, please ask. Please consider investing in me.... Borrower added on 03/05/10 > Also, since 1998 I have had a total of 31 different kinds of credit lines and have paid them all suceccfully without ever going to collections or default!! 25 are paid in full as a result of being on time and paying them off.... I currently have 6 credits open and they are::: 1. The 3 credit cards that I am going to use THIS LOAN to pay off those 3 accounts.... 2. My car payment that I have less than 2 years left to pay on 3. My mortgage (80/20)............ If I get this loan I will have my mortage, car , and this loan to pay on monthly which stream lines by budget beautifully!!

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,332.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description Missing What is GTS and what do you do there?	Geneva Technical Services. I am a software support and development analyst.
What is the current $ monthly payment on the 3 CCs you will consolidate with this loan? What is the monthly $ cost of your mortgage, car and other household payments?	Mortagage and Property Tax - 963 (I pay half of that at this time as I am helping out a family member and charge them half to stay with me for the next couple of years) Car Payment - 340 ( will be done paying in less than 2 years) 3 CCs - I pay anywhere from 350 - 400 (which will have me paying on them for more than 3 years to pay them off which is why I need this loan so that I can consolidate them and be done with a fixed time and rate, I want to be done much sooner) This loan will allow me to be free after 3 years which is perfect.
Can you itemize the rest of your monthly expenditures?	....other than the 3 CCs, Car payment and Mortgage/Property Tax: 100 cellphone 90 car insurance 100 electric 20 water .....other than food, gas, and toiletries those are my monthly bills

Member Payment Dependent Notes Series 486422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486422	$16,000	$16,000	15.70%	1.00%	March 19, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486422. Member loan 486422 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	radius health care center danver	Debt-to-income ratio:	9.29%
Length of employment:	4 years	Location:	peabody, MA

Home town:
Current & past employers:	radius health care center danver
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	32
Revolving Credit Balance:	$22,217.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $16,000 DC loan: Position (JOB/What you do) @ Radius Health Care Center? Member 505570 USMC-Retired-Investor 03.09.2010 @ 06:05 AM ET	I am a nurse. I am working at a local nursing-home.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	I am a nurse who working at a local nursing home.At the moment I have 2 job. One full time and one is supplement, I am go as they need me. I will use loan to pay off credit card debt. I have 5 credit card that I use. The balance total is $20,000 dollar. The interest is vary from 12% to 22%. My monthly expense ( mortgage 1508 + condo fee 266 + utilities (electric,phone internet) 400 + food 300. I don't have back up saving or second income. If I lost my job, My choice is find another job. It not hard to get a job at my field. I am hard working who make some financial mistake and wish to fix it. I hope my answer can help you to evaluate possibility to adding fund. I am appreciate for the interst. Thank you.
What is radius health care center danver and what do you do there? Loan Description?	It is a nursing home. I am a nurse. I am try to get out of credit-card debt.

Member Payment Dependent Notes Series 487097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487097	$25,000	$25,000	12.73%	1.00%	March 18, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487097. Member loan 487097 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	THE LOOMIS CO	Debt-to-income ratio:	23.77%
Length of employment:	10+ years	Location:	WERNERSVILLE, PA

Home town:
Current & past employers:	THE LOOMIS CO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I never been late on a single bill in my life. Borrower added on 03/10/10 > This is a great deal for the investor . Great money back on your return. Borrower added on 03/12/10 > Time is running out lets start investing. Borrower added on 03/15/10 > We are running out of time. Let's invest some more quickly. So you can start making money.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,580.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description Missing. What is THE LOOMIS CO and what do you do there?	The Loomis Company is an Insurance agency. My position is Facilities Manager . I am in charge of all operations at the building. Been with the company over 10 years.
what is your $36k in revolving debt? what are the 4 inquiries in last 6 months?	The 36000 is credit card that I`m trying to consolidate. The 4 inquires are for loans didnt find the right one yet.
Would you please list your typical monthly expenses, plus the monthly payments you are currently making to your credit card? I would like to know how this loan fits into your budget.	My monthly expenses are around $2100.

Member Payment Dependent Notes Series 487597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487597	$20,000	$20,000	12.73%	1.00%	March 23, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487597. Member loan 487597 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,851 / month
Current employer:	California Association of Hospitals and Health Systems	Debt-to-income ratio:	1.77%
Length of employment:	10+ years	Location:	FAIR OAKS, CA

Home town:
Current & past employers:	California Association of Hospitals and Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > This loan is to pay for my upcoming wedding this fall in San Francisco! This will be my first (and only) marriage. At age 52, I finally found the love of my life! I am a very financially sound, stable borrower. I have been at my current job for 10 years (I'm a vice president of a major statewide health care trade association) and I've been in the same profession for 30 years. I own a 4-bedroom, 3-bath 2,500-square-foot home in an upscale Northern California community. My credit scores are excellent - my middle FICO score is 750. Aside from my mortgage, the only other debts I have are one credit card and one furniture store payment (for bedroom furniture) which will be paid off later this year. In 2009 - including base salary and bonus - I made $152,000. I have no children and no other financial obligations. This loan will enable me to hold a small but elegant wedding for about 70 family members and close friends. I thank you in advance for helping my dream come true!

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1977	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,157.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be moving after the wedding?	No - I will not be moving after the wedding. My fiance' and I currently live in my home together - we plan to stay here for many years to come.
Balance remaining on your mortgage? Is it a fixed interest rate? Monthly payment to mortgage, property taxes and insurance please. Good luck.	I just purchased the house last June. The purchase price was $440,000 - at a fixed 4.75% interest rate for 30 years. The current balance on the mortgage is $415,569. The combined monthly payment (mortgage, property taxes and insurance) is $2,931.69.
What is your fiance's occupation? How much debt/income does he bring with him into the marriage? Good luck!	My fiance' is a manager of import/export logistics for a Silicon Valley high-tech company. In 2009, his gross salary was $134,000. He also has RSUs (stock) in his company. He owns a condo and property in the Northern California wine country. He has monthly alimony payments ($2,000) and two credit cards. His car is paid for. He has two grown adult sons - who support themselves so there is no child support involved.
Do you have a written prenuptial agreement with your future spouse?	Not yet - that is something we are discussing
Congrats on your engagement. I will be happy to contribute to your wedding financing. Many happy years to you and your fiance.	Thank you so very much! I can't tell you how much we both appreciate your willingness to support our upcoming nuptials!
My wife (of 33 years) says you are not suppose to congratulate the bride, but since I rarely listen to her. "Congratulations". My youngest and last daughter just got married last fall and we thought we would save a few bucks by acting as our own wedding planner.. Big mistake .. Pay somebody to take care of all the details .. otherwise you worry yourself to death !!! Good Luck	If you asked Emily Post, your wife would be correct! But then I've not always been traditional myself - so thank you very much for your congrats! And yes, I have already hired a wedding coordinator. I'm wise enough to know my limitations - especially when it comes to planning my own wedding. I've hired a woman with 18 years of experience - best decision (well next to agreeing to go out with my now fiance) - that I've made in many years!

Member Payment Dependent Notes Series 489797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489797	$10,000	$10,000	14.59%	1.00%	March 17, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489797. Member loan 489797 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Tulalip Casino	Debt-to-income ratio:	12.81%
Length of employment:	9 years	Location:	Everett, WA

Home town:
Current & past employers:	Tulalip Casino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	38
Revolving Credit Balance:	$11,537.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Tulalip Casino? Loan Description?	My job at the casino is the Fillbank/employee services where I handle of the table game fills, close out the frontline cashiers and supply guest service to our waitstaff and other departments. The loan I'm applying for is only to pay off three different credit cards so that I can have one lower monthly payment and one low APR instead of the three semi-good ones that I have.
Hi. Can you tell us about the delinquency and the recent credit inquiry? Also, what are your current monthly payments on the credit cards you are planning to consolidate?	The only delinquency I can think of was a student loan that I had fallen behind on that went to a bill collector that I paid of almost a year ago. The recent inquiry was from trying to go through CareOne.com for a debt consolidation but a friend of mine suggested lending club and told me the benefits of it being better than care one. One of my credit card payments is $180 a month to capitol one because that was the card I had to use in an emergency car problem, the other two card payments are about $100 each so the payment plan after consolidation will save me about $50.

Member Payment Dependent Notes Series 489979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489979	$16,750	$16,750	10.99%	1.00%	March 22, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489979. Member loan 489979 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Alief Independent School District	Debt-to-income ratio:	24.00%
Length of employment:	10+ years	Location:	Houston, TX

Home town:
Current & past employers:	Alief Independent School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > Debt consolidation for a clean start. Loan amount will allow me to be debt free (except mortgage and other incidentals) in approx. 3 years. Looking forward to a new lease on my financial life.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,570.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Alief Independent School District?	Science Teacher
Since this is a cosolidation loan, please list each your debts (types/balances/APR's) and then indicate which ones on the list will be paid off with this loan. Thank you in advance.	Discover 5000 Loan 13000 Discover will be paid in full, remaining money for the loan. Hoping to pay off loan by the end of the year. Loan payment is 435. Discover is 150. Lending club payment is less than these combined.
How secure do you feel position is in light of economy? Many school districts across country forced to cut/layoff. Contingency plan for this loan if that happens? Thanks for answering and good luck with loan.	My job is quite secure, I am in the science field which is one of the most in demand. Texas holds one of the largest school districts. I have held my position for ten years and am a veteran.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Mortgage 500 Utilities (electricity, phone) 250 I have no additional expenses. I am single. I am more than capable of budgeting my expenses as i am not an avid spender or wasteful with money
How did you incur the $13,000 debt?	Loan for my masters degree
I am interested in your loan. Please give general info. on 13k loan. Who is debt owed to and what was purpose? Interest rates on existing loans? Thanks for answering.	Loan for my masters degree

Member Payment Dependent Notes Series 490333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490333	$25,000	$25,000	21.27%	1.00%	March 17, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490333. Member loan 490333 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,820 / month
Current employer:	Fifth Third Bank	Debt-to-income ratio:	1.44%
Length of employment:	5 years	Location:	Pompano Beach, FL

Home town:
Current & past employers:	Fifth Third Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I purchased an REO condo for 17k seven months ago and presently live in it, it is free and clear. The condo is tax assesed for 137k. I want to purchase an identical condo for approximately the same amount. The going rental rate for a condo in this development is approximately the same as the monthly payment of the loan. I do have enough in reserves if there should be trouble. Presently I have negligible expenses. I own my automobile outright as well. I have been working at the bank for over five years, so my income is solid, as it is a reputable well known stable bank. If you have any questions feel free to email. Thank you all!

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	10
Revolving Credit Balance:	$67.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Fifth Third Bank? Loan Description Missing.	I'm an assistant vice president in business banking relations. The condo I live in, I purchased for 17k, it's assesed for 137k. I have the opportunity to purchase another identical condo for the same price. That is the purpose of this loan. The rent will exceed the payment on the loan and it will be paid for in three years.
What is the loan for? What is your job at the bank? What is your total current debt load, details amounts, to whom, and rates? What are your current monthly expenses, be specific and itemize? What was delinquency 10 months ago? Why is your credit rating so poor? You are asking for a lot of money and not providing any information. No information = no loan. Thank yoy	I purchased the condo I live in from an REO department for 17k. It is assesed for 137k. I will be purchasing an identical condo with this loan. I am an assistant vice president of business banking relations. My current debt load is my health club membership and a small installment loan. Monthly payments are $76 and $20 respectively. My home and auto are paid in full. Other expense are typcial, car insurance. The installment loan had a clerical error 10 months ago. I have never been late wtih a payment in my life. I don't calculate the algorythms used by the credit unions that substantiate financial behavior over time with a credit score, but suffice it to say my high credit limits are not high enough, nor do I have enough credit history for a reasonable statistical sample to be arrived upon. I am in no way asking for an unreasonable amount of money. I have enough in reserves to be certain to make the payment for the entire life of the loan, the rent on the condo will be enough to make the payment.
RE: $25,000 HDP loan: (1)-Position is (JOB/What you do) @ Fifth Third Bank? (2)-TransUnion Credit Report reflects payment delinquency 10 months ago. Explanation is? (3)-How long do you intend to keep this loan before repaying in-full? Short-term (less than 1 year)? Or full-term- 3 years (36 months)? Or some in-between length of time?T hanks for expected answers to ALL THREE questions. Member 505570 USMC-Retired-Investor 03.05.2010 @ 09:53 AM ET.	My position at the bank is an assistant vice president in charge of business banking relations. An installment loan with a payment of $20 was recorded late as a clerical error, I have never been late with a payment in my entire life. I could pay the account off in full, however that would leave me with one open trade line, diminishing my score even further. As soon as I get this loan I will pay the $91 balance, and have a new trade line. I plan on keeping the loan for the term agreed upon, three years.
I see that you are an existing Home Owner. Are you buying another home and using these funds as a down payment?	I apologize for the inaccurate statement that this is for a down payment. I presently reside in a condo that has an assesed value of 137k. I purchased it from an REO department for 17k. There is an identical condo for sale in the same development that I intend to purchase and rent out for same amount the payment on the loan will be.
What was your delinquency? What are your expenses?	It was a clerical error on an installment loan with $111 payment. My home and auto are owned outright. I make an excellent salary plus commission. So I really have no expenses other than food, clothing, my healthclub membership, auto insurance, and other typical expenses.
What are the expenses associated with the condo that you want to purchase? You say "assessed for 137K" - are you talking about the tax assessment?	Yes, 137k is the tax assesed value. The association fees are negligable. The rent that will be colected will negate the loan payment and a portion of the association fees. It is not in need of renovations so there are no further expenses involved.
There *are* further expenses involved. When you have a rental property you have to pay taxes, insurance, maintenance, utilities when it is vacant, property management, and have funds available for various things which come up when you have a rental. I suggest you gather all the numbers, put them all on a spreadsheet and get a more realistic picture of everything. I am *not* discouraging having rental properties, I have several myself. That experience has taught me to have everything figured out ahead of time, as best you can, and also to be prepared for the unknown. Another thing - in your area especially - have you had the condo checked specifically for the toxic drywall problem?	Mortgage insurance is $50 a month. Taxes are $250 a month. Association dues are $225 a month. Maintenance fees are included within the association fee. Utilities don't run much more than $50 a month. The tenant will pay for their own cable television. I have reserves available to pay the loan even if I don't have a tenant, I do not want to deplete to make the purchase. I make approximately 7 a month, and have no debts. Complete environmentals have been done on the condo's they are not toxic. I thank you for your concern, it's duly noted.
I was actually thinking of property insurance. Mortgage insurance is not necessary if you don't have a mortgage, is it? I don't know exactly which maintenance is included in your HOA fees - or what the other terms are. You might want to look at that first and see if there is anything at all that you might end up being responsible to pay for. Utilities, if you are paying them and the tenant is using them, can run much higher than one might think. You might want to consider having the tenant pay their own utilities - and then you would only have to pay them when the place is vacant. Repairs are different than maintenance, and usually not covered by the HOA fees - but maybe your HOA contract is different. What is commonly called "complete environmentals" do not include the toxic drywall check - which is a recent issue that has come up, especially in Florida. I would like to help fund your loan, but want to be sure there is a viable plan in place before I take the chance.	I own an identical condo that I purchased for 17k, and I live in it. It is entirely affordable. Your right, having the tenant pay the utilities is a fine idea, and I will be doing that now that you mention it. Also I've looked into it, and all of the drywall has been checked, it was not manufactured in China or Mexico.
What is the address of the property (or development name) in question? You are buying for $17K or for $137K? Thanks	I would rather not specifically state the location of the property. The information I receive is privilidedged, not public.
RE: $25K Home Purchase loan. Me again. I reread previous Q-and-A exchanges with investors (lenders)-especially Member 365664 (Critical Miss). She has "been there, done that" experiences with her personal investment properties. Consequently she covered relevent rental property issue throughly. You have a good "handle" on investment condo rental issue, are aware of inevitable "pitfalls" landlords ultimately encounter. MY QUESTION IS: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them next week ASAP . "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification of one item is independent of verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders currently "Sitting-On-The-Fences" waiting until REQUIRED process completed before finally committing their $$ to fund the loan. (2)-After process completed, funding pace quickens. (3)-After loan is 100 percent funded, net proceeds can be quickly deposited into your bank account, i.e, next day. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS TO COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES AN UNDUE DELAY. FYI: $25,000 loan with 21.27 percent APR like yours is initially will attract limited number investors (lenders) and their $$. After verification process is completed your loan will attract large number of investors (lenders) and their increased $$ because on-screen application will reflect new updated information.). Hope information helpful to first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.05.2010 @ 7:18 PM ET.	Thank you very much for the advice. I will verify this information immediately.
I am interested in funding your loan however, I would feel better if two key pieces weren't missing: Confirmation by LC re your salary and explanation of why you are asking for 25k when the condo sells for 17k. Thank you,.	I am asking for 25k, the net proceeds of the loan, as I'm sure your aware, will be less. I will have more money in reserve this way. I am working on getting my salary verified. I have not been asked for this information yet, so I am going to be proactive and work on it today.
So are you planning on using the extra 8K to start the payments on you loan?	My present home and auto are free and clear. I make over 6 thousand dollars a month. I have saved a substantial amount of money, it would cover the purchase of this condo, rather than deplete my savings, I am taking a loan to purchase it and build up my reserves further. It would cost me 35% penalties if I withdraw from my retirement account.
Why not diversify and buy a single family home and rent the condo that you own?	Single family homes, in this area, even from a bank's REO stock, are more expensive, more of a liability. In an area were there may be hurricanes, commercial structures are rated for 200mph winds. You are much safer in a commercial grade structure, besides, I don't want trees crashing through my roof, my roof being in the street, my fence being in the neighbors swimming pool. These things may sound fantasical to you depending where you live, however each of these events have happened to homeowners that are friends of mine, in recent years. Insurance companies, no matter how much you pay them, are not always there to help. So, thanks for your suggestion, but I will stick with my plan for this and many other reasons.
You mentioned the rent would cover the loan payment and a portion of the maintenance fees... My question is why? What's in this for you? Net = you paying a portion of the fees!? And just a tip...Don't forget to set aside a small amount for advertising... you won't be sorry.	This loan will be paid off in three years. In three years from now, I will have a condo free and clear, that is assesed for 137k, that draws $900 a month rent, why would I not want to invest a few hundred dollars a month in this?
How secure is your position. If you were to lose your job what would you do to pay the loan? Also what is an REO and why are you able to purchase the condo at such a good deal? Thank you	I have worked for this bank for almost six years. The bank is stable. I am not at risk of loosing my job. My debt to income ratio is extremely low, with the amount I have in reserves, I could literally exist for years without working, while still meeting all of my obligations. REO's are bank owned properties that are being sold to negate the banks responsiblity for continued loss and liablity after the property has been cleared from their books.
Hi there, Is this going to be a bridge loan that you plan on paying off before the 3-year period ends or keep it going for the entire 3 years? For the level of income you make, and the small amount of expenses you claim to have, it would seem like you would have enough to pay off this loan quickly vs. paying over 20% for 3 years. Also, to be honest, your credit score appears to be quite low. Is this due to the clerical error from 10 months ago and have you taken steps with the credit reporting agencies to get this corrected? Thanks in advance for your answers.	I will take the three year term to maturity. 20% is not a bad rate, I'm paying back about ten grand in interest. When you pay 5% on a 30 year mortgage with a $1,000 payment, after a few years you've paid 30 grand. That's "5%"? The cost of borrowing this money is negligible compared to the rewards it will bring me. A credit score is an algorythmic representation of financial behavior over time. In order to have a good statistical sample, you need enough data. I have two open trade lines, a health club membership and an installment loan with a $20 payment. It has $91 let to pay, if I pay it all off in full my score will go down even more. I made 89k last year. I put my money in the bank. I don't service much interest. I own my home and my automobile free and clear. I'm not going to contest over and over again one clerical error on a $20 payment. I simply want to get my loan funded, buy my condo and potentially start the process again with Lending Club. Lending Club is awesome!!!
1)you don't have to give me the address but what area is the property located in? 2) Condo's purchase price? 3) Have you talked with others in the area about vacancy rates for rentals in that area? If so what is it? If not you might want to.	The property is located in Pampano Beach. The purchase price is 17k. I live in an identical condo in the exact same development. The occupance rate is approximately 90%-95%. Thanks for your questions!

Member Payment Dependent Notes Series 490390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490390	$15,000	$15,000	13.11%	1.00%	March 19, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490390. Member loan 490390 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,065 / month
Current employer:		Debt-to-income ratio:	20.73%
Length of employment:	10+ years	Location:	fort pierce, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > I am a General Contractor and the purpose of this loan is to have additional cash flow as a padding in my personal account while I am waiting to collect state and goverment checks that have a 30-60 day waiting period after jobs are completed and my bill has been submitted.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	20
Revolving Credit Balance:	$36,357.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a liscenced general contractor in the state of Florida and have owned my own business for nearly 20 years.

Member Payment Dependent Notes Series 490396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490396	$24,000	$24,000	10.99%	1.00%	March 18, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490396. Member loan 490396 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Respironics/ Phillips	Debt-to-income ratio:	21.37%
Length of employment:	< 1 year	Location:	greensburg, PA

Home town:
Current & past employers:	Respironics/ Phillips
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > Being able to pay off our credit cards where we are paying so much interest, with no hope of paying them off will be so much appreciated and make all of our lives and futures better. Borrower added on 03/08/10 > We are a family with 4 children we really want to make a better future for our children.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,570.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Respironics/ Phillips and what do you do there? Since you have been there for less than a year, please talk a bit about your previous employment history? Thanks!	Type your answer here. My husband is an Electrical Engineer. He has worked in several capacities as an Electrical and Design Engineer. He has worked for a flight simulation company, windmill company, and I can't remember the other types of companies. Basically he designs circuit boards. The company he was working for last had to cut way back and his job was cut. He was only without work for 2 months before he started consulting, then 4 months later he got this job at Phillips/Respironics, which is a medical company. The giant Phillips Medical is actually the parent company over Respironics, which makes medical equipment.
Is this your loan application, or your husband's?	Type your answer here. It is for both of us
Whose credit information is on the application, yours or your husbands? Which one of you is responsible for paying the loan?	Type your answer here.It is my husband. He is the one with the income, but of course we share it and we share in the responsibility of paying it.
Since it is his information that we are seeing, would you please ask him to respond to Lenders' questions? Thank you in advance.	Type your answer here. He doesn't have time to answer because he is at work all week and doesn't want to deal with this so I am taking care of this.

Member Payment Dependent Notes Series 490429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490429	$15,000	$15,000	11.36%	1.00%	March 17, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490429. Member loan 490429 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,667 / month
Current employer:	Greystone & Co.	Debt-to-income ratio:	8.08%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	Greystone & Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > I have a wonderful job, a wonderful fiancee, a great credit score - but a lot of one time expenses for my impending nuptials. I work for my family business, which is in real estate, and fortunately, things are going very well, so you need not be concerned with job security. Additionally, I have $25k overdraft protection for my checking account, so you need not be concerned with a default (I'm not running to Mexico with this loan :)). Thanks for the consideration and Happy Bidding!

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,870.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When is the wedding date?	May 2nd. Soon - a little too soon :)...
It is good that you are starting to deal with finances before the wedding, rather than starting *after* the wedding! Please list all your debts (types/balances/APRs/min pmnts) and after that list, indicate which ones you will be paying off with this loan. Thanks!	You are a responsible lender! I am primarily looking to pay down 2 credit card loans, and one personal loan. Mastercared - 8K at 17% APR (I've been paying this down about 1K per month, but would like to pay it off altogether) Visa - 7k, currently 0% APR until July (balance transfer). I'd like to pay this off before the 18% APR kicks in. Personal installment loan - 25K at 11% APR Student loans - 12K at about 5% APR - I intend to keep these loans outstanding as long as I can, since I am confident in my ability to invest at a better yield I intend to pay off my 2 credit cards with this loan, and then stay somewhat liquid with the remaining 6K until after the wedding, when I will begin paying down the 25K personal loan at a faster pace (we have been pledged a lot of $ from grandparents for the wedding). I need to stay somewhat liquid in the meantime just to be safe. But fortunately, work is going well and I will have no issue covering the debt with my current pay-check if it comes to that. Does that answer your question?
Yes, it certainly does - thank you! Good to keep the student loans with the low rates - also sometimes there are other benefits to having student loans rather than other types of loans. Moving forward.. what actions have you taken or are you going to take, as far as maintaining a lower debt level, especially given the ongoing changes to credit card rates/fees/terms?	Historically, I've been pretty responsible with my debts. In fact, until this year, I have never carried credit card debt. The engagement ring and wedding expenses were a bit more substantial than I had been hoping for, but the good news is that those expenses are all behind me. I intend to slowly pay down the remaining debts slwoly on a monthly basis, and with some luck, I'll have a nice wedding cash bonus in May as well as a bonus from work coming within the next year - both of which I will use to pay down my high APR debt - and then I look forward to investing in Lending Club.

Member Payment Dependent Notes Series 490540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490540	$18,000	$18,000	9.88%	1.00%	March 23, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490540. Member loan 490540 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	EUROPEAN MOTORS, INC	Debt-to-income ratio:	14.90%
Length of employment:	5 years	Location:	DALLAS, TX

Home town:
Current & past employers:	EUROPEAN MOTORS, INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,257.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is EUROPEAN MOTORS, INC and what do you do there?	European Motors, Inc. Is a Luxury preowned car dealership. I am the GM here. www.europeanmotorsusa.com
Loan Description?	My wife is having a baby soon and I intend to use this loan to pay medical bills of roughly $11,000 and pay off a high interest credit card with a balance of about $6,000.
Are the medical bills related to child birth? The reason I ask, is I see that you work for a major corporation, looks like full time, but you have no health insurance that would cover these bills?	Yes The medical bills are related to child birth. And no, unfortunately the company I work for does not provide health insurance. All of the child birth bills will be paid for out of pocket. I have since purchased health insurance but this birth will not be covered. Thank you!

Member Payment Dependent Notes Series 490608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490608	$8,000	$8,000	12.73%	1.00%	March 17, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490608. Member loan 490608 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:		Debt-to-income ratio:	9.49%
Length of employment:	10+ years	Location:	Ridgewood, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	2
Revolving Credit Balance:	$12,305.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	Freelance artist. Loan to consolidate debt.

Member Payment Dependent Notes Series 490650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490650	$18,000	$18,000	13.48%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490650. Member loan 490650 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:		Debt-to-income ratio:	18.82%
Length of employment:	7 years	Location:	Olney, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,345.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income? Loan Description?	My company's name is Tecknowledgy. I have been in business for 7 years providing IT training and consulting solutions to corporate, academic, and small business clients. The loan will be used to extend the company's marketing outreach (e.g. website, e-marketing, etc), fund hardware and software purchases, and cash flow. Thank you for your consideration.

Member Payment Dependent Notes Series 490680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490680	$15,400	$15,400	11.36%	1.00%	March 17, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490680. Member loan 490680 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,750 / month
Current employer:	Tech Data Corporation	Debt-to-income ratio:	7.41%
Length of employment:	10+ years	Location:	Tampa, FL

Home town:
Current & past employers:	Tech Data Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > My flooring and appliance "no interest" for 1 year loans are coming due in April. I'd like to pay them off -via Lending Club because it's a lower interest rate and a shorter loan duration (3 years). Borrower added on 03/08/10 > I'd rather pay interest to individuals that use LendingClub -v- the large banks. Borrower added on 03/12/10 > I will easily make the $500/month LendingClub payment because the LendingClub loan will be paying off $925/month which I'm currently paying. What I'm currently paying that will go away with this loan: Flooring America Loan: $185/month Famous Tate appliance: $300/month Credit card #1: $180/month Credit card #2: $100/month Credit card #3: $160/month Total I'm paying now $925.00/month

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,918.00	Public Records On File:	1
Revolving Line Utilization:	38.10%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tech Data Corporation and what do you do there?	The compny is the worlds 2nd biggest distributed of computer products. I've been a Senior Computer Programmer with them for 14 years.
Please explain the Public Record. Thank you in advance.	10 years ago I declared bankruptcy as part of an agreement to end a relationship but I've never had issues paying bills. ( Thus the 700+ credit score)
What debts do you have, other than the flooring/appliance debt? Also what is the interest rate on the other debt? Thank you in advance!	Thank you for your interest CriticalMiss. My other debt (highest to lowest balances): Mortgage1 $190,000 (home value $205,000) Mortgage2 $188,000 (home value $225,000) Home equity $54,000 No car loans. CCard debt: 8,000 ----------------------------------------------------------- Rental income: $2,900 / month Home3 is owned outright (home value $175,000) Savings: $11,000 401K/IRA: $145,000 ----------------------------------------- Hope this helps you make an informed decision. Gratefully, Mark

Member Payment Dependent Notes Series 490751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490751	$15,000	$15,000	14.59%	1.00%	March 17, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490751. Member loan 490751 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	windsor staffing	Debt-to-income ratio:	20.28%
Length of employment:	1 year	Location:	WALDWICK, NJ

Home town:
Current & past employers:	windsor staffing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > investment and cosolidation good credit stable work history Borrower added on 03/05/10 > 729 credit score

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,374.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is windsor staffing and what do you do there? Loan Description?	Truck Driving School and leasing Company

Member Payment Dependent Notes Series 490753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490753	$24,500	$24,500	18.30%	1.00%	March 17, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490753. Member loan 490753 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Washingotn County Hospital	Debt-to-income ratio:	22.37%
Length of employment:	10+ years	Location:	HAGERSTOWN, MD

Home town:
Current & past employers:	Washingotn County Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > This loan will be used to consolidate debt with goal of elimintating debt over the next few years to gain financial freedom Borrower added on 03/05/10 > Verified bank account Borrower added on 03/15/10 > Thank you so much for those who have shown interest in my request. I am very hopeful that there will be light at the end of the tunnel and I will be able to gain control of my finances and my life! Thank you again.....

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	70
Revolving Credit Balance:	$50,707.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Washingotn County Hospital? How much is your total debt? (not including mortgage)	Type your answer here Registered nurse with nearly 30 years of experience. Employed with current hospital for last 26 years. Total debt approx. 40,000
RE: $24,500 DC loan questions: (1)-Position is (JOB/What you do) @ Washington County Hospital? (2)-TransUNion Credit Report reflects $50,707 revolving credit debt balance. Total $$ monthly payments PAID on this CC debt is ? ($$ amount actually PAID per month and NOT minimum $$ payments DUE per month.) Advance thanks for expected answers to B-O-T-H questions. Member 505570 USMC-REtired-Investor 03.04.2010 @ 07:35 AM ET	Type your answer here. Registered nurse 26 years with current employer. Total monthly payment approx. 2500-2700.00
A couple questions please... First, the credit report we see shows $50,000 of outstanding debt, not $40,000 as you've estimated. Either way, how did you accumulate so much debt? And what steps have you taken to reduce your debt? Also, please provide more detail on your outstanding debt, specifically, how many different accounts there are, how much is owed on each account and at what rate? Lastly, which of these accounts will be paid off with this loan? Thanks in advance for your answers and good luck funding your loan.	Type your answer here.In 2007 my husband lost his job due to corporate downsizing. He went for nearly a year receiving half the salary he was accustomed to earning. We had two sons in college at the time with mounting costs of tuition etc..Our heating and air conditioning needed replaced in our house and 2 vehicles needed major repair. One thing after another.... Fortunately, my husband has since been hired with the state of MD as a correctional officer and has been employed with the state since April 2008, and one son has moved out and is supporting himself. We clear nearly 6000.00 a month but with excessive credit card bills we cannot seem to get ahead. I am looking to consolidate the credit cards, eliminate future spending until I have control of our financial situation. My plan is to pay off the following accounts: Bank of America: 10,000.00 American Expess 1762.29 American Express Blue 961.10 Citibank 6645.88 Sears 5519.71 American Eagle 674.63 Old Navy 2158.38 Home Depot 288.10 Muscians Friend 1445.35
Me again. $24,500 loan 15 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them ASAP. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES UNNECESSARY DELAYS. Hope information helpful to first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.05.2010 @ 3:13 PM ET.	Type your answer here.I faxed this information. Have you not received the Fax? Please let me know and I would be happy to re-Fax.
How secure is your position. If you were to lose your job what would you do to pay the loan? Also how did you get in this debt? Thank you	Type your answer here I am very secure in my position as a RN with Washington County Hospital. I have been an exemplary employee for the past 26 years holding a position as a charge nurse in a Progressive Care unit. I hold the higest staff nurse position on my unit and have served as interim manager of our unit for a short time as well. I have obtained copies of the last 2 pay stubs and will FAX them as soon as possible. Please note that during the last 2 weeks, I had to use vacation time as I was caring for my critically ill mother during an acute illness.
I am very interested in funding your loan but please contact Lending Club to verify your income. Things will go much faster for you after you do this. Thank you.	Type your answer here.I did Fax this information. Did you not receive it?
If you were to lose your job what would you do to pay the loan? Thank you.	Type your answer here. I am very confident with my job security. I am a registered nurse with 26 years experience and am the senior member of my unit. Should I have health problems that would cause me to be out of work, I have short term disability insurance through my employer. I am married, my husband has a good job with the state of MD. I feel very confident I would have no problem repaying this loan.
Me again. On-screen borrower application viewed by all lenders now reflects Credit Review being completed and status updated to "Approved". Your loan will attract funding much more quickly now that this necessary borrower requirement successfully accomplished. Borrower loans with Credit Review Status "Approved" always are issued NLT next business day after achieving fully-funded status. Over and out. Member 505570 USMC-Retired-Investor 03.10.2010 @ 7:55 PM ET.	Type your answer here. Thank you for your correspondence and interest in my application.
Thank you for your reply. I appreciate that as a nurse you have a lot of confidence in your ability to keep a job. Unfortunately one of my delinquent loans is from someone who was also a nurse, (or claimed to be), so I have to be careful. Do you have any savings you would draw on to pay the loan, if you had to stop work for whatever reason? Thank you.	Type your answer here. I do have some savings, as well as a retirement plan I could cash in should I lose my job. I appreciate your hesitation and concern.

Member Payment Dependent Notes Series 490839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490839	$10,000	$10,000	9.88%	1.00%	March 17, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490839. Member loan 490839 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	USPS	Debt-to-income ratio:	10.57%
Length of employment:	10+ years	Location:	Alachua, FL

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	69
Revolving Credit Balance:	$14,197.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with USPS? Whose wedding is this loan for - yours or a relatives?	I am an Electronics Technican level PS-9 for the Postal Service. With 20 years of service. The wedding is for my Daughter. .
This may sound a bit odd but...........your credit record only goes back 13 yrs & you have a daughter that's getting married? Are all the above facts correct?	As I understand it the earliest credit line date indicates the oldest credit line I still have open. My credit history dates back to at least 1991 when I bought my first new car.

Member Payment Dependent Notes Series 490845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490845	$20,500	$20,500	18.67%	1.00%	March 19, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490845. Member loan 490845 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Village Vista Manor	Debt-to-income ratio:	12.45%
Length of employment:	5 years	Location:	Washington boro, PA

Home town:
Current & past employers:	Village Vista Manor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	22
Revolving Credit Balance:	$32,265.00	Public Records On File:	1
Revolving Line Utilization:	88.90%	Months Since Last Record:	22
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Village Vista Manor and what do you do there? Loan Description?	Type your answer here. I am the Director of Nursing. It is a skilled nursing facility. Overall updating, paint carpet, new fixtures etc.....
RE: $20,000 HIP loan questions: (1)-Position (JOB/What you do) is @ Village Vista Mar? TransUnion Credit Report reflects BOTH 1 credit payment delinquency AND 1 Public Record on File from 22 months past. (3)-Explanation for delinquency is? (3)-Public Record is Court judgment? Lein? Taxes? Or Bankruptcy? If bankruptcy was it Chap 7? (pesonal asset liquiditaion) Chap 11? (debtor reorganization) or Chap 13? (Business asset liquidation). Advance thanks for answers to ALL T-H-R-E-E questions, Member 505570 USMC-Retired-Investor 03.04.2010 @ 07:27 AM ET.	Type your answer here. We have a loan with First Commonwealth out of Indiana PA for our small business. We own a franchise. That is what my husband does for a living. During the economic slow down the cash flow wasn't there and my husband was behind on that loan. The loan is current and has been. The business is growing and well ahead of expected growth. We are in our fourth year.
Me again. $20,500 loan 13 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES UNNECESSARY DELAYS. Hope information helpful to first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.05.2010 @ 3:20 PM ET.	Type your answer here. I have to decided to reuturn to school to complete my masters, improvements will have to wait.

Member Payment Dependent Notes Series 490937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490937	$8,000	$8,000	14.59%	1.00%	March 17, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490937. Member loan 490937 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	US Government	Debt-to-income ratio:	19.45%
Length of employment:	3 years	Location:	Fort Wayne, IL

Home town:
Current & past employers:	US Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > More information: This is my second load from lending club. My previous loan was issued last August. I am using these loans to invest in small businesses. I hope to gain a better ROI than I am paying in interest. So far its working. Thanks to all who invest.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,992.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 490965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490965	$20,000	$20,000	14.22%	1.00%	March 18, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490965. Member loan 490965 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Infinite Solutions	Debt-to-income ratio:	11.52%
Length of employment:	4 years	Location:	Plymouth, MA

Home town:
Current & past employers:	Infinite Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > We will be using the money to pay for our wedding expenses. We will be getting married at the coonamessett Inn in Falmouth, MA. The venue is approximately 16,000 including food of course. The flowers are 2,000, the dress is 1,000, invitations are another 250, photographer is 2500, the Dj was 1,500.the tux was 150, and the jp is 500 that???s the break down its aprox a 30,000 wedding but you only do it once and we both have large families but we are doing it ourselves. At 27 it???s not a small feat so your help is greatly appreciated and we won???t let you down I give u my word. Borrower added on 03/11/10 > I work in the cell phone industry I build cellar towers and install the equipment. I install all carriers at&t, Verizon, sprint/Nextel, t-mobile, metro pcs. So my job is very secure they are always upgrading my company just got a 347 site contract for at&t so it will be a very busy couple especially with the new launch of 4g. Borrower added on 03/11/10 > My fianc??e will also be paying the loan she is a CPA.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	50
Revolving Credit Balance:	$21,116.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Infinite Solutions and what do you do there? Loan Description?	It is a cell tower company we are a contractor for all the major cellphone carriers we do everything from ground up from building the tower to installing and testing the equipment. The loan will be use for my wedding to make our special day special. It will be use for the wedding expenses.
Any other debts besides the Revolving Credit Balance $21,116.00? Please detail monthly expenses with a total amount. Thank You.	Just my Mortgage which I pay jointly with my fiance. $1,050 per month.
When is the big day? Will you be moving after you get married?	June 26, 2010 and no we will not be moving we currently own a home.
What was your delinquency 50 months ago?	I was in a motorcycle accident and I was in the hospital at the time the payment was due I have never had another late payment.
Congratulations! My husband's family vacations in West Falmouth and we thought about getting married at the Coonamessett Inn before deciding to stay in NYC for the big day. It's such a beautiful spot and I'm sure your big day will be wonderful. I'm interested in funding your loan, but have a few questions. (1) Can you list your monthly expenses (mortgage, car, student loans, credit cards, misc., etc.)? (2) How much does your fiance earn each month? Good luck!!	my monthly expenses are mortgage 1050 credit cards 225 min heat hot water electric 300 for a total of 1575 a month my fiance earns 2950 a month after taxes my student loans and cars are paid for.
Also, can you get your income verified by Lending Club?	it was verified by lending club on march 9

Member Payment Dependent Notes Series 490987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490987	$20,150	$20,150	11.36%	1.00%	March 22, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490987. Member loan 490987 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	CCHMC	Debt-to-income ratio:	22.66%
Length of employment:	4 years	Location:	AMELIA, OH

Home town:
Current & past employers:	CCHMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > My husband and I are working on paring down our only debt to our mortgage and car payment so we can focus on our retirement and spending more time with our children. This loan is our biggest debt and refinancing it would help us pay it down much faster and save us a ton of money. I have a stable good paying job as a registered nurse, a good credit score, and have never been delinquent on any of my bills. Borrower added on 03/10/10 > I am a registered nurse at Cincinnati Children'sHospital Medical Center. I have an unsecured personal loan at a 17.99% interest rate over five years. I have been paying on it for about 1 year at $570/month without ever missing a payment. My current mortgage is $1470/mo, car is $670,phone is 30, internet is 35. I have no childcare expenses or credit card debt. I have a payment for replacement windows of 100/mo, and 85/mo on a student loan. We budget $125/week for groceries, 200/mo for gas. 50/mo for water, and 250/mo for electric. I bring home about 5400 per month and my husband makes 1600/month. I only want this loan because I think based on my credit history that my current interest rate is ridiculous. I have $5000 in savings and $18000 in available credit with my bank if something were to happen with my job. However, nursing is very secure and my hospital has not decreased wages, laid anyone off, frozen wages or stopped hiring. I was just recently promoted to a 2nd level RN and have no reason to expect that my job is in jeopardy.

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	82
Revolving Credit Balance:	$4,279.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CCHMC?	Cincinnati Children's Hospital Medical Center
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	I am a registered nurse at Cincinnati Children'sHospital Medical Center. I have an unsecured personal loan at a 17.99% interest rate over five years. I have been paying on it for about 1 year at $570/month without ever missing a payment. My current mortgage is $1470/mo, car is $670,phone is 30, internet is 35. I have no childcare expenses or credit card debt. I have a payment for replacement windows of 100/mo, and 85/mo on a student loan. We budget $125/week for groceries, 200/mo for gas. 50/mo for water, and 250/mo for electric. I bring home about 5400 per month and my husband makes 1600/month. I only want this loan because I think based on my credit history that my current interest rate is ridiculous. I have $5000 in savings and $18000 in available credit with my bank if something were to happen with my job. However, nursing is very secure and my hospital has not decreased wages, laid anyone off, frozen wages or stopped hiring. I was just recently promoted to a 2nd level RN and have no reason to expect that my job is in jeopardy.
First off I want to say thank you for providing most of the information that lenders want up front. What was your delinquency 82 months ago? Good Luck and Thank you	The only thing I can remember actually being called about by a collection agency was overdue library fines of $28 and an old hospital bill, both of which have been paid.

Member Payment Dependent Notes Series 491019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491019	$25,000	$25,000	10.62%	1.00%	March 18, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491019. Member loan 491019 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,667 / month
Current employer:	Oscar Gruss and Son	Debt-to-income ratio:	4.36%
Length of employment:	10+ years	Location:	NEW YORK, NY

Home town:
Current & past employers:	Oscar Gruss and Son
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > These funds will be used to pay a tax liability and to pay my daughters college tuition. Borrower added on 03/05/10 > I have worked for the same employer for 10 years. I am chief technology officer for the firm, which is a boutique broker. The business is heavily technology driven so this is a secure position.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,384.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Oscar Gruss and Son and what do you do there?	Oscar Gruss is an boutique broker servicing institutional investors. I am the Chief Technology Officer.
How much is the tuition? Have you exhausted other student grants/loans possiblities? How much is the tax liability?	Tax liability is 12K. We are pursuing other lending possibilities on the tuition side but I would like to assist her with half. She has a math degree and would like to enter graduate school. We believe that through grants/work/student loans she will fund her living expenses and half of the 20K tuition.
I would love to help you but you nreed to verify your income first.	I will be sending in my income verification at the start of the week. They just ask for it Friday afternoon and I am out of town until Monday night.
Would you please outline your monthly expenses?	Rent 3,400.00 CC Payment 700.00 Auto Ins. 100.00 No car payment Drive the car less that 8K per year so gas is minimal Food 800.00 Telephone/Cable 200.00 Electric and gas are in the rent. MTA monthly pass 100.00 (pre tax) Everything else is discretionary.

Member Payment Dependent Notes Series 491036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491036	$18,000	$18,000	13.11%	1.00%	March 17, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491036. Member loan 491036 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	JJ Peters Veterans Affairs Center	Debt-to-income ratio:	3.24%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	JJ Peters Veterans Affairs Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,612.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is JJ Peters Veterans Affairs Center and what do you do there?	I assist the pharmacists in preparing medications ie. Filling rxs making iv (intraveinous meds) fill medication carts for floors in the inpatient area, provide compounding of medications. I also hold a 2nd job which is part time which brings my income higher ( work for a retail pharmacy)
Please detail balances, monthly pmt & APR of debts to be consolidated. Any other debts? Please detail monthly expenses including a total amount. Thank You.	4 credit cards apr are as follows 23.99%, 20.24%,19.99%,29.99% i have an irs bill due by april 15 that's as far as i feel comfortable to divulge.
Member_727269, as Lenders we do not see all the information that you provide to Lending Club and do not even know your name. With the minimal amount of information that we do see, we usually have questions because we like to see the numbers as a basis for deciding which loans to invest in and which ones to ignore. Generally speaking, the more detail that Borrowers provide (*without* compromising their identity*), the faster their loan requests are funded. Often Borrower's format their answers about their debts this way - cc#1, cc#2, pd#1, etc., and format their expenses this way - rent=$ utilities=$ phone=$ etc, without providing the names of where those bills are paid to. It is the numbers that are important to us. I hope that helps to clarify things.	student loan 2758. - my debt cc # 1: 2700.00 apr 15.24%-my debt cc # 2: 3358.76 apr 23.99% -my spouse cc# 3: 3186. apr 29.99%-my spouse cc # 4: 2190 apr 19.99%-my spouse heath ins backpay: 2279.00 my debt due in 30 days in full irs : 1503 due by apr 15 expenses: rent 1050.00 mth utility(light): 100 mth cab/tel/internet :150 mth food: 150 mth cell: 165 (2 cell phones) = 1615 monthly expenses my husband's income is 23000/yr monthly income 1900 aside from my full time job i have a part time job which brings in 450monthly. we are new to lending club. so our monthly income 3333.00 my monthly income + 1900 spouse monthly income + 450 my part time monthly income = 5683 a month I hope this help. we both would pay for the loan
The $607.41 monthly loan payment is substantial considering your monthly income of $3,333.00. How will this payment fit into your monthly budget?	see previous answer to critical miss
Your RCB is $3,600. What other debts are you attempting to payoff and what are their interest rates?	actually one of them i listed (2700 @ 15.24%) when i responded to to critical miss. the roughly 1112.00 balance of rcb is between 2 store cards cc# 1 's interest rate 11.65% cc # 2 interest is 12.65% which i'm close to paying off
can you provide info on your husband's source of income (job and employer) and the length of his employment?	he work's in the hospital with me but in a different dept. he started last year he has a year in. He works in food service.

Member Payment Dependent Notes Series 491142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491142	$18,000	$18,000	14.22%	1.00%	March 18, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491142. Member loan 491142 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Digital Globe, inc	Debt-to-income ratio:	14.88%
Length of employment:	5 years	Location:	Loveland, CO

Home town:
Current & past employers:	Digital Globe, inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I have been employed by my company for 5 years and I'm up for a promotion this year, along with a bonus. I plan to use this money to consolidate some debt and help lower our monthly expenses. Thanks. Borrower added on 03/06/10 > Several members have asked about our other debts to be consolidated. I would like to say that our purpose with this loan is to be out of debt in 3 years. We have 3 credit cards with high interest rates that we would be paying off for years. If we are approved for this loan, we will be out of debt in 3 years. Thanks!

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	34
Revolving Credit Balance:	$10,124.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Digital Globe, inc and what do you do there?	We provide commercial world imagery (and much of the imagery found on Google Maps). Here is our website: http://digitalglobe.com/ I am a Systems Administrator for them, providing Windows support for users.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to both Qs...	I appreciate your question and I would like to answer this simply by telling you that our interest rates on the debt we plan to consolidate are higher than the 14% I am hoping to receive here and they are spread out over 3 different cards. It would save us money and we would be debt free in 3 years if we receive this loan. The bottom line is that our goal is to be debt-free in 3 years with this Lending Club Loan. Thank you.
Please detail balances, monthly pmt & APR of debts to be consolidated. Any other debts? Please detail monthly expenses with a total amount. Thank You.	I just added to our loan description notes to help answer this question. Thank you.
Could you please respond to Q: 608819 above? Also, your revolving balance is only $10,124; what do you intend to do with the remaining 8k of the loan?	Thanks for considering investing in us. My wife's credit card is not included in that revolving credit amount as it is in her name only. That will be included in this consolidation. As stated in previous answers, this will lower our interest rate and we can be out of debt in 3 years. Thanks again.
Your revolving credit balance is reported as $10,124; yet you are applying for a loan of $18,000. Why so?	Thanks for your question. It has been answered with the most recent inquiry.

Member Payment Dependent Notes Series 491156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491156	$16,000	$16,000	14.96%	1.00%	March 17, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491156. Member loan 491156 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,825 / month
Current employer:		Debt-to-income ratio:	8.84%
Length of employment:	10+ years	Location:	chicago, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I would like to replace an aging truck. I've owned my current truck for 14 years, and it's nearing the end of its life cycle of about a million miles. I would like to purchase a truck with no more than 500,000 miles and a newer more fuel efficient engine. Since I run locally around Chicago and travel less than 20,000 miles per year, this truck should last me at least another 14 years, or until I decide to get one more efficient. I've been contracted to the same trucking company for almost 10 years. This company gives work by seniority. I'm 10th out of 21, and of the top ten, 5 will be retiring within 5 years. I've been an independent trucker since 1989, and have been a licensed truck driver since 1985. I make between 1700 and 2200 dollars a week and have between 200 and 350 dollars a week in expenses. My wife makes 2200 dollars a month. I have a great driving record and I am in good health. I own a home, I have a good credit rating, and I'm not about to do anything that might lower my credit score. I have financed and paid for several trucks ranging in price from 13,000 to 33,500 dollars. My financial troubles started about 15 years ago when I bought 2 more trucks. I just couldn't find any good drivers. The ones I hired only wanted to work a few days a week. They tore up my trucks. They sold my fuel. You name it, they did it...everything but work a full week. So I ran up my credit cards to keep the bills paid. After I sold my other 2 trucks and just depended on me driving, I was able to make progress. 10 years ago I had over 40,000 dollars in credit card debt, and now it's down to 13,500 dollars. I have recently paid off 3 credit cards and will payoff 2 more within 4 months. I have been paying down my credit card debt for years, and now it has started to snowball. As I pay off a card, I add that payment to the next highest balance. I'm paying almost 1100 dollars a month toward my balances. I'll have all my credit cards paid off in just over a year. Becoming debt free has become my life mission! I have never defaulted on any loan in my entire life and I'm not about to start now. I have been approved for a bank loan, but they want me to buy a much newer and much more expensive truck than I need. I would have a much higher credit score, but I closed all of the accounts I paid off. Back then, I had no idea that leaving them open after paying them off would greatly enhance my credit score. Borrower added on 03/06/10 > Thanks to all of my investors. You will be satisfied with my payment performance. Borrower added on 03/10/10 > ...sorry about several mistakes in my answer to the third question. I guess I shouldn't have tried to answer any questions from my cell phone, while getting dressed. Borrower added on 03/10/10 > ...sorry again, the fourth question

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	37
Revolving Credit Balance:	$13,561.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So you have been driving a truck for a long time! May I ask how old you are? What is the company that you have a contract with? Thank you in advance for your answers.	I'm 45 years old. The company I'm contracted to is named "P. Judge and Sons, Inc". They are based in Port Newark, NJ, and have been in business for at least 30 years. We deliver beer and paper locally around Chicago from "Grand Worldwide Logistics" warehouse.
Please list your current monthly expenses. -Thanks in advance for your response.	Monthly expenses: $ 3975 Housing: $ 1723 Insurance: $ 146 Car expenses: $ 140 Utilities: $ 325 Phone, cable, internet: $ 150 Food, entertainment: $ 325 Clothing, household expenses $ 75 Credit cards and other loans: $ 1091 Other expenses: $ 0
The more detailed information you provide the more likely people will invest in your loan. (Great detail so far.) Please provide the following: 1) What type of truck will you buy? (make/model/year) 2) Could you get your income verified by LC? Thank you in advance for your answers.	I've found a 2001 Volvo with a Cummins ISM engine with only 395000 miles, which would be equivalent to a car with only 39000 miles. I will also check with LC about income verification.
What was your delinquency 37 months ago?	This may sound strange, but that should never have been reported as delinquint. I paid my February mortgage payment on March 1st. As you probably know, according to a credit report, a payment isn't delinquint until it's 30 days late. Since February only has 28 days, it was paid on day 29. I was later told that it doesn't matter if it's not 30 days, but that it must be paid during the same month. I just wish they I had known about "the fine print" beforehand. Needless to say, that never happened again.
. I put in a bit more than I normally do, all though it isn't much. Good luck.	Your confidence and contribution are both greatly appreciated. You won't be disappointed. I don't know who thought of peer to peer lending, but it's absolutely the perfect idea! It gives me great pleasure, as I'm sure it does many others, to cut the banks out.

Member Payment Dependent Notes Series 491166

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491166	$5,000	$5,000	15.70%	1.00%	March 18, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491166. Member loan 491166 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Security Specialists	Debt-to-income ratio:	8.93%
Length of employment:	10+ years	Location:	YONKERS, NY

Home town:
Current & past employers:	Security Specialists
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	12
Revolving Credit Balance:	$5,187.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Security Specialists and what do you do there?	It is Alarm Company. I am an installer. I install alarms, cameras and access control.
RE: $10,000 DC loan questions: (1)-Position (JOB/What you do) @ Security Specialists? (2)-TransUnion Credit Report reflects creditor reported payment delinquency 12 months ago. Explabation is? (FYI: Lenders receive highly condensed versiosn TransUnion CR reflecting line totals and NOt individual line items; there lender cannot identify specific credior reporting payment delinquency. Obtain FREE copy TransUnion CR (and Experian and Equifax CR's) for specific information about creditors) Member 505570 USMC-Retired-Investor 03.07.2010 @ 06:00 AM ET.	I am an installer at Security Specialists. I install alarms, cameras and access control systems. As far as the delinuency i was late on a payment on a Bank of America Credit Card.
Could you describe the debt you are wanting to consolidate? Could you also explain your delinquency from a year ago?	I am trying to consolidate my credit cards and also my Taxes for 2010

Member Payment Dependent Notes Series 491187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491187	$17,000	$17,000	13.85%	1.00%	March 19, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491187. Member loan 491187 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,553 / month
Current employer:	West Covina Unified School District	Debt-to-income ratio:	17.87%
Length of employment:	4 years	Location:	encino, CA

Home town:
Current & past employers:	West Covina Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > money will be used to pay of certain debt including car, previous lending club loan and assist with incoming child expenses as my wife and I are having our first child.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,281.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at West Covina Unified School District?	Psychologist
What is the interest rate on your existing LC loan? What is the balance on the LC loan? On the car loan?	4k on the lc loan at 9% and car loan is 3k
Does Lending Club require that you pay off the existing loan as a condition of obtaining a new loan?	No. I just want to eliminate that monthly payment to assist me with making this potentially new monthly payment.
You are paying off an LC loan at 9% and then replacing it with a new loan at 13.85%? Please explain.	Im requesting a substanial amount to use to pay of certain debt and expenses including a small loan taken over a year ago as well as a baby on the way
Why would you want to pay off the LC loan at 9% with a new LC loan at 13.85%? What is the the rate on the car loan?	Right now I pay 200 dollars a month toward an LC balance of 4k at 9%. I also pay 300 a month for a car that is almost paid off. If I pay both of those loans off, I will free up monthly income to make payments toward a new lending club loan, 579 a month, while also utilizing the additional funds for added debt relief and expenses of our first child.
That doesn't seem to make sense. If you instead reduced this loan by 4k (from 17k to 13k) kept the old 9% loan, you would pay less total interest and you would have the same amount available for the car loan (again, what is the rate on this?) and the baby. Furhtermore, by reducing the loan amount from 17k to 13k your current rate may also be lower.	The amount I have requested is using to assist me for various reasons mentioned
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: 1. nature of the debt you will pay off with this loan 2. steps you've taken to get spending in line with income 3. please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) 4. if you are refinancing credit cards, please include all balances / rates that this loan will cover 5. nature of your employment - roles and responsibilities 6. is the income listed your's alone? if not please explain 7. contingency plan for repayment if you lose your job	I verified income with LC through paystubs. My wife works as well and our monthly income combined is 9600. Mortgage and additional monthly expenses are approximately 6k. Money will be used to pay off some debt and help aide with other expenses. I hope to pay the loan off well before the 3 year period. I dont think about repayment with a loss to my job as it is very secure working in a school district with experience and my current position.

Member Payment Dependent Notes Series 491197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491197	$16,000	$16,000	14.59%	1.00%	March 18, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491197. Member loan 491197 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	trinchero family estates	Debt-to-income ratio:	9.47%
Length of employment:	10+ years	Location:	napa, CA

Home town:
Current & past employers:	trinchero family estates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I would like to pay off my HIGH interest credit cards and CLOSE them out. I have been working @ the same winery job for 15 yrs. My wife has been working (part-time) in the Assisted Living industry for 4 yrs. Our total combined yearly income is $80,000.00.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	18
Revolving Credit Balance:	$15,518.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us about your job at trinchero family estates?	Type your answer here.I work in the wine-making department.I currently help produce wines for Folie a' Deux and Napa Cellars.
Since this is a consolidation loan, would you please list each of your debts (type/balance/APR) and then indicate which ones on the list will be paid off with this loan? Also please list your monthly living expenses, so we can see how the loan payment will fit into your budget. Thank you in advance.	Type your answer here.chase 4100@29%, chase 6300@25.24%, ge money1900@29.99%, hsbc1900@29.9%; bank of America 500@26.24%, walmart600@19.87%, amazon.com600@25.99%all of these account's will be closed out.Mounthly bills= 500, car payment 380, food 400.

Member Payment Dependent Notes Series 491231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491231	$25,000	$25,000	20.16%	1.00%	March 19, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491231. Member loan 491231 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Femmecomp Inc	Debt-to-income ratio:	23.12%
Length of employment:	7 years	Location:	MIDDLETOWN, MD

Home town:
Current & past employers:	Femmecomp Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > Loan will be used to consolidate debt into 1 easy payment. Have never been late on any payments. Job is extremely secure.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,957.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
S-E-C-O-N-D REQUEST; Re: $25,000 Debt Consolidation loan: You never answered my earlier email question: Position is (JOB/What you do) @ Femmecomp Inc? FYI: You are currently competing with 213 other borrowers all wanting their requested loan's to be funded. If you want your loan funded then answer investors (lenders) emails. Member 505570 USMC-Retired-Investor 03.07.2010 @ 07:32 AM ET.	army veteran that provides services to the DoD
Let's be frank. We lenders are not willing to lend money out to folks who provide no details about their loan or avoid answering questions about their loan and their history. So with that in mind. What do you do, specifically, for Femmecomp? What are your monthly expenses, itemize please? Your RCB shows a balance of almost $22k. Is this all the debt you have? What are your plans to keep these cards from running up in the future? What is your back up plan to pay of the loan? Please get your income verified Please use the following information to get your income verified. contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until REQUIRED process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan is 100 percent funded, net proceeds can be quickly deposited into your bank account, i.e, next day. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES AN UNDUE DELAY. Hope information helpful to first-time borrower (yourself). Thank You and good luck	Thank you for the information. About employment, I am a US Army Veteran that provides engineering support to the DoD. I sent the proper documentation to lending club to validate my income 8 March 2010. The balances on my accounts are actually joint accounts with my wife. What is on my credit report is exactly on her credit report. We have no items that are seperate and have now realized that has hurt not helped us. Not only will consolidating the balances into 1 payment help both of us, it also allows us to cancel the high interest credit cards that have adjusted the past couple months. In addition to my income my wife earns $44500 a year. But to avoid the problems of co-signing loans I thought it prudent to take the debt on myself to clean up our debt. Total montly expenses to include mortgage, childcare, electricity, cable, etc..is 42% of NET take home pay.
Q-A narrative twice mentions being..."U S Army veteran that provides engineering services to Dod"... Term U S Army veteran interpreted to have several meanings. QUESTION: Were you in U S Army less than 20-years, "got out" and persued "greener pastures" civilan employnent option? Or did you serve minimum 20-years (or plus), qualifyed for life-time military retirement benefits, then retired and persued engineering employment with Femmecomp Inc. (FYI: Your loan currently attracted 53 percent funding, employment verification completed, Credit Review Status upgraded to "Approved". Loan will now attract lenders that were "Sitting-On-Fences" and finally committ their $$. Bottom line: Loan definitely will fully-fund and be issued shortly tehereafter ) Member 505570 USMC-Retired-Investor 03.13.2010 3:48 PM ET. 53 percent funding to Thanks for expected answer.	I served less than 20 years. Thank you for the information. Another investor also helped me in completing the process for income verification. I had to contact LC for verification as they had not contacted me 4 days into the process.
P2P lenders fund unsecured borrower loans. Lenders do not know borrowers. Lenders rely on borrower provided on-screen Profile, LC strict Credit Review and TransUnion Credit Report condensed line totals that do not identify individual line items, i. e, your $21,957 revolving debt total balance but not identity credit grantors and balances owed. No individual small lender 100 pct funds borrower loans. Instead lenders combine and fully-fund selected loans. Loan similar to your $25K 20.16 pct APR loan typically attracts 300 to 350 lenders. Each lender diversifies against possible uncollectible loan default charge-off; < $100 average invested per loan. Investing in loans that borrowers intend to quickly pay-off, while benefiting LC management collecting origination fee, is not lender productive as lender will receive mere pennies in earned interest. Before I commit $500 to help fund your remaing loan balance my question is: Time length intended to maintain loan before full payoff occurs; < than 1 year? 1-2 years? 2-3 years maximum limit? Loan now attracted 220 separate investors and is 65 pct funded. Thanks in advance for your expected reply. Member 505570 USMC-Retired-Investor 03.15.2010 @ 1:48 PM ET.	Understand investors want to maximize their profits. I do not plan on having the loan to the maximum 3 years, but do not plan on having it longer than 30 months. 24-30 months is a safe assessment.
I funded your loan. Thanks for your service!!	Thank you for your contribution!

Member Payment Dependent Notes Series 491313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491313	$8,400	$8,400	12.73%	1.00%	March 18, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491313. Member loan 491313 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:		Debt-to-income ratio:	23.58%
Length of employment:	n/a	Location:	Largo, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	44
Revolving Credit Balance:	$20,966.00	Public Records On File:	1
Revolving Line Utilization:	65.10%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Husband's VA pension, social security for both of us.
I am confused... is the $5,500 monthly income yours alone, or the combined income of both you and your husband?	It is both my husband's and mine.

Member Payment Dependent Notes Series 491339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491339	$14,400	$14,400	16.82%	1.00%	March 18, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491339. Member loan 491339 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,360 / month
Current employer:	Teksystems	Debt-to-income ratio:	10.83%
Length of employment:	5 years	Location:	Hawthorne, CA

Home town:
Current & past employers:	Teksystems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > Just trying to get rid of the debt I am in. I do make my payments on time, never late! I do also have a stable job so there is no worries on my losing a job in the near future. This loan would definitely help though, I am an expecting father (my first) so this would really ease any financial frustrations I've been going thru, I'd really appreciate the help!!! Borrower added on 03/05/10 > Using loan to pay off credit card debts and start off clean. I do make my payments on time, that has not been a problem! I do also have a stable job so there is no worries on me losing a job in the near future. This loan would definitely help, I am an expecting father (my first) so this would really ease any financial burden I'm in, I'd really appreciate the help!!! Borrower added on 03/07/10 > Teksystems is a contracting company. I've been working with them for 5 years now and I am a low voltage technician.... I am currently working at 20th Century Fox, installing all security equipment, they are currenlty replacing all there old equipment with new, Surveillance Cameras, old alarm systems, door access control. I also at times, do work for there telecommunications dept as well. Some of the work may include installing phones, removing phones, installing fax lines, ip phones, or running cable for there telelphone or data lines. Borrower added on 03/08/10 > I really appreciate the help! thanks to those who have invested! You really have no idea how much this is really going to help me if it gets fully funded. I understand I am asking for a lot but this is what I need to get out of the hole I am in. Thanks again to all who have invested and those who plan to invest, Thank you very much!!! If there is anything I am missing or feel that you may need to know to make your decision on investing, please ask and I will be sure to reply! Borrower added on 03/08/10 > For those curious to know.... there are 2 major cards that I am planning to pay off with this loan. Bank Of America Card 5,800, HSBC 8000 my interest rate is ridiculous! I am currently working on paying off another credit card for $2000, I almost have enough to pay it off in full.... And i will be debt free once i pay off this loan! Borrower added on 03/16/10 > Its gettin down to the wire and I just wanted to acknowledge and say thanks to all those who have invested in my loan! You guys won't be sorry! It will definitely be paid on time every month. This is going to be a huge help!

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,662.00	Public Records On File:	0
Revolving Line Utilization:	95.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Teksystems and what do you do there?	Teksystems in a contracting company. I am a low voltage technician.... I am currently working at 20th Century Fox, installing all security equipment, they are currenlty replacing all there old equipment, Surveillance Cameras, old alarm systems, door access control. I also at times, do work for there telecommunications dept as well. Some of the work may include installing phones, removing phones, installing fax lines, ip phones, or running cable for there telelphone or data lines.
S-E-C-O-N-D REQUEST; Re: $14,400 Debt Consolidation loan: You never answered my earlier email question: Position is (JOB/What you do) @ Tekesystems? FYI: You are currently competing with 213 other borrowers all wanting their requested loan's to be funded. If you want your loan funded then answer investors (lenders) emails. Member 505570 USMC-Retired-Investor 03.07.2010 @ 07:40 AM ET.	I am a low voltage technician.... I am currently working at 20th Century Fox, installing all security equipment, they are currenlty replacing all there old equipment, Surveillance Cameras, old alarm systems, door access control. I also at times, do work for there telecommunications dept as well. Some of the work may include installing phones, removing phones, installing fax lines, ip phones, or running cable for there telelphone or data lines.
You seem to be a safe bet with no delinquencies over the past 5-6 years. However, I have two questions. Question #1 - Please list your monthly living expenses (rent, utilities, general expenses, car payments, insurance, etc.) questions #2; what are your plans for credit card usage after paying off your credit cards with this lending club loan? Will I be helping you become debt free, or will I be a tool to let you run up more debt on your credit cards? Thanks.	Monthly living expenses: Rent is $1300 but is split out of my pocket i pay $650. Car is payed off. Isurance is $110 a month. Utilities Split down middle $80. Misc. expenses i would say about $500 (gas food cell phone). As far as the credit cards go I am done using them and i am going to close my accounts.

Member Payment Dependent Notes Series 491477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491477	$16,750	$16,750	13.11%	1.00%	March 18, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491477. Member loan 491477 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Brookland-Cayce High	Debt-to-income ratio:	22.15%
Length of employment:	5 years	Location:	West Columbia, SC

Home town:
Current & past employers:	Brookland-Cayce High
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I am a 27 year old high school special education teacher who acquired a lot of credit card debit while in school and my first few years teaching. I teach students with learning disabilites and emotional disabilites and I love every minute of it. I often find myself spending a good deal of my personal money on my kids (students) making sure they have school supplies, rewards and incentives, and sometimes even meals to get them through the weekends. I would really like to consolidate my credit card debt and pay it off quickly so that I can begin to think about having children of my own in the near future. I always pay my monthly bills on time, even if I have to pick up extra hours bartending on nights and weekends. Thank you in advance for helping me complete my financial goals.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	80
Revolving Credit Balance:	$15,883.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of your debts (types/balances/APR's) and indicate which ones on the list will be paid off with this loan? Thanks!	I plan to pay off the following: Chase credit card balance of $5,786 (interest rate is 20.24%) Capitol One Credit Card Balance of $4,263 (interest rate 17.90%) Bank of America credit card balance of $2,696 (interest rate 19.99%) United Consumer financial loan of $1,768 I would like to use the remaining money to either pay off my husband's car or pay the balance off of a best buy credit card...I am working on checking into his interest rate to see which would have the bigger benefit. thanks!
Are you the sole source of income in your household? What is your husband's monthly income?	No I am not the sole source. He has 2 part time jobs and brings home around 1500 a month.
Can you please verify your income with lending club? If you do I would be happy to fund. Thanks.	I faxed the information to lendingclub this morning to verify my income. Thank you for your assistance :-)
can you provide info on your monthly expenses - mortgage, utilities other recurring costs (phone, food, etc) and any cc/loan payments that will not be replaced by this LC loan?	Mortgage: 936 per month Student Loans: 185 per month internet/phone: 60 per month TV: 60 per month cell phone: 20 per month trash service: 38 every 3 months husband's car payment: 315 per month electricity: approx 200 per month bank loan: 138 per month Pet insurance for 2 dogs 40 per month Car insurance: 52 per month
Is $15K the total revolving credit debt you and your husband have? $15K is quite a bit of debt over incentives for your students. What are you going to do to be more fiscally responsible in the future? Based on your expenditures, you actually have a surplus of income each month. It would seem to indicate you spend over $1-2K per month on your students. Is this right? Or else how do you explain the discrepancy?	The 15K was aquired getting through college (books, etc), when I was student teaching and did not have time for a job, and at the begining of my teaching career (supplying my classroom, etc). I do not spend that much money per month on my students every month...I simply meant some of the money I should be using to pay down debt ends up going to them. Last year, I had 24 seniors who needed graduation supplies and I ended up having to help about 5 of them afford it...That was probably the largest amount of money I spent on them at once. Also, my income just recently increased in January. I recieved my National Board Certification this year which gave me an $11,000 raise...For the 5 years teaching before this January my income was $11,000 less than it is now. This is why I am asking for a loan now becuase I am finally making more money and am able to handle larger payments per month. I am also working in the Adult Education program 2 nights a week in order to make more money...So I am working extra hard to get this debt taken care of as quickly as possible and I have no intentions of letting the debt occur again. I hope this answered your questions. Thanks Kelly
Thanks. How long have you owned your place?	I have been there since March 2007

Member Payment Dependent Notes Series 491487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491487	$11,000	$11,000	13.85%	1.00%	March 18, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491487. Member loan 491487 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Boston Medical Center	Debt-to-income ratio:	9.95%
Length of employment:	3 years	Location:	West Roxbury, MA

Home town:
Current & past employers:	Boston Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	45
Revolving Credit Balance:	$15,659.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Boston Medical Center?	I work as a social worker on a psychiatric crisis line. This is my full time job. I also work part time as a mobile psychiatric crisis clinician. The hours are consistant.
1) What is you job/position? (2) What is your revolving debt (total, interest and monthly payments MADE, not minimum due) and which you will pay off with this loan and which will continue? (3) What are your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to all 3 Qs...	1. Psychiatric crisis clinician. I am employed 40hrs @ Boston medical Center and also have a part time job in the same line of work. All jobs are stable. 2. Total revolving debt is $13300. I currently pay a total of $400 per month on credit cards. With this loan, I plan to pay off the credit cards with the highest interest rate first. 3. Other monthly costs include-mortgage-$1104, condo fee $230, cell phone/internet-$110, car insurance-$350, food $200, gym-$50. No other costs. Car is paid off. Goal of loan is to consolidate credit cards with lower interest rate and 1 payment instead of multiple accounts. I have already discontinued use of the credit cards.
The difference between the 400 you currently pay and the new loan will be 25/month. Is this correct?	This is correct. The biggest difference will be sending the payment to 1 place instead of multiple places with a lower interest rate. The payment is completely manageable. Thank you.
How did you accumulate such a huge debt? How long ago did you buy your condo? What is the delinquency you have on file?	Credit card debt came from car repair bills, medical expenses and some stupidity. I purchased the condo in 10/2006. Delinquency on file is from a townhouse that I owned until 12/2005. Due to poor planning & doubling condo fees, I could only afford it with roommates. One roommate moved out of state & I was going to school leading to financial difficulties. Currently, I'm in a much better place financially.

Member Payment Dependent Notes Series 491502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491502	$25,000	$25,000	11.36%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491502. Member loan 491502 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:		Debt-to-income ratio:	10.38%
Length of employment:	3 years	Location:	North Las Vegas, NV

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,450.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer or source of income? Loan Description?	I am the owner of Omni Service/Auto-Chlor System of Las Vegas, Inc. I draw a salary and dividends from the company. The loan is to be used for product and equipment purchases for our business as we are expanding and with the current economic environment we are having a difficult time obtaining financing with the bank.

Member Payment Dependent Notes Series 491552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491552	$22,000	$22,000	11.36%	1.00%	March 19, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491552. Member loan 491552 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Madison Square Garden	Debt-to-income ratio:	12.98%
Length of employment:	3 years	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	Madison Square Garden
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I've been a marketing professional in New York City for the past seven years. Because of New York's high cost of living, I have accumulated a decent amount of credit card debt. As I am approaching 30, I am in the mind set to pay off this debt and trust that Lending Club will help me do this faster. I have always been on time with my credit card payments and I make enough income to pay this loan monthly as well as pay for my living expenses. Borrower added on 03/18/10 > My income has been verified by Lending Club.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,959.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Madison Square Garden?	I'm a Marketing Manager within their cable networks.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	The debt was accrued with various moving and living expenses in New York. My fixed monthly expenses consist of rent, utilities and school loans which total around $1300 and then I spend around $800 per month on my credit card bills. With interest rates ranging 13-19%, almost half of my payments go to interest which is why I'm trying to get this loan in order to pay them off and only have 1 monthly payment with a lower interest rate. I share a 1BR with my boyfriend but we are financially independent of each other. I've been a marketing manager for the past 3 years and before that I was a marketing coordinator and marketing assistant at MTV Networks.
Loan for 22k, revolving credit shows a little under 14k. Why the extra 8k? Thanks for answering and good luck with loan.	I have a Citi Flex loan for 8k that doesn't show up on my credit report. This makes up my 22k debt that I'm trying to consolidate.
Did Lending Club contact you to commence employment and/or income verification process? If not, you can contact them and fax/ email your W-2 or paystubs. This makes the loan more attactive to investors and helps it fund quicker.	A few other people here have mentioned that so I called Lending Club last week and they said that all of my other information I provided was verified and I didn't have to verify income or employment. I only have one day left so if that will increase my loan, I'll do that with them today.

Member Payment Dependent Notes Series 491591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491591	$20,000	$20,000	20.90%	1.00%	March 17, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491591. Member loan 491591 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	medplast group inc	Debt-to-income ratio:	20.23%
Length of employment:	5 years	Location:	phoenix, AZ

Home town:
Current & past employers:	medplast group inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I want to pay all my credit cards off, I have closed the accounts it will take 15 years to pay them off the way I am going. This loan will do it in 3 years. Borrower added on 03/09/10 > Credit Review Status Approved by Lending Club. Borrower added on 03/13/10 > Thank you to all who have funded my loan so far, I can't wait to pay my credit cards off. I plan on joining this site as an investor as soon as I can save money to do so, Lending Club is great....Once again thank you all.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,798.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is medplast group inc and what do you do there?	They are an Injection molding co. that makes medical devices. There are 4 locations in the US with a sales of 90 millon last year. I am located in the Tempe AZ plant which is the headquarters.
RE: $20,000 CC REFI loan questions: (1)-Position (JOB/What you do) @ Medplast Group Inc.? (2)-TransUnion Credit Report reflects $14,798 revolviving debt balance. Loan is for $20,000. Extra $5,000 is for what specific purpose? (3)-TransUnion Credit Report reflects EIGHT (8) credit inquiries within past 6 months. That is excessive. Whay so many credit inquiries? (Many factors combine to determine APR rates charged. L C Home Office Credit Department established this loans APR rate @ 20.90 percent- major factor was 8 credit inquiries within short 6 months tiem -span.) Advance thanks for expected answers for ALL THREE questions. Member 505570 USMC-Retired-Investor 03.06.2010 @ 09:19 AM ET.	(1) They are an Injection molding co. that makes medical devices. There are 4 locations in the US with a sales of 90 millon last year. I am located in the Tempe AZ plant which is the headquarters. (2) I have a car that I owe 2007 Ford Ranger I owe 5300 on. (3) I was looking for lower interest credit cards to transfer balances but that was a lost cause, they dont have such a thing anymore thats why I am going with Lending club, three years and I am done
OK, you are located in Tempe and work for medplast, but what do you do, i.e. what is your job at medplast?	Title: Program Mgr at Medplast Demographic info Medical Devices | Phoenix, Arizona Area Current:Program Mgr at Medplast
Confirm your salary with Lending Club and your loan will look much more attractive! Thanks.	How do I do that?
Contact Lending Club and they will tell you the fastest process to verify your income?	I have sent them a email to get that done.
Me again, could you please also list you monthly bills and payments. Thank you!	Rent, Utilities, Insurance, Groceries, Gas, Car = 2300.00. This does not include the Credit Cards I am going to pay off with this loan.
Me again. $20K loan 12 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until REQUIRED process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan is 100 percent funded, net proceeds can be quickly deposited into your bank account, i.e, next day. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES AN UNDUE DELAY. Hope information helpful to first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.08.2010 @ 07:20 AM ET.	I have contacted them about this, I have not heard back from them yet.
Hi there, Could you please list out the balances on your credit cards with the corresponding interest rates for each. (i.e. 7500 @ 25%). Also, what is the amount you currently apply to your credit cards each month (not the minimum balance amount that is required). Thanks in advance for your answers.	4500 @ 23% 180 per month 3500 @ 26% 125 per month 3000 @ 23% 100 per month 4100 @ 21% 175 per month 2100 @ 26% 90 per month
What's the current interest rate on the $5300 you owe on the Ford Ranger?	APR: 9.49% loan is with Ford Credit
Suggest keeping the Ford Credit loan and paying the others w/ funds from Lending Club.	I can do that.
P2P lenders fund unsecured borrower loans. Lenders do not know borrowers. Lenders rely on borrower provided on-screen Profile, LC strict Credit Review and TransUnion Credit Report condensed line totals that do not identify individual line items, i. e, your $14,798 revolving debt total balance but not identity credit grantors and balances owed. No individual small lender 100 pct funds borrower loans. Instead lenders combine and fully-fund selected loans. Loan similar to your $20K 20.90 pct APR loan typically attracts 250 to 350 lenders. Each lender diversifies against possible uncollectible loan default charge-off; < $100 average invested per loan. Investing in loans that borrowers intend to quickly pay-off, while benefiting LC management collecting origination fee, is not lender productive as lender will receive mere pennies in earned interest. Before I commit >$500 to help fund your remaing loan balance my question is: Time length intended to maintain loan before full payoff occurs; < than 1 year? 1-2 years? 2-3 years maximum limit? Loan currently attracted 223 separate investors and is 78 pct funded. Thanks in advance for your expected reply. Member 505570 USMC-Retired-Investor 03.15.2010 @ 1:18 PM ET.	I am looking at 18 month payoff.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	I was trying to ffind good cards to transfer balances, never found any that were any good. No new cards thankfully.

Member Payment Dependent Notes Series 491598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491598	$8,000	$8,000	10.25%	1.00%	March 23, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491598. Member loan 491598 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Mark's Downtown	Debt-to-income ratio:	6.55%
Length of employment:	4 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Mark's Downtown
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > My grandmother and her sister have worked at the same florist for the past 15 years. This florist specialized in funerals and weddings on top of the usual seasonal business you would expect in this industry (valentines day, mother's day, etc.). In the past few years the previous owner moved to Alabama and began to let the flower shop's operations become neglected and inconsistent. She recently closed the florist due to the complication of trying to operate the business from Alabama. I plan to reopen the Florist shop in the same location because most of the larger equipment is still there, including a $10,000 walk-in cooler and display for the flowers. Having this equipment alone will make reopening the shop easier, and to add to that benefit my grandmother and her sister (who used to keep the books, and operated the business) have offered to work to get the business back to a profitable condition. They are confident that they will be able to earn back the business of all the major funeral homes in the area as well as the local courthouses and churches. The Location that I have a pending contract on has little to no competition within about 10-15 miles in any direction. And is located on a high traffic volume state road, right next door to a Starbuck's coffee shop that has been very successful. The landlord of the property has a good relationship with my family and has agreed to verbally commit the property to me until I am certain about the financing. He has also agreed to offer very generous concessions even though he has had two other possible florists show interest in the location. Total operation costs including all expenses, labor and inventory averaged less than $5,000. My Grandmother and her sister informed me that on an average Valentine's Day week alone the store would generate over $10,000 in sales. They also assured me that one wedding would cover the expenses for an entire month, not including walk-ins and other sales. I am a future CFA (Certified Financial Analyst), so I am very responsible with my financial condition and have a great financial and accounting background. I also have been managing and operating small and large businesses for almost all of my professional career.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Mark's Downtown and what do you do there? Do you plan on remaining there after you reopen the florist business?	Marks Downtown and The Dive Bar. Are two Bar/Nightclubs in downtown Jacksonville. I have been the Bar manager there for 4 years now and plan to stay there for the foreseeable future, the two businesses are the foundation of a prospering nightlife district in downtown Jacksonville. These two bars were the first full liqour bars to open in the entertainment district and have great market share. The flexibility of my Management schedule with the two nightclubs will permit me to oversee the operations of the florist shop. However, most of the day to day operations will be handled by my wife, grandmother and her sister who all have the most experience with the floral design. With my background in finance and accounting I plan to do the majority of the bookkeeping and fiscal planning. With my wife acting as the manager handling the day to day operations this will also supplement our income even more.
I'll be funding your business. Goodluck sir	Thank you

Member Payment Dependent Notes Series 491618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491618	$25,000	$25,000	15.33%	1.00%	March 19, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491618. Member loan 491618 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	City of Hialeah	Debt-to-income ratio:	22.57%
Length of employment:	10+ years	Location:	Miami, FL

Home town:
Current & past employers:	City of Hialeah
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > I have just over $25,000 in credit card debt. Once I get funded completely I will pay off all the cards. It will take me the next 3 years to pay off this loan. Once paid off they are all gone. With your help I will increace my credit score even higher. I have never been late making payments. In my job it is very important to pay all your bills. I will be retiring from my department in two years and applying for another Police job. They due an intensive background check when you apply and credit is one of the most important things they check. So if want another police job I have to get rid of all these debts. My score is good and no deliquents ever, just want to be a top canidate in these very competivie times. I do have a substatnial retirements saved up, but due to tax penalties I cannot touch any of it until I am 59 and half. That is 13 years from now. I assure you I am a good investment and thank you all for investing in me I won't let you down. Borrower added on 03/17/10 > Time is running out, I don't want to come back in 6 months to get the rest. I have never been late with any payments. You will make a good smart choice to invest in me. Together we can help each other in these difficult times. Thank you all for helping me. I only have 1 day and twenty hours left to be fully funded, I won't be able to pay off all my accounts until I reach $25,000.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,918.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with City of Hialeah?	Police Officer
RE: $25,000 DC loan: TransUnion Credit Report reflects $14,918 revolving credit debt balance (89.30 percent of available maximum credit lines). Loan is for $25,000. What specific purpose is extra $10,000 intended for? (2)-How long do you intended to keep this loan before full repayment?. i.e., Short-term (less than 1 year)? Full-term? (3 years) Or somewhere in time in-between? Advance thanks for expected answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.06.2010 @ 09:30 AM ET.	1) I dont know why the credit reports states that amount. I have 8 accounts. 4 of them are closed with a remaining balance, the other 4 are open. The average balance of each cards is between $4,000 and $5,000. At the rate I am paying them it will take forever to pay them off. espically at the average interest rate of 23% 2) I will need 3 years or just a little less to pay them off. If needed I will detail each account and the balance as of today. Also I will be happy to furnish you with a statement showing a zero balance if I am giving the funds.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	1) My wife also works and makes about $60,000 a year. My mortage is approx $1700.00 a month. We have two cars both financed through our credit unions. My wife has one through hers and I have the other in my credit union. One has 2 years left and the others has 4 years. Together we pay about $800 a month. Our electric bill is budgeted so it stays about the same each month which is $200. Basic phone is $25 and Internet is $65. Food is about $180 a week. Both kids are in public school and my work has a free gym. I have some good investments at work but I can't touch them until I retire in 2 years. I have worked for the department for 26 years.
Please list your debts/credit cards you plan to pay off with this loan, as well as their current balances, interest rates, and AVERAGE MONTHLY PAYMENT (as in the average payment you make on each, every month) I will invest ONLY AFTER I receive ALL questions answered in full. -Thank you in advance for your response.	Credit card Balance Interest rate Pay Pal $3,100 21.24% Best Buy $3,577 17.99% Brandsmart $3,900 23.9% Walmart $ 460 22.9% A/E Gold $4950 27.24 Home Depot $4,500 27.00 A/E Blue $5,000 15.24 Monthly payment on each are as follows Pay Pal $100.00 Best Buy $120.00 Brandsmart $120.00 Walmart $30.00 A/E Gold $200.00 Home Depot $150.00 A/E Blue $100.00 These are minium due, at this rate it will take forever to pay them off.
Officer, you stated that you've been with the department for 26 years. When will you retire? Will it be during loan repayment?	I will be here for another 2 years. After that I have another job lined up for me and will continue to work because I will only be 47 years old when I retire from this job.
Officer, Me again. P2P lenders fund unsecured borrower loans. Lenders do not know borrowers. Lenders rely on borrower provided on-screen Profile, LC strict Credit Review and TransUnion Credit Report condensed line totals that do not identify individual line items, i. e, your $814,918 revolving debt total balance but not identity credit grantors and balances owed each. No individual small lender 100 pct funds borrower loans. Instead lenders combine and fully-fund selected loans. Loan similar to your $25,000 15.33 pct APR loan typically attracts 300 to 350 lenders. Each lender diversifies against possible uncollectible loan default charge-off; < $100 average invested per loan. Investing in loans that borrowers intend to quickly pay-off, while benefiting LC management collecting loan origination fees, is not lender productive as lender will receive mere pennies in earned interest. Before I commit $500 (possibly more) to help fund your remaing loan balance my question is: Time length intended to maintain loan before full payoff occurs; < than 1 year? 1-2 years? 2-3 years maximum limit? Loan currently attracted 181 separate investors and is 42 pct funded. Thanks in advance for your expected reply. Member 505570 USMC-Retired-Investor 03.15.2010 @ 1:38 PM ET.	I want to be debt free in 3 years. The only way I can do this is to get rid of the High interest rate credit cards I have. I have a nice pension fund but I am only 45 years old and I cannot touch it until I am 59 and a half. It will take me the 3 years to pay off this loan. Paying off my debt helps me and at the same time I am helping others make a higher yield. I hope that helps you on you decision. Thank You

Member Payment Dependent Notes Series 491622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491622	$25,000	$25,000	16.07%	1.00%	March 19, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491622. Member loan 491622 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	AARP Services	Debt-to-income ratio:	21.05%
Length of employment:	4 years	Location:	Chantilly, VA

Home town:
Current & past employers:	AARP Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > My loan request is to pay off my revolving credit card debt. Please note that there is a 60K Home Equity Line of credit in my overall debt. I am not attempting to pay off my Home Equity Line, just the credit card debt. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,764.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for AARP Services?	I am a Sr. Marketing Manager.
RE: $25,000 DC loan questions: (1)-Position (JOB/What you do) @ AARP Services? (2)-TranUnion Credit Rport reflects $92,784 revolving credit balance. Is any a HELOC? (Home Equity Line of Credit) If yes. $$ amount and APR percrntage are? (3)-Total monthly $$ payments on revolving debt balance are? (Total $$ actually PAID per montg and NOT minimum $$ payment DUE per month.) Thanks for anseers to ALL THREE questions. Member 505570 USMC-Retired-Investor 03.06.2010 @ 09:38 AM ET.	1- I am a Sr. Marketing Manager 2- Yes, there is a Home Equity Line of Credit for 60K and the APR is 4.24% 3- $1200 is my revolving debt payment
Potential lenders only see very limited information from which to make decisions so in many cases, we depend upon borrowers to provide additional information about themselves and the reasons for their loan requests to establish a modicum of comfort. In that regard, it will speed your process if you will briefly tell us about your role (or job title) at AARP, the debts you will be paying off by consolidating ( by listing the cards, the amounts remaining on each, and the current APR's). You have asked for the maximum amount of loan that can be provided by Lending Club and need to know that without adequate information, your loan request will probably not be fully realized. Consider reading some of the other more informative loan requests on this website and following their examples. Thank you.	I am a Sr. Manager at AARP Services. I am attempting to pay off my credit card debt and be credit card debt free in 3 years.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Sure- Mortgage- $1,400 Car - $600 (Lease is up in August) Utilities - $140 No children Phone, Internet, Cable - $120 Food - $200 or less
Me again. $25,000 loan 21 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until REQUIRED process completed before finally committing their $$. (2)-After processes completed, funding pace quickens. (3)-After loan is 100 percent funded, loans net proceeds can be quickly deposited into your bank account, i.e, next day. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING THE LOAN FUNDING. WAITING TILL END OF LISTING CREATES AN UNDUE DELAY. Hope the information helpful to first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.10.2010 @ 12:25 PM ET.	Yes! My income and employment has been confirmed. My loan is now approved. Just waiting for 100% funding.
FYI the current loan listing does NOT indicate that income has been verified as of this posting.	I have provided copies of my two most recent paystubs and my employer information. My loan says approved and I am not aware of outstanding documentation.

Member Payment Dependent Notes Series 491628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491628	$15,000	$15,000	11.36%	1.00%	March 22, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491628. Member loan 491628 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Perini Building Company	Debt-to-income ratio:	19.57%
Length of employment:	5 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Perini Building Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > I have for the last nine years paid all my debts on time and for more than the minimum due...but the big banks have more than doubled the interest rates on my credit card accounts. So they can recoup their losses. When do I get a chance to recoup my losses? With help from Lending Club I will be able to payoff the three major credit cards much faster and also inprove my debt to income ratio. Borrower added on 03/10/10 > Correction: The Juniper account is a MasterCard not VisaCard account. Borrower added on 03/11/10 > The Chase Visa account was closed last year at my request due to the change in terms and conditions.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,899.00	Public Records On File:	1
Revolving Line Utilization:	53.30%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Perini Building Company and what do you do there?	Perini Building Company is a division of Tutor Perini Corporation, a leading civil and building construction company. Tutor Perini Corporation???s common shares are traded on the New York Stock Exchange under ???TPC.??? My title is OCIP (Owner Controlled Insurance Program) Administrator, my basic responsibilities include enrolling subcontractors into the OCIP, coordination of insurance coverage, claim tracking and other duties as needed.
Since this is a refinancing loan, please list each of your debts (types/balances/APR's) and then indicate which ones will, and will not, be paid off with this loan. Thanks!	Target Visa Approximately $7,000.00 24% Variable Juniper Visa Approximately $3,500.00 15% Variable Chase Visa Approximately $4,500.00 15% Variable I plan to pay all three of the Visa Cards off if I can obtain a loan through Lending Club.
Are there any that will not be paid off with this loan? Thank you in advance.	Credit Cards? Three department store cards of approximately $2,000 combined. I have not used the cards in the last five months. I don't need more things. I'm trying to get my life in order. It's just me and my dog...sometimes against the world.
Please explain public record.	Bankruptcy in 2001.
Can you itemize your monthly expenditures?	I'm currently at work and I do not have that information with me.

Member Payment Dependent Notes Series 491668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491668	$6,000	$6,000	11.36%	1.00%	March 19, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491668. Member loan 491668 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Hightower Investment group	Debt-to-income ratio:	6.02%
Length of employment:	3 years	Location:	new york, NY

Home town:
Current & past employers:	Hightower Investment group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,370.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hightower Investment group and what do you do there?	I am the office manager who handles the accounting, A/P, and HR.
What does Hightower Investment Group do?	They are a private proprietary trading firm.

Member Payment Dependent Notes Series 491675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491675	$20,000	$20,000	13.85%	1.00%	March 23, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491675. Member loan 491675 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$41,667 / month
Current employer:	Delloite	Debt-to-income ratio:	8.17%
Length of employment:	10+ years	Location:	Smyrna, GA

Home town:
Current & past employers:	Delloite
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,777.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$41,000 income per month? how quickly do you intend on paying this loan off?	Total income is around $500,000. I do not receive all the income as a monthly salary. It is paid out throughout the year with distributions that are also used to pay estimated tax. This is a very short term loan to get caught up on back taxes from 2008. This loan will be paid off between April and June of this year.

Member Payment Dependent Notes Series 491685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491685	$15,000	$15,000	10.62%	1.00%	March 18, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491685. Member loan 491685 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,250 / month
Current employer:	PharMerica	Debt-to-income ratio:	21.95%
Length of employment:	1 year	Location:	Tyler, TX

Home town:
Current & past employers:	PharMerica
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,678.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PharMerica and what do you do there?	PharMerica is a Long Term Care pharmacy providing medication therapy to residents at facilities contracted with our pharmacy. I am a staff pharmacist there who is responsible for entering orders and making sure that they are packaged correctly and sent to our patients in a timely manner.
I would like to fund your loan but need some questions answered; 1. Purpose of loan is too vague - please clarify "Education." 2. What is your monthly rent payment? 3. Revolving Credit Balance: $31,678.00 - please itemize as best possible. Lenders have thousands of applicants to choose from. The more detailed your request, especially a Loan Description, the more likely we are to fund it. Thanks!	1. As a recent pharmacy graduate, I wanted to complete a pharmacy residency. The program to which I applied lost accreditation during that time. So I applied and accepted a position as a clinical staff pharmacist prior to graduation. I would like to also pursue academia and in most cases these positions require more credentialing in addition to experience. I would like this loan to help me to achieve becoming board certified in the pharmaceutical specialty of pharmacotherapy. There is a preparatory course in April that I would like to attend and the examination is offered in October. This loan would enable me to prepare for this credentialing which would further broaden my opportunities within my career as a pharmacist. 2. My monthly rent is $845 and utilities are $300 3. Chase - $8,955.00 Chase - $3,051.00 Chase - $1,657.00 Bank of America - $3,051.00 Sears - $5,449.00 GE Money - $5,564.00 WFNNB - $2,488.00
Hello there, I've funded your loan - Good Luck!	Thank you so much for your assistance and well wishes. I am so appreciative of your support.

Member Payment Dependent Notes Series 491716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491716	$10,000	$10,000	7.14%	1.00%	March 23, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491716. Member loan 491716 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	JEL SERT	Debt-to-income ratio:	4.02%
Length of employment:	8 years	Location:	SERENA, IL

Home town:
Current & past employers:	JEL SERT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,080.00	Public Records On File:	0
Revolving Line Utilization:	23.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is JEL SERT and what do you do there?	Type your answer here.Manufacture of Pop ice and many other products. I am senior inventory clerk
What is it you plan on using the intended funds for?	Type your answer here.HOME INPROVEMENT

Member Payment Dependent Notes Series 491776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491776	$20,000	$20,000	14.59%	1.00%	March 19, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491776. Member loan 491776 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	eye care center of virginia	Debt-to-income ratio:	21.40%
Length of employment:	10+ years	Location:	Providence Forge, VA

Home town:
Current & past employers:	eye care center of virginia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I am a responsible person. I pay my bills on time and I am looking for a way to consolidate and reduce the current interest rate I am paying on 2 credit cards. I have a steady job in the healtcare industry. Borrower added on 03/10/10 > I am a professional Administrator who is just looking for a way to consolidate my high interest credit cards. The consolidation would help to manage my funds better and pay off the cards quicker. i utilized credit cards for some expenses occured for medical reasons and then some fun stuff as well. I want to know work on paying them down and it would be so much easier with a lowr interest rate and one bill. I am a good investment! Borrower added on 03/17/10 > My funding for my loan is promising; however I would like to reach my goal to obtain full funding for my loan. Please review and help me achieve my goal. I am excited about the opportunity to work toward a smarter way to pay off debt. Thank you

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,316.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is eye care center of virginia and what do you do there?	Eye Care Center of Virginia is a physician base office. We currently have 3 physicians in the practice. We provide comprehensive, diabetic and extensive corneal disease care. We also perform routine eye exams. Our physicians specialize in corneal disease and immunology of the eye We also perform refractive surgery. I hope this helps, please let me know if you have any other questions.
To understand how this will fit into your budget, can you provide info on (1) your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; and (2) your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs)? Thanks for your answers to both Qs...	It will fit into my budget nicely because the consolidated loan will be easier to manage. I will pay off 2 credit cards (the only two I have). What will continue is my mortgage and car payment. no phone expense, internet and cable run 98.00 month, electric 250.00 month, childcare none,
What do you do at eye care center of virginia?	Admnistrator
what is your occupation?	Administrator

Member Payment Dependent Notes Series 491828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491828	$16,000	$16,000	15.70%	1.00%	March 22, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491828. Member loan 491828 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Dunkin Donuts	Debt-to-income ratio:	16.10%
Length of employment:	7 years	Location:	Chicago, IL

Home town:
Current & past employers:	Dunkin Donuts
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	9
Revolving Credit Balance:	$3,062.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Dunkin Donuts?	Type your answer here.Manager
what is the reason for this loan? What are your monthly income and expenses?	to invest in the business(startup ) monthly income net $3000.00 expenses 1124.00

Member Payment Dependent Notes Series 491862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491862	$15,000	$15,000	16.45%	1.00%	March 19, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491862. Member loan 491862 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	payless shoes source	Debt-to-income ratio:	20.09%
Length of employment:	9 years	Location:	pacoima, CA

Home town:
Current & past employers:	payless shoes source
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > i need to get back on track with my lender and i need this money to not to lose my house. i was out of materninty leave for 6 months but now i need to get all my house needs under control. Borrower added on 03/15/10 > the loan will be use to payoff credit cards with apr as high as 29.99 percent. my job is very stable; i have work for the same company for 9.5 years. i always pay my bills on time. i have a goal to payoff my credit debt in about 3 years and a personal loan will help me save money as well as to reach my goals

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	36
Revolving Credit Balance:	$11,534.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at payless shoes source?	i am a store manager
RE: $15,000 "OTHER" loan: (1)-Position (JOB/What you do) @ Payless Shoe Source? (2)-"OTHER" purpose extirely too vague non-description. Provide specific purposes that $15,000 loan is intended to "fix", i.e., past due mortgage? CC debt? Or what? Answers required for BOTH questions. Member 505570 USMC-Retired-Investor 03.06.2010 @ 08:50 AM ET.	cc debt
Please detail balances, monthly pmt & APR of debts to be consolidated. Any other debts? Please detail monthly expenses including a total amount. Thank You.	my total debt is about 13000 with APR running from 21.99 to 29.99 my total payments every month is 480.00
Please explain what you mean by " i need to get back on track with my lender and i need this money to not to lose my house". If you are paying back your high interest Credit cards, then your monthly payments will increase (but debt paid back faster). How will that help with getting back on track with your lender?	when i was on maternity. leave my FMLA check got lost and i thought it was not going to make it in time for my rent due date so i decided to go back to work and apply for this loan just in case. but two days later my check arrive for a full 6 weeks pay and i am not back to work and i will be using this loan for my credit card debt. thanks

Member Payment Dependent Notes Series 491892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491892	$14,500	$14,500	13.48%	1.00%	March 17, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491892. Member loan 491892 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Midgard Management Inc	Debt-to-income ratio:	24.40%
Length of employment:	4 years	Location:	Tamarac, FL

Home town:
Current & past employers:	Midgard Management Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I will use this loan to pay down my credit cards - my goal is to be debt free within 3 years - I own my own car outright, have an excellent, secure job, and an IRA with $16,000 to which I contribute $150.00 every two weeks to keep building that. I do not use my credit cards anymore and am current with all payments. I do not have monthly living expenses other than the food for my household of 3. My credit rating is precious to me and I want to be free from these monthly payments asap and enjoy my nice monthly income. I will most likely pay off this loan in half the time, as the re-payment amount is less than I pay monthly on my credit cards. I always pay more than the minimum payment. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,125.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Midgard Management Inc and what do you do there?	Type your answer here.Midgard Management Inc. is a commercial real estate property management company., You can view our website....www.midgardmanagement.com.....we are a branch of Midgard Group, Inc.....www.midgardgroup.com.....a development company. Midgard Management offers property management services for our own properties, held by Midgard Group as well as third party management. I am an assistant property manager as well as executive assistant for James Goldstein, CEO and President of both Midgard Group and Midgard Management.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	The only inquiries I can identify are for my daughters new car lease....her current lease, for which she paid in full was up on 1.31.2010...a 2007 Honda Accord - she is in the Art Institute in Ft. Lauderdale for Broadcasting & Arts, has an intership at a popular radio station in Miami and works as a server in a high end seafood restaurant in Boca Raton, ....she needs a good car, howver, she pays for it in full.....
Please list each of your debts, (types/balances/APR's) and then identify which ones will be paid off with this loan, and which ones won't be paid off with this loan. Thanks!	Type your answer here. Hi, thanks for asking.....I was hoping to get a loan to pay off everything, and then just re-pay the loan at an accelerated pace...I think I am paying more than $1500 per month on credit card bills because I pay more than the minimum.....I will pay with this loan, the highest interest rate cards....on my own, I will pay off the smaller balance cards... and then if I get this loan,I plan to re-pay faster than the 3 yr period, then apply for a new loan so that within 3 years, I am fully debt free....I am not using my credit cards now, just servicing the debt....unfortunately, my ex died very suddenly and unexpectedly 18 months ago....leaving a very large child support debt unpaid....with no insurance....not his fault, he always paid more when he could, etc., just some tragic circumstances in his life....I have kept our daughter in private school, and needed credit cards to fund that life....thankfully, I do not need that anymore, but I still need to service that debt...I will not allow my good credit rating to be hurt....following are my debts...you can check to see that they are all paid on time, more than the minimum and never late.... thanks for your consideration.... State Farm Bank - 2371,00 - 14.24% Chase - 3108 - 17.24% Bank of America - 5936 - 15.99% 2nd Chase - 4280.00 - 22.24% HSN - $525.00 - 20.24% 3rd Chase - - approx. 3200 - 22.24%
what are you doing to change your habits and not accumulate the same debt once you're out of it?	I do not use my credit cards anymore. If I can't pay from my debit account, I do not buy it. This debt also accumulated at a very bad time in my life. My ex did not pay child support or alimony and left me with debt. My daughter was young and I needed to keep her in private school. She is now 23, I am now married, and my monthly debts are limited to my car insurance, gas (my car is fully paid) and household groceries and personal items. All other household, monthly expenses are paid for by my husband....mortgage, utilities, insurance, etc.I am also making more money than I ever have and have saved over $16,000.00 in a simple IRA in the past three years. My entire way of looking at life has changed and I am determined to be completely debt free by the time I am 60 (I will be 57 this year). Thank you for asking.

Member Payment Dependent Notes Series 491900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491900	$9,250	$9,250	13.11%	1.00%	March 19, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491900. Member loan 491900 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Cryolife Inc.	Debt-to-income ratio:	13.00%
Length of employment:	6 years	Location:	Kennesaw, GA

Home town:
Current & past employers:	Cryolife Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > I plan to use this loan to pay off my credit card debt (the interest rates are higher than the loan rate), pay for my next semester of school, and make a few upgrades to my house.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	80
Revolving Credit Balance:	$5,184.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cryolife Inc. and what do you do there?	It is a biotechnology company, and I dissect and prepare human cardiac and vascular organ allografts for transplant.
What is Cryolife and what do you do there?	It is a biotechnology company, and I dissect and prepare human cardiac and vascular organ allografts for transplant.
Are you leaving Cryolife Inc. to go to School? What are your studying? Thank you.	I take online classes, and work in the evenings with no plans of leaving my current position. I'm getting a degree in biology education for grades 5-12 with a minor in physics education.

Member Payment Dependent Notes Series 491936

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491936	$16,000	$16,000	10.99%	1.00%	March 19, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491936. Member loan 491936 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Alta Bates Summit Medical Center	Debt-to-income ratio:	4.84%
Length of employment:	5 years	Location:	Brentwood, CA

Home town:
Current & past employers:	Alta Bates Summit Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,961.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 491961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491961	$8,550	$8,550	9.88%	1.00%	March 17, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491961. Member loan 491961 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Sheet Metal Supply	Debt-to-income ratio:	8.11%
Length of employment:	6 years	Location:	covington, LA

Home town:
Current & past employers:	Sheet Metal Supply
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > My situation is this. I have a wonderful family and job that I love. I make a little over 100,000 a year and have very good credit. I made a bad investment choice and borrowed on a credit to do it. In short I fell for a scam. You will see proof that I pay all bills and always have. You will see proof I have been with the same job for 6 years and its fact that I make 6 figures and my job is secure. You will see for yourself that my credit would be perfect if not for DTI. Think about my choices 1. Bankruptcy 2. Debt settlement 3. Monthly payments to bank for the rest of my life. 1 and 2 will ruin my very good credit and 3 will make me a slave forever. This is my only opportunity to swiftly solve my problem. If you should have any doubts in investing in me please contact me. Borrower added on 03/11/10 > My situation is this. I have a wonderful family and job that I love. I make a little over 100,000 a year and have very good credit. I made a bad investment choice and borrowed on a credit to do it. In short I fell for a scam. You will see proof that I pay all bills and always have. You will see proof I have been with the same job for 6 years and its fact that I make 6 figures and my job is secure. You will see for yourself that my credit would be perfect if not for DTI. Think about my choices 1. Bankruptcy 2. Debt settlement 3. Monthly payments to bank for the rest of my life. 1 and 2 will ruin my very good credit and 3 will make me a slave forever. This is my only opportunity to swiftly solve my problem. If you should have any doubts in investing in me please contact me.

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,222.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sheet Metal Supply and what do you do there? Since you are refinancing debt, please list each of your debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	I appreciate your interest. We distribute steel to industal,commercial, and residential contractors and re sellers. We supply anything from thin galvanized to stainless plate. I over see sales and marketing. I've been with Sheet Metal Supply for 6 years. List of my debt: 20,800 chase bank @ 18% interest. Here's the deal I have a beautiful wife, baby and a job that I love. If you look at my credit history you'll see I've always paid my debts on time. I invested in something that turned out to be a bad idea.

Member Payment Dependent Notes Series 491988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491988	$10,000	$10,000	10.99%	1.00%	March 22, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491988. Member loan 491988 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	CT Dept. of Correction	Debt-to-income ratio:	0.00%
Length of employment:	7 years	Location:	SOMERS, CT

Home town:
Current & past employers:	CT Dept. of Correction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > We are making a purchase to upgrade our home, Borrower added on 03/15/10 > wanted to let everyone know that I appreciate your investment. I have a good portion of funds for this project already, and this will allow me to make a dream come true. I pride myself on being financially sound as my credit report illustrates.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the CT Dept. of Correction?	Correctional K-9 Officer
Hi! I see that you are in very good standing financially. Good for you! I was wondering what you plan to do with the loan? Where I am from, we are having a lot of problems regarding budget issues for our police department. Is you job secure or is your area discussing possible lay offs? If so, do you have a back up plan or additional assistance from a spouse? Thanks for your time!	We are putting a swimming pool in. I have tenure in the Department and do not have to worry about a layoff or paycut. My spouse is in the same position.

Member Payment Dependent Notes Series 492006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492006	$10,000	$10,000	15.70%	1.00%	March 22, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492006. Member loan 492006 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,050 / month
Current employer:		Debt-to-income ratio:	7.75%
Length of employment:	4 years	Location:	Mesquite , TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	16	Months Since Last Delinquency:	4
Revolving Credit Balance:	$2,560.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Type your answer here.Its a SHELL Gas station and convenience store with the sale of $ 3000.00 gas + $ 1500.00 inside sale per day.
RE: $10,000 Small Business loan: NO DETAILS - NO $$ INVESTMENT. My Questions are: (1)-Provide DETAILS about your business (i.e., Start-up? Established? Products? Services? etc.)AND PURPOSES how $10,000 loan proceeds are intended to be spent? (i.e., Inventory? Website? Pre-paid expenses? Expansion? Hire employees? Or exactly what?). (2)-TransUnion Credit Report reflects 2 creditr payment delinquencies within past 2 years- most recently 4 months ago. Explanations are? (FYI: TransUnion CR reflects line item totals and NOT individual line items; there lenders cannot identify specific creditors reporting delinquencyc. Obtain FREE copy TransUnion CR (and Experian and Equifax) to determine specific creditors reporting delinquency(ies). Thanks in advance for expected answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.07.2010 @ 05:52 AM ET.	Type your answer here.Doing this business since last 4 years, we merge into SHELL from Dimond Shamrock this year and now our gas sale is incrising day by day, we have some additional services like Money Order, Orlandi Valuta, Pre-paid Phone Card, Shell Gift Card,ATM, to increase inside sale. We'll spent this money to upgrade Register into Pass-Port verson from Gilbarco that cost about $17000.00, and store will invest rest of the amount.
Are you a independent owner? You stated the you will become a Shell branded station. Will Shell compensate you any way with the upgrade to PassPort? How many registers do you have in your station that will be upgraded? What are you daily sales for inside ( high tax & low tax items) excluding phone cards, money orders, lottery, ATM & Gift cards? What is your average sales tax collected for one business day?	Type your answer here.Yes I'm a independent owner.No Shell will not compensate me to upgrade register.I've only one register. Daily average sales tax collection is $85.00. Daily inside sales includes cigarette, candies, soda, motor oil, milk, bread, ice cream, news paper, auto magazine, light auto parts,school supplies etc.

Member Payment Dependent Notes Series 492041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492041	$8,000	$8,000	9.88%	1.00%	March 22, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492041. Member loan 492041 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Kateri Residance	Debt-to-income ratio:	19.92%
Length of employment:	3 years	Location:	BRONX, NY

Home town:
Current & past employers:	Kateri Residance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > I am trying to save some money by refinancing my credit card debt. Why should I pay higher interest rates when there are investors like you that can help me to save money by offering a lower rate. It is just a matter of common sense to refinance with you. I hope I can get funded so I can save some money.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,591.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kateri Residance and what do you do there? Since you are consolidating debt, please list each of your debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	Kateri Residance in a Nursing Home. I am a Physical Therapist Assistant and I worked in the rehabilitation department. We have about 500 beds and two subacute units. As far as the consolidation of my debt, the money from this loan will go to the creditcard with the highest APR, which is around 24%. I only have two creditcards, my interest rate is ok with the other one, 12% APR.

Member Payment Dependent Notes Series 492076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492076	$15,000	$15,000	16.07%	1.00%	March 22, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492076. Member loan 492076 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,360 / month
Current employer:	FLA LIFT SYSTEMS	Debt-to-income ratio:	13.01%
Length of employment:	4 years	Location:	PLANT CITY, FL

Home town:
Current & past employers:	FLA LIFT SYSTEMS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > THIS LOAN WILL PAY OFF CREDIT CARD DEBT

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	10
Revolving Credit Balance:	$7,023.00	Public Records On File:	0
Revolving Line Utilization:	97.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FLA LIFT SYSTEMS and what do you do there?	Type your answer here.IM A SERVICE AND REPAIR TECHNICIAN FOR MATERIAL HANDLING EQUIPMENT.FLA LIFT SYSTEMS SELLS,REPAIRS AND SERVICES THIS EQUIPMENT...ETC FORKLIFTS, SCICCOR LIFTS ETC THANKS
RE: $15,000 DC loan: (1)-Position (JOB/What you do) @ Fla Lift Systems? (2)-TransUnion Credit Report reflects credit payment delinquency 10 months ago. Explanation is? (TransUnion Credit Report reflects TOTAL credit items NOT individual credit items. Obtain FREE copy TransUnion Credit Report for specific details what creditor reported delinquency.) Thanks for expected answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.07.2010 @ 05:37 AM ET.	Type your answer here.1 IM A SERVICE AND REPAIR TECHNICIAN FOR MATERIAL HANDLING EQUIPMENT.2 THIS WAS A AUTO SALE TRANSACTION,THE CAR DEALERSHIP WAS 30 DAYS LATE PAYING OFF THE CAR.....THANKS
why does your report show only $7k in debt, but you are asking for $15k?	Type your answer here. sir, i have 3 credit cards, #1 chase bal is 8850. #2 is capital one bal 4800, and #3 is am express is 2044 dollars thanks
Hi, please list the amount and rates on the debts you are consolidating with this loan. Please list your monthly financial obligations. Thanks	Type your answer here.#1/ chase credit card/bal 8850@19%.#2/ capitol one credit card/bal 4900@ 16%.#3/ americian express credit card/bal1450@16%.my other monthly expenses are house pyt of 704.monthy, plus utilities/ all vehiciles are paid for. thanks

Member Payment Dependent Notes Series 492116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492116	$25,000	$25,000	11.36%	1.00%	March 18, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492116. Member loan 492116 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,825 / month
Current employer:	U.S. Forest Service	Debt-to-income ratio:	13.06%
Length of employment:	10+ years	Location:	Richmond, CA

Home town:
Current & past employers:	U.S. Forest Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > I'm paying off a high interest loan and a high interest credit card. Borrower added on 03/10/10 > Discover Loan: $18654 @ 15.99 APR Well Fargo: $ 3749 @ 15.95 APR Balance to pay down Discover card 11.24 APR Borrower added on 03/10/10 > I want to pay off all of my credit cards and loans (other than my mortgage) before I retire in 3-5 years.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	32
Revolving Credit Balance:	$11,424.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the U.S. Forest Service and what do you do in that role?	I have a virtual position with the National Forest Service Library. I work from home, providing reference and other services to our customers via the Forest Service Intranet. I also do cataloging and marketing for the Library which has collections and other staff in Ft. Collins, CO, Madison, WI, San Juan, PR, and Delaware, OH. We're currently phasing out a library collection in Ogden, UT. I noted my office location as Albany, CA because I'm still supervised by the Assistant Director for Administration at the Pacific Southwest Research Station.
Please explain the delinquency 32 months ago. What is the high interest loan you are trying to pay off and what is the interest rate?	The only delinquency I found was care credit/GEMB. I use auto pay for all of my regular payments and set this up on auto pay as soon as I realized I'd missed the deadline that month. Discover loan: $18653.90 @ 15.99 APR Well Fargo: $ 3748.92 @ 15.95 APR
What are the interest rates on the loan and card you wish to pay off? What are the outstanding balances?	added to loan detail
Your request is titled as a debt consolidation and you are asking for $25,000. Your revolving credit balance is shown at $11,424. Please detail the debts and interest rates you wish to eliminate with this loan.	I have a Discover loan with a balance of $18654. @ 15.99 APR. That's the primary accoutn I want to pay off. The other is Wells Fargo with a balance of $3749. @ 15.95 APR. I'll pay down the DiscoverCard balance with the balance.
Do you have any details on the credit delinquency about 2.5 years ago? Thank you.	Answered already
Can you please give more details on what you plan to do with the money? It looks like you have an outstanding balance of $11.5K, but you're asking for $25K. Thanks.	Answered already
Please explain the delinquency listed from 2 1/2 years ago. Thank you and good luck with our loan.	Answered already.
What is your monthly mortgage payment ? Thank you.	$1975.including property taxes

Member Payment Dependent Notes Series 492140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492140	$25,000	$25,000	10.25%	1.00%	March 19, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492140. Member loan 492140 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Internal Revenue Service	Debt-to-income ratio:	2.49%
Length of employment:	10+ years	Location:	Methuen, MA

Home town:
Current & past employers:	Internal Revenue Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,185.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the IRS and what do you do in your role there?	Field agent (GS-12) perform audits of employer plans. (401K, profitsharing, etc,)
Whatb will the funds be used for?	to Repay an outstanding loan to my Thrift Savings Plan (401K Plan)
Why would you repay a TSP loan which is essentially interest free for a loan that is more than 10% interest? Why did you take out the TSP loan in the first place and for how much?	I took out a loan for $28K originally to pay off a credit card balance that started as a special offer at 0% and was going to 18.99%. By repaying the loan now the money can be allowed to grow tax free right away for many years.
If you haven't so far, you should contact Lending Club and verify your income with them (fax a pay stub). After this is done your application will get the all important 'green check mark'. This means you have been 'verified'. Many lenders wait until this is done before they will even consider lending. This is why the lending rate is so slow on your loan. No need to answer this.	OK
Me again. One more question. What is "50 down, 50 to go" mean?	my age
May I ask roughly hold old you were when you have your first credit line?	I don't remember exactly....must have been in my 20's
What are your monthly expenditures? Why is it showing $8K in your revolving credit balance? This is on top of the loan you took from your 401K? How did you accumulate such a large debt on your credit cards?	the majority of the $8K (now closer to $7K) is a balance on a Discover card currently at 0% until Nov. The large debt on my credit cards was accumulated over a life time. I did live above my means for a good part of my life, while still funding my retirement savings all along. Now, I live a moderate lifestyle. My monthly expensitures right now are ~ 3300.
I was looking for more details about what your monthly expenditures are...	My rent, utility & food expenses are ~$2K. ($3K less $1K, I receive from a family member living with me) the rest goes for commuting costs (gas, parking, clothes & lunches), CC payments & discretionary cash.

Member Payment Dependent Notes Series 492142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492142	$5,000	$5,000	14.22%	1.00%	March 17, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492142. Member loan 492142 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	so cal custon inc	Debt-to-income ratio:	21.98%
Length of employment:	3 years	Location:	phelan, CA

Home town:
Current & past employers:	so cal custon inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,291.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is so cal custon inc and what do you do there? Loan Description?	we build, design and install custon stainless steel kitchen, in hotel, school, hospital and restaurants.
Hi, I'd like to fund your loan but need more info. Please tell us about the debt you are trying to consolidate with this loan(amts, rates, min payments). It would also be helpful to know what your monthly expenses are so we can see that you will be able to make the loan payments. What is you job at So Cal Custom? Does your income vary or are you salaried? Thanks and good luck with your loan	I would like ot pay off my truck and do sone repairs to my wife car. the normal things like credit cards ect. monthly expenses 1500 rent, 500 truck payment, 450 car payment, credit cards 300, misc gas food ect. 400. so cal custom we build and install custon stainless steel kitchen for hotel, restaurants, schools and ect. I am hourly. but average 40+ a week. My yearly incom is 55 to 60 thousand. when the truck and credit card are pay off it will free up the funds to pay the loan back.

Member Payment Dependent Notes Series 492241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492241	$13,000	$13,000	7.88%	1.00%	March 19, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492241. Member loan 492241 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	West Central Roofing	Debt-to-income ratio:	17.16%
Length of employment:	8 years	Location:	NEW LONDON, MN

Home town:
Current & past employers:	West Central Roofing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,698.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is West Central Roofing and what do you do there?	Commercial low slope roofing . I manage it .
Is it your revolving debt that you intend to retire with the Lending Club loan?	No just some personal issues that have since been resolved . We will have it paid off in 3 years or less .Thank You .

Member Payment Dependent Notes Series 492264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492264	$22,000	$22,000	11.36%	1.00%	March 22, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492264. Member loan 492264 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	MEDALLION CONVENIENCE STORES	Debt-to-income ratio:	14.27%
Length of employment:	5 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	MEDALLION CONVENIENCE STORES
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,384.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at MEDALLION CONVENIENCE STORES? Loan Description?	I am the Accounts Payable Manager, which entails processing all invoices for payment, preparing rent and commission statements for our 60 c-stores, reconciling bank statements and applying daily ACH credits from the individual sites, as well as reconciling Fuel Drafts from the various oil companies we purchase fuel from. I am requesting this loan to consolidate credit card debt that I currently have. I made several improvements to my home over the last year and thought I would be able to cover the cost with a Home Equity Line or Loan, but with the Real Estate Market in its current slump that was not possible, so I am stuck with these costs of improvement on my credit cards.

Member Payment Dependent Notes Series 492312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492312	$15,000	$15,000	13.48%	1.00%	March 19, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492312. Member loan 492312 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	clare rose inc	Debt-to-income ratio:	11.05%
Length of employment:	2 years	Location:	bay shore, NY

Home town:
Current & past employers:	clare rose inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > Funds are for my wedding and some consolidation of debt. My job is steady. As per my union contract I am not to work less then a full 40 hour week. I work both hourly and off of commision. My income also steady. In the range of 5 grand give or take, depending on the time of year. I work in the beer business.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	53
Revolving Credit Balance:	$10,352.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is clare rose inc and what do you do there? Loan Description?	Type your answer here.Clare Rose is a Wholesale Beer Distributor for Anheuser Busch "Budweiser." I am a union employee. My job in the company is Relief/Driversales.

Member Payment Dependent Notes Series 492333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492333	$12,000	$12,000	13.48%	1.00%	March 17, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492333. Member loan 492333 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	John H Church Co Inc	Debt-to-income ratio:	20.57%
Length of employment:	10+ years	Location:	Seneca Falls, NY

Home town:
Current & past employers:	John H Church Co Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > We plan on paying off our credit card balances and doing away with those cards. We are trying to not waste any more money than we already have. We were completley turned upside down financially because of major health problems combined with a job loss and a child starting college all at the same time. Praise God we had savings to fall back on but with my wife and I both losing our jobs and both of us having major surgery over the past four years we have had to rely on credit cards to help us out and when the dust settled we were deep in the hole and not able to catch up. Financially we are coming back around and just need help overcoming these high interest rates. We are determind to set our goal and see it through. Thank you for reading our testimony.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	39
Revolving Credit Balance:	$25,881.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is John H Church Co Inc and what do you do there?	My Grandfather started the store 65 years ago selling carpet and now we sell furniture and carpet. My sister and I are the third generation. .
You had a delinquency 39 months what was that?	It was my check overdraft acct that I thought I had set up to automatically be paid and didn't.

Member Payment Dependent Notes Series 492370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492370	$25,000	$25,000	14.96%	1.00%	March 22, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492370. Member loan 492370 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	WESCOTT FINANCIAL ADVISORY GROUP LLC	Debt-to-income ratio:	14.76%
Length of employment:	5 years	Location:	MORRISVILLE, PA

Home town:
Current & past employers:	WESCOTT FINANCIAL ADVISORY GROUP LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	5
Revolving Credit Balance:	$39,702.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is WESCOTT FINANCIAL ADVISORY GROUP LLC and what do you do there?	It is a Registered Investment Advisor (RIA). I conduct investment research, portfolio management and relationship management.
Can you give specifics regarding the delinquency that had?	There was a 30 day in October 2009. I have been in the process of consolidating bills and accounts. I moved an account from a large financial services firm to a local bank. Unfortunately, there was a credit card account that I did not set up for direct debit at the local bank. Once I discovered the problem, I set the account up for direct debit. Not a good excuse, but those are the specifics...
Since this is a debt consolidation loan, please list each of your debts (type/balance/APR) and then identify which ones on the list will *not* be paid off with this loan as well as which ones *will* be paid off with this loan. Thank you in advance.	Chase $4,150 @ 27% will Bank of America $19,200 @13.99% will Chase $16,000 @ in range of 5.00-6.00% (blended) will not Thanks!

Member Payment Dependent Notes Series 492387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492387	$18,000	$18,000	9.88%	1.00%	March 22, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492387. Member loan 492387 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:		Debt-to-income ratio:	10.18%
Length of employment:	1 year	Location:	Washington, DC

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > Ugh. These credit cards got me through four years of working full time while attending school full time. As happy as I am to have school behind me, I'm left with this mountain of responsibility. I'm working hard and playing some. Please help me play even more and stress even less! I want a date for the mountain falling so I'll know when I can start planning world-wide adventures :) Borrower added on 03/16/10 > Hello everyone! Thanks to all who have considered funding my loan. I have only five days left and many more donors to convince before I reach my goal of an $18,000 loan. With this loan I will be able to pay off ALL of my credit card debt! It will be a happy, happy day when I have only one open credit card with no carried balance. Aside from the credit card debt, I have only school loans. I???ve been paying double the required monthly minimum on my credit cards for over a year and I still feel like I am making very little progress. I am trying very hard to crawl out of this hole. Please help! :) With my current budget, and this loan!, I will be completely debt free by December 2013. Plus, I???m a great credit risk! I???ve had no periods of unemployment in 18 years and I???ve never defaulted on a debt. I am a sign language interpreter so my services are mandated by federal law (ADA). That equates to strong job security! I have been self-employed since January of last year and my income has remained stable. However, I start a new full-time staff position in mid-April that will not impact my income ... I am trying to simplify my life in many ways! The Lending Club is an amazing resource. Let me send you my money! :) Thanks for your consideration.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,248.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I've been self employed since January of 2009. I work between 35 - 50 hours a week, at contracted rates, to provide interpreting services primarily for the federal government, medical and post secondary institutions. Thanks for asking!
Since you are refinancing debt, would you please list each of your debts (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, as well as which ones *will* be paid off with this loan. Thank you in advance.	With this loan, I will be able to pay off all of my credit card balances. There are three cards to be paid off: $7100.00 17.45% APR $6300.00 18.00% APR $4600.00 17.69% APR I made it to 25% funded today! I can't wait to shred these cards :)

Member Payment Dependent Notes Series 492402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492402	$24,000	$24,000	17.56%	1.00%	March 22, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492402. Member loan 492402 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	SADDLEBACK MEMORIAL MEDICAL CENTER	Debt-to-income ratio:	23.00%
Length of employment:	8 years	Location:	MORENO VALLEY, CA

Home town:
Current & past employers:	SADDLEBACK MEMORIAL MEDICAL CENTER
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > Hello all my future helpers! A brief explanation as to why I need your help. I am interested in lowering my interest rates on a couple credit cards that have increased their interest rates to rediculous ammounts. I have never had a missed or late payment nor have I ever exceeded my limits. I was fine carying a large balance on them when the rate was 9% however for no reason my rates are now as high as 26%. I would really like to get out from under the big banks, close my accounts and stick my tongue out at them but to do that I need your help. I have no problem what so ever paying my bills and my job is very secure so I am very comfortable borrowing your money and I feel my payment history as seen in my credit report should make you feel comfortable lending me money. Please help me get out of this situation this new credit card act has placed me in. Thank you in advance. Borrower added on 03/15/10 > Thank you all SO MUCH! So far this has been a wonderful experience. I am really loving this process. I want to be an investor someday too! I guess my credit and income have been approved(at least my page says so). Keep the funding up PLEASE I appreciate it! I'm so excited!

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,058.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SADDLEBACK MEMORIAL MEDICAL CENTER and what do you do there?	Saddleback Memorial Medical Center is a 250 bed hospital in Laguna Hills CA. It is part of the Memorial Care System. You may find additional information about the organization itself online at Memorialcare.org. It is a long standing community funded hospital. It is financially stable and actually turned a profit last fiscal year. I am a Registered Respiratory Therapist there and I function in the role of Clinical Coordinator, it is a middle management supervisory position. I have been in this position for 7 of my 8 years of employment there.
RE: $24,000 DC loan: Position (JOB/What you do) @ Saddleback Memorial Medical Center? Member 505570 USMC-Retired-Investor 03.08.2010 @ 05:33 AM ET.	Saddleback Memorial Medical Center is a 250 bed hospital in Laguna Hills CA. It is part of the Memorial Care system. You can find out more information on the system at memorialcare.org. It is a community funded hospital and we actually turned a profit last fiscal year. I am a Registered Respiratory Therapist an work in the role of Clinical Coordinator, a supervisor/ middle management position. I have held this position for 7 of the 8 years I have been employed there.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs - mortgage, any debt payments that will not be covered by this loan, car, utilities, other recurring household expenses (eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	This loan would include all my debts except monthy utilities, car and living costs ie: gas, groceries, etc.... My car will be paid off in December so that will add additional free money for the remainder of the loan. My husband pays our mortgage. His income is not factored into this loan. All my monthy expenses as stated above are aprox. $2500.00 minus 650.00 after car is paid off.
How secure is your position. If you were to lose your job what would you do to pay the loan? Thank you	I feel my position is very secure. As I have stated, I have held this position for 7 of the 8+ years I have been employed by this company. I have a special skill set that makes a replacement hard to find. In my field there is always a need for overtime and positions are abundant unlike most other job markets today. There are always sick people unfortunately. If I were to lose my job I am certain I could have another within a week.
How did you get into 30K of debt? Thank you.	I truly feel that this is personal however I am making a request of you so I feel I should be honest. 8K for LAP Band surgery years ago before insurance decided they would pay for it. 8K for additional repairs and upgrades to my house that were not covered by homeowners insurance after my second story flooded. 5k for a new airconditioner for the house. Student loans for 11k. And the rest was just plain old irresponsible shopping that piled up. All of my cards have been cut FYI.
Me again. $24K loan 30 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until REQUIRED process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan is 100 percent funded, net proceeds can then be quickly deposited into your bank account, i.e, next day. Be PROACTIVE w/credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES AN UNDUE DELAY. Hope information helpful to first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.11.2010 @ 7:22 AM ET.	Thanks for the heads up! I have actuall tried to contact lendin club for the last 2 days to get things rolling and to see if they would like copies of my w2 s but they have not gotten back to me. I tried again just now. They also have my credit score listed as significantly lower than all bureaus report it. I'm still trying to figure that one out.... I'm doing all I can toget this done quickly and correctly. Thanks again.
What actions have you taken (other than requesting this loan) to reduce your debt and maintain it at a lower level, moving forward?	All cards have been cut however I do not want to close them at this time since it will have adverse effects on my credit. I have always paid more than the minimum payment. I am primarily looking at this loan as an " end date" to this madness!
Whatever cards you keep open.. keep an eye on all the mail you get from those CC companies, as some of them are starting to charge fees for *not* using open cards. (inactivity fees)	Great! Mote fun and games with the cc companies. Thanks for the info!
I am highly familiar with Saddleback Memorial since I live in O.C. My question is regarding your house. Moreno Valley is a highly distressed area with many foreclosures. You show that you have a mortgage, and also state you have made repairs and upgrades on your home. How do you stand with your loan amount relative to home value? Many are underwater. Hope you are not. Good luck.	Luckily we bought our house before the boom and crash. We paid a reasonable ammount for it. We are about 75K upsidedown at this point but Im not worried about it. My street is the border between Moreno Valley and one of the nicest areas in Riverside. My house has faired better than most in Mo Val. We borrowed 75K on our house so my husband could start his own business back in 2002.
Are you planning on keeping the loan a for the full term or are you expecting to pay more then the minimun per month? Thank you in advance.	I will most likely keep the loan for the full term. If I am able to put in some overtime this winter I may pay it off a little earlier.

Member Payment Dependent Notes Series 492422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492422	$15,000	$15,000	10.62%	1.00%	March 22, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492422. Member loan 492422 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:		Debt-to-income ratio:	7.71%
Length of employment:	3 years	Location:	Appleton, WI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	30
Revolving Credit Balance:	$980.00	Public Records On File:	0
Revolving Line Utilization:	29.77%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	I am an Independent Financial Planner. My 2009 gross income was $117,000 ($50,000 net income + $22,000 year in child support). The loan is to pay off three high interest credit cards that were used about three years ago in the prosecution of my step-daughters alleged molestor. The cards have not been used since for any other purpose but seem to never really go away with payments that are even a little above the minimum.
Since you are refinancing, please list each of your debts, (types/balances/APR's) and then indicate which of them will and will not be paid off with this loan. Thanks!	Wells Fargo Credit Card Balance: $7,669.45 APR: 25.24% Wells Fargo Line of Credit Balance: $3,806.31 APR: 15.74% Capital One Credit Card Balance: $1,449.34 APR: 15.40% All of the above would be paid off. The Capital One credit card was already cancelled about a year ago but still carries the above balance.
I can't think of a better reason to lend money too! Did he/she get convicted? But before I help Ihave a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? How long have you been a financial advisor?	Did he/she get convicted? Unfortunately not. It was ???his word against his word???. Despite even the fact that the man refused a polygraph, there was no conviction. This matter actually cost over $40,000, its $15,000 that remains on our balance. Can you list your monthly expenses? Mortgage payment (husbands financing) $1,955.60 Utilities/Cable/Phone $425/mo. Auto payment $410/mo. Health insurance $375/mo. Debt payments at monthly minimum (reason for this loan request) $450 Auto insurance $65/mo. Grocery $500/mo. Auto gas $250/mo. The above are the primary...obviously there are misc. Incendentials (e.g. childrens hot lunch, household supplies, periodic children???s clothing purchases, etc.).
Does your husband work? If so, what is the total household income?	I tried answering this the first time...but my total response kept getting cut off. To answer, no I am not. My husband earns about $45,000 year. However, I have not included his income for this purpose as the majority of his income covers either a portion of the household bills with a lot going toward his ex wife in one form or another. Additionally, we have separate accounts.
This must have been a civil case and not a criminal case right? I thought government (The People) paid for criminal prosecutions.	Yes...it was civil. The DA could not prosecute because of his refusal to take the polygraph. We tried to handle it through civil courts to at minimum keep the man from being permitted near the children.
Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not, you can contact them and fax/email them your W-2 or paystubs. This makes the loan get funded more quickly.	Yes...they did this and were subsequently provided the necessary information.

Member Payment Dependent Notes Series 492460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492460	$20,000	$20,000	13.48%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492460. Member loan 492460 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	CS STARS	Debt-to-income ratio:	16.87%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	CS STARS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I am actively working towards eliminating my credit card debt permanently and would like to pursue 'outside-the-box' options to reduce the amount of interest paid over time and get well on my way to building a healthier financial future!

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82,193.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	1) I am a Senior Solution Architecht with CS STARS, which is a Risk Management Information Systems company. 2) Purpose of the loan is to pay credit card balances at a lower interest rate. Debts not being consolidated include student loan balances. 3) Normal monthly expenses include mortgage ($913), homeowners insurance ($65), utilities ($200), cell ($75), internet ($35), food ($200), student loans ($231), gym membership ($40), assessment ($332), and savings ($275). A Lending Club loan will take the place of my current monthly credit card payment ($800).
What is CS STARS and what do you do there?	CS STARS is a risk management information systems company that is a subsidiary of Marsh, Inc. I am a Senior Solution Architecht with the company which in essence is a software developer that primarily develops and tests software user interfaces and customizes the software for clients. Thanks.
your revolving credit debt is listed as 82K. What is this (beyond the CC you will consolidate)? Are the monthly payments for this included in your monthly expenses outlined above?	This includes credit card and HELOC, which are included in the monthly expenses.

Member Payment Dependent Notes Series 492471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492471	$25,000	$25,000	14.59%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492471. Member loan 492471 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	FPL	Debt-to-income ratio:	24.64%
Length of employment:	< 1 year	Location:	BOCA RATON, FL

Home town:
Current & past employers:	FPL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Recently graduated business school from an ivy league institution, and I am now settled in a career with an upward growth trajectory, I want to consolidate the credit card debt I accrued while I was in school. My position is now with a solid Fortune 100 company which recruited me to move from NYC because of my expertise. I am living in a family-owned home, and have no rent or mortgage expense. I am devoting the next few years, taking advantage of my free living situation, to paying off my student loans and credit card debt. I currently have over $2,500 of discretionary income monthly, while I am saving 16% of my salary in my 401k at work. I am very concerned about always being in a solid financial situation, that is why I save and am trying to consolidate high interest credit cards into one loan payment that I can focus on paying down.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,798.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is FPL and what do you do there?	FPL is the NYSE ticker symbol for FPL Group. FPL is a diversified electric utility, comprised of Florida Power & Light, a regulated utility in the state of Florida, and NextEra Energy Resources, an unregulated developer of renewable energy across 26 states. NextEra provides approximately 22% of the US' wind energy, solar power and other renewables. I work in finance and am responsible for raising the long-term capital to finance these projects and our planned growth. Please let me know if I can answer anything additional. Thanks for your question.
What are your monthly expenditures?	Thank you for your question. My monthly expenses approximate $2,600, leaving me with $2,500 of discretionary income. Please note my net monthly income after taxes and my 16% 401k contribution $5,100. If you would like greater detail beyond the following, please let me know. Home and Utilities - $0 (live with family) Transportation - $910 Student loan payments - $980 Credit Card minimum payments - $400 Food/Misc - $310 I am currently using my discretionary income to make higher payments (averaging $2k per month) to my credit cards, which this loan will consolidate and effectively lower my monthly expenses. I on average spend $400 per month on entertainment/meals/gifts/clothing. The remaining $500 moves to my savings account.

Member Payment Dependent Notes Series 492484

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492484	$12,000	$12,000	13.11%	1.00%	March 23, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492484. Member loan 492484 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Miami-Dade County	Debt-to-income ratio:	13.55%
Length of employment:	5 years	Location:	MIAMI, FL

Home town:
Current & past employers:	Miami-Dade County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	22
Revolving Credit Balance:	$24,363.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Miami-Dade County? Loan Description?	Type your answer here.Miami-Dade County Department of Emergency Managment - Bureau Manager. Debt Consolidation
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	2) Credit Card PaymentChase Master Card 11, 563.00 APR 31.99%. 3) Mortgage+escrow $1410; car $290; car insurance $100.60; phone+internet $120.00; food $300; electricity $110 4) My wife pays phone+internet; utilities.

Member Payment Dependent Notes Series 492512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492512	$25,000	$25,000	13.11%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492512. Member loan 492512 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	Markham Norton Mosteller Wright and Co.	Debt-to-income ratio:	22.03%
Length of employment:	10+ years	Location:	CAPE CORAL, FL

Home town:
Current & past employers:	Markham Norton Mosteller Wright and Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Need to consolidate and re-finance credit card debt at a lower interest rate. Borrower added on 03/10/10 > We are trying to consolidate some credit card debt. The credit cards we are consolidating are in our personal name but were used for business purposes so our business had been paying the monthly payments. The credit cards are: Citibank $17,000 APR 29.9% (we will be paying off $10,000 of this next week and the balance consolidated); Capital One $17,000 APR 29.4% (this will be consolidated). Other debts include Capital One $18,000 APR 15.9%, which the business will continue to pay, Sears $1,500 will be paid off next month by the business and First Community $5,000, which will be paid off in September by the business. The business is construction related so due to several hurricanes and the state of the housing market the credit card debt crept up since we had to continue paying normal operating expenses. The market is coming back and the business is busy again. Even in slow times we were still able to make the minimun payments on the debt but obviously not getting anywhere as far as paying it off. If we are able to consolidate the debt we will make some headway on paying it off at a much lower interest rate.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	46	Months Since Last Delinquency:	4
Revolving Credit Balance:	$11,506.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Markham Norton Mosteller Wright and Co. and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan, and which ones will not be paid off with this loan. Thanks!	Markham Norton Mosteller Wright & Co. is a CPA firm and I have been working as a staff CPA for them for 12 years now. The debts to be consolidated are as follows: Citi Card $17,000 (we are paying off $10,000 of this so only $7,000 will be included in the consolidation) APR 29.990% Capital One $17,000 APR 29.40% - this will be consolidated Capital One $18,000 APR 15.9% - we are currently in the process of paying this off Sears $1,400 - this will paid off next month First Community $5,000 this will be paid off in September
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	1. Employer - Markham Norton Mosteller Wright & Co., - a CPA firm...I have been there for 12 years working as a staff CPA 2. Debts to be consolidated: Citibank $10,000 APR 29.9%, mo pmt $600; Capital One $17,000 APR 29.4%, mo pmt $700 Other debts: Capital One %18,000 APR 15.9%, Sears $1,500 will be paid off next month, First Community $5,000 will be paid off in September, Mortgage $325,000, Auto loan $26,000 3. Mo. expenses = Mtg pmt $1,700, Electric $300, Telephone $130, Daycare $600, Car Loan $600, Food $350, Misc. $500 My net bring home pay is approx. $5,120 and my husband's net take home pay is approx. $2,000
How secure is your position. If you were to lose your job what would you do to pay the loan? Thank you	I have been with the firm for 12 years now and the firm continues to grow each year. It would say it is not likely that I will lose my job. However, if that were to happen I would cash in my IRA to pay the loan back. The value now is approx. $59,000.

Member Payment Dependent Notes Series 492518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492518	$24,000	$24,000	10.99%	1.00%	March 23, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492518. Member loan 492518 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,917 / month
Current employer:	Roberts Markel PC	Debt-to-income ratio:	23.19%
Length of employment:	7 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Roberts Markel PC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I have a good credit score and pay on time. I have been with my employer for over 7 years. I plan to use my funds to consolidate my credit card debt at a lower interest rate Borrower added on 03/16/10 > 1) Who/what is your Employer(s) and what do you do/job description there? Law Firm ; position: Attorney and shareholder 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? I am consolidating three credit cards- 1: 10,000 at rate of 28%, monthly payment of $460, 2: 6,000 at rate of 19%, monthly payment of $200, 3) 8,000 at rate of 18%, monthly $250 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. Monthly expenses are about $3,800

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77,527.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Roberts Markel PC and what do you do there?	It is a law firm. I am an attorney and a shareholder with the firm.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	I have modified my loan description to address your questions
SHOULD LOAN NOT FULLY FUND WILL YOU ACCEPT PROCEEDS ANYWAY	Yes

Member Payment Dependent Notes Series 492541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492541	$16,000	$16,000	14.22%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492541. Member loan 492541 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	AIG	Debt-to-income ratio:	8.53%
Length of employment:	2 years	Location:	ANNANDALE, VA

Home town:
Current & past employers:	AIG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > This loan is for Home Remodeling Borrower added on 03/09/10 > My wife and I have been talking about remodeling our house for years and have kept putting it off. All the loan rates I have looked into have been too high and when LendingClub gave me this offer it has been one of the best around I have found. Our wedding anniversary is coming up next month and I would like to surprise my wife with a gift that she has been deserving for a very long time. Your help is much appreciated on this loan and will be paid off in timely manner. If you have any questions please don't hesitate to ask! - Thanks

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,116.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for AIG? Loan Description?	Consultant
What is the home improvement project you are planning?	CriticalMiss, The renovations that will be done are the whole kitchen, hardwood flooring in the living room,basement and kitchen and the renovation of the bathrooms - Regards
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: 1. nature of the debt you will pay off with this loan 2. steps you've taken to get spending in line with income 3. please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) 4. if you are refinancing credit cards, please include all balances / rates that this loan will cover 5. nature of your employment - roles and responsibilities 6. is the income listed your's alone? if not please explain 7. contingency plan for repayment if you lose your job	Bubblesort, Thanks for your consideration, the answers are as follows: - LC has already verified my income, they have my information which they requested from me. 1. This loan is strictly from Home Renovation which my wife and I have been talking about for years...so the funds are to be used solely for that purpose. 2 & 3. We don't have much in expenses...besides what is shown as my monthly Gross Income, my wife also has a yearly salary of 50k, the reason I have not included her in the loan is because I wanted to surprise her with the Home Renovation project for our wedding anniversary coming up next month. the following are our expenses. -mortgage: $1000 -utilities (electric,phone,cable, internet):250 -discover cc w/8k balance, I have a 1year 0% promotional APR and I am making 200/m payments on it. (the funds were used to purchase used car) -food: 300 4. I am not refinancing any credit cards, all the cc are paid off except for Discover 5. I currently work for AIG as a Consultant (insurance) have have been employed with them for 32 months, my job is secure, I have been in the industry for 10+ years. 6. My wife also has a yearly salary of 50k, the reason I have not added her to this loan is because I want to surprise her with the Home Renovation project we have been talking about for years as our wedding anniversary present next month. 7. My job is secure, and i don't see any issues with having a repayment problem as I have been with AIG for 32 months and having industry experience of 10+ years . -Regards
It seems that you planning an extensive amount of work for the $16,000 loan amount. Do you have other funds available to see the job through? What is the real estate market like in Annandale? What is the your home loan to home value ratio? Approximate, of course. Your loan looks like a good risk to me.	-the renovations that we are doing will be for the loan amount or less; we are not planning on spending more than this. Any funds left and not used will be paid back to decrease the loan borrowed, which in turn will bring down the monthly payments. -the city of Annandale is 10-15 mins from Washington, DC, being that the case, the real estate market in my area is pretty good and hasn't been affected as much. -LTV is approximately 15 to 20% -Thanks

Member Payment Dependent Notes Series 492566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492566	$10,000	$10,000	7.88%	1.00%	March 18, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492566. Member loan 492566 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Fairview Village Church of the Nazarene	Debt-to-income ratio:	7.18%
Length of employment:	< 1 year	Location:	Norristown, PA

Home town:
Current & past employers:	Fairview Village Church of the Nazarene
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > In our efforts to retire our debt, we have tried to call and negotiate with our credit card holders. With the current economic environment, they are not willing to negotiate our current high interest rates. With this loan, we can pay off our debt sooner and more effectively. Borrower added on 03/15/10 > Also want to note...we have a very low debt to income ratio, have two paid off cars, and no mortgage (we currently rent). My wife and I both work full time and have a gross monthly income of $5400. Our goal is to be debt free completely!

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,658.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Fairview Village Church of the Nazarene?	I'm the Associate Pastor of Youth & College.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	Debt was accrued mostly through the process of putting our house up for sale in preparation for a move (house improvements, landscaping, etc.). My wife and I both work and our combined gross monthly income is $5500. I've been a pastor for 8 years, and I just began 6 months ago at our current church. Our only debts are two credit cards totaling about $8500, and a school loan with a balance of $6300. Our current savings is at $1000 and we have $21,500 in retirement accounts.

Member Payment Dependent Notes Series 492598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492598	$12,000	$12,000	10.99%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492598. Member loan 492598 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	C and C Affordable Managment llc	Debt-to-income ratio:	15.44%
Length of employment:	2 years	Location:	CUTCHOGUE, NY

Home town:
Current & past employers:	C and C Affordable Managment llc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,309.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is C and C Affordable Managment llc and what do you do there? Loan Description?	It is a third party property management firm that specializes in managing affordable housing.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	I am not 100% sure where these answers end up, could you possibly provide me with an e-mail address I could send answers too? Patrick Trentalange C&C Affordable Managment LLC 1735 Park Avenue Suite 300 New York, NY 10035 (212) 348-3248 X 106 (212) 348-3602 ptrentalange@ccmanagers.com

Member Payment Dependent Notes Series 492602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492602	$16,000	$16,000	10.99%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492602. Member loan 492602 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,542 / month
Current employer:	F & M Community Bank, NA	Debt-to-income ratio:	21.35%
Length of employment:	3 years	Location:	Chatfield, MN

Home town:
Current & past employers:	F & M Community Bank, NA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I have a good stable job and recieve a good monthly income. We had our second child a couple years ago and it set us back a bit and now we are just trying to get caught up. Credit Card balances will be paid in full monthly to avoid interest charges once current balances are consolidated. Borrower added on 03/15/10 > I just added up my monthly payments on the cards that I have been paying on monthly. My minimum payments (not the card minimums) I will be saving $400 extra a month. I can add that additional $400 a month to a small student loan we have to pay off with a balance of $1900. We normally pay $153 a month on that. By adding the additional $400 I'm saving I can have that paid off in 5 months. This will now give me an additional $550 extra in a month and I can use that to pay down this loan I'm seeking and within a year and half's time I will have increased my monthly cash flow by over $1000! This is why funding this loan is important to me. Thanks!!

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,989.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at F & M Community Bank, NA and what do you do in your role there?	I am a branch manager and I oversee the day to day operations of the branch I am in charge of.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	I currently have about $16000 in CC Debt. This is on 3 cards. Disc - $2,800 at 22% - AMEX - $6800 at 19% and BOA - $6,500 at 22% I have not used the AMEX and Disc cards for quite a few months becasue I am focusing on trying to pay those down. The BOA card is our main card and under normal circumstances that balance is paid in full each month to avoid finance charges, but trying to get the other cards paid off it has been difficult to do this. We typically spen about $800 a month on our credit cards and pay it off. I am currently paying about $600 towards my BOA and about $700 a month towards the other two cards. Our Debt ratio is in the low 30%. My wife has perfect credit and has a stable job as a teacher and has been teaching for 12 years now.

Member Payment Dependent Notes Series 492622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492622	$6,000	$6,000	14.96%	1.00%	March 17, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492622. Member loan 492622 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Rivermine Software	Debt-to-income ratio:	14.06%
Length of employment:	< 1 year	Location:	FAIRFAX, VA

Home town:
Current & past employers:	Rivermine Software
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	20
Revolving Credit Balance:	$27,010.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Rivermine Software and what do you do there? Loan Description?	Rivermine Software company is a Telecom Expense Management company that designs specific software environments for all of our clients specifications in order for them to manage their Telecom bills. This Loan is being used to consolidate 3 smalls credit cards that I have.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	I work for Rivermine Software and work as a Billing Analyst. I am looking to consolidate 3 small credit card debts into one to reduce multiple payments and interest rate. I live with my family and only pay 500 rent. Everything else is paid for by my family. I only have 4 credit card payments totaling a minimum of 400 dollars a month. I dont have a large amount of debt and very few expenses so it will be much easier to pay this loan off in a timely manner.
What is your delinquency from?	It was from card issued by a clothing store that didnt send me my statement that month. I took care of it the next month, and have already requested the credit beureus to have it removed. It was about a year ago.

Member Payment Dependent Notes Series 492645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492645	$10,750	$10,750	14.59%	1.00%	March 18, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492645. Member loan 492645 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Timber Products Company	Debt-to-income ratio:	24.72%
Length of employment:	1 year	Location:	Eugene, OR

Home town:
Current & past employers:	Timber Products Company
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate some old high interest credit cards into a fixed loan payment. My fiancee and I are currently renting as we are saving money to purchase a home in the future. By consolidating this debt, I will be able to save additional money each month in order to reach our down payment goal. I currently am employed as a marketing manager for a large private company. My position at the company is safe and I plan to grow and prosper there for many years to come. I appreciate your time reviewing and considering this investment opportunity. Borrower added on 03/09/10 > 1) Exact Purpose of loan - To consolidate two high interest credit cards (Balance 5,900 at 29.99%, Balance 4,400 at 23.24%) into a fixed payment to (A) lower overall monthly payment, (B) lower total amount paid due to elevated interest rates, and (C) Cancel the two cards, working to become debt free. Other debts that I have are at substantially lower interest rates and are being paid off as well. 2) Normal monthly expenses - Rent $400, Utilities $125 (including cable, internet, phone, sewer, water, electricity), car loan $275, credit cards $1,100, insurance $50 = $1,950/mo. This loan would reduce the credit card payment to less than $900 per month. Note: (Total rent is $795 per month and total utilities cost $250 per month. Rent and utilities are split between my fiancee and myself. I've reflected my portion in the above section) 3) Financial ability to make payments - My fiancee and I have been saving for a down payment on a home for over two years now. If I was to lose my job, the money I have put away in savings would be used to cover debts until I received new employment. Also, she is fully employed in a professional position and is capable of making full monthly payments on rent and utilities if the need arises.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	32
Revolving Credit Balance:	$15,312.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APR's) and then identify which ones on the list will be paid off and which ones will not be paid off, with this loan. Thank you in advance.	Credit Card - Balance $5,953 - 29.99% Credit Card - Balance $4,491 - 23.24% Credit Card - Balance $9,644 - 10.00% Car loan - Balance $11,408 - 9.9% Store Acct - Balance $443 - 0.0% Airline Card - Balance $1,000 - 23% The first two credit cards with the highest interest rates will be paid off and closed. My current monthly payments to these account average $550 - $600. The airline card is used for work travel expenses and is reimbursed through expense checks. Thank you
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 2) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 3) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	I have made the modifications to my loan description. Thank you for your consideration.

Member Payment Dependent Notes Series 492654

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492654	$19,750	$19,750	15.70%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492654. Member loan 492654 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Colorado State University	Debt-to-income ratio:	3.67%
Length of employment:	9 years	Location:	Denver, CO

Home town:
Current & past employers:	Colorado State University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I plan to use the funds to consolidate high interest credit cards. The total consolidated is $19,631.65 with interest rates between 18.99-23%. By consolidating them I looking to get a lower rate and one manageable payment to pay them off quicker. My monthly expenses are as follows: Rent: $900.00; Car Insurance for myself and my two daughters is: $163.77; I have no car payment; my utilities average between 120.00-232.00, depending on the time of year. I have no home phone, just a cell which is $120.00; my food averages at about $300.00 a month; I have a student loan for $397.21. I am a single mother with two girls who are college age and attend college. I have never defaulted on a loan. I have always made my payments and have strong sense of responsiblity in fulfilling and any and all obligations I am responsible for. The last year and half has been an extremely tough for my family and I. As is with a lot of people I realize. My oldest daughter had some personal issues that as a mother I could not turn her away, so I helped her. In helping her I aquired debt on my credit cards. Additionally there were medical problems that my insurance company did not cover or they only paid a certain percentage. I was forced to put the balances on my cards. It has been a very difficult time, but I am deteremined to make it through. I appreciate any help that can be given. I have always honored my debts and have always strived to do the best with what I have been given. I have never, nor do I ever intend to file bankruptcy. I will do what is necessary and work as hard as is necessary to fulfill my obligations. Thank you for any consideration you give me. Best wishes.... Borrower added on 03/09/10 > I wanted to added that I orignally thought my 10 anniversary date at my job was in April, I have been informed it will be June. My start date was not considered until after the probationary period new hires go through. I apologize for the inaccurate information I provided previously. Borrower added on 03/15/10 > I have had several investors today ask the particulars regarding the remaining revolving credit not combined in this loan request. I did not have the information in front of me to properly address it at the time, and as I have no internet service at home, I needed to call and get the details pertaing the remaining revolving credit balance. One lenders asked why I only requested $19,750.00 rather than the full amount of my debt. The answer for that question is: I was only allowed to request that amount, and according to the rules I read regarding a loan with Lending Club, a loan cannot exceed $25,000.00. I took the credit bills I have that had the highest percentage rates and added them up and that is how I determined the amount I did. The rates of these cards ranged from 18.99% to 23%. By consolidating and obatining a lower rate, I felt I would achieve 1.) a lower rate, which mean't less paid out in interest in the long run and less time to pay down money owed; 2.) would enable me to take high interest cards and combine them into one manageable payment; 3.) less hardship on my family. The remaining revolving credit (totaling: $18,223.98) is care credit for $5,898.36; Barclay Mastercard for 4,435.88; Chase Visa $2,168.36; Chase $5,731.38; I have stated the reasons for the debt, and I have covered, I think, the questions asked. If not, please feel free to ask any other questions you may have as a prospective lender. Thank you for time and consideration.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	70	Months Since Last Delinquency:	78
Revolving Credit Balance:	$37,866.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $19,750 CC REFI loan: Your position (JOB/What you do) @ Colorado State University? Member 505570 USMC-Retired-Investor 03.09.2010 @ 05:35 AM ET.	I am a Research Associate/Archivist. I work with and for the National Park Service through Colorado State University. I am the National Park Service Archivist for the Water Resources Division. I have been in the position for 9 years and will be hitting 10 years of service in June.
What is your job at Colorado State University? Loan Description?	I am a Research Associate/Archivist. I work through Colorado State University with the National Park Service as a Archivist for the Water Resource Division of the National Park Service. I Have 9 years of service and will have 10 years in April. The Loan is consolidate debt that I accured as a result of various things. I am a single mother of two girls. Both are college age. While they are both "on their own," my oldest had several financial and medical problems that required my assistance. Additional I had my own medical problems. The loan is so I can combine the debt, which some is at an interest as high as 23%, so I can have one payment and have a lower interest rate on some of them to pay them off faster. I have always made my payments on time and I am doing this to fulfill the financial obligations I am responsible for. I have never filed bankruptcy and am determine not to do so. I believe in fulfilling any and all obligations I have.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	Hello, I supplimented my loan information with your requests. I do not have the exact balance and information with me as I do not have internet at home. I will be happy to get that information from my files at home and e-mail you tomorrow with that information. Thank you for your time and consideration. I will talk with soon. Best wishes.
I would like to help you out but have 1 additional question. Your revolving credit is listed as $37,866.00 but you are asking for #17,750. What is the remaining debt and the monthly payments (I dont see this this included in your expenses above)?	Hi, Thank you for your question. The max I was told I could apply for was the amount listed. Also, that is all I need. I am getting a lump sum payment from my father's estate. He passed away in December, and should be recieving that in the next couple of months.Once I recieve those funds I plan on using them to pay off the other low interest rate debt I have that is not included in this loan request. The request for this loan is for HIGH interest rate credit cards. I am trying to get things managable so my girls and I can recover. I hope I answered this sufficiently, if you have any other questions, please don't hesitate to ask. I appreciate your time and consideration. Thank you.
P2P lenders fund unsecured borrower loans. Lenders do not know borrowers. Lenders rely on borrower provided on-screen Profile, LC strict Credit Review and TransUnion Credit Report condensed line totals that do not identify individual line items, i. e, your $37,866 revolving debt total balance but not identity credit grantors and balances owed each. No individual small lender 100 pct funds borrower loans. Instead lenders combine and fully-fund selected loans. Loan similar to your $19,750 15.70 pct APR loan typically attracts 300 to 350 lenders. Each lender diversifies against possible uncollectible loan default charge-off; < $100 average invested per loan. Investing in loans that borrowers intend to quickly pay-off, while benefiting LC management collecting loan origination fees, is not lender productive as lender will receive mere pennies in earned interest. Before I commit $250 (possibly $500) to help fund your remaing loan balance my question is: Time length intended to maintain loan before full payoff occurs; < than 1 year? 1-2 years? 2-3 years maximum limit? Loan currently attracted 120 separate investors and is 33 pct funded. Thanks in advance for your expected reply. Member 505570 USMC-Retired-Investor 03.15.2010 @ 1:59 PM ET.	Thank you for your inquiry. I intend to pay this loan off as fast as I can, however; I don't see it happening in less than over two years...I may have no choice but to take the loan to full-term. I understand your thinking, my thinking is that I am trying to get myself and my family solvent without having to "lose it all." The debt I am trying to consolidate in this loan is to make possible for me to make that happen. The other debt you are inquirying about are loans with companies such as care credit for medical expenses that were not covered by health Insurance, and a loan for my father's expenses and furneral services, and additionally, pertaining to issues with my daughter of a very personal nature. I understand from your stand point this is an investment, to make a long answer short I see myself having to use the full-term on this loan to pay it off. With this loan I will be able to have one payment a month. I'm not sure I am answering you in the manner you expected, if not please let me know. You sound very investment savvy...any knowledge you can depense would greatly appreciated. I am just trying to make things right, instead of taking the easy way out. I intend to honor all and every one of my debts. I appreciate any time and consideration you give.

Member Payment Dependent Notes Series 492659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492659	$17,000	$17,000	13.11%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492659. Member loan 492659 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,125 / month
Current employer:	Emory University/VA Medical Center	Debt-to-income ratio:	20.77%
Length of employment:	1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	Emory University/VA Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,221.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $17,000 CC REFI loan: Position (JOB/What you do) @ Emory University Medical Center? Member 505570 USMC-Retired-Investor 03.09.2010 @ 05:37 AM ET	I am a psychologist.
What is Emory University/VA Medical Center and what do you do there? Loan Description?	Emory University is a private university in Atlanta, GA. My faculty appointment is at Emory University School of Medicine and the Veterans Affairs Medical Center.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	I am employed by Emory University School of Medicine and the Atlanta Veterans Affairs Medical Center as a psychologist. I am attempting to consolidate 2 credit cards which at this point have 29% interest rates.
What actions have you taken (not including requesting this loan), moving forward, to reduce your debt level and stabilize it at a lower level, especially given the ever-changing credit card rates/fees/terms?	I have requested lower interest rates, but haven't been successful. I have also attempted to get a loan through my bank but they no longer provide personal loans (due to the current economy). I accumulated the credit card debt while in graduate school, so I haven't used the credit cards in while. I make 4x the minumum payment each month, but feel as though I will never catch up with the current 29% rate.

Member Payment Dependent Notes Series 492678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492678	$10,000	$10,000	7.51%	1.00%	March 18, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492678. Member loan 492678 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	Ochsner clinc	Debt-to-income ratio:	0.00%
Length of employment:	8 years	Location:	Metairie, LA

Home town:
Current & past employers:	Ochsner clinc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ochsner clinc and what do you do there? Loan Description?	Ochsner Clinic is a non profit organization, which runs major hospitals in New Orleans and Louisiana State. I am working in as a Research Associate in Basic Research division at the main campus in the New Orleans.
Hi. Good luck on your loan. What is the purpose of the loan? What do you intend to use the funds for?	Basically this loan is intended to remodel my apartment bathroom. I need to replace my present washer and dryer (Recently washer is not working). Also thinking to replace my stove in the kitchen.
Replacing the washer I can understand but shouldn't the landlord take care of the stove?	This is my apartment bought in 2003. The stove, washer and dryer are too old. Washer already gone bad. Stove pans are rusted ( During Katrina hurricane roof was leaked).

Member Payment Dependent Notes Series 492720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492720	$25,000	$25,000	15.70%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492720. Member loan 492720 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,742 / month
Current employer:	CSG Systems Inc	Debt-to-income ratio:	22.62%
Length of employment:	5 years	Location:	Aurora, CO

Home town:
Current & past employers:	CSG Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I plan to use these funds to consolidate a number of credit card debts. The intrest rate on these is 25-30%, and I would like to obtain a lower intrest rate, as well as establish a non-revolving debt so that I can pay the debts off completely within the next five years. The repayment amount for this loan, if fully funded, will be about the same as what I am currently paying to the six credit cards I want to pay off. I have been able to stay on top of these payments, and consoledating these into a single payment will be much simpler for me to manage. Monthly Payment Balance Intrest Min PMT Payoff Intrest Over Time ANB Citi $50.00 $5,314.85 18.99% 21 years $7,421.00 MBNA $300.00 $6,088.05 25.24% 26 years $12,220.00 Sears $75.00 $1,869.89 29.99% 18 years $3,857.00 Citi $250.00 $6,978.15 29.99% 25 years $16,340.00 Chase Card $50.00 $2,881.82 29.99% 24 years $1,624.00 Capitol One $50.00 $1,070.25 25.90% 11 years $1,685.00 Total $775.00 $24,203.01 I work for a software firm that provides customer interaction solutions to cable and satellite companies. I work on the account of one of the top two clients for my company. My company has reported a profit every quarter for the last year, even through the econmoic downturn, becasue our solutions find ways for our clients to save money while providing a better customer experience for their customers. I have been employed here for 5 and a half years, with over 10 years in the industry.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,174.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $25,000 DC loan: What is CSG Systems? And your position there is? (what you do) Member 505570 USMC-Retired-Investor 03.02.09 @ 05:30 AM ET.	I have updated my loan description with this information.
What is CSG Systems Inc and what do you do there? Loan Description?	I have updated my loan description with this information.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	I have updated the loan description as requested.
You still have not said what your position with CSG Systems Inc. is. You state that you "work on the account of one of the top two clients of [the company]," but you don't say what your particular job is. Would you, please?	My title is Business Analyst II, my job is to facilitate operational requests made by our client.
Interested participatng in loan but have one remaining question: Term Length you intende to maintain loan before full payoff- Less than 1 year? 1 to 2 years? 2 to 3 years? Or what? Member 505570 USMC-Retired-Investor 03.18.2010 @ 11:51 AM ET	Based on my current financial situation, I expect it to take 3 years to repay fully.
What are your current monthly expenses?	Please see the answer to Wendelest81 for details on my budget.
Hi, it looks like you have good income and a plan. I am interested in knowing that I am making a secure investment and that you are able to stay the course to becoming debt free: 1. Do you have a budget (if you do please share it) and how will this payment fit in? 2. Do you have plans for an emergency savings account? 3. Do you plan on closing some of these credit cards once they are paid off? (i.e. will you be adding to your revolving balance) Best of luck!	I do have a budget, these are monthly. I think this only shows my income, but my spouse is also working and brings home about $1000 weekly. Mortgage: $1250 Daycare: $1800 Cable/phone/internet: $150 Car insurance (3 cars): $150 Water/electric: $150-200 Car payment: $190 Line of credit: $180 Student loans: $120 Gas/groceries: $900 and the credit card payments that are listed in the loan description. I plan to replace the credit card payments I am currently making with the payment for this loan. I do plan to close all but one or two of the open accounts, and those that I do leave open, I am going to request that the credit limit be reduced. As for emergency savings, I have a 401(k) that I can borrow from, or we can borrow from family. I would like to avoid either of these except as a last resort though.

Member Payment Dependent Notes Series 492725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492725	$10,000	$10,000	13.48%	1.00%	March 22, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492725. Member loan 492725 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	That's Great News	Debt-to-income ratio:	14.13%
Length of employment:	5 years	Location:	Bristol, CT

Home town:
Current & past employers:	That's Great News
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	59
Revolving Credit Balance:	$9,204.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is That's Great News and what do you do there?	Type your answer here. I am in inside sales and have been here for 5 years. We sell plaques, mostly of mounted articles and recognitions to people throughout the US and Canada. Check out www.thatsgreatnews.com I work on salary plus commission but the commissions have slipped since the recession.
What is the purpose of the loan? Be specific	Type your answer here. I have credit cards that suddenly jumped to 29.99% and I have been paying them on time and also have tax and medical bills. I'd like to lower my tax burden by investing some in an IRA for the next 3 years. I'm 59 and a half. I'm told I can invest in an IRA for 3 years and put up to $6000 in.

Member Payment Dependent Notes Series 492730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492730	$8,000	$8,000	11.36%	1.00%	March 19, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492730. Member loan 492730 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	wal-mart	Debt-to-income ratio:	14.55%
Length of employment:	10+ years	Location:	PATASKALA, OH

Home town:
Current & past employers:	wal-mart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	18	Months Since Last Delinquency:	11
Revolving Credit Balance:	$1,214.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at walmart? Loan Description?	Type your answer here.I work in tire& lube write tire sells battiers, oil changes cash people out-been there 10yrs. I "m planning too work for at least 10 more yrs
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	Type your answer here.I work for Wal-Mart 10yrs-I work in tire&lube(write orders up for tires,batteries,oil changes-I don't have a mortgagepayment(live with my better half for 12 yrs.and the house will be in my name when he passes-I'm with State Farm for close too 40yrs(same man) I have a car loan that I pay more then min.each moth-cell phone bill-I just paid all my out standing credit cards and bills down too 0and now pay them when they come in each month-I'm in good health and really want to get my feet on the ground and think of me, so thats what I;m doing with your loan-I'm planing 10 more yrs of working with Wal-Martor Sams,I real do love my company-and very blessed too have them behind me Thank You Beckie Willis

Member Payment Dependent Notes Series 492851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492851	$16,000	$16,000	13.48%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492851. Member loan 492851 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Hyatt Hotels	Debt-to-income ratio:	15.17%
Length of employment:	2 years	Location:	Lawrenceburg, KY

Home town:
Current & past employers:	Hyatt Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I am interested in this loan for the purposes of debt consolidation. My wife and I have nearly $15,000 in credit card debt related to the birth of our twin boys, Adam and Jack, they're almost two. The debts were spread over 2-3 credit cards and the monthly minimums just arent getting things done. I recently paid off my car, a $284/mo payment, and I want to take the money from that payment and my minimums on the three cards ($190, $147 and $60) to apply to this loan. Borrower added on 03/08/10 > We have insurance but 12 days in the NICU really eats up your benefits. Borrower added on 03/09/10 > Minimum payments are 190 , 150, and 100 - I entered info incorrectly above. Borrower added on 03/15/10 > I should speak to the stability of my employment; i have been employed since the week I turned 16 in the hospitality industry, as has my wife, a stable industry. Repaying this loan would be my TOP priority.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,962.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Hyatt Hotels?	I am an Assistant General Manager.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	1) I am an Assistant General Manager for Hyatt Hotels at a property in Kentucky. 2) I am consolidating three credit cards: 5/3 Bank 15.64% 6200/150 minimum 5/3 Bank 17.05% 1950/100 min CapitolOne Bank 10.90% 7800/190min 3) My normal monthly expenses/income: My salary: 4300 My Wife: 2100 Mortgage: 950 Car Ins: 160 Credit Cards: 440 Electric 170 Water 50 Phone 100 Cable/Internet: 85 Grocery 350 Gas/Oil 480 ChildCare 880 Total Monthly Fixed Expenses are about 3665. This includes 450 in credit card payments which would become the basis for my Lending Club loan payment - in addition paid off a car loan that was a 284/month expense that I wish to apply towards the loan payment. 4) Quite frankly, I pay all of my bills and I pay them on time, my credit history speaks to that, My wife and I are responsible savers and default on a loan is not an option. This loan is an effort to consolidate and take advantage of a lower interest rate, not a 'desperate grab' that many debt consolidation loan applications are. My wife and I make a good living, nearly $80,000/ year and have been steadily employed throughout our lifetimes in a very stable industry. As i stated before and our credit history will back up, not repaying this loan is not an option.
Based on your combined salaries and your documented expenditures, you have at least $1K per month surplus. What have you been doing with the surplus? Since you worked at your current job less than 2 years, what is your job history? When did you buy your home?	My income surplus is new, I recently recieved a significant raise at my job. It is usually put into savings. I have been at my current job Since November of 2007, which is nearly 2.5 years. Previous to that, I was with a hotel in Lexington, Ky for 2 years and with Aramark for 3.5 years previous to that. Home was purchased in Sept. 2007

Member Payment Dependent Notes Series 492856

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492856	$16,000	$16,000	10.25%	1.00%	March 17, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492856. Member loan 492856 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,400 / month
Current employer:	CFI Medical	Debt-to-income ratio:	24.68%
Length of employment:	1 year	Location:	Davison, MI

Home town:
Current & past employers:	CFI Medical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > This loan will be used to expand detailing services at my car wash. We have done detailing for the past several years and will use this money to expand our services by adding roll up doors to our detailing bay which will allow us to operate during all weather conditions. Our detailing services average $3-4k/month and with roughly 35% of that being payroll, there is more than enough money left to ensure that this note will get paid. In addition to operating the car wash and detailing center, I have a 9-5 job too. I am an engineering technician at a medical manufacturer. I work on ISO/FDA compliance and perform R & D on new products that our company is bringing to market. I look forward to working with Lending Club and hope you will fund with confidence. Borrower added on 03/10/10 > Please don't hesitate to ask any questions you may have. Thanks! Borrower added on 03/16/10 > Only a little bit more to go! Thanks to everyone that has lent me money so far! The weather here in Michigan has finally turned the corner and we have lots of calls coming in for vehicle/boat detailing. Thanks everyone!

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,349.00	Public Records On File:	0
Revolving Line Utilization:	70.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your business incorporated?	Yes, we have an LLC that owns the property and the car wash and detail center is an S-corp both registered with the State of Michigan.
Why did you decide to get a loan here? it seems your business is doing well, you should have no issues getting an SBA or bank loan, no?	Thanks for your question. Based on the very minimal amount of money we are looking at borrowing, the fees associated with an SBA note or traditional lending through a bank did not make fiscal sense at the time (i.e. the commercial appraisal and associated documentation fees) which totaled up to almost 25% of the requested amount.
Do we get a discount at your car wash if we lend to you?	Absolutely! If you're in the Davison, MI area I would be glad to hook you up with a free wash! :)
You have a great sense of humor. good luck. I am in.	Thanks! It's very appreciated! :)

Member Payment Dependent Notes Series 492858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492858	$9,600	$9,600	14.22%	1.00%	March 17, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492858. Member loan 492858 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,053 / month
Current employer:		Debt-to-income ratio:	10.63%
Length of employment:	< 1 year	Location:	Milwaukee, WI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > The interest rate on my Chase credit card was recently raised to almost 30% despite my excellent credit score and payment history. The monthly loan repayment through Lending Club would only be a bit more than the amount I am currently paying Chase monthly but would have me debt free much quicker. My employment contract was just extended through 2010. Borrower added on 03/09/10 > Employment User experience professional employed by Analysts in Motion (AIM) on long term contract (one year or more) with Allstate Insurance. Purpose of Loan Refinance credit card debt at lower interest rate. Loan will be used to pay outstanding balance on Chase credit card and the account then closed. Monthly Expenses I have approximately $3000 remaining each month after taxes and monthly expenses of $3319. Overview of Monthly Expenses Rent $1433 Insurance 324 Car No car payment Utilities 122 Phone/Internet 150 Food 400 Student Loan 280 Credit cards 610 Total $3319 Other information Backup savings in the event of job loss.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,756.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a user experience professional employed by Analysts in Motion (AIM) on contract with Allstate Insurance.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	Thank you for considering my loan request. I appreciate your feedback in regards to basic loan application concerns. This is my first time using Lending Club and I wasn't aware of the financial information shared with prospective lenders. I have modified my loan description to include the information you requested. I have also included that information below. Thank you for your time. Employment User experience professional employed by Analysts in Motion (AIM) on long term contract (one year or more) with Allstate Insurance. Purpose of Loan Refinance credit card debt at lower interest rate. Loan will be used to pay outstanding balance on Chase credit card and the account then closed. Monthly Expenses I have approximately $3000 remaining each month after taxes and monthly expenses of $3319. Overview of Monthly Expenses Rent $1433 Insurance 324 Car No car payment Utilities 122 Phone/Internet 150 Food 400 Student Loan 280 Credit cards 610 Total $3319 Other information Backup savings in the event of job loss.
Hello there - I'm helping fund your loan - Good Luck!!	Thank you for helping fund my loan.

Member Payment Dependent Notes Series 492862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492862	$10,000	$10,000	9.88%	1.00%	March 18, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492862. Member loan 492862 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	safeway inc.	Debt-to-income ratio:	13.39%
Length of employment:	< 1 year	Location:	tacoma, WA

Home town:
Current & past employers:	safeway inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what you plan to use the money for. What is your role at Safeway Inc? Thank you.	I have recently occured some moving expencies and I need some finachial help to complete the move.(security deposite,first and last months rent,etc. My role at Safeway inc is a journeyman meat cutter.
Since you've been at your job less than 1 year, what is your job history? Can you itemize your monthly expenditures? Can you provide details on your revolving credit balance (ie, credit cards)?	Type your answer here.I have been a meat cutter for 23 years and have managed in the meat department 10 years of that time.

Member Payment Dependent Notes Series 492872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492872	$18,000	$18,000	10.99%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492872. Member loan 492872 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,333 / month
Current employer:	The Palladium Group	Debt-to-income ratio:	14.84%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	The Palladium Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Two and a half years ago, at the age of 28. I was hospitalized for a few months during my recovery. After a few weeks back to work, I was laid off as my company, a private home builder hit by the downturn in the housing market. During those few months, that I was in the hospital and then unemployed, I opened a few credit cards to cover medical and basic living expenses. Over the past 2 years, I have found a new more stable job as a consultant and I have been diligently trying to pay down this debt. I would like to try to consolidate the rest of it with this loan. Also a few weeks ago, my boyfriend proposed to me. As an additional cost savings measure, I moved in with him and rented my condo which I own, putting the additional money towards my credit card debt. I would like to put my last two credit cards onto one easy payment. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,660.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The Palladium Group and what do you do there? Loan Description?	I am a consultant at the Palladium Group. Palladium Group is the global leader in helping organizations execute their strategies by making better decisions. Our expertise in strategy, risk, corporate performance management, and business intelligence helps our clients achieve an execution premium. Our services include consulting, conferences, communities, training, and technology. Palladium's Balanced Scorecard Hall of Fame for Executing Strategy??? recognizes organizations that have achieved an outstanding execution premium. The Palladium Execution Premium Process??????based on the seminal work of Drs. Robert Kaplan and David P. Norton???is a proven framework used by hundreds of organizations worldwide to link strategy and operations to achieve performance results. This closed-loop process is a flywheel that helps make better decisions. (from website)
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	1) Palladium Group is the global leader in helping organizations execute their strategies by making better decisions. Our expertise in strategy, risk, corporate performance management, and business intelligence helps our clients achieve an execution premium. (from website). I am a consultant and strategic planner. 2) I have a balance on two credit cards, one is at 7% fixed for life of balance that I am not removing, balance is $5000 and payment is $150min, but I have been paying $250, the other is at 9.9% however, this rate is changing to 22.6% in April which has a balance of $16k. That is the one that I am trying to get into this loan. Old payment that I was making was $500 per month, $300 min. 3) Besides my credit card payments, I have moved in with my Fiancee and we together have been working on getting my fiances inline. I get paid every two weeks at $2200 after taxes ($83k per year sal) so I can afford to pay this monthly payment no problem. 4) I always have a backup amount of cash in my savings account. Everyone should be prepared, if such an occasion happens of losing ones job, I always keep an average balance of $6000, which could last 6 months easily with making all payments. That doesn't include what I would be getting from unemployment. Also, my fiancee makes a little bit more then I do, around $95k per year. He has been really supportive on balancing my budget. Additional Info: The reason that I have this debt to begin with. I moved to Chicago for work with a boyfriend (not current fiancee). When we got here I bought a condo and we both started working. I was paying for much of our living expenses. We later broke up and I got stuck with some bills to pay. A month or so after, I was in the hospital for about a month from an illness (I am all fine now). I got out and the home building company that I worked for decided to file bankruptcy and I was laid off. With my Condo, previous bills, now medical bills, I was using my credit cards to get by. I found a job about 4 months later and have been working for the last three years there. Especially after I rented out my condo, which covers the mortgage and assessments, I have the tenants in their 2nd year lease which just began again. I have paid off a great portion of the debt that I owed, and my fiancee is an accountant and has put me on a strict budget to get the rest of this taken care of. Thank you for the 2nd look.
Congratulations on your engagement and your loan to take control of your finances. I have 1 question - your Revolving Credit Balance is listed as $38,660 but your narrative says your CC balances are 5K 16K: can explain this difference?	There are two things, I am an authorized signer on two of my fiancee' accounts, also I have a credit card that is about 10-15k in company expenses that I get paid back monthly. Let me know if you have any other questions.
Can you itemize your monthly expenses? Since your fiancee will be providing you with financial stability, what is his job? How long has he been at his current job?	Phone bill - $120 Insurance - $60 Cable - $45 Misc expenses (food, clothes, etc) - $300 I don't have a car. I am usually traveling for work being a consultant, so my weekday expenses are very slim. Work pays for all travel expenses. My Fiancee is a financial controller for a Food & Beverage Company. He has been at his position for about a year now, before he was at a Leasing company for about 4 years. This newer opportunity was a great move for him, previously he was making around $75-80k. Now he makes somewhere around $90-95k a year. Being an Accountant he has helped me along with the whole process of understanding and getting my finances under control. To add to this, even with the debt on these credit cards that I am looking to pay off, I have never missed a payment or paid any bills late.

Member Payment Dependent Notes Series 492887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492887	$15,000	$15,000	13.85%	1.00%	March 22, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492887. Member loan 492887 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Gordon Brothers Group	Debt-to-income ratio:	15.28%
Length of employment:	< 1 year	Location:	Westwood, MA

Home town:
Current & past employers:	Gordon Brothers Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I am the VP of Marketing for a major Private Equity firm in Boston. I have some credit card debt with high interest rates that I wish to consolidate. I wil be using the funds to pay them off.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,294.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been at Gordon Brothers Group for less than a year, please provide previous employment history?	I have worked at ( and continue to) work at Fairway Independant Mortgage. I run a branch there and have siince 2005. I have 3 employees and a manger to handle the daily activities since I have a demanding full time job. In 2009 my mortgage income was over $100,000 that I did not include in my profile since it is unpredictable and 2010 looks like a lean year in the mortgage business.,
What is the relationship between Gordon Brothers Group and Fairway Independant Mortgage?	There is no relation. I have 2 jobs. My main job is with Gordon Brothers as VP Marketing. I also manage a branch of a mortgage company and originate residential mortgage loans. I have done this for more than 10 years and made over $100,000 last year from mortgage origination alone. With the new lending laws I anticipate my mortgage income to be much less and is one of the reasons I am requesting a loan.
what are your monthly income and expenses? What portion of your paycheck goes to taxes and other things?	I just refinanced my home ( fixed 30 year @ 4.125%) and my total debt-to-income ratio is 53%

Member Payment Dependent Notes Series 492896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492896	$24,000	$24,000	12.73%	1.00%	March 23, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492896. Member loan 492896 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Dominion Enterprises	Debt-to-income ratio:	14.80%
Length of employment:	5 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Dominion Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,211.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dominion Enterprises and what do you do there? Loan Description?	Dominion Enterprises owns and operates a collection of diversified brands providing technology, media and Web solutions for businesses, and best-in-class magazines and Web sites for consumers. I work for their largest and most profitable business, For Rent Media Solutions. our main website, www.forrent.com drives over 1.8 million unique visitors a month.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	My employer is Dominion Enterprises -Dominion Enterprises owns and operates a collection of diversified brands providing technology, media and Web solutions for businesses, and best-in-class magazines and Web sites for consumers. I work for their largest and most profitable business, For Rent Media Solutions. I am the General Sales Manager over one of their markets, covering 3 states. I am looking for this loan to pay off 2 credit card balances in full ($9900, $6000) and to pay off a loan that has a higher interest rate ($7000). my monthly expenses include my rent, $1495, utilities, $350, car and insurance $450, phone $160, school loan $122. my monthly credit card and loan payment now are costing me over $1000 per month(because I am paying more than the minimum) I'd like to have one monthly payment and have all debts paid off in 3 years. My monthly income is at least $4300 (thats the low end) Since late 2009, i have been on a very specific budget to control expenses. I contacted all my "vendors" and negotiated the lowest rates I could on cable, internet, etc. this loan is strictly to pay off debts so i can close the one credit card and keep the other to have for emergencies only.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income?	I am the sole earner and the only person in my household. I do not have a mortgage. I pay 1495 per month for rent. My school loan is a very low interest rate, i believe its 2.1%. My credit cards are the debt i am trying to clear up. My balance on one is 10000 with a 12.7% interest rate and balance on the other is 6000 with a 16% interest rate starting in April. i have another loan that is almost paid off at 15% interest. My goal is to get this loan and pay all 3 off and have one single payment and have it paid off in 3 years. I have about $600 in savings that I have access to in case of emergency and then i have another $1000 in my hometown bank if need be. I contribute 10% of my income to my 401k plan.

Member Payment Dependent Notes Series 492913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492913	$10,750	$10,750	13.48%	1.00%	March 17, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492913. Member loan 492913 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Knight Enterprises	Debt-to-income ratio:	10.39%
Length of employment:	2 years	Location:	seminole, FL

Home town:
Current & past employers:	Knight Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > 1)Who/what is your Employer(s) and what do you do/job description there? Employer Knight Enterprises communication contractor. Largest contractor in Pinellas county Florida performing installation for Brighthouse Networks. My duties are involved in providing the subcontractors for Knight with the cable setop boxes for the techs I have been employed there for over 2 years I am also retired from the California Dept of Corrections and receive full medical and dental and a monthly benefit for the rest of my life. 2) Exact Purpose of Loan = Purpose of this loan is to pay off existing credit cards I have been affected like everyone else I paid on time and more than the min only to have my rates raised and limits lowered. 3) Breakdown normal monthly expenses mortgage 1000, insurance 367, car fuel 400, utilities 250, phone 250 , internet 25.00, food 400, childcare 0 loans 0 credit cards 500, etc.) I hope this helps qualify me as a worthy borrower. Thank you

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,143.00	Public Records On File:	1
Revolving Line Utilization:	94.40%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Knight Enterprises and what do you do there? Loan Description?	Type your answer here.Knight enterprises is a communications contractor they have several operations in the east and florida. they are the largest employer of sub contrators for bright house networks, i started over 2 years ago as a subcontrator installing cable, and was hired as an an employee and i distibute cable tv set top boxes to the techs subcontrators daily. Knight does approx 800 to 1000 jobs a day for bright house the warehouse is open 7 ndays a week. please feel free to ask more thank you
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	.1)Who/what is your Employer(s) and what do you do/job description there? Employer Knight Enterprises communication contractor. Largest contractor in Pinellas county Florida performing installation for Brighthouse Networks. My duties are involved in providing the subcontractors for Knight with the cable setop boxes for the techs I have been employed there for over 2 years I am also retired from the California Dept of Corrections and receive full medical and dental and a monthly benefit for the rest of my life. 2) Exact Purpose of Loan = Purpose of this loan is to pay off existing credit cards I have been affected like everyone else I paid on time and more than the min only to have my rates raised and limits lowered. 3) Breakdown normal monthly expenses mortgage 1000, insurance 367, car fuel 400, utilities 250, phone 250 , internet 25.00, food 400, childcare 0 loans 0 credit cards 500, etc.) I hope this helps qualify me as a worthy borrower. Thank you
Please answer #4 that 608819 asked you. Also, please explain your public record on file.	Thank you for your question. the public record on file was for a BK it wa in a time of my life that i was going thru a divorce it has been almost the full ten years now that it has been on my record. since that time i have made sure that all payments have been on time and more than the min. the reaon for this loan is that i am mad at the banks for raising rates and lowere limits recently which has lowered my score that the last ten years i have been working so hard to improve. also this year i used my credit to put my wife thru pharm tech school as she has been unemployed out of the hotel bussiness hit hard in florida. as far as my income i recieve a monthly benefit of 2400 a month from the state of california as i was forced to retire from a injury.this income i will recieve for the rest of my life, i hope you can understand i would rather pay one intrest rate than three high ones.
What actions have you taken, moving forward, to reduce your debt and maintain it at a lower level (other than requesting this loan). Thank you in advance.	The actions i have taken were as follows paying cash for everything paying more than the min balance. I did in the last year i was in a bind and put 4000 on the cards to put my wife thru school as she was unemployed from the hotel industry so she went thru pharm tech course and is in the process of getting lic. for that profession. so i felt it was a good investment then the card companies started to lower my limit and raise rates so i would like to get rid of the high intrest. it was lower at 8%fixed etc then they changed it. Im smart enough to know that even at the 13% the lending club is charging i am better off than trying to work with the card companies.

Member Payment Dependent Notes Series 492914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492914	$25,000	$25,000	11.36%	1.00%	March 23, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492914. Member loan 492914 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,317 / month
Current employer:	IMA of Colorado	Debt-to-income ratio:	14.78%
Length of employment:	7 years	Location:	AURORA, CO

Home town:
Current & past employers:	IMA of Colorado
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > We own a franchise, and want to purchase two additional existing units. The two additional units gross over $100,000 per year. We require $25,000 for a down payment for owner financing. Thanks!

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,112.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is IMA of Colorado and what do you do there?	IMA of Colorado is an insurance agency. I am an account manager. The franchise we currently own employs my son. My husband and I work our regular day jobs. My son does all the day-to-day operation of the business; I help out with marekting and the books. We are looking to purchase two more existing franchises to add to the one we already have. Our collateral is currently tied up in our first unit. Banks right now are not willing to lend without collateral. The current owners will do owner financing, but we need to come up with a down payment. Your funding is appreciated!
From reading your synopsis I understand that you own an insurance agency franchise (an existing unit?) and desire to purchase two additional units to expand your operations. My questions are: How long have you owned and operated the unit you already have? Is that the 7 years of employment that you have shown on your application? Does your agency have current profitability ( positive cash flow)? Why would you not consider purchasing one additional unit rather than two at a time in a less aggressive plan of expansion? Is the current owner that is selling the units retiring from the business? You mentioned that banks are not willing to lend without collateral...is there some reason that you are unable to use your home equity at a much lower rate of interest as collateral for your purposes?	No, actually, the franchise is Door-to-Door Dry Cleaning. My son operates the franchise, and we have owned it for 2 years. The two units we're trying to purchase have been in business for 4 years. The current owners purchased the two units together. One moved from Colorado last year, and the other needs to move this year, so they are looking to sell. Our unit has a small positive cash flow. I work for an insurance agency COMPLETELY SEPARATE FROM THE FRANCHISE. We have no collateral in our home, unfortunately.
RE:$25,000 Small Business expansion loan: Expanding on Critical Miss (Member 365664) QandA exchange, what PERSONAL $$ amount, if any, other than this loans oroceeds, are you the prospective buyers ACTUALLY investing in this insurance agency expansion?, i.e. "Skin-in-the-Game". Member 505570 USMC-Retired-Investor 03.10.2010 @ 10:17 AM ET	It's actually not an insurance agency, as you'll see from the response to the previous question. The franchise is Door-to-Door Dry Cleaning. I work for an insurance agency COMPLETELY SEPARATE FROM THE FRANCHISE. My son operates the single unti we currently own, and we're looking to pick up the other two that are for sale. We actually have very little funds to put toward the expansion - hence the need for a loan :)
Greetings. I'm curious; can you substantiate that the business or the two additional franchises will each bring an additonal $100K cashflow? Secondly, why did you try to mislead investors into believing that you were an insurance agency franchise?	Sorry, not each of the franchises gross $100K, both together gross $100K. Also, I did not try to mislead anyone. I answered the question about my employment honestly (I work for an insurance agency) The confusion arose when I mentioned needing money to purchase additional existing franchises. People presume that if you own a franchise you work for it. That isn't the case in my situation. My son works the franchise, but I still have my regular day job and help him with the books, etc. on weekends.

Member Payment Dependent Notes Series 492934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492934	$9,000	$9,000	10.99%	1.00%	March 17, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492934. Member loan 492934 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Fortuna Community Services	Debt-to-income ratio:	18.67%
Length of employment:	5 years	Location:	MCKINLEYVILLE, CA

Home town:
Current & past employers:	Fortuna Community Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,483.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Fortuna Community Services and what do you do there? Loan Description?	It is a Non Profit program where I work through the H.A.R.T program (Humboldt Alcohol Recovery Treatment) It is a branch at Fortuna Community Services. I have been there for five years I am a Drug and Alcohol Counselor. I teach Drug Education and run Groups also I do one on one counseling sessions. I am looking for a loan to reduce my Credit Card Debt. I want to make one payment and pay it off as fast as I can.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	See above... I make about 2400.00 a month I also receive $356.00 for Child Support. My monthly household bills are about $900.00 and my Credit Card bills run around $500.00 a month. I think I would have no problem making my payment if I am approved. If for some reason I lost my job my family or my fiance would help me to make the paymets.
I appreciate the work you do. My brother passes away 1/13/10 from liver sclerosis. 57 yrs old. He wouldn't seek help. You should be proud of what you do. You make a difference in peoples lives. I'm funding your loan. No questions asked.	So sorry for your loss. I see so many people struggle with addiction, It is truly sad. Thank You for your help.

Member Payment Dependent Notes Series 492954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492954	$18,000	$18,000	13.48%	1.00%	March 22, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492954. Member loan 492954 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	international fire equipment	Debt-to-income ratio:	6.24%
Length of employment:	10+ years	Location:	Round Lake , IL

Home town:
Current & past employers:	international fire equipment
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > Investors: I am applying for this loan to consolidate all of the credit cards I have to my name to finally free myself of the credit card crunch I have been in since I left home at 17. I am married and have been for almost 12 years now and have 2 children who I would like to give things that I have never had including an education. I have unfortunately been slammed by high intrest rates as of late, of course the companies have no explaination and seeing I have not been late or missed a payment, I see no end in sight. This loan will pay off all of my credit card debt and what is left of my wifes debt freeing us and allowing us to finally be without debt completely other than our house. I currently pay over 800 dollars to all of this debt, since I do not pay the minimums, the 600ish payment will be rather easy to pay, I will put the extra towards this loan since I am used to paying 800 it will help pay it down a bit quicker. Most of this debt was accumulated last year when our 12 plus year old appliances seemed to go bad one after another (between my Home Depot 27.99% and Lowes 26.99% cards), the rest is well to be honest I couldn't tell you since I had well over 30k about 4 years ago, balance transfer here and there for lower rates etc.... this debt is spred over 5 other cards, the other 6 listed as open, I will be looking into and closing since I do not use them. I pay 600 a month to our childrens education (Catholic School) which is paid off, this 600 ends up going towards next years tuition into savings, this is very important to my wife and I so I do not sway from this. I have 1500.00 payment to our mortgage and currently pay our propert taxes are 7800.00 a year and of course going up, this is paid direct we do not have an escrow account, I put money into our savings account automatically every month for this. I work for my wifes parents and the company pays for my car, insurance, repairs, and gas. Our utilities, cable, internet, association fees and food run about 1000.00ish a month. My wife and I are currently on a cash only purchase program, if we do not have it we do not buy it. We do have a savings account that we are adding 10% a month even with the debt, we now save for things we need instead of using credit cards. My wife and I are very responsible and have worked very hard to eliminate our credit card debt the old fashion way, owning up to it, budgeting and sacrificing our wants. We are very serious about being out of debt so we can invest in our kids future as well as our own. Your help is greatly appreciated and will not only benefit me, it also helps my entire family. Thank you for this in advance!!!!!

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	82
Revolving Credit Balance:	$14,838.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is international fire equipment and what do you do there? Loan Description?	To whom it may concern: International Fire Equipment Corporation is a service company that provides bundled services to commercial customers in the Chicagoland area. We provide inspections and installations of fire alarm systems, sprinkler systems, industrial fire protection systems, commercial and residential securty systems, door access systems, kitchen supression systems, portable fire extinguishers, and emergency lighting. We have been in business for over 45 years, it is a family owned business my wife and I will be taking it over in the next 2 years. We have been involved in this business for over 15 years and I am the General Manager. My wife and I have credit card debt that we need to consolidate to a what we hope is a fixed term and lower rate. The credit cards we are consolidating are closed accounts that are raising the rates to unbelievable levels, some 29.99%, which is rediculous, but of course they do not care if we make on time payments and have been long standing customers. My wife and I do not want to claim bankruptcy as this debt was created by us and we are the only ones responsible for it. Credit consuling is also an option that we once again do not want to take, once again this is our responsiblity and are not looking for the easy way out. Thank you!!!!!
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	To whom it may concern: International Fire Equipment Corporation is a service company that provides bundled services to commercial customers in the Chicagoland area. We provide inspections and installations of fire alarm systems, sprinkler systems, industrial fire protection systems, commercial and residential securty systems, door access systems, kitchen supression systems, portable fire extinguishers, and emergency lighting. We have been in business for over 45 years, it is a family owned business my wife and I will be taking it over in the next 2 years. We have been involved in this business for over 15 years and I am the General Manager. My wife and I have credit card debt that we need to consolidate to a what we hope is a fixed term and lower rate. The credit cards we are consolidating are closed accounts that are raising the rates to unbelievable levels, some 29.99%, which is rediculous, but of course they do not care if we make on time payments and have been long standing customers. My wife and I do not want to claim bankruptcy as this debt was created by us and we are the only ones responsible for it. Credit consuling is also an option that we once again do not want to take, once again this is our responsiblity and are not looking for the easy way out. This loan will consolidate a bunch of small credit cards with balances ranging from 500.00 to 4500.00. the total payments being made to these cards is 830.00 as I do not make minimum payments I double them. My wife and my expenses monthly: House 1,500.00 Vehicle 0 we have company cars we do not for gas or car insurance. Utilities: (phone, cable/internet, gas, electric, water, and waste 309.00 ish electric up and down by 40.00 400 a month for food for me my wife and 2 children ages 5 and 6 We were paying 600 a month for our childrens tution for Catholic School.... this is now paid off. So we actually will be ahead 600.00 every month which will easily pay for this loan. Other credit out side of the above 500 mo. already consolidated. We have a savings account that never gets below 3000.00 we automatically add 400.00 a month to this account, this amount is withdrawn automatically straight from checking. As far as the job goes we have been in business for over 45 years and even during the current economic times have not seen a decline in sales or income. Our jobs will be the last to go if it came down to it, once again as I stated above we will be running this very stable company in 2 years. The income listed is a combined income for my wife and myself. I also have approximately 12,000.00 due to me in commisions for sales I have made already this year, so this adds to our combined 100k salary. Most of this debt is from before my wife and I married 12 years ago this June, to be honest 4 years ago we owed a total of 70,000, and have chipped it down to 30,000. We set a goal to have it gone by the time my wifes parents retire, which once again is in 2 years. We no longer use credit cards to buy things, it is straight cash or we do not need it. Thank you for your intrest!!!
I must commend you. You have the most complete and comprehensive loan description and answers I have seen in many weeks. From all I see, you are excellent loan candidates.	Thank you very much, I appreciate it. Thank you for also investing in our loan.

Member Payment Dependent Notes Series 493088

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493088	$6,000	$6,000	12.73%	1.00%	March 19, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493088. Member loan 493088 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Mpp Ridgway	Debt-to-income ratio:	20.71%
Length of employment:	2 years	Location:	RIDGWAY, PA

Home town:
Current & past employers:	Mpp Ridgway
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	31
Revolving Credit Balance:	$454.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Mpp Ridgway and what do you do there?	Mpp is a power metal plant, and I do pretty much everything there is to do there.

Member Payment Dependent Notes Series 493131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493131	$15,000	$15,000	13.85%	1.00%	March 19, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493131. Member loan 493131 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	SMBC Banking Corporation	Debt-to-income ratio:	10.70%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	SMBC Banking Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	31
Revolving Credit Balance:	$13,838.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SMBC Banking Corporation and what do you do there?	Type your answer here. Institutional banking providing financial services to the large U.S. corporate clients. I maintain the compliance KYC/AML regulatory requirement for our clients
Consolidating debt - please list each of your debts, (type/balance/APR) and then identify which ones on the list will be paid off as well as which ones will not be paid off, with this loan. Thank you in advance.	Type your answer here. All credit cards with an APR over 21% of which there are 3

Member Payment Dependent Notes Series 493132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493132	$15,000	$15,000	14.59%	1.00%	March 18, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493132. Member loan 493132 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Southwire Company	Debt-to-income ratio:	12.64%
Length of employment:	7 years	Location:	Carrollton, GA

Home town:
Current & past employers:	Southwire Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > need to payoff higher interest rate loans and credit card Borrower added on 03/10/10 > I work for Southwire Company. They make a wide variety of electrical wire from wire used in residential and commercial buildings to wire that carries electricity from pole to pole. I am a computer programmer here an work on the team that is in charge of the computer systems that are used to ship production to customers. I am getting this loan to consolidate debts. Here is a list of debt to be paid off with the loan: ( type of debt / balance / interest rate / status) Personal loan / 7,516.71 / 27.9 / paid off Credit card / 3,905.84 / 18.99 / paid off Personal loan / 1968.72 / 18 / paid off Credit card / 3838.24 / 9 / paid off ??? I was able to have interest reduced but it will go up Credit card / 3401.78 / not paid off ??? I was able to have interest reduced but it will go up I have taken a class at my church name Financial Peace University by Dave Ramsey. It teaches you about how to deal with money and get out of debit. I am trying to get my monthly debt payment lowered but will make extra payments to get out of debt faster. I currently have a part-time job to attack the debt. I have a 401K that I can cash in to payoff the debt but would prefer not to use it. But if I had to I would cash it in should I run into problems paying. Borrower added on 03/10/10 > I work for Southwire Company. They make a wide variety of electrical wire from wire used in residential and commercial buildings to wire that carries electricity from pole to pole. I am a computer programmer here an work on the team that is in charge of the computer systems that are used to ship production to customers. I am getting this loan to consolidate debts. Here is a list of debt to be paid off with the loan: ( type of debt / balance / interest rate / status) Personal loan / 7,516.71 / 27.9 / paid off Credit card / 3,905.84 / 18.99 / paid off Personal loan / 1968.72 / 18 / paid off Credit card / 3838.24 / 9 / paid off ??? I was able to have interest reduced but it will go up Credit card / 3401.78 / not paid off ??? I was able to have interest reduced but it will go up I have taken a class at my church name Financial Peace University by Dave Ramsey. It teaches you about how to deal with money and get out of debit. I am trying to get my monthly debt payment lowered but will make extra payments to get out of debt faster. I currently have a part-time job to attack the debt. I have a 401K that I can cash in to payoff the debt but would prefer not to use it. But if I had to I would cash it in should I run into problems paying.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	77
Revolving Credit Balance:	$12,947.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Southwire Company and what do you do there?	Southwire Company makes a wide range of electrical wire from the wire used in residential and commercial buildings to wire that runs from pole to poles and everything in between. I am a computer programmer and work on the team that is in charge of the computer systems used to ship inventory to customers.
Since you are consolidating debt, please list each of your debts (type/balance/APR) and then indicate which ones on the list *will* be paid off, and which ones *will not* be paid off, with this loan. Thanks!	Type your answer here. Personal loan / 7,516.71 / 27.9 / paid off Credit card / 3,905.84 / 18.99 / paid off personal loan / 1,968.72 / 18 / paid off credit card / 3838.24 / 9.0 / paid off credit card / 3401.78 / not paid off
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	I work for Southwire Company. They make a wide variety of electrical wire from wire used in residential and commercial buildings to wire that carries electricity from pole to pole. I am a computer programmer here an work on the team that is in charge of the computer systems that are used to ship production to customers. I am getting this loan to consolidate debts. Here is a list of debt to be paid off with the loan: ( type of debt / balance / interest rate / status) Personal loan / 7,516.71 / 27.9 / paid off Credit card / 3,905.84 / 18.99 / paid off Personal loan / 1968.72 / 18 / paid off Credit card / 3838.24 / 9 / paid off ??? I was able to have interest reduced but it will go up Credit card / 3401.78 / not paid off ??? I was able to have interest reduced but it will go up I have taken a class at my church name Financial Peace University by Dave Ramsey. It teaches you about how to deal with money and get out of debit. I am trying to get my monthly debt payment lowered but will make extra payments to get out of debt faster. I currently have a part-time job to attack the debt. I have a 401K that I can cash in to payoff the debt but would prefer not to use it. But if I had to I would cash it in should I run into problems paying.
What are your monthly expenses?	Mortgage - 1066 child support - 600 car ( insurance/ gas/ payment/ maintenance) - 500 food - 400 debt payment - 800 cell phone - 88 entertainment/ misc household- 400
what portion of your paycheck goes to taxes and other things?	About 40% of my gross paycheck goes to pay taxes, social security, medicaid, child support, health insurance, disability insurance and life insurance.
How did you accumulate such a large debt? With your expenses consolidated, how can we be assured you just won't accumulate more debt?	Majority of debt was from my marriage that I got stuck with in the divorce. And I a now following the Dave Ramsey plan and vowed to never borrow money again. If I can't pay for it with cash I don't buy it.

Member Payment Dependent Notes Series 493169

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493169	$18,000	$18,000	10.25%	1.00%	March 23, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493169. Member loan 493169 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,055 / month
Current employer:	McNair Law Firm P.A.	Debt-to-income ratio:	19.64%
Length of employment:	4 years	Location:	LITTLE MOUNTAIN, SC

Home town:
Current & past employers:	McNair Law Firm P.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > Employed by McNair Law Firm, P.A. as an IT Specialist. The purpose of this loan is to consolidate credit card debt. No other debts except car. Monthly expenses Own home - No mortgage or rent. Car - $257.00 month Gas - $150.00 month Insurance $125.00 (Car and home) Electricity $200.00 month Phone - $40.00 month Internet - $79 month Food - $200.00 month No dependents

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,416.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at McNair Law Firm P.A.? Loan Description?	IT Specialist. Or Information Technology Specialist. I repair, install, all types of hardware. For example, printers, phones, and computers.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	Okay. I have updated the details of my loan application. If there is something else I need to address please let me know.

Member Payment Dependent Notes Series 493190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493190	$20,000	$20,000	15.70%	1.00%	March 22, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493190. Member loan 493190 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,358 / month
Current employer:	Marquette University	Debt-to-income ratio:	17.77%
Length of employment:	8 years	Location:	Vernon Hills, IL

Home town:
Current & past employers:	Marquette University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > Debt Consolidation No late for any payments so far Monthly budget: $8,000 including mortgage Also, I have Annuity $3,100/month from State of Illinois I have a tenure, so, I can work untill I want

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$172,716.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Marquette University? Please explain what each of the recent inquiries were for, and did any of them result in new credit cards or loans? Thank you in advance.	Type your answer here. I am a Professor at Marquette University.
RE: $20,000 DC loan questions: (1)-Position (JOB/What you do) @ Marquette University? (2)-TransUnion Credit Report reflects $172,716 revolving credit debt (90.20 percent utilization of availabe credit lines). Is amy a HELOC? (Home Equity Line of Credit) If yes, $$ amount is? (3)-Referencing TransUnion Credit Report revolving debt balance; total amount you pay per month on revolving credit debt is $$? ($$ amount actually PAID per month and NOT minimum payments DUE per month.) Thanks in advance for answers to all THREE questiuons. Member 505570 USMC-Retired-Investor 03.10.2010 @ 10:08 AM ET.	1. Professor 2. 100,000 for Home Equity Line, Others: 14,000 Automobile, Others: Credit 3. $3,000/month
What is your occupation? Also, please explain the details of your $172K revolving credit balance.	Professor 100K for Home Equity when I bough the House 14,000 Auto-Loan Others: Credit
Professor, Me again. Your prompt relpy appreciated. Minus $100K HELOC and $14K automoble loans your revolvimg debt balance ~ $58K. L C $25,000 3-year term 15.70 percent APR fixed rate loan benefits you because CC companies continually increasing their variable already high APR's. L C loan should "free-up" $$ you can better use to pay-down remaining ~ $33K higher APR revolving debt balance. Typical $25,000 15.70 APR L C loan attracts 200 - 300 individual small investors (lenders). I'll be combining with many other small investors (lenders) to fhelp fund your $25,000 loan. Semper Fidelis, Member 505570 USMC-Retired-Investor 03.03.10 @ 12:55 PM ET.	Good I accept $25,000 loan What is the period? 3 years? what is monthly payment?
Professor, Me again. $25,000 loan at 15.70 percent APR amortized over maximum 3-years term requires $700.22 per month payments. L C lists loans for consideration for a maximum of 14 days. During listing period funding process continues until loan 100 per cent fully-funds. Currently your loan received $1,075 funding from 10 indivdual small lenders. Average $100 plus per participating lender is excellent ratio. Borrowers who are employed in academia, federal-state-municipal civil service, active duty military, all public safety (corrections, EMT, fire, law enforcement) personnel, health care providers and technicians, degreed professionals, military and civil service pensioners are quickest loans to recieve 100 percent full funding. Additionally L C allows borrower loans to be fully repaid early with NO prepayment penalty. Ultimately loan will fully-fund well before maximum 14 days listing terminates. Expect between 200 to 300 individual smell lenders to combine together and fully-fund your loan. Member 505570 USMC-Retired-Investor Virgina Beach, VA 03.10.2010 @ 2:40 PM ET.	O.K. Understand
USMC Investor: This borrower is applying for a $20K loan, not a $25K loan. Borrower: I don't understand why you are asking the period and terms, don't you know already? Is it correct that you have $58K in credit card debt? What are monthly payments on CC debt and how much will this loan save you per month? What department are you a professor for? Your monthly budget is $8k, income is $14,358. What is take-home pay after taxes/contributions to retirement, etc? Thanks	I thought that he offered me $25,000---maybe my mistake roughly $10,000 after taxes/contribution Also, I have $3,000 annuity from State of Illionois
Professor, Q-A Member 531517 correct; loan requested $20K vice $25K; however $700.22 per month payment quoted is correct ($20K at 15.70 percent APR amortized maximum 36 months). My apologies. Loan currently 9.25 percent funded (attracted $1,850 funding from 17 small lenders at $110 average per lender). Over and out. Member 505570 USMC-Retired-Investor 03.10.2010 @ 6:05 PM ET	OK, Understand!
Loan currently attracted 116 lenders, $10,650 and is 53 pct funded. Question: After loan is fully-funded and note issued, term length you intend to keep loan active- <1 year? 1 to 2 years? Or 2 to 3 years maximum? Answer determines up to $500 my investment. Member 505570 USMC-Retired-Investor 03.16.2010 @ 5:10 PM ET.	3 years .

Member Payment Dependent Notes Series 493229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493229	$10,000	$10,000	12.73%	1.00%	March 18, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493229. Member loan 493229 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Commonwealth of Pennsylvania	Debt-to-income ratio:	8.37%
Length of employment:	10+ years	Location:	Collegeville, PA

Home town:
Current & past employers:	Commonwealth of Pennsylvania
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,917.00	Public Records On File:	1
Revolving Line Utilization:	52.20%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit profile indicates 3 inquiries in the last 6 months. Have any of these inquiries led to new debt and/or credit? What is your occupation? Thanks.	Type your answer here. One was a credit card offer, zero percent for at least 6 months; the others did not result in a new debt etc. Present occupation is in state government, 32 years. I hold a position of Human Services Program Specialist supervising contractor agencies that provide services to the disabled between 18-59 in their homes rather than admitting them to a nursing home. The program is statewide. Thanks
What are your monthly expenditures? Why aren't you using savings to pay for the wedding?	Type your answer here. Monthly expenses include mortgage payment, utilities, credit cards and educational related expenses for two children. We didn't expect this wedding to come quite so soon and therefore weren't entirely prepared. Thank you
I was looking for more details about what your monthly expenditures are. Also how long ago did you purchase your house?	Our main residence was purchase more than twenty years ago. Due to working in the state capital (more than a four hours R/T daily drive) we bought a townhome just outside the capital three years ago. The detailed information requested follows: PA Retirement Monthly 3300 Para Legal Elder Care 4333 Commwealth PA 4341 Paramount Solutions 667 Mortgage (main residence, incl taxex) 2900 Mortage (secondary residence in state capital) 1102 includes taxes Credit cards/credit union total 1252 month Car payment 412 month (other car payment was recently paid off- daughter had invovled in serious accident. Payment made directly to the financial institution by the insurance company. Daughter has no desire to drive again.) Utilities (main residence) electric/water/sewer/ phone 650 month Utilties (secondary residence) gas/water/sew/trash/electric/phone 165 month Thank you
Please explain the 1 Public Record on File...thanks.	I was employed by a labor union and due to internal conflict within the organization, was forced out. As a result, we faced chapter 7 proceedings. While we were advised to "throw all the debts" in the "Chapter 7 pool" I tried to maintain my obligations to the extent possible; hence, not every single debt was merely tossed in the pot. It took me nearly a week just to sign the papers. While it is nine years since this horrible event, I want to reaffirm I am an honorable person with a true sense of responsibility; sometimes bad things really do happen to decent good people. Thank you
Please explain the Public Record?	A recent response was made regarding this question, but I will be glad to recap the answer. I was employed by a labor union and due to internal and political matters was forced out. Inspite of efforts to maintain a suitable influx of funds, Chapter 7 was the last option. It took me nearly a week just to sign the paper work and refused to "dump" all expenses in the proceeding; instead maintain my obligations to the extent possible. This unfortunate situation took place nine years ago. I was then and remain an honorable risk and more than understand bad things really do happen to good people. I am not in default of any fiscal obligation; my position in government is secure and is not compromised by political changes within Pennsylvania. I hope this satisfactorily answers your question. Thank you
Can you confirm that your revolving credit balance for you and your wife is around $15,000? And the wedding will be on top? Any particular reason for the high debt on your revolving credit?	I believe that figure is about right. With one daughter attending out of town (Penn State) university a good portion was related to some educational costs, household maintenace expenses (lawn mower, heating/air conditioner maintenance repairs and the like. Currently revoliving balances are on the decline and/or being paid off (ex. Sears).. Thanks

Member Payment Dependent Notes Series 493244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493244	$20,000	$20,000	11.36%	1.00%	March 19, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493244. Member loan 493244 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,333 / month
Current employer:	Roubini Global Economics LLC	Debt-to-income ratio:	6.00%
Length of employment:	3 years	Location:	New Jersey, NJ

Home town:
Current & past employers:	Roubini Global Economics LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > Funds required for small Home Improvement project. I am the Chief Financial Officer of a global Macro-Economic research firm that has never been out of employment throughout my career. I have a very low debt to equity basis on a monthly basis and can easily afford the monthly payments on a loan of this size.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,992.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Roubini Global Economics LLC and what do you do there? Loan Description?	Roubini Global Economics is the global Macro-Economic Research firm headed by Nouriel Roubini, that has grown to become the premier name in the industry and services all the largest names in the hedgefund, asset manager and investment banking world. I am the Chief Financial Officer.
Hi - can you please verify income with LC? Thanks	LC? I presume you mean my employer? I make $220,000 per annum salary and this year I made $60,000 bonus. I have submitted proof of both to Lending Club.
How do you make so much a month and not have the funds to support such a small loan?	First of all I do have savings in excess of the amount I am looking to borrow, but I'd rather not utilize them for this purpose, but the following things have depleted our funds somewhat over the last couple of years: My wife gave up a very well paid job 2 years ago when we had our oldest son, we also began a large rennovation project on our new home at the same time, which is now almost complete. We have now adjusted our lifestyle and expenditures to fit into our budget and together with the pay rises I've received over the last 2 years, we are now in a cash generative position.
Member (Personal Loan), What comprises the $5,000 Revolving Credit Balance?	Think it's $15,000 ish actually and it's all 0%. Small amount of furniture, small amount of Home Depot, small amount of TV and Home Audio. All set-up to pay automatically so no interest is ever accrued.
An off the wall question, how much do you know about aviation?	I know enough.
ok, think of this question as a verification of previous employment, where did you apply what you know of aviation in a previous job?	I have previously worked in the aviation services industry, for Servisair.

Member Payment Dependent Notes Series 493259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493259	$11,000	$11,000	7.51%	1.00%	March 18, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493259. Member loan 493259 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,177 / month
Current employer:	Public Service Credit Union	Debt-to-income ratio:	11.61%
Length of employment:	1 year	Location:	Denver, CO

Home town:
Current & past employers:	Public Service Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,770.00	Public Records On File:	0
Revolving Line Utilization:	23.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 493293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493293	$6,000	$6,000	10.99%	1.00%	March 18, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493293. Member loan 493293 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Boehringer Ingelheim	Debt-to-income ratio:	19.53%
Length of employment:	3 years	Location:	Chester, VA

Home town:
Current & past employers:	Boehringer Ingelheim
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > I work in the pharma business in quality. I am originally from Chicago. I plan to pay a credit card with the loan. The loan has a better rate. Thank you for your interest!

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	64	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,316.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Boehringer Ingelheim and what is it that you do there for their quality dept? Thank you in advance.	Boehringer Ingelheim makes active ingredients for medicine. I assure the active ingredients are made per FDA regulations. Thanks for your interest.

Member Payment Dependent Notes Series 493351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493351	$16,000	$16,000	16.45%	1.00%	March 19, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493351. Member loan 493351 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	West Covina School District	Debt-to-income ratio:	1.34%
Length of employment:	10+ years	Location:	Pomona, CA

Home town:
Current & past employers:	West Covina School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > Thank you! My family appreciates your consideration. Borrower added on 03/10/10 > Thank you! Borrower added on 03/10/10 > Thank you

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	52
Revolving Credit Balance:	$3,694.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $16,000 HIP loan: Position (JOB/What you do) @/For West Covina School District? Member 505570 USMC-Retired-Investor 03.11.2010 @ 05:29 AM ET.	I have been working for WCUSD for the past 20 years; currently, I run the Media Center at Hollencrest Middle School (District Librarian).
What is your positon at West Covina School District? What is the home improvement project you are planning?	I have been working for WCUSD for the past 20 years; currently, I run the Media Center at Hollencrest Middle School (District Librarian). Kitchen work, paint, and new furniture.
What were the recent inquiries for, and did either of them result in new credit cards or loans? Also, please explain the last delinquency? Thank you in advance for your answers.	recent inquiries were for an auto purchase (which I decided against after all) and a recent $7500 LOC from my credit union. Delinquency was actually my son. I co-signed to help him on a credit card. He made a late payment as a result of him being out of the country (studying abroad)
P2P lenders fund unsecured borrower loans. Lenders do not know borrowers. Lenders rely on borrower provided on-screen Profile, LC strict Credit Review and TransUnion Credit Report condensed line totals that do not identify individual line items, i. e, your $3,694 revolving debt total balance but not identity credit grantors and balances owed each. No individual small lender 100 pct funds borrower loans. Instead lenders combine and fully-fund selected loans. Loan similar to your $15K 16.45 pct APR loan typically attracts 200 to 250 lenders. Lenders diversify against possible uncollectible loan default charge-off; < $100 average invested per loan. Investing in loans that borrowers intend to quickly pay-off, while benefiting LC management collecting origination fee, is not lender productive as lender will receive mere pennies in earned interest. Before I commit $250 (or more) to help fund your remaing loan balance my question is: Time length intended to maintain loan before full payoff occurs; < than 1 year? 1-2 years? 2-3 years maximum limit? Loan currently attracted 76 separate investors and is 34 pct funded. Thanks in advance for your expected reply. Member 505570 USMC-Retired-Investor 03.15.2010 @ 1:55 PM ET.	Thanks! The plan is to pay it off in 2-3 years.

Member Payment Dependent Notes Series 493442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493442	$10,000	$10,000	15.33%	1.00%	March 17, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493442. Member loan 493442 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Halliburton Energy	Debt-to-income ratio:	15.37%
Length of employment:	10+ years	Location:	rock springs, WY

Home town:
Current & past employers:	Halliburton Energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > The amount that I am requesting will pay off all of the credit card debt and also will take the stress of knowing that I would have had to pay 20 plus years and approximately $20,000.00 in interest to the credit card companies, this will allow me to to become credit card debt free.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	37
Revolving Credit Balance:	$7,552.00	Public Records On File:	1
Revolving Line Utilization:	84.90%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Halliburton Energy and what do you do in your role there?	Field Materials Coordinator. My duties include repair of equipment in the lab where techs test cement equations that the engineers send to them for field operations. I am also a lead coordinator in the cement equipment shop where I work on equipment that is brought in for repair. If any of my co-workers have problems with the equipment that they are working on they come to me for solutions.
Since you are refinancing debt, please list each of your debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	Credit Card-$2361.00-26.99% Credit Card-$3427.39-26.99% Credit Card-$476.49-29.99% Credit Card-$817.34-13.99% Credit Card-$2290.43-23.15% Credit Card-$2747.38-14.90% Credit Card-$2650.37-19.99% All credit card accounts listed above will be paid off with this loan if funded 100%.
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with the total amount for these monthly expenses. This is to show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that would apply to your financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.)	1. Halliburton Energy, Field Materials Coordinator. I coordinator the repair of equipment field equipment that is brought into the shop for repair. I also repair the equipment in the lab for the technicians. 2. Pay off credit card debt. a. $80.00-$2,361.99-26.99% b. $116.00-$3,427.39-26.99% c.$20.00-$476.49-29.99% d. $25.00-$817.34-13.99% e. $74.00-$2,290.43-23.15% f. $61.00-$2,747.38-14.90% g. $76.00-$2,650.37-19.99% Only debts not being consolidated are mortgage and vehicle. Expenses: Mortgage-$1585.45 includes taxes and insurance Vehicle-$616.40 Vehicle Insurance-$75.00 Utitlities (electricity, gas, trash, water, phone (bundled with internet), cell phone. (Amount shown is 2/2010 bills) $548.70 Food-$400.00 I have a savings account with approximately $2,000.00 balance. I have a 401k for retirement. My wife has a home based business where she prepares bankruptcies for attorneys nationwide that averages about $1000.00 per month (based on 2009) invoices and she also is a mobile notary which includes real estate loan signing business that averages $800.00 per month (based on 2009) invoices. These amounts are gross. Our total gross income is in the $6500-$7000.00 per month range. Total net is approximately $5,000.00 per month.
What is the public record on your credit report for? thank you	The public record showing is for a state income tax lien that was paid in full in 2006 but remains on the credit report until 2011.
What was the last delinquency all about?	Possibly because of my company relocating me and my mail not being forward timely.
Since you have a surplus of income each month based on your expenditures, how did you accumulate such a large debt? How long have you owned your home?	It is left over from when I did not have such a large surplus of income. I purchased my home in December 2006.

Member Payment Dependent Notes Series 493460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493460	$10,000	$10,000	12.73%	1.00%	March 22, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493460. Member loan 493460 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Lloyd Christian Legal Systems Inc	Debt-to-income ratio:	4.04%
Length of employment:	1 year	Location:	Dallas, TX

Home town:
Current & past employers:	Lloyd Christian Legal Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > As a retired veteran, I have been thankfully blessed by God to have partnered with skilled individuals to work with in my new business venture. We have utilized most of our resources and are positioned to revolutionize the legal industry with our business model. We are looking for a bridge loan to assist us until our SBA funding comes through Borrower added on 03/12/10 > What makes me a good borrower... is my background of paying my bills on time and maintaining a small amount of debt overall.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	26
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $10,000 Small Business loan questions: Narrative says retired U S military veteran. (1)-Branch of Service? (2)-Retired Rank and Pay Grade are? (3)-What is employer Lloyd Christian Legal Systems, Inc A-N-D what is your position? (JOB/What you do) (4)-Provide more DETAILS about your business, i.e, Start-up? Established? Products? Services? etc. A-N-D PURPOSES that $10,000 loan to be utilized, i.e., Website? Pre-paid business expenses? Inventory? Hire personnel? Media advertising?,. etc. (5)-Narrative states you seek a "Bridge Loan, i.e., short-term loan usually repaid in full within 1 year time, until SBA loan "comes through" the pipeline. Lending Club is NOT a "payday" type lender- borrow today and repay next month- especially with interest at only 12.73 percent APR which means interest earned would be miniscule at best. Lenders expect a decent return on their investment, i.e., at 12.73 percent APR that means loan to be preferably carried at least 1 year. Question: What are your SPECIFIC intentions concerning amortizing this loan, 6 months, 9 months, 12 months Or what? Advance thanks for expected answer to all FIVE questions- including 2-part questions. Member 505570 USMC-Retired-Investor 03.11.2010 @ 06:12 AM ET.	My branch of service is the Air Force and Retired Major is the rank and pay grade. I am an officer for Lloyd Christian Legal Systems Inc. and we are in the process of getting a SBA loan. I intend to amortorize the loan for 12 months, which is why I am receiving it personally. I can handle the payments on my personal income with my retirement. Our company is a virtual paralegal firm with cutting edge software and seasoned paralegals that assists attorneys run their business more efficiently. I am the Chief Information Officer and have extensive experience in IT. I appreciate your interest and our website is www.virtechparalegal.com.
What is Lloyd Christian Legal Systems Inc and what do you do there?	I will just repeat what I responded with in the previous question. Our company is a virtual paralegal firm with cutting edge software and seasoned paralegals that assists attorneys run their business more efficiently. I am the Chief Information Officer and have extensive experience in IT. Please feel free to check out our website at www.virtechparalegal.com.

Member Payment Dependent Notes Series 493461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493461	$13,000	$13,000	13.11%	1.00%	March 22, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493461. Member loan 493461 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Meetlocalbiz.com	Debt-to-income ratio:	20.62%
Length of employment:	< 1 year	Location:	Towson, MD

Home town:
Current & past employers:	Meetlocalbiz.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > My credit card changed my terms of service and increased my interest rate to 30%. This increase was not based on my performance, but they decided to increase it anyway. I have never missed a payment and I usually pay over minimum. I plan on using this loan to pay off the balance and take advantage of the loan's lower interest rate. I am a full-time videographer for a small business organization that provides workshops, training, and networking events for local business owners. We use video to give business owners an online presence and give them better exposure to potential customers.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,992.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are consolidating debt, please list each of your debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	I am primarily using the loan to pay off one credit card debt, so I guess I'm not really consolidating much. Credit Card/$14,000/29.99% APR My other debts are less significant: Credit Card/$950/17% Credit Card/$900/0% until next year I have no student loans, no car payments, no mortgages or any other debts owed.
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with the total amount for these monthly expenses. This is to show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that would apply to your financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.)	My monthly expenses are: Rent: $575 Gas/Electric: $50 Cable/Internet: $35 Car Insurance: $62 Health Insurance: $80 Current Credit Card Payments (min): $579 I am single, have no children, and have financial backing from my parents (who both have well paying jobs) in the event that I lose my job.

Member Payment Dependent Notes Series 493468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493468	$12,000	$12,000	10.99%	1.00%	March 23, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493468. Member loan 493468 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Pohanka Automotive Group	Debt-to-income ratio:	22.29%
Length of employment:	6 years	Location:	Springfield, VA

Home town:
Current & past employers:	Pohanka Automotive Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Paying off Credit cards and Some advance Wedding expenses, Will have loan paid back in one year. Borrower added on 03/15/10 > Come on investors, lets hit this mark.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,511.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pohanka Automotive Group and what do you do there? Loan Description?	Pohanka Automotive group owns and operates a variety of dealerships in northern Virginia and the Washington DC metro area. I have been the service manager for their Chantilly location for over six years. I'm just trying to consolidate my credit cards into one payment and will have the loan repaid in under a year.
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with the total amount for these monthly expenses. This is to show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that would apply to your financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.)	Pohanka Automotive Group owns and operates dealerships in Northern Virginia and the Washington DC metro area. I have been the service manager in the chantilly location for six years. I currently make $5000 a month after taxes, I want to consolidate/pay off some credit cards and place some money towards my future wedding expenses, I have spent the past two years helping my future wife get through dental school. I have about 3,400 in monthly expenses and have no mortgage. I wanted a one year loan at $1,100 a month but most creditors like the long term plan for interest sake. I will have this loan paid in full by one year. I just want to have my credit cards paid off and some wedding expenses taken care of in advance.

Member Payment Dependent Notes Series 493498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493498	$10,000	$10,000	7.51%	1.00%	March 23, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493498. Member loan 493498 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:		Debt-to-income ratio:	8.97%
Length of employment:	9 years	Location:	Long Valley, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,158.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you employed? If so where? What do you do there? What is the purpose of the loan? The loan title raises more questions than it answers.	Hi there, I have been self-employed since 2002. I am the owner of a boutique technology/IT consulting company. The purpose of my loan is to finish a 3 car detached garage next to my home. I had budgeted enough money for the garage, but as often happens with construction, the job has gone about 10K over budget. I could slow down the job and continue piece-by-piece as I raise more money, but I'd rather get it completed immediately with a small loan. Please let me know if you have any more questions. Regards,
Employer or source of income? Loan Description?	THello, I am the owner of a boutique technology/IT consulting company. I have been in business on my own since 2002, and have worked in the industry since 1995. My loan is for the completion of a detached garage that has gone over budget and I'd like to complete the job immediately instead of waiting a few months to restore the funds needed to complete the job. I had the money budgeted for the initial project, but it has gone about 10K over budget. Please feel free to contact me with any other questions. Thank You,
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Hi, My monthly household expenses are listed below. Mortgage and Taxes: $2500 Autos: $500 Utulities: $250 These are the most applicable monthly expenses in regards to our bottom line. Please let me know if you have any other questions. Thanks,

Member Payment Dependent Notes Series 493543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493543	$13,000	$13,000	15.70%	1.00%	March 19, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493543. Member loan 493543 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	at&t	Debt-to-income ratio:	15.14%
Length of employment:	2 years	Location:	national city, CA

Home town:
Current & past employers:	at&t
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > I pay all my bills on time I never been late.I am also working for a great company that is stable and have job security the name of the company is at&t, What I am trying to do is consolidation 3 credit cards and 1 personal loan all in 1 payment and reduce my apr. I know the term is for 3 years but I plan on paying it in 24-26 months. I know13000 dollars is a lot of money to loan especially unsecure i will make sure you get your money back. Because I don't want to ruin my credit and plan to own a home in the future. Borrower added on 03/11/10 > I am a retail sales consultant been with the company 2yrs and 5 months. I provide the cusrtomer with the best solution with there cell phones, home phone, internet, and at&t uverse which is cable T.V with at&t. Dependind because I have 3 cc 1. $1879/ 2. $1989/ 3.$1998 and 1 loan at $7000 the apr on all 3 avg is 24% thats why I hope, I can get $13000 that way Ican pay all 4 debts in 1. these are my monthly expenses 1) loan $212 2)rent $200 3) food $300 4) 24hr fitness membership $18 5)capital one $50-$250 6)chase $50-$250 7) bank of america $50-$250 8) macys $25-$100 9) insurance $65 10) car I own Borrower added on 03/11/10 > I am a retail sales consultant been. I provide the cusrtomer with the best solution with there cell phones, home phone, internet, and at&t uverse which is cable T.V with at&t. Dependind because I have 3 cc 1. $1879/ 2. $1989/ 3.$1998 and 1 loan at $7000 the apr on all 3 avg is 24% thats why I hope, I can get $13000 that way Ican pay all 4 debts in 1. these are my monthly expenses 1) loan $212 2)rent $200 3) food $300 4) 24hr fitness membership $18 5)capital one $50-$250 6)chase $50-$250 7) bank of america $50-$250 8) macys $25-$100 9) insurance $65 10) car I own

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,906.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $13,000 DC loan: Position (JOB/What you do) @/For AT&T Corp.Member 505570 USMC-Retired-Investor 03.11.2010 @ 05:33 AM ET	I am a retail sales consultant. I provide the cusrtomer with the best solution with there cell phones, home phone, internet, and at&t uverse which is cable T.V with at&t.
What is your job at at&t? Since you are consolidating debt, please list each of your debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	I am a retail sales consultant. I provide the cusrtomer with the best solution with there cell phones, home phone, internet, and at&t uverse which is cable T.V with at&t. Dependind because I have 3 cc 1. $1879/ 2. $1989/ 3.$1998 and 1 loan at $7000 the apr on all 3 avg is 24% thats why I hope, I can get $13000 that way Ican pay all 4 debts in 1
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) What do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with the total amount for these monthly expenses. This is to show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that would apply to your financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.)	I am a retail sales consultant. I provide the cusrtomer with the best solution with there cell phones, home phone, internet, and at&t uverse which is cable T.V with at&t. Dependind because I have 3 cc 1. $1879/ 2. $1989/ 3.$1998 and 1 loan at $7000 the apr on all 3 avg is 24% thats why I hope, I can get $13000 that way Ican pay all 4 debts in 1. these are my monthly expenses 1) loan $212 2)rent $200 3) food $300 4) 24hr fitness membership $18 5)capital one $50-$250 6)chase $50-$250 7) bank of america $50-$250 8) macys $25-$100 9) insurance $65 10) car I own

Member Payment Dependent Notes Series 493546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493546	$7,000	$7,000	13.48%	1.00%	March 17, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493546. Member loan 493546 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	James City County	Debt-to-income ratio:	24.24%
Length of employment:	10+ years	Location:	Toano, VA

Home town:
Current & past employers:	James City County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > I am looking to consolidate my credit card accounts into something with a lower interest rate. Trying to tighten things up, like a lot of others.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	53
Revolving Credit Balance:	$29,053.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with James City County?	I am a police officer.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	I am a police officer with James City County. I believe the other question was answered previously, if not satisfacorily please let me know. I do have assistance from my wife who works, I am also in the process of getting a second job.
Hello Your revolving credit balance is 28k , could you please identify what/which cc (balance/rate/payment) you want to consolidate and then break down your other main credit (payments), and also household expenses (mort, food, car, etc, etc.). Thank you very much !	The two main ones that I want to consolidate is a Roomstore loan which has an interest rate of 24%, and some smaller CC's that have smaller balances on them but large interest rates. The Roomstore balance is $3600, the total balances on the other cards total around $3000. I have two credit cards (VISAs) that I have been able to get the interest rate and monthly paymment down to manageable. My mortgage is $1700 per month and has never been late, and my other household expenses total roughly over $500/month. I plan on using my tax refund to take down some of the balance on my Discover Card. And I have a daughter who is in college, who fortunately is receiving scholorship for the majority of her tuition. I also have two other children who are younger and live at home.
Thanks for your prompt answer. What kind of revolving debt remains/ the $21k? (after you secure the $7K loan ). First of all, maybe I should ask if the $28k that shows on you credit report is correct or is that an error? Thanks again	It is correct, part of that is a home equity line of credit that I am current with bringing down, and an automobile loan, that I am also current on.
Hello there, officer - I'm helping fund your loan - Good Luck!!	Thank you very much!!

Member Payment Dependent Notes Series 493562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493562	$2,500	$2,500	7.14%	1.00%	March 18, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493562. Member loan 493562 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	UNITED STATES NAVY	Debt-to-income ratio:	16.29%
Length of employment:	10+ years	Location:	Sherman Oaks, CA

Home town:
Current & past employers:	UNITED STATES NAVY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > Go Navy! Borrower added on 03/10/10 > Thank you

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,400.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where will you be going on vacation?	Type your answer here. Hawaii

Member Payment Dependent Notes Series 493576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493576	$20,000	$20,000	17.93%	1.00%	March 23, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493576. Member loan 493576 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,417 / month
Current employer:	Sasaki Associates Inc.	Debt-to-income ratio:	3.91%
Length of employment:	10+ years	Location:	BOSTON, MA

Home town:
Current & past employers:	Sasaki Associates Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Home improvements to my $700,000 condo including kitchen upgrade and bathrooms.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	4
Revolving Credit Balance:	$185.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $20,000 HIP loan: You reportedly earn $25,417 per month gross income, TransUnion Credit Report reflects $185.00 revolving debts and QUESTION (1)-You need $20,000 HIP loan to remodel your $700,000 condo in Boston? QUESTION (2)-TransUnion CR reflects 2 payment delinquencies within last 24 months- most recently45 months ago Explantion? 03.12.2010 @ 06:28 AM ET.	Yes, I am a principal at an architecture firm, with an average annual income of $305,000 per year. I have been renovating my condo in the South End of Boston for the last 4 months, and would like to push to finish everything at once while the contractor is available, rather than wait and have him restart. That is the need for the $20,000. The only delinquincies I am aware of on my credit report are late payments on a credit card, though never over 60 days. This occurred when I moved to Shanghai for 6 months for work, and admittedly was not great with keeping up with domestic paperwork. With the advent of online banking, however, I now use direct deposit / withdrawl for all of my bills.
What is Sasaki Associates Inc. and what do you do there?	Sasaki Associates is an international design firm (architects, urban designers, landscape architect, civil engineers, etc.) based in Boston and San Francisco. I am a partner in the company (technically a vice president).
How much equity in your $700,000 condo? Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget.	The condo was recently valued at $730,000. I currently have about $120,000 of equity in the home. My total mortgage payment is $3092 per month including insurance, taxes, etc. Condo fees are $642, though I have a monthly rental income from a secondary parking space that is $300, offsetting the condo fees and making them only $342 per month. My car payment is $466 per month. Utilities are approximatley $175 per month. My one credit card is approximately $200 per month. Groceries (I am single) are about $200 per month. Total monthly expenses are typically $4500 - $5000 per month.
Delinquencies (Last 2 yrs) 2 Months Since Last Delinquency 4 Please Clarify.	I believe that I have very few delinquencies on my credit report, and never anything over 60 days. My late payments were a factor of my living in Shanghai for about 6 months for work, and admittedly not being able to keep up with domestic bills. I now use automatic bill pay through my bank to avoid this issue.
Is this planned to be a short term loan? If so, how many months?	Yes, this is planned as a short term loan. I believe the term that Lending Club outlines was 36 months, but I would prefer to pay it off within 12.
So you recently returned from Shanghai?	Yes, much of my work is in Asia, and I am typically there once a month for a week at a time. A project that I was working on recently required a longer stay.
12 months is fine with me. My research show some very impressive projects in Shanghai Therefore, I am funding 50% of your loan so you can complete your condo project.	Thank you very much! Yes, working in China is quite rewarding, as you are able to push the envelope of design a bit further.

Member Payment Dependent Notes Series 493666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493666	$5,000	$5,000	16.07%	1.00%	March 23, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493666. Member loan 493666 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	W.E. Bowers	Debt-to-income ratio:	1.94%
Length of employment:	1 year	Location:	Washington, DC

Home town:
Current & past employers:	W.E. Bowers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > Hello, I have named my fund My Son after my two year old who is my greatest motivation towards a better future. To start off I would like to pay off the remaining balance on my credit card and then move into a larger apartment for him to grow up in. It was my father who taught me the importance of paying a loan off when he co-signed for me when I went to purchase a new motorcycle four years ago. I paid it off in two years with no late payments and also without any speeding tickets! I remember paying it off on half of what I am currently earning through the Steamfitters Local 602 Apprenticeship Program located in Washington, DC. It is required through a contract that we work a minumum of 2000 hours a year and a minimum of 10000 hours total through our five years of training. They have done a great job of keeping me employed even through this down economy. Thanks.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,689.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is W.E. Bowers and what do you do there? Since you are consolidating debt, please list each of your debts (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	W.E. Bowers is a mechanical contractor that specializes in mechanical construction, plumbing and HVAC service. I am currently working as a 4th year steamfitter apprentice helping to install a cooling sysytem for a data center in Ashburn, VA. I currently have a Bank of America credit card balance of 2684$ with an APR of 23.24% and a balance of 2300$ for rent which are the only debts that I have and will both be paid for.

Member Payment Dependent Notes Series 493667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493667	$2,500	$2,500	16.45%	1.00%	March 17, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493667. Member loan 493667 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Concrete Construction Corporation	Debt-to-income ratio:	10.36%
Length of employment:	1 year	Location:	La Mirada, CA

Home town:
Current & past employers:	Concrete Construction Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > I live in a house built in 1955 with all original appliances and no dishwasher. I'm looking to replace the old appliances and add a dishwasher.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	15
Revolving Credit Balance:	$417.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Concrete Construction Corporation and what do you do there? Loan Description?	Concrete Construction is a company that lays concrete foundations for commercial and residential companies. I prep and pour concrete at the job sites. The loan is to get new kitchen appliances. I live in a house built in 1955 with all original appliances that need replacing badly!!
What do you do at Concrete Construction Corp? What was your previous job and how long were you there? Can you please explain your delinquency from 15 months ago. What kind of home improvement are you wanting to do? Lastly, what do Angels have to do with all this?	At Concrete Construction I prep and pour concrete on our jobsites. My previous job was for a company called ACCO Engineered Systems and I was a sheet metal worker. I worked there for over two years until I received a better package at the company I'm with now. My delinquency from 15 months ago is the only payment I've ever missed and it was due to me paying off a card and then they said I had a interest balance of $1.27 that I was not aware of. I pay all of my bills ontime and never miss any payments. The home improvement I'm planning to do is for my kitchen. I live in a home built in 1955 and the appliances are old, outdated and not working well. I plan to replace the old ones and also to add a dishwasher. Angels are just my favorite baseball team.

Member Payment Dependent Notes Series 493691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493691	$6,000	$6,000	9.88%	1.00%	March 17, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493691. Member loan 493691 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	University of Rochester	Debt-to-income ratio:	3.31%
Length of employment:	3 years	Location:	Rochester, NY

Home town:
Current & past employers:	University of Rochester
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > I am currently a 3rd (of 5 1/2) year Ph.D candidate at the University of Rochester (NY) in the Biochemisty/Biophysics Department. Right now, I am making a research assistant salary, however, in the future I hope to pursue a career in a crime lab, at the state or federal level. This loan will help me pay for an engagement ring for my girlfriend and pay for a trip back to my hometown in Kansas. I will also use this loan to relieve myself of my remaining credit debt. I am an excellent borrower - I have borrowed money and paid for my car, taken and paid back a lien on my car (both loans were paid off early), never had a late credit card payment, never gone above my credit limit, and have a steady job to pay this loan back.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,702.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at University of Rochester? When do you anticipate the wedding will be? Will you be moving after the marriage? Thank you in advance for your answers.	I am a Ph.D. candidate in the Biochemistry & Biophysics department. Essentially, I get paid to do research for the University of Rochester, which in turn helps the university get funded federally through NIH or private organizations (e.g. Bill and Melinda Gates fund). My wedding probably won't be until next year sometime (hopefully, next summer), but we've had several discussions and don't have an exact date. We will probably stay in the Northeast, MA, ME, VT, NY, CT, DE, etc., but it depends on where I get the best job offer. Feel free to ask any other questions!
What are you other $ monthly costs (rent, utilities, phone, gym etc)?	$400 for rent, ~$60 for electric/heat/air, $40 for phone, ~$10 for water, $15 for garbage pick-up, ~$100 for fuel, ~$100 for groceries, $20 for internet/basic cable
First, thanks for contributing to society and performing the research you do. I have a couple of questions: 1. What grant are you currently doing research on on how much longer will that grant be available? 2. What other grants are you applying for should the current one run out?	I don't know the grant number specifically - I could look it up if you are interested - We are funded primarily through NIH. Our lab is an in vitro biochemistry lab. The focus of our lab over the years has been on the mechanisms of Okazaki fragment processing during replication on the lagging strand of DNA. My research focuses on the mechanisms of a DNA repair pathway called Long Patch Base Excision Repair. I am looking at its function in telomeres as opposed to non-telomeric regions. I know our grant is an RO1 type grant, which is a 4-year grant and my P.I. has had the same grant for over 30 years, after each 4 year period he successfully has it renewed. I imagine he will re-apply for the same grant. As a grad. student, I'm not entirely privy to all of the grant writing, but I'm not shut out of it. I imagine when we re-apply (within the next 2 years), I will write a portion of it.

Member Payment Dependent Notes Series 493703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493703	$4,000	$4,000	12.73%	1.00%	March 19, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493703. Member loan 493703 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,067 / month
Current employer:	Franchise Tax Board	Debt-to-income ratio:	8.73%
Length of employment:	10+ years	Location:	ROSEVILLE, CA

Home town:
Current & past employers:	Franchise Tax Board
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > I have worked with the State of California for 27 years. Currently I am a Personnel Specialist. I plan on consolidating the following bills: Visa, Target, Walmart, JC Penney`s and 2008 taxes.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	69
Revolving Credit Balance:	$3,000.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Franchise Tax Board and what do you do there? Since you are consolidating debt, please list each of your debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	State of California Franchise Tax Board. I am a Personnel Specialist. Consolidating Visa, Walmart, Target, JC Penneys, 2008 Taxes. Dell will not be paid off.

Member Payment Dependent Notes Series 493713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493713	$11,200	$11,200	14.22%	1.00%	March 19, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493713. Member loan 493713 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	It Works Marketing	Debt-to-income ratio:	16.97%
Length of employment:	2 years	Location:	Kentwood, MI

Home town:
Current & past employers:	It Works Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > This loan will be used to consolidate debt from two credit cards and a current lending club loan. We have never been late or missed a payment of any kind on any loan--ever. Please refer to our current Lending Club loan for our payment history. My employment history is very stable with a rapidly growing company. We would like to consolidate our current Lending Club loan with our credit card debt to get down to just one payment each month. Please email us with any questions. Thanks! Borrower added on 03/12/10 > I would like to point out that the information on my credit summary is slightly outdated. Lending Club is displaying my credit utilization at roughly 94%. In reality, because of recent payments and an automated limit increase on my AMEX, it is actually much lower. Here are the current balances on each of our three cards along with their limits. Amex - $2900 / $3000 Capital One - $1700 / $2000 Citi - $1200 / $6000 Total: $5800 / $11000 = 52.7% I'm not sure if this makes much of a difference to the investors, but I wanted you to have the most up to date information. Thanks!

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,729.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is It Works Marketing and what do you do there?	It Works Marketing is a health and wellness company that sells nutrition products--supplements, skin care, etc. I work on the corporate team and manage a group of designers and the video production team.
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with the total amount for these monthly expenses. This is to show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that would apply to your financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.)	1) Answered in last question - please let me know if you require more detail. 2) Consolidating credit cards: Amex - 2900 - 15% Capital One - 1700 - 18% Citi - 1200 - 27% 3) Rent - $700 Car Insurance - $75 Utilities - $150 Phone, Internet, TV - $250 Food - $600 Student Loans - Show up on my credit report because I am a co-signer but my parents make those payments and have assumed that debt entirely. Total - $1775 4) We have $3000 in savings and my salary alone meets our monthly obligations with several hundred to spare (including this new payment amount from Lending Club). Also, my husband is graduating from college in a couple months at which time our income will increase substantially.
Other than requesting this loan, what actions have you taken to reduce your debt and maintain it at a lower level, moving forward?	This debt has accumulated because my husband was not working and was taking classes. Also, my husband had a few old medical bills that we wanted to get out of collection and paid in full so his credit score will increase. As far as reducing debt is concerned, we have paid our vehicles off and we are now paying down high interest student loans. My husband will be returning to the work force soon and we expect to steadily reduce our debt each month.
Can you provide info on the current LC loan you will also consolidate" rate? how long has it run for? what did it cover (prior CC debt or other purpose)?	We have had the other LC loan for about a year now. We took out that loan to cover excess wedding expenses. We paid cash for most of our wedding but we fell about $4000 short. We prefer to use lending club because it keeps our credit scores high (by keeping a low credit utilization rate) for future vehicle or home purchases.

Member Payment Dependent Notes Series 493727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493727	$2,500	$2,500	6.39%	1.00%	March 19, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493727. Member loan 493727 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	kraft foods	Debt-to-income ratio:	7.05%
Length of employment:	10+ years	Location:	LOVELAND, CO

Home town:
Current & past employers:	kraft foods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,629.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at kraft foods? Loan Description?	I am a salaried, plus bonus sales representative.

Member Payment Dependent Notes Series 493758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493758	$7,500	$7,500	12.73%	1.00%	March 22, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493758. Member loan 493758 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Tulalip Casino	Debt-to-income ratio:	9.84%
Length of employment:	7 years	Location:	lynnwood, WA

Home town:
Current & past employers:	Tulalip Casino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,420.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tulalip Casino and what do you do there?	The casino is a tribal Gambling Casino. I have been a Supervisor there for 7yrs
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	I will be paying off (hopefully) One major CC debt. It was through Washington Mutual,,,now Chase. That one is over 3,000...I dont know any of the APR's truthfully. It depresses me to even know how much more I am paying on my debt. I just know it has to be paid and paid on time. Other smaller bills are JCPenny,Macys,Capital One and Nordstrom
A detailed explanation of what the loan is going to be used for, etc. etc. attracts possible lenders. Explaining how you plan on paying us back, telling us a little about yourself even attracts more. Thank you	The loan will be used to pay CC bills that I have. I do pay my bills on time and just want to consolidate and make it one lump sum. I have worked at my job for 7yrs as a Supervisor in a Casino. I love it there and work as much as possible. At least 40hr weeks,,,but overtime almost every month.
You should contact Lending Club, and give them all of the information that they need to speed up the APPROVAL process. You will attract a LOT MORE investors!! If you don't do this, your loan might not get funded 100%. I would like to invest but not if your loan doesn't get funded. Thank you very much.	Ok ty
You should contact Lending Club, and give them all of the information that they need to speed up the APPROVAL process. You will attract a LOT MORE investors!! If you don't do this, your loan might not get funded 100%. I would like to invest but not if your loan doesn't get funded. Thank you very much.	ok ty
Your revolving credit balance is over $12,420 yet you are only asking for $7,500. Can you explain why you aren't asking for the other $4,000? Also, Can you list your monthly expenses and emergency funds/plans for repayment? Do you receive child support or any other financial assistance? Thank you	The other money is at 0 percent interest. I have 401k if I end up with financial difficulty. I can get a loan from that. I dont forsee that happening. I have no problem keeping up with the bills I have now..I am a responsible adult. No I don not..or have never recieved child support or financial assistance. Monthly bills are 800 rent,about 150 pud,35 water,90 phone,100 cable
I will fund this loan if you list the APRs. If you can't even list those why would you even refinance if you don't know if this rate is better for you? Hope things are going well for you though, single moms are heroes.	When I applied for this I had just sent all the bills that I plan on consolidating so the info was not at hand. I do know that when I would pay 40 on one it took 20 for finance charge. That would have taken me forever to pay off. Thanks
Congrats on debt reduction. If you do not know the APRs, how do you know that a loan at 12.73% is better? In the last three months, have you added any more debt to the cards you listed? What else have you changed in order to change lifestyle and spend less?	No I have not been using credit cards. That is the main reason I want to consolidate. I see I can live day by day with cash and want to eliminate my debt as soon as I can without using my 401k to get a loan or borrowing from my parents. I really have only changed my lifestyle in the way of working overtime which keeps me home more and not going out and buying things my son and I don't need Thanks
Thank you for your responses. Being a single mom is tough enough and especially without receiving any financial assistance. I'm happy to help fund your loan. If financial difficulty were to arise, please try other options before touching your 401K. Hang in there Mom.	Thanks so much!

Member Payment Dependent Notes Series 493795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493795	$5,000	$5,000	12.73%	1.00%	March 17, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493795. Member loan 493795 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Federal Aviation Administration	Debt-to-income ratio:	5.86%
Length of employment:	< 1 year	Location:	Watervliet, NY

Home town:
Current & past employers:	Federal Aviation Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I recently got a great paying job with the government. I am looking to purchase a house and just need a little assistance with the down payment. My wife and I have a combined income of over $75,000. We can consistently pay the loan.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,589.00	Public Records On File:	1
Revolving Line Utilization:	31.40%	Months Since Last Record:	24
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the Federal Aviation Administration, and since you have been there for less than a year, please provide previous employment history? Thank you in advance.	Thanks for the question. I'm an air traffic controller. I'm still in training, but progressing very well. I'll be certifying at my next position in less than one month, which will bring my income to $55,000. I was previously with Delta Air Lines for 3 years. I was a customer service agent. My wife holds a full time position with a local company in our area as a Customer Service Coordinator at $30,000 yearly. Thank you for looking at the loan and asking the question!
Could you please explain the Public Records 24 Months Ago?	Absolutely... In my adolescent years I made some poor decisions regarding my fiances and credit. The Public Record was a small claims court case which I settled over two years ago. I've since grown up, got married, got my dream career, and am trying to complete that with a home. My wife and I are pre-approved for a FHA loan with a local bank - First Niagara. Our monthly expenses are very minimal.
Have you included your payment to Lending Club in your pre-approval with First Niagara? Thank you.	Yes, I have. We factored in $170 extra monthly for the approval.

Member Payment Dependent Notes Series 493816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493816	$10,000	$10,000	14.59%	1.00%	March 19, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493816. Member loan 493816 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,525 / month
Current employer:	Comprehensive Logistics	Debt-to-income ratio:	9.51%
Length of employment:	8 years	Location:	warren, OH

Home town:
Current & past employers:	Comprehensive Logistics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > My wife and I have had a rough couple of years paying for college for 1 son and attempting to save for another. My wife lost her job about 3 years ago in the mortgage industry as an underwriter. She has finally accepted a position that will in time get her back to her salary level she worked for. We were forced to pay for tuition with credit cards and to be honest we have been paying for that mistake every month. We appreciate the consideration given during this process. We have good but not perfect credit but are diligent in our payment history. We hope that our efforts will be rewarded with the loan amount that we are requesting. Thank you.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	55
Revolving Credit Balance:	$16,026.00	Public Records On File:	1
Revolving Line Utilization:	47.30%	Months Since Last Record:	29
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Comprehensive Logistics and what do you do there?	Comprehensive Logistics is a privately owned company operating in Youngstown Ohio. Their primary revenue derives from warehousing and just in time delivery of value added processed parts to several automotive companies. I personally run a facility that supplies Ford production of the Econoline vans.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	I will answer as you have listed. 1. Comprehensive Logistics, warehousing and value added services for automotive manufacturing. I am a plant manager for a contact with Ford Motor Co. 2. Consolidation of: a. Credit Cards; 5 accounts = $11,964.26 @ 24.9% avg payments = $378/mo b. Retail Cards; 6 accounts = $4,360.42 @ 28% avg payments = $212/mo c. Vehicle; 2006 Dodge Charger = 7081.78 @ 11.25% payment = $420/mo Not included = 2006 Ford F150 = $550/mo @ 0% 2007 Yamaha = $144/mo @ 7% Monthly expenses: a. Mortgage = $682.51/mo b. Utilities = $297/mo c. Tuition = $486/mo d. Insurance = $147/mo e. Food = $600/mo 4. Pertinent Information; a. Salary reduced from June '09 to Feb '10 b. Postponed IRA payments indefinitely c. Wife's income has lowered significantly since 2007, currently at 40% of past earning d. Have some funds in 401(k) that we hope we don't have to tap into. e. This loan will save me over $200/mo on my usual payout
Great, my final Qs Clarify the 1 Public Records 29 Months Ago And 2006 Dodge Charger = 7081.78 @ 11.25% is lower interest than LC loan?	The public record is from an ambulance bill that I have been fighting for 2 years. My insurance company at the time sent paid the actual ambulance company months after an accident that I had. The ambulance company had already turned it over for collection. I have asked them on a number of occasions to remedy the situation and they have yet to respond even though they admit to being paid. On the interest rate, I wasn't sure what the rate was and honestly guessed. I can find out if you would like the actual.
Please explain the public record 29 months ago. Thank you.	This is a collection for an abualnce bill I received a couple of years ago. My insurance company paid the bill after the ambulance company turned the bill into a collection agency. I have asked several times for this to be corrected with the ambulance company to no avail.
you say that you are consolidating CC (5 accounts = $11,964.26), retail Cards (6 accounts = $4,360.42) and Dodge Charger (7081.78) but this adds up to >23K not the 10K you are requesting for this loan. Can you clarify this?	The orignal amount requested was 16K to cover the retail and credit accounts. During the process I was informed that I qualified for 22+K. I decided to accept that amount and add the car payoff to the items to cover. After underwriting took place it was decided that I didn't have enough credit "experience" to warrant the 22 or 16K offer and that 10K was what was being offered. Depending on how I disperse this amount could actually increase my monthly payout. I am hoping to speak to someone early next week to see if an adjustment back to the original request of 16K can be made.

Member Payment Dependent Notes Series 493821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493821	$15,000	$15,000	9.88%	1.00%	March 23, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493821. Member loan 493821 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Einstein bros bagels	Debt-to-income ratio:	21.07%
Length of employment:	4 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Einstein bros bagels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > I have a solid payment history with all my credit cards and want to get more control of my financial situation with one payment that will allow me to pay off my debt within a certain time frame

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,052.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Einstein bros bagels and what do you do there?	Einstein Bagel is a quick service restaurant owned by New World Restaurant Group located out of Golden Colorado. My position is General Manager
Please supply monthly expenses. Thank you.	Type your answer here. Mortgage 945.00. Groceries 300.00, Gas for vehicle 90.00, Utilities 200.00 Entertainment 100.00
You are carrying a lot of debt, in my opinion. Have you taken any action to either cut spending or increase income?	My debt is from 5 years of caregiving for an ill parent because she had no health insurance. I have cancelled most of my credit cards and have taken steps to pay more than the minimum payments to lower my debt load. My income only increases with quarterly bonuses which range from $50 to $1500. I have a savings account whiich I transfer funds into weekly and is there for emergency purposes, such as medical or job loss
Are you continuing to bear the cost of your parent's health care?	Type your answer here. The cost that I am bearing is not my parents actual medical bills, but the cost associated with their care, such as day care, diapers, time off from work ( which was a big portion of it) , transportation and housing, since I did not want or afford to put her in a nursing home. I used my credit cards to live on for a period of time while caregiving for my parent. I was on FMLA from work and had no additional income.

Member Payment Dependent Notes Series 493840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493840	$24,250	$24,250	18.30%	1.00%	March 23, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493840. Member loan 493840 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Patzik Frank & Samotny	Debt-to-income ratio:	15.41%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Patzik Frank & Samotny
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Punctuality is the soul of business - and I have always been, and always will be, punctual. Borrower added on 03/11/10 > I am a legal assistant with a mid-sized law firm in Chicago. Before my present employer, I held a lateral position in Washington DC. While I am able to cover my payments for medical/credit card debts (ranging from 2-10K, apr 16-32%), the number of payments on various due dates, not to mention the interest rate, is overwhelming. I am working hard to be out of debt in 36 months and know it is possible with assistance. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,178.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $24,259 DC loan questions: (1)-TransUnion Credit reflects $18,178 revolving debt balance. Loan requests $24,250. What specifically is extra $6,072 (less origination fee) intended to do? (2)- Borrower Profile reflects Length of Employmnet @ current employer as < 1 year (less than 1 year). How long have you worked for Patzik, Frank and Samotny Law Firm? Thanks in advance for expected answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.12.2010 @ 06:05 AM ET	Thank you for taking the time to inquire. "(1)-TransUnion Credit reflects $18,178 revolving debt balance. Loan requests $24,250. What specifically is extra $6,072 (less origination fee) intended to do?" From my understanding, outstanding medical bills would not appear on this report as revolving-as I cannot reuse the credit, or at all, as long as I made timely payments as I always have. I have insurance through work, but high deductibles that have accumulated over time (ongoing care from injuries sustained by being passively involved in a car accident). "(2)- Borrower Profile reflects Length of Employmnet @ current employer as < 1 year (less than 1 year). How long have you worked for Patzik, Frank and Samotny Law Firm? Thanks in advance for expected answers to BOTH questions." I have worked with my present employer since 06/09. Previously, I worked with a different firm in Washington, DC and have been a legal assistant since I graduated college in 2005. I have no outstanding student debt. Thank you again for your questions, I hope they have been answered to your satisfaction. Please let me know if there is anything else I can assist with.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	I recently moved - potential landlords/ utility companies. I have credit cards, but no loans.
Me again. Thanks for your prompt reply. I'll be joining other small investors; together we'll help to fund your requested $24,250 loan. FOLLOWING IS AN ADVANCE "HEADS UP" INFO: If by the end of next week Lending Club Home Office Credit Review Team did NOT contact you to start employment and/or income verification process, then you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item independent verification other item. After verification process completed, on-screen application available to lenders reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until REQUIRED process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan 100 percent funded, net proceeds are quickly deposited by Home Office into your bank account- usually next day. Be PROACTIVE required credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES AN UNDUE DELAY. Hope information helpful to first-time borrower (yourself). Semper Fidelis(USMC Motto) Member 505570 USMC-Retired-Investor 03.12.2010 @ 7:55 AM ET.	Thank you for this useful information! I will undertake immediately.
1) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 2) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thank You	Net Monthly Income - Approx 3400 Budgeted for: Rent - 895 Gas/electric - 150 Phone/internet etc. - 200 Gym membership - 120 Groceries/entertainment, etc. 300 Misc. Transport* - 50 Misc. Medical** - 120 * - Pre-tax contribution through employer for public transportation not included in net income. ** - Pre-tax medical insurance contribution through employer not included in net income. Credit card payment - budgeted $1000 Payment plan for previous meidcal care - $200 These budgeted amounts are more than the minimum payments presently required as well as greater than the scheduled repayment to the Club would be. Upon receipt of the loan, I would immediately eliminate these debts, therefore enabling me to very comfortably make the proposed payments. While my job security is incredibly high, should the unthinkable happen, my parents are in a position to support me financially. However, as I am more than able to do so myself, that is my goal. Thank you for your questions.
I will funding part of your loan. $120/month for gym, must be nice! whatever happened to running outdoors (no need to answer haha)	Ha! You aren't from Chicago are you . . . think of it as preventive care: the ambulance/ crane to pull me out of a snow drift alone would be more expensive than a year's worth of dues...(And no, not part of the requested amount! :) In all seriousness, I recognize it is a luxurious expense. If ever necessary it would be one of the first things to be examined. But as previously mentioned, I do not struggle to meet payments, but the multitude of them seems unnecessarily stressful. Though it was a joke, I do appreciate you taking the time to read carefully - and appreciate your support. Thank you.
Lenders fund P2P borrower unsecured loans relying on borrower provided brief Profile, L C Credit Review and TransUnion Credit Report condensed line totals, i. e, your $18,178 revolving debt total balance known but not balances owed each credit provider. Individual lenders do not 100 pct fund any borrower loans. Lenders unite and fund selected loans. A similar $24,250 loan paying a 18.30 pct APR typically attracts 250 to 350 lenders. Lenders diversify against noncollectable charge-off; < $100 invested per loan is the norm. Currently loan attracted 87 small investors; $6,825 and is 29 pct funded. Investing in loan enables L C management to collect origination fee, but if the borrower intent is to pay-off loan in ultra-short 2-3 months result is not lender productive. Reason because lender receives mere pennies in earned interest. Before I commit $250 (more $ later) to help fund loan's balance my question is: Intended length of time to retain loan before full payoff; < 1 year? Or 1 to 2 years? Or maximum 3 years limit? Advance thank you for reply. USMC-Retired-Investor sent 03.17.2010 @ 10:53 AM ET. P.S.-Happy St. Patricks Day too!	My intent is to repay in the terms set out forth the loan agreement. The ability to comfortably, consistently budget will pay off (for all involved, it seems) in the long run. Thank you again for your assistance and consideration. Sl??inte!
You graduated in 2005. Your credit report shows that your earliest credit line was is 1991. Did you complete college later in life? Some other reason? Please explain discrepancy in years. Thanks.	No, I graduated college at 22. I believe my father wanted to establish a good credit history - on an account that is obviously now defunct. Thanks for your question!
I am confused - are you saying that 1991 is your father's earliest credit line, not yours?	No, I'm saying he opened a line of credit in my name so that I would have an established history when it came time to look at options for college.

Member Payment Dependent Notes Series 493887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493887	$8,000	$8,000	16.07%	1.00%	March 17, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493887. Member loan 493887 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	government	Debt-to-income ratio:	14.18%
Length of employment:	10+ years	Location:	columbia, SC

Home town:
Current & past employers:	government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > Wanting to add to our family. Lost a baby girl and want to do invitro to get a female. Worked out all the financial aspects and can totally afford this loan. Please help!

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	8
Revolving Credit Balance:	$5,222.00	Public Records On File:	1
Revolving Line Utilization:	36.00%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "government" and what do you do there?	I am employed by the US Army at Fort Jackson, SC. At present I am the Executive Officer at a Basic Combat Training unit. In the next 2-3 months I will be promoted to Captain and take command of my own company.
RE: $16,000 Medical Expenses loan questions: (1)-What "Government" is your emp[oyer? (2)-Position (JOB/What you do) @/For that "government"? (3)-TransUnion Credit Report reflects Public Record on File from 69 months ago. Court judgment? Lein? Taxes? Bankruptcy? If banktuptcy, was it Chap 7? (debtor asset liquidation) Chap 11? (debtor reorganization) Or Chap 13? (Business asset liquidation) (4)-TransUnion Credit Report reflects 2 current creditor payment delinquencies within past 24 months- most recent delinquency was 8 months ago. Explanations are? Thanks in advance for expected answer to all FOUR questions. Member 505570 USMC-Retired-Investor 03.12.2010 @ 05:52 AM ET.	I am an executive officer at a basic training unit at Fort Jackson. U.S. Army. Not sure what the public record would be from 69 months ago. I've been with my wife for 7 years now and we have had great credit since we have been together. We ALWAYS pay all of our bills! I have never filed for bankruptcy. Can I ask what the delinquencies are in the past 24 months because to my knowlege, there aren't any. I get in trouble at work if I do not make payments on anything. I will have to look into that. Just to let you know, I can set up an automatic deposit to pay back the loan, every month it can come directly out of my check. My wife wants this baby so bad!
XO, Congratulations pending USA advancement LT to CPT, assumption company commader duty, increased responsibility. L C lenders view condensed version TransUnion Credit Report that reflect line totals and NOT individual items- 1 Public Record on File, 2 creditor reported payment delinquencies. Lenders CANNOT determine exact Public Recod on File and identity each creditor reported delinquency. Answers are contained within full version your TransUnion Credit Report. Credit Report (CR) Public Record on File (PROF) issue. PROF could have been entered into court public records because you were secondary defendant to court judgment or lien or erroneously entered under name similar to yours. PROF probably will NOT adversely affect your obtaining no collateral required Lending Club personal loan. Negative fact is APR interest rate charged is higher than CR without PROF listed. PROF could become BIG problem especially if you want to finance or refinance "Big Ticket" items, e.g., obtain 1ST or 2ND home mortgage, or Home Equity Line of Credit (HELOC), or be co-signer for credit granted to another person, etc. To resolve PROF issue: 1. Lending Club Home Office, Redwood City, CA exclusively uses TransUnion CR's. Go on-line to www.annualvreditreport.com. Website provides FREE annual CR's three primary credit reporters- Experian, Equifax, TransUnion. Your TransUnion CR numeric credit score is within 660-678 range; therefore NO requirement to buy optional cost numeric credit score from primary credit reporters. At website print ALL 3 CR's. You need all 3 CR's because data that is reflected on 1 CR may not be reflected on other 2 CR's; on 2 CR's may not be reflected on remaining CR, etc. 2. TransUnion CR will list PROF and location legal document filed, e.g., city, county court name and state. 3. At Clerk of the Court website locate Public Records Search. Using identifying Name, SSN, DOB search Public Records database. Search will produce PROF and identify where documents were recorded within court filing system, e.g. Book Number, Page Number, cross-references, etc. 4. Locate Book Number and Page Number and print PROF. Documents will identify all parties involved in legal proceedings- lenders or plaintiffs and debtors or defendants. Plaintiffs could be persons, utilities (cable TV, electricity, natural gas, propane gas, water-sewer, telephone, etc.) or companies that extended personal credit lines (banks, credit cards, credit unions, small loan firms, etc ). Defendants include both primary and secondary (co-signer authorized to receive personal services or credit to be extended beneficiary). Contact ALL parties involved and determine PROF resolved (satisfied). If PROF unresolved, contact all plaintiffs or lenders and settle matter in timely manner. If PROF resolved than plaintiff or defendants (you and others involved) can petition court and have PROF status changed to satisfied (resolved) or removed (deleted) from existing public records. Courts require positive proof (paid receipt, or notarized letter from plaintiff or lender, etc.) that PROF actually satisfied (resolved) before any corrective action will be undertaken. 5. Process can be accomplished at little (i.e., less than $10) or no cost to you- including filing no-cost petition- to have court change PROF status to satisfied (resolved) or removed (deleted) from existing public records. Hope this helps you to resolve your current situation. Member 505570 USMC-Retired-Investor 03.12.2010 @ 11:21 AM ET	I thank you for the information. I ran into this problem 2 years ago when I bought my home here in SC. I had submitted these documents and had been told this had been removed. I failed to check on the status. I will persue this further over the next few days.
XO, L C Home Office Credit Review Team modified loan from $16K to maximum 8K. Loan 17 percent funded; loan definitely will fully-fund because US Army employer-active duty military. I recommend you accept fully-funded loan; net proceeds can be initial (partial) payment to start required medical procedures; difference arranged through medical provider lender. Reasoning why: Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for second loan after 6 months current payments in an existing Lending Club loan. You can only have maximum of 2 loans in active repayment status on Lending Club...End Quite AND Re: Lending Club Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 Quote..."You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan fully-funded, issued and member borrower payments are current for 6 months, subject to Lending Clubs' stringent member borrower credit review requirements, the member borrower can list another loan for lender consideration and funding. Borrower can advantageously use this information in the future to secure additional $8,000 loan and pay-off in-full loan acquired through in-vitro fertility services medical provider. Hope this helps in your situation. Member 505570 USMC-Retired-Investor 03.13.2010 @ 3:21 PM ET..	You say the 8,000 should fully fund, so does it normally take the whole time to fund? There are only 10 days left and not even 25% funded yet!? Thanks for your help!
25 pct funded. Q: Did LC Credit Review Team contact and start REQUIRED Credit Review? If NOT refer bottom Home Page "Contact US" Member Support Dept email address/TF phone number. After Credit Review process completed and loan's on-screen application viewed by lenders updated loan will attract lenders and quickly 100 pct fund. Active duty military and all civil service borrowers much in demand because job security. Would a Marine Corps E-8 lead an Army O-2 astray? (Smile!) Member 505570 USMC-Retired-Investor 03.15.2010 @ 12:50 PM ET	LOL, thanks!
XO, Your on-screen loan application both Income Verification (check-marked) and your Credit Review status completed and upgraded to "APPROVED". Loan now attracted 70 lenders, 53 pct funding and 9 listing days remaining. This morning I will invest $250 your family fertility project loan. Within couple days loan will fully-fund remaining $ balance. Mission sucessfully accomplished- that is almost completed. Member 505570 USMC-Retired-Investor 03.16.2010 @ 07:49 AM ET	Thank you for all your information and helping with our family's goal of having a little girl. I truely appreciate your help.
Hi! You don't need to respond, but I just want to say "thank you!" for your service to our country! I will gladly help you and your wife get your baby girl.... Good luck and I hope it goes well for you two!!!	Thank you SOOOO much. We really appreciate it.
I'm interested in funding your loan. Can you tell us what your monthly expenses are (mortgage, car, student loans, credit card, etc.)? Also, does your wife work and if so what is her monthly income? Thanks and good luck!	My husband is active duty army. I am a full time nursing student. I have one year left to get my degree. My husband brings in (with our rental property) over 7,000 a month and after every bill including daycare we are left with 3500.00. I hope this helps. Thanks for the consideration.
The Army will pay for invitro, I know this for certain...look into it.	Thank you we will. But in our case it is not a conception or fertility problem and I am not sure it will be covered.

Member Payment Dependent Notes Series 493897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493897	$17,500	$17,500	13.85%	1.00%	March 22, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493897. Member loan 493897 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,106 / month
Current employer:	Toshiba American Medical Systems	Debt-to-income ratio:	23.19%
Length of employment:	10+ years	Location:	Garden Grove, CA

Home town:
Current & past employers:	Toshiba American Medical Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Last year when the major banks and Wall Street needed the bail out, my credit score was in the upper 700's and the interest rate on my then, Washington Mutual credit cards was around 9%. I have always paid on time and more than the minimum payment. After the bail out and Chase's purchase of my bank, they reduced my available credit and hiked up my interest rate to 29.9%, yet nothing has changed in my finances, my budget or my behavior. I have an excellent payment history. I will use the funds to pay off the Chase cards, revive my credit score and get back on track. I am hoping to purchase a home for myself, my fianc?? and my 2 young daughters (6 & 9) in the near future. I have worked for Toshiba for 10 plus years and am a senior with the company, in a very secure position. I currently rent from a long time friend for $600. per month and have no car payment and live with in my means. Where I used to have nearly $1000.00 a month to dedicate to my savings and future, I now send a majority of that to Chase for interest and payments. I am dedicated to paying off my debt and creating a secure future for my family and myself.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,274.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are refinancing debt, please list each of your debts (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, as well as the ones that *will* be paid off with this loan. Thanks!	Wescom: $3324. interest rate =15.90%fixed/ not paid Discover Sam's $246.85 interest rate= 22.90% not paid Sam???s club card $625. interest rate=16.6% not paid Chase #4732 $7970.62 interest rate=28.24% variable PAID (used to be 9%) Chase #6897 $5681.34 interest rate = 20.% variable PAID (used to be 16%) Chase #8954 $5266.13 interest rate=28.24% variable PAID (used to be 10%) Discover #5613 $0. paid in full. Cap One #2002 $1828.54 interest rate=22.% not paid Cap One#1211 $1466. interest rate=22% not paid Health Assoc. $3500. interest rate= 15.24% fixed/ not paid *In a recent insert from my Chase card #4732 it states that I will be paying $26,724.00 for my $8062.08 debt and similarly for the other 2 Chase cards. When I called Chase to ask why they lowered my available credit and raised my interest when I have never been late and have always paid over the minimum, they offered no explanation and if I was unhappy to close them and pay them off. This was at the same period of time that the President signed in to law the new credit card laws. I wish to pay off this debt as quickly and as financially responsibly as possible, so I can offer a better life for my children. I have $3000.00 that I will be using to cover any remainder on the Chase cards and to pay off my other debts as quickly as possible. Most of my debt has been accumulated due to my divorce and custody battle with my former wife. I filed for divorce in 2002 and it was finalized in 2008. (6 years) She continually drug me in and out of court nearly every other month during this time. I had to pay attorney fees for each appearance. The court gave us 50/50 shared custody in 2008. In 2009, we went back to court because my children were struggling and telling me that ???mom??? was ignoring them, fist fighting with her boyfriend and hitting them. I again had to pay attorney and court fees and for a court ordered 730 exam (exam cost, $3000.) to prove her unfit and to prove she was violent and neglecting our daughters. I now have custody of my girls.
Have you changed your spending and charging habits? You have accumulated a large amount of debt.	Yes I have changed my spending habits and charging habits. I have cut out the ???extras??? like eating out, dry cleaning, lowering the plan on my cell phone, etc. and only paying cash. I now keep most of my cards in my safe. My hope is to pay them off and eventually close many of them, although I do worry that closing them will lower my credit score as it has in the past. I am seeking to pay off or consolidate my debt across the board to lower interest rates and to pay off this debt as quickly and as financially responsibly as possible, so I can offer a better life for my children. I have $3000.00 that I will be using to cover any remainder on the Chase cards and to pay off my other debts as quickly as possible. I work swing shift at work and my fianc?? watches my girls so I don???t have to pay for child care. Most of my debt has been accumulated due to my divorce and custody battle with my former wife. I filed for divorce in 2002 and it was finalized in 2008. (6 years) She continually drug me in and out of court nearly every other month during this time. I had to pay attorney fees for each appearance. The court gave us 50/50 shared custody in 2008. In 2009, we went back to court because my children were struggling and telling me that ???mom??? was ignoring them, fist fighting with her boyfriend and hitting them. I again had to pay attorney and court fees and for a court ordered 730 exam (exam cost, $3000.) to prove her unfit and to prove she was violent and neglecting our daughters. I now have custody of my girls.
Can you please list your current monthly expenses, WITHOUT the loan. As well, please list your credit card payments on each card. I will invest, only AFTER I receive all requested information. -Thank you in advance for your response.	Rent $600.00 Utilities are included in rent $0. Phone/Cell Phone $90.00 Cable/Satellite $90.00 Groceries/Household Supplies $600.00 Gas for Cars $150.00 Repairs/Oil/Maintenance $27.00 Insurance (Car) $55.00 Cards/ Loans Bal. home depot 0.00 /$0.00 Wescom 3,324. /$141.00 Discover (Sam's) 246.85 /$15.00 sam's club card 625. /$35.00 Chase 7,970.62/ $283.00 Chase 5681.34 /$131.00 Chase 5266. /$165.00 Discover 0.00/ $0.00 Cap One 1,828.54 /$33.00 Cap One 1,466. /$29.00 Health Assoc. 3,500.00 /$140.00 Total $2,484.00
What are your monthly expenditures?	Rent $600.00 Utilities are included in rent $0. Phone/Cell Phone $90.00 Cable/Satellite $90.00 Groceries/Household Supplies $600.00 Gas for Cars $150.00 Repairs/Oil/Maintenance $27.00 Insurance (Car) $55.00 Cards/ Loans home depot 0.00 $0.00 Wescom 3,324. $141.00 Discover (Sam's) 246.85 $15.00 sam's club card 625. $35.00 Chase 7,970.62 $283.00 Chase 5681.34 $131.00 Chase 5266. $165.00 Discover 0.00 $0.00 Cap One 1,828.54 $33.00 Cap One 1,466. $29.00 Health Assoc. 3,500.00 $140.00 Total $2,484.00
Congratulations on taking care of your daughters. I am funding your loan.	Steve56, They are my life, I would do anything to keep them safe and protect them from any harm! From from my girls and myself, I thank you for you help, truely, thank you!.

Member Payment Dependent Notes Series 493922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493922	$10,000	$10,000	12.73%	1.00%	March 23, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493922. Member loan 493922 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Trinity Clinic	Debt-to-income ratio:	2.71%
Length of employment:	2 years	Location:	gladewater, TX

Home town:
Current & past employers:	Trinity Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,250.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Trinity Clinic and what do you do there?	It is a pediatric doctors office and I am a medical assisstant for one of the pediatricians.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	1. Trinity Clinic is my employer. It is a pediatric doctors office and I am a medical assisstant for on of the pediatricians. 2. consolidating debt, $15,000, $300/mo. 3. Rent- $600 household bills-$200 other expenses/misc bills-$500 total-$1300 4. I have never missed or been late on any of my payments and I have backup assisstance from family members if needed to make my payment.

Member Payment Dependent Notes Series 493940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493940	$14,500	$14,500	7.88%	1.00%	March 23, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493940. Member loan 493940 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Advanced Marketing Strategies	Debt-to-income ratio:	0.25%
Length of employment:	10+ years	Location:	San Diego, CA

Home town:
Current & past employers:	Advanced Marketing Strategies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Solid investment here! My wife and I both work full time (she is a Registered Nurse), and we can easily pay back this loan! After shopping around for the best deals, we are moving ahead with the renovation of our 1970's-era kitchen. Pictures available on request! Borrower added on 03/12/10 > Regarding our finances: We currently have: $15,900 in long term mutual fund $15,000 in a reserve savings account at an online bank $2,000 in our bank savings account and about $10,000 in checking currently. I also have about 80K+ in a 401K Our total kitchen renovations will cost us about $21,000 - $23,000.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$208.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Other than your mortgage and this loan request, what other major debts do you have (e.g. home equity loan, education debts, mortgages on other homes, etc.)? How secure is your job for the next three years? Your answers are appreciated. Wishing you the best and I love San Diego.	We have a mortgage on our primary home, and two single family home investment properties, which are currently occupied by long-term renters. Each of these investment properties has a positive cash flow. We have no home equity loans, no equity lines, no educational loans, no car loans, and no outstanding debt of any kind. We pay off our credit car balance in full every month. We also have about $10,000 cash in a savings account as an emergency fund, $15,000 in a Roth IRA and $85,000 in a 401K. In this economy, I don't think anyone has a "secure" job, but my company seems to be doing well. Also, my wife is a Registered Nurse and she will always have a job since there is still a nursing shortage in California.
What is Advanced Marketing Strategies and what do you do there?	Advanced Marketing Strategies of San Diego, CA is a research-oriented full service advertising firm. Our clients include a well known Swedish home furnishings store (their name rhymes with "I-see-ya") a large local Indian Casino, a large local automotive group with 8 car dealers and the largest locally-owned credit union. I am the Associate Creative Director/Broadcast Producer. My job is to develop and execute effective creative ideas for our clients. I write advertising copy for TV & radio commercials, Internet banner ads, websites, email advertising, direct mail advertising, billboards and more. I also cast, direct and edit TV and radio commercials for the agency. While I really can't predict my job security in this current economic environment I can say that this company has been consistently successful through up and down economic cycles since their founding in 1987. Also, my wife is a Registered Nurse, and will always have employment since there continues to be a nursing shortage in San Diego.

Member Payment Dependent Notes Series 493943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493943	$10,000	$10,000	12.73%	1.00%	March 18, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493943. Member loan 493943 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Just Right Carpet	Debt-to-income ratio:	5.85%
Length of employment:	3 years	Location:	MIDDLE VILLAGE, NY

Home town:
Current & past employers:	Just Right Carpet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Most of this loan will be to pay off all my debts to zero and some to start preparing to start my own flooring business.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,371.00	Public Records On File:	0
Revolving Line Utilization:	80.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Just Right Carpet?	I install ceramic tile, wood, carpet, and vinyl. I have been installing for over 15 years and work commercial and residential.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	My credit card balances I would like to pay off are as follows. 1) Capital One - $2100@ $55-75/month 2) Orchard Bank - $900@ $30-60/month and 3) Affirm - $1300@ $30-75/month. I will split the rest to pay off most of my school loan and start buying all the necessary tools to work for myself. I am paying $170/month for my school loan and that balance is approx. $5000 but I will not pay off that entire loan. My rent is $350/month (I have two roommates) and utilities average $150/month. My other expenses come out to be around $500-600/month. Besides my normal income I also have side work that has allowed me to pay off my car and be able to get a work van once I go out on my own therefore I know I will have no problem paying back this loan.
What debt do you plan to pay off with this loan. Be specific, please, including names of creditors, amount owed to each, and current monthly payment on each. Thank you.	I will pay off 3 credit cards to a zero balance, one of which I let my brother use for christmas. 1) Capital One - $2100 2) Orchard Bank - $900 and 3) Affirm - $1300. I will split the rest to pay off most of my school loan and start buying all the necessary tools to work for myself. I have already built a very good reputation in the New York tri-state area and have managed to stay very busy.
Are you going into business for yourself as a carpet layer or are you already self-employed? What is the basis for the gross monthly income figure you provided?	I work for a sub-contractor right now and have been his head installer for 3 years and was the main installer for over 5 years at my last job. I want to be my own sub and install for myself. I already have several stores who will give me contracts and other subs who are trying to cut down and will give me some of their work.
What is the basis for the gross monthly income figure you provided? What do you expect the impact of being your own sub to have on your income?	My basis is my weekly paychecks. Since I work for a subcontractor now I do not get paid per job. Once I do go on my own I figure to have a 25-50% increase in my personal salary at least at the beginning and that's after I pay to have an assistant. As time goes on and I find more businesses to do work for that will increase.

Member Payment Dependent Notes Series 493982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493982	$7,500	$7,500	10.62%	1.00%	March 17, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493982. Member loan 493982 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,750 / month
Current employer:	De Novo Legal	Debt-to-income ratio:	1.67%
Length of employment:	2 years	Location:	Whitestone, NY

Home town:
Current & past employers:	De Novo Legal
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1973	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	24
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is De Novo Legal and what do you do there?	De Novo Legal is a litigation consulting firm, which focuses on document review and e-discovery for large scale litigations. My official title is: Director of Electronic Discovery Operations. In this capacity, I manage the teams that are assigned to various projects/cases.
Loan Description?	Recently, I was notified that my law school loan was being purchased by another lending company. I was unhappy with the new rates, so I decided to pay off the outstanding balance (paid-off remaining balance of: $32,000). In addition to my law school loan I am helping my sister pay for her upcoming wedding. I have made an effort to pay-off all of my outstanding debt and would prefer to take out a loan; opposed to running up my credit cards, which I have recently paid-off. I earn $165,000 a year. Unfortunately, I have had several expenses jump up over a very short time frame and need a small loan ($7,500 - $10,000) to cover these various expenses.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	1) Employer = De Novo Legal - NY based litigation consulting firm. This firm advises law firms and corporations during large scale litigations, which involve doc review and/or e-discovery. I am the Director of Electronic Discovery Operations. It is my job to manage all of the case teams to ensure the client's needs are being satisfied. 2) I am helping my sister with her wedding and need minor dental surgery, which is not covered by my insurance. 3) Rent = $1,500, Utilities = $190, Cell phone = $90, Home fax/Internet/Cable = $150, Loan = $400, Food = $500, Miscellaneous = $500. Total = $3,330. 4) My salary = $165,000. Credit score = 690-710. Every six months I am reviewed for a bonus. The bonus ranges from $10k-$25k. Normaly, I would not need a small loan ($7,500-$10,000), but I have had several large expenses pop-up in a short time frame and need to take care of them now. I would prefer to take a loan; opposed to living paycheck to paycheck and potentially running up my credit card. Thank you for your consideration. Please let me know if you have any further questions.
Can you tell us about the "major purchase" which was the purpose of your loan and of your delinquency posted 24 months ago?	Major purchase = helping my sister with her wedding and I need minor dental surgery. Delinquency = several years ago I co-signed for a friend. I was notified the accounts were paid-off and properly closed...unfortunately they were not and the creditor didnot have my correct contact info. After they could not find either of us for six months, they posted negative info on my credit report. I am currently working to have this removed.

Member Payment Dependent Notes Series 494038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494038	$15,000	$15,000	9.88%	1.00%	March 23, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494038. Member loan 494038 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	St. Francis de Sales School for the Deaf	Debt-to-income ratio:	11.22%
Length of employment:	10+ years	Location:	VALLEY STREAM, NY

Home town:
Current & past employers:	St. Francis de Sales School for the Deaf
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > With this NO MORE DEBT loan I am applying for. I am hoping to pay down all debt to invest more $ for retirement in hopefully ten years from now.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,067.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at St. Francis de Sales School for the Deaf? Loan Description?	Type your answer here. Main Office Clerk
What do you plan on using the intended funds for?	Type your answer here. I am hoping to pay down all debt so I can invest more for retirement in ten years.
Can you please explain what the loan will fund?	Type your answer here. I am hoping to pay down all debt so I can invest more to retirement in ten years.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Type your answer here. All of this was listed on my application. Do you not get that?
What is the current interest rate and amount owed on the debt you wish to consolidate?	Type your answer here. This varies on the bulk of the balance that I wish to pay down. In Jan 2010 for that month it was 15.74%.
The lenders see your RCB as $14k. You are asking for a loan of $15k. Each time you are asked to explain what the loan will be used for you answer "to pay down debt". An answer like that causes lenders to conclude that you have more debt than just the RCB. If that is the case, then tell us what is your total debt. If by "pay down", you mean "pay off", then choose your words more carefully by answering again : what will you use the Lending Club loan to accomplish?.	Type your answer here. This is to pay down credit card and a line of credit loan with a high rate of interest.
No. We don't see the application you supplied to Lending Club. We do so some of the data but not important info that is needed to determine level of risk.	Type your answer here. Oh, I see. I'm sorry what was the first ? you had again. It's not attached to this.

Member Payment Dependent Notes Series 494086

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494086	$9,000	$9,000	10.25%	1.00%	March 17, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494086. Member loan 494086 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Southern California Edison	Debt-to-income ratio:	3.93%
Length of employment:	5 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Southern California Edison
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > This loan is to pay (past) family medical bills incurred by a family member who doesn't have medical insurance.

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,570.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Southern California Edison? Loan Description?	Job at Southern California Edison: Power System Specalist (Engineer for short). This loan will be used to pay family medical bills.
What is it you plan on using the intended funds for?	Pay family medical bills (they do not have medical insurance).
I'm thinking of investing in your loan, but have a few questions. (1) Please explain how the money will be used (e.g., what kind of medical bills, past vs. future, etc.). (2) Is your household a one or two income home? If two, how much does your spouse or partner make each month? (3) Can you describe your job position? Many thanks and good luck!	Loan to be used to pay past medical bills. And my household is of one income. My job position is Power System Specialist.

Member Payment Dependent Notes Series 494089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494089	$6,000	$6,000	13.11%	1.00%	March 17, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494089. Member loan 494089 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	usmc	Debt-to-income ratio:	5.64%
Length of employment:	1 year	Location:	BAYVILLE, NJ

Home town:
Current & past employers:	usmc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/14/10 > being sent to afghanistan wanted to leave some money to help out my brother who will be taking care of things for me while im overseas

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is usmc US Marine Corps? Please provide a Loan Description? Thank you in advance.	yes it is ,,being sent to afghanistan & trying to leave some money for family to take care of things while im gone
Hello! Please provide a detailed Loan Description. Thank you.	being sent to afghanistan wanted to leave some money for my brother to 1 help him out & to take care of some of my personal things while im overseas
Marine, RE: $6,000 "OTHER" category loan questions: (1)-USMC Current Rank and Pay Grade? (2)-Expiration Current Contract Date is when? (3)-"OTHER" is too non-specific (VERY VAGUE); Provide an accurate loan description AND detailed purposes how $$ will be spent. Thanks in advance for expected answers to all THREE questions. Semper Fidelis, Member 505570 USMC-Retired-Investor 03.14.2010 @ 07:15 PM ET	Type your answer here.being sent afghanistan in april want to 1 help my brother out & leave some money to take care of things while im gone.current pay grade is E3 ets date is 10/13/2012
The monthly payment is over 10% of your income. Could you please list your monthly expenses and the purpose of the loan?	my mothly expenses are only about 220.00 ,will be used to hep out my brother who will be taking care of my things while im in Afghanistan
thx for serving the country. in case anything happens to you, will your family member take care of the loan?	your welcome,yes if anything was to happen my brother would handle everything
Did you attempt to receive a deployment/transfer pay advance? (This is a no interest loan) If yes, why where you denied the advance?	no i didnt know about that

Member Payment Dependent Notes Series 494107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494107	$9,000	$9,000	15.33%	1.00%	March 19, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494107. Member loan 494107 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,237 / month
Current employer:	U.S. Postal Service	Debt-to-income ratio:	2.88%
Length of employment:	10+ years	Location:	New Hyde Park, NY

Home town:
Current & past employers:	U.S. Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I have a Secure Government Job. Plan to use money to purchase furniture, carpeting, etc. My debt ratio is very low. Borrower added on 03/13/10 > Also for information: I am renting an apartment from my Parent, so my residence will be stable. I have No Mortgage or Auto loans to pay.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	17
Revolving Credit Balance:	$5,095.00	Public Records On File:	1
Revolving Line Utilization:	19.90%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last deqlinquency as well as the Public Record? Thank you.	Delinquency: I missed 2 payments on a credit card. As for the public record; at the time I could not pay off the credit card balance and settled on the balance owed. No Bankruptcy's or Lein's.
Could you please your delinquency from a year and half ago as well as the public record from six years ago (bankruptcy, lien, etc)? Are you having carpet installed in an apartment you rent? Art	Delinquency: I missed 2 payments on a credit card. As for the public record; at the time I could not pay off the credit card balance and settled on the balance owed. No Bankruptcy's or Lein's.
Could you please explain. Delinquency 17 Months Ago Public Records On File 72 Months Ago	Delinquency: I missed 2 payments on a credit card. As for the public record; at the time I could not pay off the credit card balance and settled on the balance owed. No Bankruptcy's or Lein's.
Hello, I'd like to help fund your loan but as an investor I have some concerns relating to your past credit history that I would like you to address before I invest in your loan. 1. Please describe your monthly budget (rent, utilities, food, gas, insurance, ect.) and how this payment (313.46) will fit into your monthly budget. 2. Your credit profile lists $5,100 in revolging debt, please list these accounts and current interest rates (company & rate is sufficient) 3. Do you currently have an emergency fund? 4. Since settling with your CC company what have you changed to avoid getting in a similar situation again? Thank you, VA_Lender	RENT: I live on the 2nd floor apt. that belongs to my parent, so I pay no rent...I just pay cable, electric & gas. My auto Auto Insurance is $120.00 per month, Cell phone is $80.00 per month, Credit card paymrnt from FIA Credit Card (15.00%) is $200.00 per month (the minimum payment is $99.00). My Net pay is $1374.00 every 2 weeks. I currently have $6000.00 in a savings account for emergency purposes only. Since Credit card settlement, I have maintained & built a good amount of credit that I do not abuse. In addition, I have a retirement account and other savings that I will not discuss. Thank You.

Member Payment Dependent Notes Series 494114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494114	$9,000	$9,000	10.62%	1.00%	March 22, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494114. Member loan 494114 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	home depot	Debt-to-income ratio:	5.56%
Length of employment:	10+ years	Location:	douglaston, NY

Home town:
Current & past employers:	home depot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > help for a down payment for a home. fisrt time home buyer. do not have sufficient money Borrower added on 03/13/10 > Myself and my wife have been trying to purchase a home for a couple of years. We have been budgeting ourselves and have almost brought our credit to excellent stats. We both bring home about 7000.00 a month. Its been a dream but I beleive if this home is for my family it will happen Borrower added on 03/13/10 > We have 18500 saved up we need 9000 to seal the deal. Thanks to all who have contributed Borrower added on 03/15/10 > CriticalMiss thanks for the advice I discussed this with my wife. We are well aware of all the opportunities and welcome all advice you and all other investors give us. I beleive that when this all happens we would be able to help others like us also.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	28
Revolving Credit Balance:	$3,327.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at home depot? Have you located the home you want to buy?	I am a receiving manager. Been wth the company since 1990 and yes we have found a place. Just having a hard time coming up with the down payment. I also work at the Cheesecake factory. I've been with them since Nov. 2007
What is the purchase price of the home you want to buy? What will your PITI be if you put 9K down?	The purchase price is 255,000 were putting 10% down which will give us a mortgage of about 229,500. I spoke with our bank whos giving us 5.5% interest. Our mortgage will be about 1200.00 and we will pay 623.00 in maintenance fees. That includes everything but electric. We currently live in douglaston and pay almost 2200.00 in bills so it will actually be cheaper to get this place. We are almost dbt free. I have 1 card left with a $60 minimum payment. Other than that no car payments nothing at all just the home and utilities
Could you give and idea of what your monthly budget will look like after purchasing the home. Mortgage, Loan Pmts, and all other monthly expenses. Are you already pre-qualified for the purchase.	This was answered in the previous questio. Yes we qualify for 275,000 but we are only asking for 225,000. Its a great opportunity being that I work for Home Depot I have advantages Its a 3br coop with a full basement attachment. The opportunity to turn it into a 2 level coop is there we just need to make the purchase. The seller agreed to the amount we offered. We have to go to contract in a week.
A 225,000 mortgage @ 5.5% (30 yr fixed rate?) does not give you a 1200 a month payment. PI would be higher than that - but verify that with calculator or on paper. How much is the insurance? How much are the taxes? Do you have to pay PMI also? If yes, now much is that?	I stand corrected. The mortgage would be 1301.00 and maintenance charges would be 634.00 that includes everything except electric. We cant lose on this.There is no PMI because we are getting financing with the Coop Board itself.
Do you have to pay property insurance or property taxes?	Property taxes are included in the common charges. Insurance is about 50 dollars a month
Ok, so 1300 + 50 + 635 is about 2000 per month. I see a 623 and a 634 above, so I just used 635, for rough number purposes. You have mentioned the 'maintenance fee' a few times. Have you read the fine print in that contract? Do you know exactly what they *do* and *do not* take care of? Do you know how often and by how much they can increase that fee? I don't meant to give you a hard time about it - just want you to go into this eyes wide open.	We go into contract in a week. I have not had the opportunity to look at the actual contract but my lawyers are well aware of what myself and my wife want. Anything that does not look right will be questioned by myself and my wife. Yes we do want this and its been very diffificult thats why my lawyers are there to watch every move we make. Like I said in the beginning if this is for my family it will happen.

Member Payment Dependent Notes Series 494116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494116	$10,000	$10,000	17.93%	1.00%	March 19, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494116. Member loan 494116 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,140 / month
Current employer:	Magna DBA AIM Systems -- Warren	Debt-to-income ratio:	8.47%
Length of employment:	10+ years	Location:	TROY, MI

Home town:
Current & past employers:	Magna DBA AIM Systems -- Warren
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > Thank you for considering my application.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1977	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	20
Revolving Credit Balance:	$23,001.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Magna DBA AIM Systems -- Warren and what do you do there?	AIM Systems - Warren is a division of Magna. AIM Systems - Warren. Magna is a large international company. They have a decentralized business physophy. AIM Systems -- Warren plant is associated with Magna Tax ID: Magna Interiors and Exteriors division. I hope that answers your question.
What do you do there?	I am a Human Resource Manager.
Could you Please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 2) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	Considating 2 credit card debts. $23,400@27.5% $1,100/mo and $4,000@22% $120/mo. Mortgage $1580, Car $320/mo, ins $400/mo. We own a rental property that is now fully rented at $800/mo with a cash flow of $100/mo. We had some unexpected expenses legal expenses that ran up our credit cards. This is now settled. Our gross income is $112,000. Looking to consolidate to a manage monthly expenses.
RE: $24,250 DC loan: Your TransUnion Credit Report reflects current $23,001 revolving debt balance (70.30 percent utilization percentage of total available credit lines.) AND 2 credit grantor reported payment delinquencies within past 2 years- most recently 20 months ago. (TrasnUnion CR highly condensed version viewed by lenders reports line TOTALS and NOT individual line ITEMS. Therefore lenders CANNOT determine identity of credit grantors having reported delinquencies. Borrower must obtain FREE TransUunion CR full version for lenders respective identites.) MY QUESTIONS: (1)-Total monthly $$ payments currently being paid on revolving debt balance? (Total $$ PAID per month and NOT minimum $$ payments DUE per month.) (2)-Explanation for delinquencies is? (3)-Q-A narrative says unexpected legal bills. ran up cc totals. Details are? Advance thanks for expected answer to all THREE questions. Member 505570 USMC-Retired-Investor 03.13.2010 @ 1:12 PM ET.	1. I am currently paying $1200/month toward revolving credit. 2. the late payments were an oversite. unintentional. 3. My teenage son got an MIP, Legal fees for attorney. The only expense that is ongoing in for counseling visits that are covered under my insurance. Since he wasn't driving it didn't impact are auto insurance.
HR Manager, L C Home Office Credit Review Team modified requested $24,250 loan to $10,000 and "APPROVED" note for issuance and net $$ proceeds to be deposited into your bank account after loan fully-funds. Loan currently is 34 pct funded and will definitly fully-fund. (Believe me on loan will fully-fund.). QUESTION: After loan 100 pct funds, will you be accepting? Or declining? I need to know your intentions before I committ funding. FYI: Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...End Quite. Re: Lending Club Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 Quote..."You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan fully-funded, issued and member borrower payments are current for 6 months, subject to Lending Clubs' stringent member borrower credit review requirements, the member borrower can list another personal loan for lender consideration and possible funding. Just thought that you should know this bit of info as most borrowers do NOT read Help FAQ's AND entire MBA. Member 505570 USMC-Retired-Investor 03.16.2010 @ 3:59 PM ET Borrower may be able to advantageously use this information in the future. Member 505570 USMC-Retired	It is my intention to accept the loan. This will payoff 1/2 of one of the revolving loans at a lower interest rate. We received notice that our property taxes will be reduced and any overage will be applied to outstanding revolving loan. This reduced interest will also provide us with the opportunity for additional cash flow to pay off revolving loans.

Member Payment Dependent Notes Series 494137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494137	$3,000	$3,000	12.73%	1.00%	March 17, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494137. Member loan 494137 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Zinio, LLC	Debt-to-income ratio:	22.34%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Zinio, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > This loan will be used to pay off my remaining high interest credit cards. I am a current Lending Club member with excellent payment history and have enjoyed knowing I am helping people, not banks, grow and prosper. Please let me know if you'd like any additional information or income verification.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,536.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Zinio, LLC?	I am a customer support supervisor.

Member Payment Dependent Notes Series 494191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494191	$6,525	$6,525	16.07%	1.00%	March 23, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494191. Member loan 494191 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	peapod by giant	Debt-to-income ratio:	10.11%
Length of employment:	1 year	Location:	wheaton, MD

Home town:
Current & past employers:	peapod by giant
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,494.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is peapod by giant and what do you do there?	Type your answer here.peapod by giant is online supermarket. what we do is we deliver the groceries to customer/s home or office.you can check it at www@peapod.com
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Nail Salon - Marketing Research - Demand - Projected Income - Expenses - Experience 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	1. i am working at peapod by giant. peapod is online super market when the customer/s order they groceries online and we delivery to their home or office.for more this the link www@peapod.com. 2. my wife and i use to have the nail salon in baltimore and pg county,md before but we sold due to second child. from the people that we know they still bring in $ 700 to $ 900 monday to thursday and between $ 1100 to $1400 on weekend. 3. my wife and i bring in $ 7500/ month. it break down to rent $ 1200 ,car $ 250, insurance $ 230 utility $ 150, phone $ 150, c c $ 200 and we budget other expenses no more then $ 1500
RE: $23,500 "OTHER" loan: (1)-Employer Peapod By Giant is what? AND your position (JOB/Waht you do) there is? (2)-If wife is to be nail salon owner, why is wife NOT applying for loan in her name? (FYI: "OTHER" is incorrect category. This is a small business start-up loan. L C management Credit Review Team charges additional 1.5 per cent loan origination fee to cover extra paperwork involved in verifying small business owners credit and also self-employed persons.) Advance thanks for expected answers to ALL questions. NO ANSWERS = no investment. Member 505570 USMC Investor 03.13.2010 @ 12:59 PM ET.	1. peapod by giant is leader in online supermarket you can see at www@peapod.com. my job as a driver delivery the groceries to customer/s home or office. 2. two and half years back we open a salon in silver spring,md using only her name in paperwork but during the construction of the salon the contractor that we have run and never finish the project.

Member Payment Dependent Notes Series 494229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494229	$5,000	$5,000	14.59%	1.00%	March 17, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494229. Member loan 494229 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Express Livability realty group, dba	Debt-to-income ratio:	17.71%
Length of employment:	2 years	Location:	nyc, NY

Home town:
Current & past employers:	Express Livability realty group, dba
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > i am a musican by heart. i,ve always fix and repair my friends and myself guitars. it give me such a great joy to be alble to help both young and old. Borrower added on 03/13/10 > im never late on my payments ,i also have a very stable job that i love .i will be be using the funds to buy some of the equipment that i need to get started with. i really love working with and playing giutars. this is one of my biggest dreams.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	52
Revolving Credit Balance:	$16,299.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Express Livability realty group, dba and what do you do there?	express livability is a realestate agency. i work as a sale agents part time loan officer there.

Member Payment Dependent Notes Series 494256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494256	$10,000	$10,000	9.88%	1.00%	March 18, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494256. Member loan 494256 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	N.Y.C.T.A.	Debt-to-income ratio:	8.10%
Length of employment:	10+ years	Location:	Bellerose, NY

Home town:
Current & past employers:	N.Y.C.T.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > I have a steady job with a good credit history and I just want to consolidate and eliminate my credit card debt.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	76
Revolving Credit Balance:	$10,873.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is N.Y.C.T.A. and what do you do there?	N.Y.C.T.A. stands for New York City Transit Authority. I work as a Signal Maintainer.

Member Payment Dependent Notes Series 494304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494304	$6,000	$6,000	14.59%	1.00%	March 18, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494304. Member loan 494304 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	NYS Department of Corrections	Debt-to-income ratio:	6.53%
Length of employment:	10+ years	Location:	Bronx, NY

Home town:
Current & past employers:	NYS Department of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	34
Revolving Credit Balance:	$7,505.00	Public Records On File:	1
Revolving Line Utilization:	80.30%	Months Since Last Record:	40
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with NYS Department of Corrections? Loan Description?	I'm a Corrections Officer. I need the loan to help me out with money down towards a co-op.
Are you moving across town or across country? Will you be keeping your job? Can you please explain your public record from about 4 years ago (bankruptcy, lien)? Art	I will be staying in the same town, and will be kepping my job.No I have never had any Bankruptcy or liens.
Is your relocation local or distant? Will you be keeping your job?	Yes my location is local, and yes i will be keepind my job.

Member Payment Dependent Notes Series 494323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494323	$11,000	$11,000	7.88%	1.00%	March 22, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494323. Member loan 494323 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Youth Co Op Inc	Debt-to-income ratio:	14.62%
Length of employment:	9 years	Location:	Miami, FL

Home town:
Current & past employers:	Youth Co Op Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/14/10 > Need the loan to pay off a credit card debt. I have never been unemployed. Family income $ 62,000 yearly, so it will not be a problem repaying my loan.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,010.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Youth Co Op Inc and what do you do there?	My credit history does not show another debt for $3,000 with another bank. For unknown reasons, this debt never apperas on my credit report. I hope I answered your question. Thanks.
Can you please detail what you paying off with this loan and what your monthly expenses are? Thank you in advance!	I would be paying a higher interest credit card debt. My yearly income is $ 43,000 plus my wife which is $ 26,000. We pay expenses together. For example: Mortgage $ 1,182, I pay half, my wife pays the other half. Utilities, we pay together too. Auto lease $ 339.00 There is not student loan or any other huge expense. Thanks, J.Marquez
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Youth Co? Can you list your work history? This will shed some light and should help lenders lend you the $$ you are asking for. These answers will definitely help lenders lend.	I purchased a home that was foreclosed in 2008, and I had to come with a 10% down payment. I am very happy with my house, but I was not happy in November of 2008 when Miami Dade County Office of Taxation sent me the bill for property taxes of my property for the previous years in other words, my house market value was $350,000 in 2007, and I had to pay property taxes for that inflated price, and even for a period that I was not living there. It was not fair, and it really screwed me up. I have been paying month after month but due to a particular formula credit cards use, this debt would take years to be paid off if I do not get a bank loan. I hope I answer your question.. Thanks J.Marquez
What is it you plan on using the intended funds for?	Pay off a credit card obligation. I want to be debt free in three years or less, but a credit card debt is horrible, and I will spend years to pay it off. Thanks J.Marquez

Member Payment Dependent Notes Series 494338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494338	$10,000	$10,000	7.51%	1.00%	March 19, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494338. Member loan 494338 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,756 / month
Current employer:	WIPFLI LLP	Debt-to-income ratio:	10.86%
Length of employment:	4 years	Location:	Green Bay, WI

Home town:
Current & past employers:	WIPFLI LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > Hello, I am using this loan to pay off some credit card bills and also Medical bills. I Have a very Stable & Secure job and feel I can make the monthly payment with NO problem at all. If you have any questions for me Please ask. Wipfli is an Accounting and Consultation Company. Thank You!

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,947.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the debts that you want to consolidate?	Type your answer here.Thank You for your question. I want to consolidate some higher interest rate credit cards and medical bills. This way I have one payment at a low rate. Thanks.
What is the current interest rate and amounts you owe that you wish to consolidate?	Type your answer here.the current interest rates I am paying is between 10%-29%. Ranging from $1,200.00-$10,000.00. I just want to take care of things and have one monthly payment at a great rate and then have a clean slate. Thanks for your question.
Please list each of your debts (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, as well as which ones *will* be paid off with this loan. Thank you in advance.	Type your answer here.Medical Bills:$6,200.00. 10% WILL BE PAID. $1,000.0 Credit Card29% Will be paid. $350.00 Credit Card 25% Will be paid. $1,500.00 Other loan with 24% Will Be Paid. Then a little left for future nest egg. I hope that answers your question. In other words, All the funds will be used to take care of everything. Thanks

Member Payment Dependent Notes Series 494341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494341	$5,000	$5,000	7.88%	1.00%	March 19, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494341. Member loan 494341 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,666 / month
Current employer:	U.S. Army	Debt-to-income ratio:	9.70%
Length of employment:	10+ years	Location:	Platte City, MO

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Personal loan to assist with relocation expenses.
Hello. Your credit history indicates that there have been two inquiries into your credit in the past six months. Do you have any idea to what these inquiries refer? Do you have any major debts such as education loans or mortgages on rentals or vacation homes? Your answers are appreciated. Wishing you the best.	The two inquires were for a mortgage loan. We recently handed over $37,000 to close on our first home and nearly depleated our saving account...seeking a small loan to help offset some relocation expenses.
What are you planning on using the loan for? What is a historic family? Is the idea to move a family that has never moved before or is this a really famous family?	Historic family relocation is referenced in an answer posted on a previous question.
Have you moved already, or are you planning to move?	answered in a previous post
RE: $5,000 Moving-Relocation loan questions: (1)-USA current Rank and Pay Grade are? (2)-If enlisted, Expiration Current Contrcat Date is when? (Officers are automaticall considered to be Indefinite Contract.) (3)-Length of Employment reflects 10 years. USA total time in service in years currently is? (FYI: This basic info will help civilian lenders better understand your current military employment status and future prospects, i.e., stay for 20 years to qualify for military retirment status.) Semper Fidelis (USMC Motto), Member 505570 USMC-Retired-Investor (Master Sergeant-Finance) 03.13.2010 @ 11:40 AM ET.	CW4-25 years active service. Currently a temporary geographical bachelor attending school at Fort Leavenworth, KS. However, because of wife's recent job reassignment came earlier than anticipated (report date 14 March 10) I am having to relocate the family ahead of receiving movement orders to move them and myself...will eventually get reimbursed but after recently dishing out $37,000 at closing we didn't anticipate having to move until I had completed school at the end of summer.

Member Payment Dependent Notes Series 494363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494363	$3,300	$3,300	10.99%	1.00%	March 19, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494363. Member loan 494363 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:		Debt-to-income ratio:	11.25%
Length of employment:	1 year	Location:	Albuquerque, NM

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Investors Please Help! I am a recently self employed soon to be college graduate from UNM with a Bachelors in Business Marketing. I have never been late on any payments that I make and I am extremely reliable. The only reason I can't qualify for a traditonal car loan is because of my I am recently self employed. Borrower added on 03/17/10 > I have two stable jobs, I am a realtor during the day and I wait tables at a local restaurant at night.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,682.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly living expenses (mortgage/util/insurance/phone/etc) ? Thank you in advance.	Thank you for the question. My monthly expenses total around $850.00 because I have two room mates that help supplement my mortgage. This amount includes my portion of rent, my phone bill, car insurance etc. Please let me know if you have any further questions.

Member Payment Dependent Notes Series 494400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494400	$6,400	$6,400	9.88%	1.00%	March 22, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494400. Member loan 494400 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,154 / month
Current employer:	Chrysler Financial	Debt-to-income ratio:	13.22%
Length of employment:	1 year	Location:	Coppell, TX

Home town:
Current & past employers:	Chrysler Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > My fiance and I are wanting to purchase our first home during this unprecedented opportunity.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,579.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Chrysler Financial and what do you do there? Loan Description?	Chrysler Financial is a bank which finances vehicle leases and provides customers the opportunity to convert the lease to a retail purchase at lease end. I handle operations involving our software systems to ensure they are running smoothly and effectively. My fiance and I are planning to buy a home during this unprecedented opportunity. Because we found our 'dream home' we are proceeding earlier than originally intended, which is why I am applying for this loan. Thanks!

Member Payment Dependent Notes Series 494406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494406	$6,500	$6,500	10.99%	1.00%	March 17, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494406. Member loan 494406 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	Farmers Insurance	Debt-to-income ratio:	13.24%
Length of employment:	2 years	Location:	Eugene, OR

Home town:
Current & past employers:	Farmers Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > In a step forward to becoming debt free; I am looking to consolidate 3 high interest rate credit cards into one monthly payment at a lower rate.

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,116.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is your position at Farmers Insurance?	I am a Senior Property Claims Representative: I adjust claims for homeowners insurance polices.
Can you provide some details regarding the debts you plan to consolidate? specific cards or each loan source, APR's, and amount of each? What is your job or responsibility at Farmers? Thank you.	Chase Credit Card: $1,723 w/ 19.24% APR Capital One Credit Card: $1,789 w/ 22.99% APR Master Card: $2,117 w/ 19.99% APR Store Credit Card: $892 w/ 19.99% APR See above for job description
Could you Please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	1) See above 2) Consolidating debs- See above for details 3) Monthly Rent: $790 Utilities/Phone/Internet etc: $200 Car Payment: $185 Insurance: $65 Student Loans: $180 Personal Exp/ Food/Gas, etc: $300 *Total Monthly Credit Card Payments: $600 =Total Monthly Expenses: $2,320 *This loan will allow me to pay off credit cards and therefore eliminating total monthly credit card payments of $600 -and monthly loan payment will be made in it's place. 4) I currently have a savings account (saving for my wedding and purchasing a home) which is available for my use in the event that I lost my income.
Can you please list your monthly expenses? Thank you.	Please see above. Thank you~

Member Payment Dependent Notes Series 494435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494435	$8,550	$8,550	10.25%	1.00%	March 23, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494435. Member loan 494435 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	LA CURACAO	Debt-to-income ratio:	18.89%
Length of employment:	5 years	Location:	SANTA ANA, CA

Home town:
Current & past employers:	LA CURACAO
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I plan to use this money to consolidate me and my wife debt that will help lower our monthly expenses, our goal is to be debt free within 3 years By the time I pay off this loan, I would have paid off my car and enjoy the financial freedom that we deserve. I have been employed by my company for 5 years La Curacao is a retail company with 8 stores in California and 1 locate in Phoenix two more stores to open in this year. Thank you for your help

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,364.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are consolidating debt, please list each of your debts (types/balances/APR's) and then identify with ones on the list will be paid off with this loan, as well as which ones will not be paid off with this loan. Thank you in advance.	Credit Card $1,263 APR 29.99% Store Credit $1,925 APR 29.99% Credit Card $825 APR 24.99% Store credit $525 APR 28.99% Credit Card $146 APR 29.99% My wife???s debt Credit Card $1,925 APR 28.99% Credit Card $,1431 APR 29.99% Store Credit $520 APR 29.99% My plan is to pay off all of them, my only debt would be this loan and my car $365 payment Thank you for your support.
What about monthly payments for rent, utilities etc?	My rent is $950 gas and water include, edison $29, car $365 + car insurance $89, cell phones $95, internet $ 34 that's about it. Thanks for asking and for your help.

Member Payment Dependent Notes Series 494436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494436	$10,000	$10,000	10.99%	1.00%	March 17, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494436. Member loan 494436 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Atlanta Police Department	Debt-to-income ratio:	8.08%
Length of employment:	10+ years	Location:	Powder Springs, GA

Home town:
Current & past employers:	Atlanta Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,288.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the Atlanta Police Department? Loan Description?	Police Officer
What is your position with APD? What are you going to use the loan for? What are your monthly expenses? Is your Revolving Credit Balance correct? What is your back up plan to pay back the loan? Please note lenders are not willing to loan money without the information? Please have your employment and salary verified with Lending Club. Good Luck	I am a police officer, I am planning on using the money for home improvement. According to my credit report my revolving credit is correct. I own my home and my back up plan would be to use the equity in my home, but that shouldnot be necessary. My monthly expenses are around 1200 dollars.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) What do you do/job description there? 2) Exact Purpose of Loan - Repairs / Remodel / Landscape - Improve Value 3) Equity in Home &/or Mortgage on Home? 4) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 5) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	I have answered these questions already.
You have a very good credit score and I am interested in funding your loan, but have a few questions. (1) Can you tell us what the $25,000 will be used for? (2) What do you do for the police (e.g., title)? (3) Can you itemize monthly expenses for us (e.g., mortgage, car payments, credit card payments, school loans, childcare, cable, etc.)? (4) Is your household a one or two income home? If two, can you tell us how much your spouse/partner makes each month. Thanks and good luck!	I am a police officer, the money willl be used for home improvement-repairs and upkeep. My household is two income, I handle the credit card bill 1000- 1200, my student loan, 199., and my cell phone bill 45.00.
Your profile says you've been with the police department for 10 years, but your monthly income seems low for a police officer with 10 years on the job. Did you recently become an officer? Please clarify.	No, I have been an officer for 10 years...the city had its pay issues and a few years we had our pay increases frozen...we are still fighting to receive increments, but I got hired on Feb, 2 2000

Member Payment Dependent Notes Series 494439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494439	$2,000	$2,000	10.99%	1.00%	March 19, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494439. Member loan 494439 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	The Vitamin Shoppe	Debt-to-income ratio:	20.83%
Length of employment:	4 years	Location:	WOBURN, MA

Home town:
Current & past employers:	The Vitamin Shoppe
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	14	Months Since Last Delinquency:	20
Revolving Credit Balance:	$799.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at The Vitamin Shoppe? Loan Description?	I am currently the store manager, I have been working their for almost 5 years. The loan is going to be used for a surprise anniversary party for my parents. Thank you, Dave
What do you plan to use the loan for? Are you planning on buying Hawaii?	The loan is for a surprise anniversary party I am throwing for my parents. To be more specific it is going towards airline tickets to Hawaii. Thank you, Dave

Member Payment Dependent Notes Series 494518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494518	$8,250	$8,250	11.36%	1.00%	March 22, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494518. Member loan 494518 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:		Debt-to-income ratio:	11.53%
Length of employment:	4 years	Location:	kirkland, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > We were accepted into a home owership thru the United Way. I am trying to pay off all my credit cards so that we can kick our savings into overdrive along w/ getting different kinds of loans to raise our credit rating to get the best intrest rates I am a good borrower due to my constant efforts to better my financial future and hardworking nature I started my own business in 2005 and I continue to re-train to learn the latest techniques and chemicals. (Cosmetology) we are paying $600 month on the Credit cards to pay down debt and we paid cash for our last 2 used cars so we would not be underwater loans my job is very stable and most of my clients are from Microsoft 923 rent 600 credit cards or 3x min whichever is greater 112 cell phone 150 auto ins 90 electricty 650 food 55 health ins

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,467.00	Public Records On File:	1
Revolving Line Utilization:	47.00%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of your debts (types/balances/APRs) and identify which ones on the list will be paid off with this loan, and which ones will not. Thank you in advance.	all credit cards will be paid off. that is our only debt at this time CC 2740 28% CC 1450 23% CC 1346 25% CC 1510 24% CC 512 25% CC 100 22% CC 161 27% after paying these cards off I will close 1( it has an annual fee coming due soon) and putting automatic bill pay on the others(ie elect., health ins, auto ins) to keep them open to continue to build our credit and those will be paid off monthly. 2 others we will keep open are dept. stores in case of emergency

Member Payment Dependent Notes Series 494523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494523	$5,000	$5,000	17.93%	1.00%	March 17, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494523. Member loan 494523 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Carousel Industries	Debt-to-income ratio:	16.96%
Length of employment:	4 years	Location:	South Windsor, CT

Home town:
Current & past employers:	Carousel Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > I work for a great company with unlimited income potential. Borrower added on 03/15/10 > I work for a great company and as many of you know in Sales we have great income potential and we live by how hard we work. The base pay is an amount that makes you work harder to build the larger commissions. I am asking for you to help fund me this amount to relieve some of my debt and some extra money to have aside to cover any bills that I feel i may need it. I really appreciate all the help. null

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	33
Revolving Credit Balance:	$7,758.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us how you plan to use the loan proceeds. Be specific.	I will be paying off some credit cards and putting some of the money aside to pay some bills that are coming up in the next couple of months. I will be receiving a commision check in 3 months that will help as well.
What is Carousel Industries and what do you do there?	Carousel is one of the largest converged network resellers. I am a sales rep for the company and have been there for 4 years.
Will you be paying off all your revolving credit? If not, please indicate each card you plan to pay off, the amount owed, and the amount you currently pay monthly toward each. Thank you.	I will be paying off my applied bank card which has a balance of 1800 and my payment is 100 a month. I will also be paying off a loan to a friend for 6800. And the remainder will be put aside for next months bills.
RE: $12,000 DC loan: Why 7 credit inquiries within past 6 months? (Be specific.) Member 505570 USMC-Retired-Investor 03.14.2010 @ 7:40 PM	I traded my car in and purchased a new car at a better financing rate. I was looking at all my options.
What are the bills which become due next month?	I have a $400 sewer tax bill, dental crown $570, and a $400 electric bill. I have an energy audit being done next weekend to help cutdown on my electric bill since it has gone through the roof.
You have to borrow money to pay your electric bill?	Type your answer here.No, I put a request for an extra amount to have money aside for bills until I receive my commisions. I noted some higher bill and that is one of them. I receive larger commision checks every few months after jobs have invoiced and the extra amount will help me live comfortbably without stressing over covering any of my bills.

Member Payment Dependent Notes Series 494538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494538	$12,000	$12,000	10.62%	1.00%	March 22, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494538. Member loan 494538 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	D&D cabinets	Debt-to-income ratio:	14.60%
Length of employment:	4 years	Location:	hooksett, NH

Home town:
Current & past employers:	D&D cabinets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > Using the money to pay off 3 credit card balances and a personal loan. Borrower added on 03/15/10 > I have been at my current job for over 4 years.

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,808.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is D&D cabinets and what do you do there?	It is a kitchen cabinets distributor. I work in the warehouse and Install kitchens and bathrooms.
What is it you plan on using the intended funds for?	I plan on paying off the remainder of a loan I have off which is around $5800 also paying off the balances of three credit cards around $1500 each. Then I will put the rest of the money in the bank.

Member Payment Dependent Notes Series 494543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494543	$15,000	$15,000	10.25%	1.00%	March 22, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494543. Member loan 494543 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,760 / month
Current employer:	Boeing Employees' Credit Union	Debt-to-income ratio:	15.25%
Length of employment:	3 years	Location:	Auburn, WA

Home town:
Current & past employers:	Boeing Employees' Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > This loan will be used to payoff credit card with Chase (both cards were closed with credit combine of $24,000). Also will payoff Wellsfargo personal loan with a very high rate. My net monthly income is $4,800.00. and bonus is about $8000/ year. Most of this go to house payment,beside this residence in WA, I just bought another house in Reno, NV with my own credit and income which I owed about $50K. I have saving accounts, CD and 401K. For the last couple of years I have to pay extra to the IRS and that is what loan from Wells Fargo is for. My employment is very steady, BECU is the 5th largest credit union, no layoff in the future and at the present time. My position is a one person's job with no back up except my manager

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,983.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are refinancing debt, please list each of your debts (types/balances/APR's) and then indicate which ones on the list *will* and which ones will *not* be paid off with this loan. Thank you in advance.	Type your answer here. Loan with Wells Fargo (personal unsecured) current balance $9800.00 APR 16.99 will be paid off. BofA American Express current balance (estimate) $2,300. APR 19.99% will be paid off and Chase credit card current balance $2,600 APR 16.99 will be paid down, Bof A Visa current balance of $1,200 will not be paid off, rate is 12.99%. Every month I made extra payment on Chase MC and Bof A American Express. Wells Fargo loan is the one that carries high interest rate and take too long to payoff. Even additinal payment will not reduce much of the principal. If you go back and look at my credit report in about 6 months tthey will show all at zero balance. I have not use these cards for almost 2 years
Can you tell us your $ monthly other expenses (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable?	Type your answer here. My mortgage is $1300/month, for the house in Auburn and $272 for the house in Reno, NV car payment is $503/month I don't pay for utility, gas, phone or cable, that is my husband's and food is about $300/month no child care or school children (I finally get done with my daughter's college tuition in 2008). My husband has been giving me $1,100/month to help with house payment and car. I put those in saving account and use them for down payment on the 2 houses)

Member Payment Dependent Notes Series 494583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494583	$3,000	$3,000	14.96%	1.00%	March 18, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494583. Member loan 494583 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,469 / month
Current employer:	Ketec Inc	Debt-to-income ratio:	18.26%
Length of employment:	8 years	Location:	Pennsauken, NJ

Home town:
Current & past employers:	Ketec Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,423.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you already remodeled your bathroom or is it a planned project?	Waiting for the funds to remodel so far I only have the plans and the vision.
What do you intend to do with the money? i.e. pay off credit cards that you already used to pay for this? As well, please list your current monthly expenses. -Thanks in advance for your response.	I plan to pay off a presonal loan I have with a very high interest rate and with the rest remodel my bathroom and the only real mothly expenses are my mortgage,car payment,and the personal loan the majority of my cards are paid off.
What is Ketec Inc and what do you do in your job there? What is the home improvement project you are undertaking? Thank you in advance for your answers.	At Ketec we make lost prevention systems I'm a technician there. I'm planing to remodel my bathroom Thanks
Me again....You didn't fully answer my question. Please list your monthly expenses; including dollar amounts. i.e. credit card payments, mortgage, car payment........ -Thanks in advance for your response.	Mortgage 1,242.00 car 541.00 personal loan 200.00 cards paid off But one no payment due until august 2010
Your credit history shows 8 inquiries within the past 6 months. What were these for and did any result in new lines of credit?	I'm refinancing my car aswell the savings from that will help to pay for this loan.
Member (Love my new bathroom), After you receive a loan from the Lending Club, pay off some debt, and refinance your car, what will your total monthly payments be? Also, please explain, ???But one no payment due until August 2010.???	My monthly payments will be 1,828.00 And what I mean is that all my cards are paid off but one were there is no payment due untill august 2010 and the balance is about 1,400 thanks.

Member Payment Dependent Notes Series 494603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494603	$8,400	$8,400	7.88%	1.00%	March 22, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494603. Member loan 494603 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	GenPrime Inc.	Debt-to-income ratio:	10.74%
Length of employment:	< 1 year	Location:	Spokane, WA

Home town:
Current & past employers:	GenPrime Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > The company for which I've been consulting for about 4 years (first through another company, then as an independent contractor) has recently hired me as a full time employee, so I'm taking the opportunity to refinance my high interest credit card debt. The loan money will fully pay off six accounts with interest rates between 11.24% and 20.99%. In addition to the listed employment income, I also have occasional side income from contracting work, which I expect to be about $1000-$1500 this year. I also expect to convert from hourly to salaried this year, after which my employment income will be $45,000. I take pride in never having missed a payment, credit card or otherwise, even when my income was significantly lower.

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,227.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GenPrime Inc. and what is it that you do there? Thank you in advance.	They are a biotechnology company started in 1997. I am a software developer.

Member Payment Dependent Notes Series 494614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494614	$10,700	$10,700	14.22%	1.00%	March 22, 2010	March 27, 2013	March 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494614. Member loan 494614 was requested on March 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Croop-Lafrance	Debt-to-income ratio:	16.99%
Length of employment:	< 1 year	Location:	Rochester, NY

Home town:
Current & past employers:	Croop-Lafrance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/13/10 > This loan is to payoff and close my Lowe's store account which is currently at a 22.9% interest rate.

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	49
Revolving Credit Balance:	$34,682.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Croop-Lafrance and what do you do there? Since you have been there for less than a year, please provide a bit of previous employment history? Thanks!	I am an IT Security (Identity Management) Consultant. I have been doing this line of work for about 10 years, and have been in IT for 25 years. I am usually hired by the project. Croop is a contract house that found this project for me. I generally travel for my job in order to stay 100% utilized and have had little problem finding contracts.
Could you please break down your credit balance of $34,682; Balance/Rate. I assume that that the balance on Lowe's is about $10.7K (=loan amount)? If not please explain.	The Lowe's balance is correct. I also have a Business card at ~14K and an Amex at ~9.5K. The other cards have fair rates.
Are you running a separate business since you have a business card? Also, there seem to be an error with the reporting of that card as it should not show up on your personal report. You may want to look into that.	I do some of my contract work on 1099. Because of this I have a business that I run it through. I'm currently a W2 employee.

Member Payment Dependent Notes Series 494666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494666	$11,000	$11,000	7.51%	1.00%	March 19, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494666. Member loan 494666 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	General Cable Corporation	Debt-to-income ratio:	11.71%
Length of employment:	2 years	Location:	Grafton, MA

Home town:
Current & past employers:	General Cable Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,889.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is General Cable Corporation and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list will be paid off with this loan, as well as which ones will not be paid off with this loan. Thank you in advance.	GCC is a $1.4B company involved in the design, development and manufacturing of Aluminum, Copper and Fiber Optic wire and cable products. For more details please see the link http://www.generalcable.com/GeneralCable/en-US/Company/AboutUs/ I work on Engineering Projects related to the design, development and processing of the many products that our company markets around the world. Credit Card 1 - $ 3600 (2.99% APR) - Will not be paid off Credit Card 2 - $ 500 (0 % APR till Dec 2010) Will not be paid off Credit Card 3 - $ 275 (0.99% APR) - Will not be paid off Credit Card 4 - $ 4400 (3.99% promotional APR expiring in May 2010) - Will be paid off with this loan Parents - $ 6000 - Will be paid off with this loan.

Member Payment Dependent Notes Series 494668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494668	$5,500	$5,500	12.73%	1.00%	March 17, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494668. Member loan 494668 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,700 / month
Current employer:	Millennium Thoroughbreds	Debt-to-income ratio:	16.68%
Length of employment:	2 years	Location:	Nicholasville, KY

Home town:
Current & past employers:	Millennium Thoroughbreds
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/14/10 > The payroll company my employer uses upgraded their software in late Feburary 2009 and during that time the tax takeouts were changed without notice until I went and had my taxes done last weekend. Went from S0 to M2. I have never been late on a payment to anyone and do not plan on starting now. Thanks for looking at my loan request if you have any questions before investing do not hesitate to ask.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,756.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Millennium Thoroughbreds and what do you do there? What is the purpose of this loan? Thank you in advance.	Millennium Thoroughbreds is a commerical thoroughbred farm in Kentucky. I am the Sales Manager. The purpose of this loan is to pay my 2009 Federal Taxes because the taxes were a lot more than I was expecting. The company we use to do our payroll updated their software in Febuary of 2009 and my withholdings were changed with out me knowing until I got my taxes back last week and tracked back to the problem. Thanks for your question .
I notice you are using most of your available credit - are you planning on either reducing your debt level, or increasing available credit? Thank you in advance.	I am not looking to get more credit than I already have in the near future and yes I plan on paying off the current CC debt level over the next 12 -18 months if not sooner. Thanks for your question.

Member Payment Dependent Notes Series 494679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494679	$17,000	$17,000	16.82%	1.00%	March 22, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494679. Member loan 494679 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	Bureau of ATF	Debt-to-income ratio:	23.68%
Length of employment:	8 years	Location:	BEAUMONT, TX

Home town:
Current & past employers:	Bureau of ATF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/14/10 > My daughter is a high school sophomore with plans of attending college. I just need to get a jump on paying off my credit card bills and making home improvements before college. My goal is to be debt free before the fall of 2012.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	24
Revolving Credit Balance:	$16,012.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and *will not* be paid off with this loan. Thank you in advance.	Will pay off and cancel the following: Dell Financial Services/$2,061.82/27.24 Home Depot/$2,322.97/26.99% Wells Fargo Financial COD/$4,919.61/28.15% Wells Fargo Visa / $4,501.74 / 22.90% Will also purchase new windows for the entire house. Will not pay off: Orchard Bank / Toyota Financial GMAC Mortgage Student Loans Wells Fargo Auto Financial
RE: $17,000 loan: (1)-Loan Category Home Improvement Loan but Title Description "College Bound" AND narrative concerns you paying off all debt BEFORE Fall 2012 and daughter attends college. This is really Debt Consolidation loanis it not?. Or am I missing something in equation? (2)-Your positiion (JOB/What you do) @/For Bureau Alcohol Tobacco and Firearms? (Be specific.) (3)-TransUnion Credit Report reflects 5 credit inqiuiries within past 6 months. Reason for many credit inquiries within short time span? Thanks for answers to ALL THREE questions. Member 505570 USMC-Retired-Investor 03.15.2010 @ 05:33 AM ET.	I apologize the loan is a combination of Debt consolidation and home improvement. That is why I originally entitled it Personal loan. I am a Criminal Investigator, I arrest people for violations of the US federal penal code. Citi - is my previous mortgage company TMCC - Car loan Kinsel Ford - I dont know I dont own a Ford nor was I looking to purchase one. I did purchase a car from Kinsel Toyota. CRTFD Credit - I dont know Lowes - I dont know
Please indicate exactly what you plan to do with the loan proceeds, e.g. which debts to be paid off, how much to be applied to home improvements, etc.	The first question covered what I will pay off which totaled approx. $13,900.00. The balance is to replace the 15 windows on my 35 year old home. The cost for the windows is approximately $2500 via home depot.
Thank you for your response. Please explain the delinquency 24 months ago.	You live and you learn. I let my soon to be ex husband manage the finances since I travel with my job and that was the result. I have been working very had to keep my credit in good standing as well as increase my credit score.
Have you gotten estimates on having the windows replaced yet?	I only obtained estimates on the materials not the labor. I was waiting to see if I could purchase the windows the labor is the easy part I have lots of skilled friends.

Member Payment Dependent Notes Series 494685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494685	$3,500	$3,500	16.07%	1.00%	March 17, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494685. Member loan 494685 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,300 / month
Current employer:	Peaberry's Cafe	Debt-to-income ratio:	3.62%
Length of employment:	2 years	Location:	Weatogue, CT

Home town:
Current & past employers:	Peaberry's Cafe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > After saving up for two years to buy my first car and move into my first apartment I was able to do both earlier this year. Unfortunately, my joy was shortlived when all the furniture I was supposed to inherit from my older brother was lost in a fire a week after I moved in. Luckily my brother is unharmed but unfortunately I have no furniture. I sleep on an air mattress and use milk crates for seating. Being an assistant manager with my company for over two years I am no trouble of losing my job or even getting my hours reduced. In funding this loan you will enable me to purchase a bed and a few necessary items. Paying off this loan is not a problem and will be done faster than 36 months by paying more than the minimum each month.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,438.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Peaberry's Cafe? Loan Description?	I am an Assistant Manager at Peaberry's Cafe and I also put up my loan description to view.

Member Payment Dependent Notes Series 494692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494692	$8,400	$8,400	7.88%	1.00%	March 17, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494692. Member loan 494692 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Schlesinger Library/Harvard University	Debt-to-income ratio:	10.08%
Length of employment:	2 years	Location:	CAMBRIDGE, MA

Home town:
Current & past employers:	Schlesinger Library/Harvard University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/14/10 > Loan will be used to pay off a higher interest credit card.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,195.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Schlesinger Library/Harvard University? Thank you in advance.	Hi there, I am the audiovisual cataloguer/archivist. I work with the unpublished audio and video/film materials that arrive with donors' manuscript collections. -MD
Hello. Why do you have so much credit card debt? Are you making an effort to avoid accumulating additional credit card debt? Given your salary can you afford to make the monthly payments on the Lending Club loan? Do you have other major debts such as education loans? Your answers are appreciated. Wishing you the best. I enjoyed my time at Harvard.	Hi there, The short answer is "yes". This debt was relatively recently acquired due to life changes involving divorce and moving across country for better job opportunities, such as my current position at Harvard. As I currently am sending my credit card company $500/month, I intend to pay off my card and send the that amount to Lending Club. So yes, I can more than afford to make the payments. The only other debt I have is a student loan that does not impede on my ability to make credit card payments or rent. Thanks, Melissa

Member Payment Dependent Notes Series 494694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494694	$15,000	$15,000	7.88%	1.00%	March 22, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494694. Member loan 494694 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Francis Coppola Winery	Debt-to-income ratio:	9.46%
Length of employment:	10+ years	Location:	Santa Rosa, CA

Home town:
Current & past employers:	Francis Coppola Winery
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,195.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Francis Coppola Winery? Loan Description?	I take care of production supplies like glass, capsules, corks, etc. I store them and take inventory of them. I also drive forklift on the bottling line. I have worked there for 28 years. We decided because of the run away interest rates with credit companies, in order for our family to maybe get ahead of the game, to consolidate our credit debt and get it paid off.
Hello - can you please list out your monthly recurring expenses (rent, utilities, cell phone, car payment, other loan or credit card payments that won't be covered by this loan) and estimate your other monthly expenses (e.g. food, entertainment). Thanks.	Let's see....monthly recurring expenses include rent, p.g.e., house phone, (cell phone is with virgin mobile a pay as you go kind of thing), cable and internet, car insurance,(no car payments), renters ins., I think that's it. I do have a house that the renter pays for the loan payment, profit is not made, family house just wanted to keep. A Old Navy Visa that is used and then paid off right away. Live on a budget so groceries, family clothing, ent.,savings and misc. adds to 518.00 every two weeks. Oh, almost forgot we have a Sears that we use for appliances and such, one of those pay no interest if you pay off by a certain date, and Best Buy same kind of deal.
i think the above party wanted it itemized ex: mortgage 1000.00 at 7% amex 2000.00 at 14% --------------------------------- what do you think?	Sorry,working night shift and running low on sleep. Never realized how i answered. Montly rent is $400... cable and internet 116... p.g.e. 198. car insurance and rental ins. is paid through AAA, 12% first month, 11% next month etc. overall approx. 600. year, phone is 30.-40. and like i said on other credit cards we put on a couple hundred and pay off at end of month. The Sears and Best Buy right now i put 60.00 a month away for each Sears expires in 2011 the amount that is owed and Best Buy it expires in Aug. 2010. The house rented for 1350. pays mortgage payment of 1280. and property management costs of 180. The only other two credit cards that we have a balance on are the ones that we want to pay off. Thankyou.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? This will shed some light and should help lenders lend you the $$ you are asking for.	Have you ever seen Pacific Heights? We have a rental property and we had the renters from hell! They owed us for 4 months rent they left and we had damages and repairs to pay for. We learned our lesson believe you me! We discovered that renters have more rights than owners! ouch. We have already listed everything we have. Thankyou.

Member Payment Dependent Notes Series 494723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494723	$3,000	$3,000	12.73%	1.00%	March 18, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494723. Member loan 494723 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	evans construction	Debt-to-income ratio:	19.22%
Length of employment:	9 years	Location:	jackson, WY

Home town:
Current & past employers:	evans construction
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,359.00	Public Records On File:	1
Revolving Line Utilization:	92.20%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at evans construction? Loan Description please? Thanks!	mechanic
Home settlement is: A. Closing cost on the purchase of a house? or B. Your house is sinking?	The previous owners and myself had a lease with the option to buy. They tried to raise the agreed to price by over $100,000, so we needed to get an attorney to fight. It was succesful, but it left me with $6,000 in attorney fees. I have paid back $3,500 of it, but he wants the rest immediately

Member Payment Dependent Notes Series 494751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494751	$12,000	$12,000	13.48%	1.00%	March 22, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494751. Member loan 494751 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	City of Kissimmee	Debt-to-income ratio:	15.04%
Length of employment:	10+ years	Location:	Kissimmee, FL

Home town:
Current & past employers:	City of Kissimmee
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,494.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the City of Kissimmee, and what do you do in your role there? Loan Description please?	Type your answer here.My position is Equipment operator 2 with the Parks Dept.,with 20 years of service. Pay off credit cards and personal loan. thanks,Joel
what are your monthly expenses? like, how much for mortgage, phone & elec bill, food, etc thanks	Type your answer here.mortgage-$619.19, phone-$30,electric and water, trash @140.00, cable- $ 50.00, cell-40.00,insurance-@100.00, food and misc.-$300.00
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans and other recurring household expenses eg phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to both Qs...	Type your answer here.chase bank credit card bal.-8000.00 rate was around 10%, payment I think 150.00 I payed about 180 to $200 but two months ago the rate went up to 29.9% and min. payment is now $280 That is my highest balance.

Member Payment Dependent Notes Series 494765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494765	$7,000	$7,000	7.88%	1.00%	March 18, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494765. Member loan 494765 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,336 / month
Current employer:	Apple, Inc	Debt-to-income ratio:	14.51%
Length of employment:	2 years	Location:	Saint Louis, MO

Home town:
Current & past employers:	Apple, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/14/10 > With a wonderful promotion from a leading technology company under my belt, I'm ready to attack the debt I incurred from several years of working for a non-profit and not realizing what life would be like with no debt. I am an excellent planner and organizer, and believe in living a debt-free lifestyle, so I am asking for your help in funding me. Although this loan is for three years, my goal (along with the help of my promotion as well as a promotion my husband received) is to pay the loan off in less time than that. Join me in creating a debt snowball that only picks up speed as it goes!

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,250.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thanks!	Debt 1 (AmEx) : 6468 - 13.24% APR Debt 2 (Citibank) : 1646 - 19.99% APR Debt 3 (Chase) : 2788 - 0% APR until 10/10 Debt 4 (Bank of America) : 2106 - 0% APR I plan to pay off Debt 2 first, then use the remaining balance of the loan on Debt 1. I will pay off the remainder of Debt 1 as well as Debt 3 and Debt 4 by making the same payments I am currently making on them as well as the extra income from freelance work and promotion.

Member Payment Dependent Notes Series 494835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494835	$13,500	$13,500	10.99%	1.00%	March 22, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494835. Member loan 494835 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,432 / month
Current employer:	NORTH LAS VEGAS POLICE DEPARTMENT	Debt-to-income ratio:	12.84%
Length of employment:	10+ years	Location:	NORTH LAS VEGAS, NV

Home town:
Current & past employers:	NORTH LAS VEGAS POLICE DEPARTMENT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,187.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the NORTH LAS VEGAS POLICE DEPARTMENT? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	Type your answer here. MY JOB TITLE IS A COMMUNICATIONS CALL TAKER. ( 911/CALLS FOR SERVICE OPERATOR). 1- BANK OF AMERICA VISA CREDIT CARD, CURRENT BALANCE $7,201.06, 27.24 % INTEREST 2- CHASE VISA CREDIT CARD, CURRENT BALANCE $5,632.72, 29.99% INTEREST ONLY OTHER DEBT OBLIGATION IS MY HOME MORTGAGE AND MY KHOLS CHARGE CARD WHICH I CARRY A SMALL BALANCE AND USUALLY PAY OFF EVERY FEW MONTHS. I WOULD LIKE TO PAY OFF THE BANK OF AMERICA AND CHASE CARDS. I HAVE ALREADY CLOSED THE CHASE CARD.
Your position at the No. LV police Dept.? and the specific debts (cards, companies, APR's, and amounts) you are consolidating. Thank you.	Type your answer here. MY JOB TITLE IS COMMUNICATIONS CALL TAKER ( 911 / CALLS FOR SERVICE). 1-BANK OF AMERICA VISA CARD - BALANCE IS $7,201.06, 27.24 % INTEREST 2- CHASE VISA CARD- BALANCE IS $5,632.72, 29.99% INTEREST. I HAVE ALREADY CLOSED OUT THE CHASE VISA CARD.

Member Payment Dependent Notes Series 494842

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494842	$4,000	$4,000	13.48%	1.00%	March 17, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494842. Member loan 494842 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	biomat usa	Debt-to-income ratio:	12.85%
Length of employment:	2 years	Location:	GRAND PRAIRIE, TX

Home town:
Current & past employers:	biomat usa
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > my loan . thank you so much.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,473.00	Public Records On File:	0
Revolving Line Utilization:	85.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is biomat usa and what do you do there?	this is a plasma donor center. i am a labtech
What do you plan to do with the loan money?	Take care of some personal bills. Basically get caught up. Thank u
Will you be paying off any of your credit cards?	No.Thank u

Member Payment Dependent Notes Series 494883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494883	$6,000	$6,000	10.25%	1.00%	March 19, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494883. Member loan 494883 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	our lady of lourdes hospital	Debt-to-income ratio:	24.33%
Length of employment:	2 years	Location:	merchantville, NJ

Home town:
Current & past employers:	our lady of lourdes hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	14
Revolving Credit Balance:	$9,949.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at our lady of lourdes hospital? Since you are refinancing debt, please list each of your debts (types/balances/APR's) and then indicate which ones on the list will be paid off in full with this loan, and which ones will not be paid off with this loan. Thank you in advance.	I am a registered nurse there. Work full-time night shift. The top 2 credit cards to be paid off have an APR of 32.99% ! (jumped from 22% when providian joined chase). They total about $2100. Next would be bank of america card that is 27%- also another $2000. The remaining amount I would like to put toward a Household bank card - that is my lowest one at 19.99%, but it is the card i have been putting my tuition on ( currently in grad school for my master's in nursing), and i dont want to resort to putting a big amount on one of my paid-off/high rate cards. Each class i take is about $2000. Looking for some breathing room from the credit debt. Cant save a dime because i dont believe it makes much sense to have a couple grand in the bank and be paying so much monthly on simply finance chages. so my quest has been to tackle credit card debt, but feel at a standstill with the money i have to do so each month.
It sounds like you are on the right track. The only question I have about your credit file is what the delinquency was for? Not all investors here ask questions, but many of them read the answers Borrowers provide, so it would be a good idea to explain the circumstances surrounding the one delinquency, about a year or so ago. You might also want to consider a couple of things: 1) look at the numbers and see if it would be to your advantage to take out another Lending Club loan after you have been paying on this one for a while, instead of putting your tuition on a credit card. You "can* have two Lending Club loans at the same time - contact Lending Club directly for the eligibility requirements to do that. 2) Take a look at yodlee.com and/or mint.com and see if either would be useful to you. Both sites are free, and are great for managing ones finances. I use yodlee.com and don't know what I would do without it.	Thanks for the advice. The delinquency was related to one of my student loans. A perkins loan was given to me during school, and perkins loans do not have to be paid back by a person in the nursing field ( also applied to teachers, working in poverty stricken areas, etc). You need to show annual proof for 5 years that you are a full time nurse and the loan goes away. For my first year in doing this my human resources department in my hospital told me they mailed the letter for me ( which they did, but incorrectly.) So then it was another whole cycle of getting all teh correct signatures, and resending it again. This started all around november, so the correct paperfinally got to them around january, so it was then seen as though they had not received anything for me for htat last year, so it was shown as i hadnt made my payments for that year ( even though they said to me do not make your payments if you are sending in a loan cancellation form). So alas, they finally got the paper, i dont have to pay this loan, but its still shown as late for the end of the year we went back and forth trying to figure it all out.

Member Payment Dependent Notes Series 494887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494887	$10,000	$10,000	13.48%	1.00%	March 22, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494887. Member loan 494887 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	CACI	Debt-to-income ratio:	14.29%
Length of employment:	1 year	Location:	PEARL CITY, HI

Home town:
Current & past employers:	CACI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > E-mail Received

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	47
Revolving Credit Balance:	$14,632.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CACI and what do you do there?	CACI Federal Inc. is a government contractor company. To learn more, go to www.caci.com. I am a Logistics Analyst.
What do you plan to purchase with this loan? What is CACI and what do you do there?	Home furniture purchase; CACI-government contractor; Logistics Analyst
Please explain deliquency as Transunion is reporting from 47 months ago. Tell us why it won't happen again? Thank you.	47 months ago..hmmm, I was in the military making less $$ that's what the delinquency was 47 months ago..

Member Payment Dependent Notes Series 494891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494891	$5,550	$5,550	11.36%	1.00%	March 23, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494891. Member loan 494891 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	EdgeStream Inc	Debt-to-income ratio:	1.59%
Length of employment:	5 years	Location:	Provincetown, MA

Home town:
Current & past employers:	EdgeStream Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I require a used vehicle to travel to/from my parents home where I assist my mother in caring for my father who has Alzheimer's. I haven't owned a vehicle in many years because I otherwise have no use for one, but it has become a necessary purchase. I have been spending more than $400/mo on public transportation, and I have wasted far too much time on travel. My provable annual income has been reduced to $29-$32K due to the fact that I've had to be very available to my mother. I now live expense free in a family home to compensate for lost income. I am financially stable. I work 26-30 hours a week as a sales rep for a Web development company that I helped start in 2005. I also work part time at a 2nd job in summer when my mother has additional help available to her. Expenses: - Rent & Utilities: N/A - Telephone & Internet: $70/month - Groceries: $300/month - Travel: $400/month - Credit Cards: Under $50/month (when carrying a balance) I already pay $400/month on travel, and I expect that the vehicle won't cost me more than and extra $50 - $100/month. I'll be left with approximately 1200/month after deducting expenses from net pay. Borrower added on 03/15/10 > Credit Information! Last delinquency was a 60+ days in 2008, but it was not due to financial reasons. I failed to both properly set automatic bill pay and to check my Spam folder for statements. Missed minimum payments were a whopping $15 and $18. I now receive paper bills! The only other late payment was a 30+ days in July of 2008. I have also recently paid all credit card bills in full, and presently only have under $10 in combined balances. I probably should have waited to submit my loan request, but HSBC takes its sweet time in reporting to the bureaus... they sometimes even skip a month! I am not a big fan of debt, and therefore I have very little. I prefer a stress free, one key life! Borrower added on 03/15/10 > *** Correction *** The 30+ days late payment was in July of 2003, not in July of 2008.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	25
Revolving Credit Balance:	$1,095.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your living expenses seem low - are you putting money into savings? What is your monthly net income?	Hi, CriticalMiss! Answer: Net averages out at around $1900 - $2000. My living expenses are low. A night on the town usually consists of a $3 cup of coffee.. maybe two. I do save, but I have some fairly extensive oral surgery to finance, and it won't leave me with much.

Member Payment Dependent Notes Series 494911

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494911	$25,000	$25,000	14.59%	1.00%	March 22, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494911. Member loan 494911 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,548 / month
Current employer:	U S Securities Exchange Commission	Debt-to-income ratio:	7.22%
Length of employment:	10+ years	Location:	Mount Airy, MD

Home town:
Current & past employers:	U S Securities Exchange Commission
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,737.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with U S Securities Exchange Commission?	I am an I.T. Specialist. A Government Employee, not a Contractor. I have been employed here as an I.T. Specialist since 1990.
RE: $25,000 DC loan: Position (JOB/What you do) @/For U S Securities and Exchange Commission? )Be specific.) Member 505570 USMC-Retired-Investor 03.16.2010 @ 07:29 AM ET.	I.T. Support for those I work with, Programming Databases, SharePoint Site Administration, Generally anything I.T. related that needs doing. BTW, USMC Retired Investor, I also served Honorably in the Marine Corps as a Grunt. Semper Fi.
Please detail what accounts you will be paying off and how much (balance, interest payments, etc.) thank you.	These are the latest numbers I could find for each account. $5600 to Simmons Bank Mastercard - Interest 18.99, Payment $57 $5300 to Discover Card - Interest 16.99, Payment $108 $3803 to Chase Visa - Interest 29.99, Payment $144 $4017 to Barlays Bank Mastercard - Interest 16.99, Payment $53 $2820 to Citibank Mastercard - Interest 18.99, Payment $42 $2695 to American Express Blue - Interest 15.99 Payment $100
What are your other monthly expenses (mortgage, utilities, car, insurance, phone, internet, food, childcare etc)?	Mortgage is $2557, Utilities: $300 Elect, $94 Cable (includes Internet), $275 Car Pymt, $138 Car Insur (USAA), $69 Phone, $400 Food, (The food might be a little high, we raise our own Chickens & Ducks for Eggs, and we also have a huge Garden). There is no Childcare since our Children are too old for it, and my Wife is a Stay at Home Mom, (A Job I could never do).
Me again. On-screen loan application viewed by lenders reflect required Employment and Income Verficato Process completed. Loan has attracted 61 seperate lenders and is now 25 pct funded- an average of $102 committed per lender. $100 plus average per investor is EXCELLENT and indicates small investors have utmost faith in borrowers loan repayment capacity. Loan definitely will fully-fund because federal-state-municipal civil service borrowers with job security are much in demand. I'll be initially investing $250 in you loan- maybe more $ later. Semper Fidelis, Member 505570 USMC-Retired-Investor (MSgt Disbursing Office) 03.17.2010 @ 08:58 AM ET	Thanks for the info MSgt. I appreciate it. This site is a breath of fresh air!
Two questions. 1) Please explain the nature of your one inquiry as Transunion is reporting (what type of credit were you seeking the last six months?) 2) I understand that you're a Federal employee. Any dangers of the SEC trying to lay you off or perhaps putting you in a furlough situation. This has been happening throughout state governments, just wondering if perhaps it will get to the Feds at some point. Thank you.	I was trying to refinance our Home. I don't remember which online group I applied at, but I do know the result was a ton of Credit Checks. As for being layed off or having a Furlough. I can't say it's impossible, but it is highly unlikely. I haven't heard of any Furloughs or Layoffs at any Federal Agencies that I'm aware of.

Member Payment Dependent Notes Series 494912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494912	$6,000	$6,000	11.36%	1.00%	March 18, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494912. Member loan 494912 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:	Precision Castparts Corp	Debt-to-income ratio:	17.05%
Length of employment:	5 years	Location:	Beaverton, OR

Home town:
Current & past employers:	Precision Castparts Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > I am requesting this loan for various reasons. Currently my wife and I are in the process of completing various home improvement projects. We purchased our home approximately 4.5 years ago with hopes of living in the home for 2-3 years before upgrading to a more permanent residence. However, the downturn in the economy has driven our home value down and unfortunately I don't see this changing in the near future. As such we are completing a home renovation to make the best of what we have! I am hoping to install some wood flooring as well as adding an air conditioner. We are also going to be doing some sprucing up by adding paint and new window coverings. Lastly my loan will be to clear out approximately $1,400 in credit card debt. In doing these projects my reasons are two-fold. First and foremost we want to make our house more our own as we will likely be staying longer than we originally planned. However in doing so I am hoping to create a home that in the long-term will be more inviting to potential buyers or renters when we decide to make a move. Secondly, I would like to get the current debt I have in credit cards moved into a time driven pay-off type of debt. Unfortunately my credit card interest rates are incredibly high and I would like to consolidate to more reasonable rates. Thank you for your time and consideration of my loan request.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	63
Revolving Credit Balance:	$11,515.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Precision Castparts Corp and what do you do there?	Precision Castparts is a manufacturing company. We recently earned recognition as a Fortune 500 company. Our main products are various airplane engine components as well as several other types of aircraft parts. We have other segments of our company which manufacture forged pipe for industrial gas turbines. This is just the main fuctions of Precision Castparts Corp, to avoid typing a novel I would most certainly suggest visiting our website at www.precastcorp.com. Precision Castparts is a very dynamic company, another one of the interesting things we do is manufacture titanium bone replacement parts for everything from small animals to humans. Despite all of the cool and amazing things that Precision Castparts manufactures, I manufacture tax returns! I am in my 5th year of working in the tax department as a Senior Tax Analyst. My primary functions are the preparation of federal and state income and franchise tax returns. I also do some work with our foreign locations in preparing their portion of our US Income tax return. I have become more involved in the last couple of years in accounting portion of the tax department which has exposed me to SEC reporting requirements. Lastly, I also spend a portion of my time completing various special projects such as modeling state income tax liabilities, the federal research tax credit and whatever else may come up.

Member Payment Dependent Notes Series 494942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494942	$11,200	$11,200	7.14%	1.00%	March 19, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494942. Member loan 494942 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,906 / month
Current employer:	EXETER HOSPITAL	Debt-to-income ratio:	9.81%
Length of employment:	9 years	Location:	Hampton, NH

Home town:
Current & past employers:	EXETER HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I plan on paying off a credit advance and a credit card . I have exellent credit and pay my bills on time. I have been working at my current Medical Record Coding position for over nine years and have been in the profession for over twenty five years. My position is a secure one ,as the Hospital is a top Medical facility on the New Hampshire Seacoast. I have requested this loan to stabilize and secure my good credit standing.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,868.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. How did you accumulate so much debt? Are you taking any steps to avoid accumulating additional debt in the future? Besides this debt and your mortgage, do you have other major debts such as home equity loan, education loans or mortgages on rentals or vacation homes? How much per month would you say that you are paying now on the debt you plan to pay off? Your answers are appreciated. Wishing you the best.	Type your answer here. Yes, I accumulated the debt when both my sons got married within a short period of time. I wanted to help them have nice weddings, nothing extravagant, but memorable. I have stopped using credit cards except for gas. I have a small home equity loan, just over $5,000. I have been paying 500 amonth to pay off the debt. Thanks
Hi, do you plan to go through the steps for income verification? If so, I will invest. Thanks.	Type your answer here. Yes, I did do that. Thanks
What is nature of the credit inquiry on your record that you had within the last 6 months?	Type your answer here. I did inquire about a loan on line. Then I heard about the Lending Group. Thanks

Member Payment Dependent Notes Series 494981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494981	$12,250	$12,250	17.19%	1.00%	March 22, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494981. Member loan 494981 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Park Hill School District	Debt-to-income ratio:	19.12%
Length of employment:	5 years	Location:	kansas city, MO

Home town:
Current & past employers:	Park Hill School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I will be putting the money to have zero balances on my 4 cards and have only one monthly payment, which I do like the fact that I can pay off early. I pay 3 times the amount of all my cards every month so the one payment will be nice.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,884.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the Park Hill School District?	I am an elementary school teacher and have been with the district for 5 years and previously was at my last district for 5 years when I graduated the University of Arizona before relocating back to Kansas City to be close to family.
RE: $12,250 DC loan: (1)-Position (JOB/What you do) @/For Park Hill School District? (2)-Your TransUnion Credit Report reflects 6 credit inquiries within past 6 months. Why so many credit inquiries? (FYI: $10,884 revolving credit debt balance (50.40 pct ulitization all available credit lines) AND 6 recent credit inquiries are primary reasons LC Credit Review Team priced loan at 19.19 pct APR.) Thanks in advance for expected answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.16.2010 @ 07:13 AM ET	Honestly, I have no idea. I know that I purchased a new car when my lease was up some months back. Then I applied at lending tree, which directed me to Lending club, which would be another two. I am assuming the rest would be credit cards updating their files. The revolving credit debt balance is what I am paying off with the loan so I would have one payment. Most of the debt was occured for a surgery 2 years ago and has been brought down considerably.
Please detail what accounts you will be paying off and how much (balance, interest payments, etc.) thank you.	I submitted this answer with the account names and balances and LendingClub said that I cannot post names or contact information. So, how can I get you the information that you need. I'll be happy to supply you with any information that you need.
Just list cc1 $500 balance 29.5 interest $26 payment cc2 so on and so forth Never list account NAMES or any other personal information. Thank you	Thank you. I hope this is what you need: CC1-$7,760.00-22%-$226.00 due-I pay $500.00 monthly CC1-$4,733.16-9.9%-$94.00 due- I pay $300.00 monthly CC3-$2,210-$44.00 due-I pay $200-$400.00 monthly In the initial loan app. I applied for 15k to pay them all off and have one solid payment a month, which would be very nice. I have never been late on a single card and always pay double to triple my due balances. My high balances have to be bringing my score to the lower 700s because I should have perfect credit. When I applied the first time, I did not mention that we have renters that pay our mortgage in our duplex so I do not have a mortgage payment. When I contacted LendingClub, they said that I would have to reapply and put 0 for the mortgage amount, then the second offer offered almost $1500.00 less than the first offer, which now makes it more difficult to just pay them off and focus on the one payment. Please let me know if I can help you with any other information.
Teacher, It's me again. Your $12,250 loan 27 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you and commence the employment income verification Process? If not contacted by Credit Review Team you should contact them. "CONTACT US" at bottom LC Home Page lists Member Support Department email address and T F phone number. HO open M - F regular business hours Pacific Time. Verification one item independent verification of the other item. After process completed, on-screen application available to lenders will reflect statuses updated. Completed process benefits borrower: (1)-Loan attracts lenders "Fence Sitting" until REQUIRED process completed and finally committing their $$. (2)-After process is completed, funding pace quickens. (3)-After loan 100 pct funded, net $$ then will be quickly deposited into your bank account, i.e, next day. Be PROACTIVE credit review. BEST THAT CREDIT REVIEW TO BE COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING ENDS CREATES UNDUE DELAY. Hope information helpful to first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.17.2010 @ 8:27 AM ET.	Yes they contacted me yesterday and I am faxing them the needed materials today.
What are the balances and rates on the debt you'll be paying off, and what are the minimum payments?	I did post all that information 2 days ago. Please let me know if it's not posted.

Member Payment Dependent Notes Series 494994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494994	$12,800	$12,800	13.11%	1.00%	March 23, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494994. Member loan 494994 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	village of stone park	Debt-to-income ratio:	13.97%
Length of employment:	10+ years	Location:	WEST CHICAGO, IL

Home town:
Current & past employers:	village of stone park
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > Looking to consolidate credit cards that just recently changed their rates

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	16
Revolving Credit Balance:	$20,428.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is village of stone park and what do you do there?	It is a municipality, and I am a police officer.
Please explain or comment on the delinquency 16 moths ago. Thank you.	It was a 30 day late payment on Sears card that had a balance of $15, I had thought I had paid the account off. I made the payment on the thirty first day, Sears had reversed the late payment fee. When I discovered that they had reported it as delinquent I called their customer service and they told me they would remove the delinquency, which of course they did not. Additionally I reported it as a error to all three credit reporting agencies, and Sears would not rectify it. So after numerous phone calls, and them " upgrading" the call to supervisors with still no result, I have decided that I will just let it "term out" of my credit report.

Member Payment Dependent Notes Series 495043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495043	$3,000	$3,000	7.88%	1.00%	March 17, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495043. Member loan 495043 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	American Ingredients	Debt-to-income ratio:	9.20%
Length of employment:	3 years	Location:	RESEDA, CA

Home town:
Current & past employers:	American Ingredients
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I am in need of funds for my last semester of graduate school for tuition and books. My masters degree is in Environmental Sciences, in preparation for environmental consulting. Borrower added on 03/16/10 > I am a graduate student at California State University of Fullerton. I work full time and am a part-time graduate student. I have been paying out of my own pocket for tuition, but with the tuition fee hike I am short on funds to pay for books and school for my last semester. I am a responsible borrower and try my best to do everything without borrowing, but if I do borrow I always make payments on time. It is my last semester and I wish to get through and graduate on schedule with as little stress as I possibly can.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,251.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is American Ingredients and what do you do there?	American Ingredients is part of Pharmachem which is a pharmaceutical and nutritional supplement company. American Ingredients is the West Coast location. My job here is quality analyst and document control, ensuring that material coming in meets the standards of the clients that purchase this raw material for their products. Through testing and the accumulation of appropriate certificates I can qualify the material fit for manufacturing.
Hello. Would you please say more about your revolving credit balance of more than $16,000? Thank you.	$6,000 is from a credit card that I have had since I was 18. It was used for misc. and emergency moments. I actually have stopped using that card so that I can pay it off. The other $10,000 is in the process of being re-financed and paid down since it is a line of credit for a purchase of a vehicle. Those two are the only debts that I have to take care of this moment, and since my rent is very low and besides the loan that I am asking for here I have not accrued any loans for graduate school. I will not have any problems paying back the loan here on Lending Club. I hope that answered your question. Thank you for asking.

Member Payment Dependent Notes Series 495075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495075	$10,000	$10,000	12.73%	1.00%	March 19, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495075. Member loan 495075 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Honeywell	Debt-to-income ratio:	17.40%
Length of employment:	10+ years	Location:	West Milford, NJ

Home town:
Current & past employers:	Honeywell
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1984	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	8
Revolving Credit Balance:	$29,476.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Honeywell?	Program Manager

Member Payment Dependent Notes Series 495105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495105	$3,000	$3,000	17.93%	1.00%	March 23, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495105. Member loan 495105 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	ASUCLA	Debt-to-income ratio:	10.37%
Length of employment:	5 years	Location:	CULVER CITY, CA

Home town:
Current & past employers:	ASUCLA
Education:

This borrower member posted the following loan description, which has not been verified:

Counter offer loan for car engine

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	69
Revolving Credit Balance:	$480.00	Public Records On File:	1
Revolving Line Utilization:	96.00%	Months Since Last Record:	63
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 495109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495109	$2,500	$2,500	9.88%	1.00%	March 18, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495109. Member loan 495109 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,600 / month
Current employer:	SLC	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	Port St Lucie, FL

Home town:
Current & past employers:	SLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SLC and what do you do there?	St Lucie County Government - Building Inspector
Loan Description?	Complete house in North Carolina so we can move my son and his family
What do you plan to use the loan for?	Complete house in North Carolina so we can move my son and his family
Hello. What is SLC and what do you do with them?	St Lucie County Goverment - Building Inspector
Your son is moving to North Carolina? Will you be staying in Florida?	yes - I have 3 years until I retire & my wife has 6 years before she can retire

Member Payment Dependent Notes Series 495138

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495138	$7,000	$7,000	12.73%	1.00%	March 19, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495138. Member loan 495138 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	ITT Technical Institute	Debt-to-income ratio:	23.36%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	ITT Technical Institute
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	26
Revolving Credit Balance:	$15,731.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ITT Technical Institute and what do you do there?	ITT Tech is a national string of colleges specializing in technology-related associates and bachelors degrees. I work in the Financial Aid department.
Could you please explain the deliquency on your credit history? How long have you been at your current employer? How much do you currently pay in rent per month and when does your lease expire? These questions may sound personal, however they are strictly for my own financial calculations. If you do not feel comfortable answering them, please state as such.	The delinquincy was the result of a dispute with my ex-wife. The account was in my name but she was supposed to be making the payments. Didn't happen. Once I found out, I settled up with them. I have been with ITT Tech for3 years. I pay 650 in rent and my lease is up in July.

Member Payment Dependent Notes Series 495171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495171	$10,000	$10,000	7.14%	1.00%	March 19, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495171. Member loan 495171 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Tek-Rep Group Inc.	Debt-to-income ratio:	23.46%
Length of employment:	10+ years	Location:	BRUNSWICK, OH

Home town:
Current & past employers:	Tek-Rep Group Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > With the economy the way it is it is impossible to get a home equity line of credit to do some needed updates to my house. Not due to my credit, my credit is perfect. I only have my primary mortgage and have lived here for 7 years yet I don't have enough equity. We would like to update the kitchen, do some work to the brick outside, as well as take a wall out between the kitchen and living room to give it a more open feel. Borrower added on 03/16/10 > We do intend to take the 3 years to pay off the loan. We will be putting the money that we are currently using to pay off our revolving debt into savings to save for a down payment on a new home in the next five years. The monthly payment for this personal loan is small which allows us to save a lot and pay this loan over time. Borrower added on 03/16/10 > Mistyped an answer to the question regarding our 7K revolving debt...I meant to say that "we", my wife and I, accumulated debt as she was going through school to get her doctorate and that "we" put it on a card with 0% interest to pay it off.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,999.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tek-Rep Group Inc and what do you do there?	Tek-Rep is a sales agency that acts as the salesforce for selelected manufacturers. Rather than having a direct salesforce, many companies choose independent rep agents as we can be a lesser cost alternative to offer sales, marketing, and technical field service for their product. I am a technical sales representative.
Loan Description?	With the economy the way it is it is impossible to get a home equity line of credit to do some needed updates to my house. Not due to my credit, my credit is perfect. I only have my primary mortgage and have lived here for 7 years yet I don't have enough equity. We would like to update the kitchen, do some work to the brick outside, as well as take a wall out between the kitchen and living room to give it a more open feel.
Can you please talk about the ~$7k of revolving debt listed? Thanks.	I had accumulated misc debts over the years that my wife went through school to get her doctorate. I consolidated all my debt to a 12 month 0% interest credit card in hopes that I could pay it all off, or get close, by the time the interest begins. We are on track to pay it off in the next 3 months.

Member Payment Dependent Notes Series 495224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495224	$2,000	$2,000	14.22%	1.00%	March 18, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495224. Member loan 495224 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Parke Warehouse	Debt-to-income ratio:	16.48%
Length of employment:	4 years	Location:	Decatur, IL

Home town:
Current & past employers:	Parke Warehouse
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	58
Revolving Credit Balance:	$23.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Parke Warehouse and what do you do there?	I am in the Teamster's Union, I drive a forklift indoors or work on the trains outdoors. We repackage/package and load/unload different Co's product. There are 9 different Parke buildings in Decatur and I've worked there for 4 years.
Loan Description?	Tractor and extension ladder purchase. Buying a country home and need equipment for maitanence purposes.

Member Payment Dependent Notes Series 495228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495228	$15,000	$15,000	13.48%	1.00%	March 23, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495228. Member loan 495228 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,152 / month
Current employer:	south shore sign	Debt-to-income ratio:	8.25%
Length of employment:	5 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	south shore sign
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > This loan will enable me to work with a structured budget. I excel when I am focused and dedicated. My hope is to finally be free of credit card balances. This loan will allow me to have a set time and responsibility to pay off all of my debt and focus on savings and such. The Lending Club offers a community that I hope to utilize and someday contribute to. It seems a fair way for a person to seriously pay off their debt without the whims of credit card companies changing their rates and such. I want to pay off my debt and I know this loan will open many doors for me. Thanks for reading and please feel free to ask any questions. Borrower added on 03/20/10 > I am almost there, & thank you all so far for your support and help. Just over 25% to go....thanks for looking and for your help. This loan will change my life and help me focus on what I need to, not feeling consumed by my monthly credit cards and the letters that come in between telling me how my rates will soon increase. I want to repay my debt- thank you all for helping me with that.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,753.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is south shore sign and what do you do there?	We are a sign production company. I do graphic design and manage the store front.
Loan Description please?	I would like to have one monthly bill so that I may pay off credit card debt.
Since you are consolidating debt, please list each of your debts (type/balance/APR) and then idicate which ones on the list will be paid off with this loan as well which ones will not be paid off with this loan. Thank you in advance.	Alll Bank of America: $4,500 @ 14.25% $4,200 @ 13.25% $4,500 @ 14% I would like to consolidate these balances, pay off this loan, & then get away from credit cards and no longer carry a balance.
One of them is at 13.25%, and this loan is at 13.48% - are you sure you want to pay the slightly higher rate on that one? Also - what is the total amount you currently pay monthly, towards those 3 debts? Thank you in advance.	These are all 'promo' rates. Within the next couple of months these rates will all increse- to whatever BOA decides. I am trying to get ahead of that and have all my credit card debt in one place and with a fixed rate. Right now I pay anywhere from (total) $350- $700 per month towards those cards...depending on the month. With one fixed rate i could much better manage both my debt and my expenses.
Thank you for your prompt answers. Sounds like you are on the right track. What debts do you have other than the three BOA ones?	Just a small monthly American Express; which I use when I need to charge; plus that card needs to be paid in full each month- which is why I use AmEx, so not to incure more debt. I want to focus on getting my debt eliminated and focus on savings.
What are your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	I have no car payments- I own my car, aside from insurance which is around $40/month. My gas and electric are included with my rent. I only have a cell phone which runs around $100/month. Any other questions please let me know, thanks!
What is your rent payment?	My rent is $100/month....I live in the apt in my parents' 2 family home. They live outside of NY most of the year, so I also do the up-keep of their house as payment towards my rent.

Member Payment Dependent Notes Series 495272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495272	$6,500	$6,500	10.99%	1.00%	March 19, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495272. Member loan 495272 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,921 / month
Current employer:	Consumer Source Inc	Debt-to-income ratio:	13.51%
Length of employment:	10+ years	Location:	Roswell, GA

Home town:
Current & past employers:	Consumer Source Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I am using the funds to consolidate 2 high interest credit cards. I have been with my current employer 10 years. I pay my bills promptly.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,060.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Consumer Source Inc and what do you do there?	It is a national publisher and distributor of free print andonline consumer guides. I am an account executive.

Member Payment Dependent Notes Series 495284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495284	$8,000	$8,000	9.88%	1.00%	March 18, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495284. Member loan 495284 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,208 / month
Current employer:	Northwestern Center Orthopedics	Debt-to-income ratio:	3.40%
Length of employment:	10+ years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Northwestern Center Orthopedics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > To pay off credit cards at a much lower rate. Have been at my current job for 14.5 years. Consolidating will save $125.00 in interest per month.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,513.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Northwestern Center Orthopedics and what do you do there?	It's an orthopedic practice affiliated with Northwestern Memorial Hospital in downtown Chicago and I'm the radiology manager of the practice.

Member Payment Dependent Notes Series 495304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495304	$7,200	$7,200	7.14%	1.00%	March 18, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495304. Member loan 495304 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,644 / month
Current employer:	National Institutes of Health	Debt-to-income ratio:	5.64%
Length of employment:	3 years	Location:	Rockville, MD

Home town:
Current & past employers:	National Institutes of Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Accounts below will be paid off: TYPE BALANCE APR SEARS Master Card $5326.68 25% MACY's VISA Card $205.52 19.49% MACY's STORE Card $1037.94 23.99% TOTAL: $6570.14 Account below will not be paid off (because low APR). I am no longer using using this card for purchases. Low APR was an offer on balance transfer for the life of the balance (thus no time limit/expiration date). TYPE BALANCE APR USBANK VISA Card $12,901.95 $2.99 Remaining balance of loan will be used for small yard work/maintenance. My work position is tenured. Thus, very stable.

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,631.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are consolidating debt, please list each of your debts (type/balance/APR) and then indicate which ones on the list will be paid off with this loan, as well as which ones will not. Thank you in advance.	Thank you for your inquiry Accounts below will be paid off: TYPE BALANCE APR SEARS Master Card $5326.68 25% MACY's VISA Card $205.52 19.49% MACY's STORE Card $1037.94 23.99% TOTAL: $6570.14 Account below will not be paid off (because low APR). I am no longer using using this card for purchases. Low APR was an offer on balance transfer for the life of the balance (thus no time limit/expiration date). TYPE BALANCE APR USBANK VISA Card $12,901.95 $2.99 Remaining balance of loan will be used for small yard work/maintenance.
Hello. What is your job with the NIH? You have a lot of credit card debt even if most of it is at a relatively low APR. Are you doing anything about your lifestyle or spending habits to avoid the accumulation of additional debt? Your answers are appreciated. Wishing you the best.	Thank you for your inquiry. My job at NIH is Health Scientist Administrator Yes, I agree with your statement. Please note that my CC debt has decreased over the past few months. Yes, me and my wife are working toward decreasing this debt: well-definined monthly budget, commitment not to use CC and store cards. In addtion, we were counting on my wife to find work last Fall. She has now a part-time job since December, and is picking up-hours to almost full-time. We are hopeful that this loan will allow us to avoid paying fees for high APR, and to use that money to pay off debt instead.
Hello. Thank you for your answers. I will invest in your loan. I also appreciate the several NIH grants I have received over the years. Wishing you the best.	Thank you very much for your support ... and for your contributions to the advancement of scientific knowledge through medical research. Best regards.

Member Payment Dependent Notes Series 495356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495356	$5,000	$5,000	10.62%	1.00%	March 22, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495356. Member loan 495356 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,167 / month
Current employer:	passaic county technical institute	Debt-to-income ratio:	12.71%
Length of employment:	3 years	Location:	TEANECK, NJ

Home town:
Current & past employers:	passaic county technical institute
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > Due to flooding in my basement, I need to get french drains and a sump pump.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,457.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is passaic county technical institute and what do you do there?	Its a vocational hgih school. I am an Architectural Drafting Teacher
What type of home improvement are you planning on doing? You already have at least $27,000 in debt. Why are you adding more?	My basement gets water and this recent rain we got allot. Therefore I have to get french drains and a sump pump.

Member Payment Dependent Notes Series 495367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495367	$4,000	$4,000	7.14%	1.00%	March 18, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495367. Member loan 495367 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Hewlett Foundation	Debt-to-income ratio:	2.77%
Length of employment:	2 years	Location:	Menlo Park, CA

Home town:
Current & past employers:	Hewlett Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,002.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 495389

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495389	$8,000	$8,000	10.62%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495389. Member loan 495389 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Elkhorn Electropolish	Debt-to-income ratio:	16.26%
Length of employment:	2 years	Location:	ELKHORN, WI

Home town:
Current & past employers:	Elkhorn Electropolish
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Paying off higher interest debt. Consolidating into one payment.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	48
Revolving Credit Balance:	$5,021.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Elkhorn Electropolish and what do you do there?	Elkhorn Electropolish is a metal surface finishing company. I am the General Manager. We electropolish passivate and pickle mostly stainless steel for the pharmaceutical, semiconductor and bio pharm markets.
What is the delinquency on your record about? Can you elaborate?	I will check into it and get back to you.

Member Payment Dependent Notes Series 495394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495394	$8,000	$8,000	12.73%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495394. Member loan 495394 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	state of delaware	Debt-to-income ratio:	24.70%
Length of employment:	7 years	Location:	WILMINGTON, DE

Home town:
Current & past employers:	state of delaware
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Please help sears refuses to lower my 23% interest rate even though all my other creditors have worked with me. This is the last piece of the puzzle to financial freedom.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$122,508.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the state of delaware? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thank you in advance.	I am a Commissioner in Family Court. Only Sears will be paid off @ 23% right now with a balance of $9,000. I am paying on Bank of america 18,215 @ 4.5%, Chase 6,293@ 3.9%, Discover 6,000 @ 24%, Fidelity 30,582 @ 7%,fia 10,000 @ 4%, ATT 1,000 @ 11.2, and bank of america 17, 897 @ 4.5. All cards are closed and most are on a five year repayment plan.
Why is your revolving credit balance so high?	I bought a house two doors down from the first home i owned in 06. I did not realize the market would tank. I had the old house on the market for over a year before i decided to rent it. It is now rented but i racked up revolving credit the year it sat on the market.

Member Payment Dependent Notes Series 495425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495425	$2,000	$2,000	13.48%	1.00%	March 19, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495425. Member loan 495425 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,744 / month
Current employer:	Accurate Placement	Debt-to-income ratio:	7.40%
Length of employment:	< 1 year	Location:	Glendale, AZ

Home town:
Current & past employers:	Accurate Placement
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I plan on making installment payment of $1000 within first two months. Then pay payments on the remainder. Thank you.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,499.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Accurate Placement and what do you do there?	Accurate Placement is hiring agency. For them I am doing billing and clerical work for the water department of Phoenix, AZ.
More info on the purpose of the loan?	I'm looking to buy a ninja motorcycle from craigslist. I've requested this loan to speed my purchase up due to insufficient funds. I will have half of the loan amount by mid April.

Member Payment Dependent Notes Series 495428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495428	$6,400	$6,400	13.11%	1.00%	March 19, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495428. Member loan 495428 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Hennes Services, Inc.	Debt-to-income ratio:	19.15%
Length of employment:	3 years	Location:	Milwaukee, WI

Home town:
Current & past employers:	Hennes Services, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > I have never paid a bill late in my life! I have some credit card debt that could be paid off faster at the current rate listed. Although it is a 3 year term, I will have it paid off in less than 30 months. Borrower added on 03/17/10 > In addition, my request is listed as car financing, which is NOT the case. I am looking to consolidate some high interest credit card debt that I would like to pay off faster than my current rate. I do not know how to remove the "car financing" status......

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,954.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hennes Services, Inc. and what do you do there?	Thanks for your question, CriticalMiss! Hennes Services is family owned, industrial services company located in Milwaukee, WI. Since 1906, we have been the industry leader in Southeast Wisconsin for rigging, machinery moving, crane rentals, and heavy hauling. In January of 2008, we purchased a small HVAC outfit, and created our own mechanical services division as well. I am the Business Development Manager with Hennes, and oversee all of the sales, marketing, and advertising efforts for all of our divisions.
can you tell us balances and interest rates you are trying to refinance?	Thanks for asking, PizzaAdiction. There are 2 seperate balances that I am trying to pay down. The first is roughly $3200, and has a rate of nearly 24%, while the other is just a bit over $3000 with a rate of 23%. (Sorry, I do not have the exact dollar amounts) These are appliance store debts, that I used to purchase new furniture and kitchen appliances when I bought my home back in August of 2009.

Member Payment Dependent Notes Series 495435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495435	$10,000	$10,000	14.22%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495435. Member loan 495435 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,725 / month
Current employer:	Medco Health Solutions	Debt-to-income ratio:	13.90%
Length of employment:	9 years	Location:	Riverview, FL

Home town:
Current & past employers:	Medco Health Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I am requesting this loan to pay off Citibank who raised my interest to 29% from 12.9%. They had no reason except that it was due to the changes with the new laws. As my credit report shows, I was never late with any payment for citibank. They are offerring new accounts at 0% interest but not willing to retain business by allowing many current members to remain at the lower rate. I do not understand their practice, and would like to end my relationship with them. I closed the account and looking to pay them off at a lower interest rate. I would also like to consolidate this with another High interest card. I am working hard to build my credit rating and not looking to put another credit card on my credit rating.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	19
Revolving Credit Balance:	$8,063.00	Public Records On File:	1
Revolving Line Utilization:	94.70%	Months Since Last Record:	61
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Medco Health Solutions and what do you do there?	Medco Health Solutions is a prescription benefit manager (PBM). I work in the customer service division and manage a team of 21 associates that assist members with their retail and mail prescriptions and claims. My job is to evaluate associates and supervise their performance which includes many other duties. Medco is a great company to work for and I take a lot of pride in what I do here.
Could you explain your delinquency from a year and a half ago and your public record from 5 years ago (bankruptcy, lien)? Art	The delinquency was from Verizon. I had automatic payment with my landline and can not explain why it was never applied to my monthly billing. An error I feel to be Verizons and that they feel to have been mine. The amount was $75 which I paid and then disputed the amount as the landline service was disconnected and I did not use the service. I had switched to Vonage as a land line. The Public Record was in 2004 from a debt that I was the Primary Card holder for a friend who used the account from 1997 to 2002 and was to make the payments and eventually did not. At that time I did not monitor my credit report as I do today and would have made me aware of the situation. There was a lawsuit that I was not aware of until I got notice of the judgment and of course lost because I was responsible for the debt. I immediately paid the amount in full which was about $5000. I had stocks that I had to cash in on in order come up with the full amount. Needless to say after that I learned a valuable lesson on offering support to others.

Member Payment Dependent Notes Series 495448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495448	$6,000	$6,000	10.62%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495448. Member loan 495448 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	B Ventures USA LLC	Debt-to-income ratio:	15.15%
Length of employment:	< 1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	B Ventures USA LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I am planning on using the money to pay off my credit cards which are at 12% and 17%. This will help me get out of debt quicker. In July, I have a bonus written into my employment contract with the opening of our next restaurant. This will be a lump sum that I can use to put towards this loan. I am very responsible with money. I had to use my credit cards for medical bills and insurance bills which have added up. If you have any questions, feel free to ask.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	60
Revolving Credit Balance:	$1,728.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is B Ventures USA LLC and what do you do there? Since you have been there for less than a year, please provide a bit of your previous employment history? Thanks!	B Ventures USA LLC is a restaurant development company. I am the Executive Assistant to CEO/Office Manager. My previous employer was Alan Friedman Company in Beverly Hills. It is a high-end jewelry store for which I was also the Executive Assistant to CEO/Office Manager for 3 years (from January 2007 to December 2009). In December 2009, I switched companies because there was more growth potential with my new job.

Member Payment Dependent Notes Series 495462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495462	$6,000	$6,000	15.33%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495462. Member loan 495462 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	Noblis	Debt-to-income ratio:	7.83%
Length of employment:	2 years	Location:	Mclean, VA

Home town:
Current & past employers:	Noblis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Buying cheap real estate and fixing it up. Borrower added on 03/18/10 > I tried to see what kinds of credit cards I could get and or lines of credit. But Lending Club is amazing. The 1 delinquency was my payment on a couch with the room store, I had them take money from my account on the date it was due but it took two days to process and I did not know that, I thought I was good to go and then I check my credit and they tell I am late and I research it and I can't believe what happened and I can't seem to remove it. Kind of lame but it???s the truth.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	2
Revolving Credit Balance:	$2,502.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Noblis and what do you do there?	Noblis is a nonprofit, 501(c)(3), scientific research and engineering corporation headquartered in Falls Church, Virginia with clients in the federal, state, and private sectors. It employs scientists, engineers, and researchers in business areas of health care, national security, transportation, sustainability, energy, environment, and climate, and enterprise transformation. I am web designer and I work in the corporate department maintaining the website.
What is the purpose of this loan?	I am going to buy a foreclosed house in Baltimore that does not need much work and then I am going to sell it "seller financing" or rent it out asap, but I make enough money to pay for the this loan monthly and if I sell it I will buy 2 more houses and do it again. But the payback is not depended on selling or renting the house. Its just easier to borrow money now because I found the home and we are almost under contract.
What experience do you have in real estate investment, or property management?	I have a partner and we have two homes but they are located in Florida, and Washington DC. Florida was rented our for 2 years and just ended and the one is DC is huge and pays for its self right now. I just think Baltimore is a great market and great time. So I have some experience but not a lot. I took a class and read many books in the past 6 months, and I have a mentor who has done what I am doing and I doing everything they suggested. I can see this working. But my selling or renting will not effect the loan, I will pay this loan with my salary.
Why the 5 inquiries within the last 6 months on your credit history? Also, please explain the 1 delinquency 2-months ago. Thanks.	I tried to see what kinds of credit cards I could get and or lines of credit. But Lending Club is amazing. The 1 delinquency was my payment on a couch with the room store, I had them take money from my account on the date it was due but it took two days to process and I did not know that, I thought I was good to go and then I check my credit and they tell I am late and I research it and I can't believe what happened and I can't seem to remove it. Kind of lame but it???s the truth.
what is the reason for your recent delinquency?	I setup an auto-pay and it was set for the day it was due but it took two days to process so it was considered late. Its kind of lame. I called them and took care of it but it is on my credit report.

Member Payment Dependent Notes Series 495468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495468	$8,500	$8,500	7.14%	1.00%	March 19, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495468. Member loan 495468 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,042 / month
Current employer:	Norris, Beggs & Simpson	Debt-to-income ratio:	11.31%
Length of employment:	4 years	Location:	Vancouver, WA

Home town:
Current & past employers:	Norris, Beggs & Simpson
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,137.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Can you afford the monthly payments on this loan? In looking at your income, it is hard to see how you can get by each month with 9% of your gross income going toward this debt. What is the average difference in interest rate between your current financing and this loan? Your answers are appreciated. Wishing you the best.	Yes, these payments are affordable for me. I am currently paying almost double what the monthly loan payment would be on my credit card. My current credit card interest rate is 15% compared to 7.5% on this loan.
What is Norris, Beggs & Simpson and what do you do there?	I am a brokerage assistant at Norris, Beggs & Simpson, a commercial real estate company headquartered in Portland, OR with offices in Seattle and Vancouver, WA. We are affiliated with NAI Global, one of the largest commercial real estate organizations in the world. Our services include brokerage and property management, multifamily management, and real estate investment and finance.
What is it you intend on doing with the requested funds?	Paying off my credit card debt for a zero balance (the interest rate is 14.99%, twice as much as the loan interest rate)

Member Payment Dependent Notes Series 495474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495474	$3,250	$3,250	12.73%	1.00%	March 18, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495474. Member loan 495474 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Imaging Center Network, LLC	Debt-to-income ratio:	21.44%
Length of employment:	3 years	Location:	Fernandina Beach, FL

Home town:
Current & past employers:	Imaging Center Network, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Purpose of loan: This loan will be used to??? pay off as much of my high interest credit cards as possible and in turn allow me to get out of debt at a much faster rate. My financial situation: I am a good candidate for this loan because??? I work hard, have steady income, pay my bills on time and always have. Check my credit history,my payment history is excellent. I have always been self sufficient and have found a way. I thought this was worth a try since it was recommended by Clark Howard. Monthly net income: $ 6580 Monthly expenses: $ 5400 Housing: $ 1850 Insurance: $ included Car expenses: $700.00 Utilities: $ 240 Phone, cable, internet: $ 80.00 Food, entertainment: $ 800 Clothing, household expenses $ 230 Credit cards and other loans: $ 1500 Other expenses: $ Borrower added on 03/17/10 > I am willing to pay a higher interest rate for a larger loan amount. My goal is $15000 leaving me with approximately $5000.00 to pay off separately. However, I am not paying interest on the remaining $5000.00 until 2012.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,564.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Imaging Center Network, LLC and what do you do there?	Type your answer here.Imaging Center Network, LLC is a Free Standing Diagnostic Radiology Company. We do MRI's, CT, X-Ray, and Nuclear Medicine. I am the Practice Manager. I oversee all day to day business, patient care and report directly to the Physicians and Owners. I am responsible for all HR, hiring, terminating, quality assurance, finances, overseeing the Marketing, Billing, Technologists, Radiologist and IT departments. Thank you for your inquiry.
Why is your net income ($6,80) greater than your gross income ($5,000)? Art	Type your answer here. The provided breakdown reflects the net income for my household. My gross alone is 5000.00/bring home is 3682.00 per month. Thank you for the inquiry. I hope this provides clarification. Have a nice day.
Hi there Your revolving credit shows a balance of 20k , you're only asking for $3250 loan, please explain why you're not wanting to consolidate more of your debt?	Type your answer here. I did want to consolidate more, however the website recommended I request less. I would like to borrow $15000 to pay off more of my credit cards. That would leave me with one credit card that I do not have to pay interest on until 2012. This would be my optimum situation.Thank you for the inquiry.
If you want a bigger loan, contact Lending Club ASAP talk to another loan specialist and explain to them how much you want, and work out a loan amount.	Type your answer here. Thank you.
Keep me informed (if you get a new loan) I would like to invest!	Type your answer here.Wow. Thank you so much. I did call and they recommended I leave it at this amount. But, this will help. Thank you again for your support! I think this is an awesome concept!

Member Payment Dependent Notes Series 495479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495479	$8,500	$8,500	9.88%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495479. Member loan 495479 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:		Debt-to-income ratio:	0.41%
Length of employment:	5 years	Location:	Honolulu, HI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > The income was obviously supposed to say $55,000/year. Not sure how to change that. Borrower added on 03/16/10 > Like many (all?), I was hit by higher interest rates recently even as my credit score continues to improve. I suspect this is due to the CARD act. In any case, this is why I am trying to pay off all credit card debt.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,786.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thanks!	I'd like to zero out my credit cards ASAP. CC #1: $4,874 @ 18.99% APR CC #2: $3,902 @ 19.24% APR I have other cards, but do not carry balances on them. Finally, I have student loans: $4,811 @ 1.625% $16,818.05 @ 1.625% I am in no hurry to pay those down, as they amount to free money (or better, if you take into account inflation/currency devaluation). :-) The monthly payment comes out to $54. This is a complete listing of all of my present debts and obligations.
Hello - From where do you derive your income?	My wife and I own and operate two small businesses that provide web design services and develop and operate web applications. Both businesses are design to produce a very reliable stream of income via recurring monthly fees, and are presently doing a good job of it.

Member Payment Dependent Notes Series 495516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495516	$9,000	$9,000	7.88%	1.00%	March 23, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495516. Member loan 495516 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	US Army	Debt-to-income ratio:	9.18%
Length of employment:	10+ years	Location:	Atlanta, GA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,538.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that you have a revolving credit balance of $17,538. How did you accumulate so much debt? Do you have a plan for avoiding further accumulation of debt in the future? Your answers are appreciated. Wishing you the best.	Thanks for the question. Like amny others in the current market I found myself upside down in my house but unlike others in this market I was ordered to PCS. Left with a choice to split my family up and live in two separate homes or assume much more debt than I care for in order to get out of my house I chose the latter. I had planned on retiring from the military next year but again the economy has forced me to reconsider. I will not foreclose on my home and I will not short sell so here I am. I have 23 years in and will probably remain in service for seven more. Hopefully this answers everyone's question. Thanks!

Member Payment Dependent Notes Series 495541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495541	$6,400	$6,400	7.51%	1.00%	March 19, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495541. Member loan 495541 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Banner Healthcare	Debt-to-income ratio:	3.21%
Length of employment:	10+ years	Location:	Peoria, AZ

Home town:
Current & past employers:	Banner Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > This loan is primary going to be used for a debt consolidation plan, and also for some much needed home repairs. I have worked for the same company here in Peoria, Arizona since 1990, my job title is Facilities Technician, and I maintain several medical clinic buildings here in Arizona for Banner Heathcare. My credit score is just a few points shy of 800, still in the excellent zone however. I am happy to answer any and all questions. Thank you. James.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,482.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Banner Healthcare and what do you do there?	Good Morning, Banner Heathcare is one of the largest heathcare organizations primarily located here in the Southwest regions in the USA. I have been employed here since August 1990, and my position here is Facilities Technician. I would be happy to answer any and all further questions! Thank you. James.
What do you plan to use the loan for?	Good Morning, this loan will be used for some much needed home repairs and also to cover a debt consolidation plan I can hopfully implement soon. I am happy to answer any and all further questions, thank you. James.

Member Payment Dependent Notes Series 495575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495575	$10,000	$10,000	16.82%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495575. Member loan 495575 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Tampa Fire Rescue	Debt-to-income ratio:	13.49%
Length of employment:	4 years	Location:	TAMPA, FL

Home town:
Current & past employers:	Tampa Fire Rescue
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,328.00	Public Records On File:	0
Revolving Line Utilization:	98.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 495578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495578	$10,000	$10,000	13.48%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495578. Member loan 495578 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Tool Zone, Inc.	Debt-to-income ratio:	18.26%
Length of employment:	2 years	Location:	Denver, CO

Home town:
Current & past employers:	Tool Zone, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > I am consolidating 7 debts with APR's ranging from appox. 12-29% to save money and also have the ease of one payment to one creditor with only one due date.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	23
Revolving Credit Balance:	$6,708.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thank you in advance.	CC#1 - $1,418.24 (23.99% APR) CC#2 - $1,170.00 (22.90% APR) CC#3 - $1,437.00 (23.99% APR) CC#4 - $1,182.00 (12.90% APR) CC#5 - $3,410.11 (23.72% APR) CC#6 - $236.00 (27.24% APR) CC#7 - $1,450.00 (23.99%)
what do you do at your job?	Graphic/Web Design and eCommerce
What was the delinquency you had 23 months ago?	I had a billing dispute with Verizon Wireless who charged me in excess on my bill and refused to handle the situation ethically and professionally. I switched providers and paid the balance in full after it was settled for an amount that was less. It appears as a charge off with $0 balance. I will never do business with Verizon again. It was a horrible customer service experience.

Member Payment Dependent Notes Series 495585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495585	$4,000	$4,000	13.48%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495585. Member loan 495585 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Alta Bates Summit Hospital	Debt-to-income ratio:	16.82%
Length of employment:	3 years	Location:	SAN PABLO, CA

Home town:
Current & past employers:	Alta Bates Summit Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Need loan to do some upgrades to home, such as paint, landscaping, and new floors.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	42
Revolving Credit Balance:	$10,555.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Alta Bates Summit Hospital? Have you gotten quotes on the upgrades yet?	Type your answer here. As I said in my application I'm a registered nurse, and I have gotten quotes for some of the work,
alta bates! i was born there (berkeley campus) could you tell us how much your mortgage is? any idea why you have 2 recent credit inquiries? otherwise this loan looks great!	My mortgage is 869 a month, i would have to check on the inquiry, would imagine that lending tree would be one of them...
if your income is $9,583 / month, why do you need borrow just $4000? What's your monthly expense?	Only needed small loan

Member Payment Dependent Notes Series 495597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495597	$7,000	$7,000	10.99%	1.00%	March 22, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495597. Member loan 495597 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Tampa General Hospital	Debt-to-income ratio:	8.77%
Length of employment:	1 year	Location:	tampa, FL

Home town:
Current & past employers:	Tampa General Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > I'm using this loan to consolidate my credit cards which have 23-25% interest rates. I have a secure full time job working as a nurse and I have never been late on a payment. I have a car that I own outright. Thank you in advance. Borrower added on 03/16/10 > I'm using this loan to consolidate my credit card debt. The interest rates are between 23-25%. I have a secure and stable job as an RN and have always made payments on time. I own my car out-right. Thank you in advance!

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,945.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thank you in advance.	My debts consist of 3 credit cards with approximately $2250 on each. I have never accumulated credit card debt before until I graduated college. I had to furnish my apartment, pay for vet bills for my dog and the little things that began to add up. This loan will help me pay off all three of my credit card bills. Once this loan is paid off I will be debt free which is my GOAL!

Member Payment Dependent Notes Series 495615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495615	$6,000	$6,000	15.33%	1.00%	March 19, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495615. Member loan 495615 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,896 / month
Current employer:	Teradyne Inc	Debt-to-income ratio:	16.03%
Length of employment:	6 years	Location:	Hollister, CA

Home town:
Current & past employers:	Teradyne Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Money is needed for Wedding in June 2010

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,687.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Teradyne Inc and what do you do there?	Teradyne manufactures automatic test equipment for the electronics and telecommunications industries. I am a Systems Administrator for one of Teradyne Inc's business units. Nextest systems

Member Payment Dependent Notes Series 495681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495681	$14,000	$14,000	7.88%	1.00%	March 23, 2010	March 30, 2013	March 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495681. Member loan 495681 was requested on March 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	Village Transportation	Debt-to-income ratio:	0.74%
Length of employment:	4 years	Location:	Jefferson, MA

Home town:
Current & past employers:	Village Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/16/10 > Hello and Thank You for considering my Loan. I am a hard working, very reliable person. I have great credit, never been late for a payment, and have no bad marks on my credit score. As of March 7,2010 my credit score was 761 ( I check it monthly as this score is very important to me). I have held the same job as a manager of a transportation company for the past 4.5 years. I oversee day to day operations of over 30 employees. The current owner of the company will be retiring and I will be taking ownership of the company. My income is very stable, even with our current economic state. My purpose for seeking this loan is to pay off my credit card debt. You may be asking yourself how a responsible person has $14,000 in credit card debt. Well, let me explain. In November of 2009 I started a small online business selling quality leather goods (wallets, purses, checkbook overs, travel accessories etc.) to make some extra money to save towards the building of my first home ( I already own the land). To get the business up and running I purchased about $20,000 of inventory with my credit card. Sales have been a lot better than I expected. I have averaged sales of about $4500 per month over the last 4 months, with profits averaging around $900 per month. Please note this income was not included in my annual $46800 annual salary. With the successful funding of this loan I will be able to cut my interest rate in half and gain the flexibility to continue to grow my business. Your investment is safe with me. Thank you for considering investing in me. Please feel free to ask any questions. You will receive a prompt and honest answer. Borrower added on 03/17/10 > An Investor asked me to disclose my debts and I added my monthly expenses. Citi - $13,246 @ 18.99 Chase $1467 @ 0% until October of 2010 and then 16.99% This loan will be used to pay off the Citi Card balance. My monthly expenses are as follows: Rent $400 (Still living at home while saving to build a house) Phone $110 Auto $0 ( I own four vehicles that are totally paid off 2001 Jeep Grand Cherokee, 2004 Jeep Wrangler Rubicon, 2008 5424 John Deere Tractor, and a 1949 Ford Pickup) Insurances- $0 Paid for by my work Savings- $400 per month to an IRA Entertainment- $200 per month Credit Card- $400 per month Food- $250 Total of $1760 My Net Monthly income is $2925 leaving $1165 extra each month for additional savings and to repay this loan. I also have 45k in savings.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,495.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan as well as those that will not be paid off with this loan. Thank you in advance.	Thanks for your question. The only debt I have is two Credit Cards from Citi Bank and Chase. Citi - $13,246 @ 18.99 Chase $1467 @ 0% until October of 2010 and then 16.99% This loan will be used to pay off the Citi Card balance. My monthly expenses are as follows: Rent $400 (Still living at home while saving to build a house) Phone $110 Auto $0 ( I own four vehicles that are totally paid off 2001 Jeep Grand Cherokee, 2004 Jeep Wrangler Rubicon, 2008 5424 John Deere Tractor, and a 1949 Ford Pickup) Insurances- $0 Paid for by my work Savings- $400 per month to an IRA Entertainment- $200 per month Credit Card- $400 per month Food- $250 Total of $1760 My Net Monthly income is $2925 leaving $1165 extra each month for additional savings and to repay this loan. I also have 45k in savings. Thanks for your question
Do you plan to keep this loan for the 3 years or pay it off early?	I honestly probably intend to pay it off before the 3 years is up.

Member Payment Dependent Notes Series 495701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495701	$4,200	$4,200	13.11%	1.00%	March 19, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495701. Member loan 495701 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Microsoft Corporation	Debt-to-income ratio:	10.58%
Length of employment:	10+ years	Location:	RICHARDSON, TX

Home town:
Current & past employers:	Microsoft Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > Loan to bridge kid's school expenses until bonus comes in September.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,063.00	Public Records On File:	0
Revolving Line Utilization:	95.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Microsoft Corporation and what do you do in your role there?	Director of sales.
Is your plan to pay the loan off when you receive your bonus in September? (Just so that I'm clear?) Thanks.	Yes, good point...thanks for raising it. That is correct, I plan to pay it off in the September cycle. This concept is pretty cool...so I also plan to become a lender here at that time...
Just don't pay off the loan too fast for the investors' sake. Lending Club assesses the 1% service fee on the whole loan when it is paid back. For example, if you paid it back after 1 month, investors lose all return due to the fees.	No kidding...I didn't realize that at all. I'm more than happy to return the favor to the investors--and will be willing to carry it through the whole term if that's the preference. As a lender, if you were to tell me how long to carry it, what would you tell me--pay off in 6 months, 12 months, carry the full term?
My investing philosophy is to rather have a paid off loan before term than a defaulted one. I also hate dealing with late paying. I have also gone through a similar situation where I had a tiny loan and repaid it before term with my tax refund, so I can definately relate from a personal view. Good luck with yours. Your company is the reason I can loan you money... LMAO! (I'm in IT...)	Thanks...and thanks for your support. I know it's been a very tough year in IT! Thankfully, the numbers look really good and all we have to do is keep the momentum going!! I also want to make sure the investors find it worthwhile to jump in here...is there an optimization sheet that I can work off here to ensure I don't pay it off too early? There's the 1% fee which eats month 1. Theoretically, a 5-month sit would yield 4%ish. Is that good enough?

Member Payment Dependent Notes Series 495722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495722	$9,600	$9,600	13.48%	1.00%	March 23, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495722. Member loan 495722 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Houston Independent School District	Debt-to-income ratio:	20.97%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	Houston Independent School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > This loan is for medical expenses ($6100) accumulated while without insurance and to consolidate credit card debt ($3500) for a lower rate. I am employed as a teacher.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,795.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What grade do you teach?	Elementary school.... 3rd grade.
Since part of this loan is for debt consolidation, please list each of your debts (types/balances/APRs) and indicate which ones will be paid off with this loan, as well as which ones will not be paid off with this loan. Thank you in advance.	The debt mentioned is one credit card at 16.5% APR. It will be paid off.
Are you a full time or part time teacher?	I teach 3rd grade so it has to be full time. I have a regular class at a public school.

Member Payment Dependent Notes Series 495772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495772	$5,000	$5,000	12.73%	1.00%	March 22, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495772. Member loan 495772 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	BURT HILL, INC	Debt-to-income ratio:	14.43%
Length of employment:	2 years	Location:	HYATTSVILLE, MD

Home town:
Current & past employers:	BURT HILL, INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	78
Revolving Credit Balance:	$1,507.00	Public Records On File:	1
Revolving Line Utilization:	44.30%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is BURT HILL, INC and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	Burt Hill is an architecture firm with offices in Washington, DC, Butler, PA, Pittsburgh, PA, Cleveland, OH, Philadelphia, PA, State College, PA, Phoenix, AZ, Dubai, UAE, and India. Burt Hill focuses primary focus is sustainable designs. The company strives to make all of its decisions by considering the economic, social, and environmental consequences of each one. Using materials that are durable, and require less maintanence, and are "earth friendly" I am the Executive Coordinator supporting the President and Vice President of the firm. The position causes me to wear many hats, which has allowed me to move within the company and take on more responsibilities. Currently I owe IRS 2,996.00 from a mistake I made on my taxes, which a better portion of this loan will pay off. I have my car which is financed through carmax balance is 18,023.42 apr 10.25% the loan will not be used for this debt. Aspire Visa balance 692.12 apr 12.36%. This company has discontinued their services. The loan would also pay this card's remaining balance. Dell Financial balance 1025.00 apr 27.24%. The remaining balance of what is left from the above mentioned items will go towards this balance. I have an Orchard Visa but, that card was paid off on my own. A majority of my financial dilemmas has come from my debt to the IRS. Being able to consolidate these higher interest items will help me a great deal.
What do you do for Burt Hill Inc?	I am the Executive Coordinator to the President and Vice President of the company. Acting as the liaison between staff and principals. In, my first six months, I successfully coordinated 3 company wide meetings of over 50 participants with minimal guidance. This included selecting the venue, room set up, audio visual needs, sleeping room accommodations, meals and distributing pre-meeting materials. Coordinating large value events has allowed me to establish great working relationships with several venders. I also provide support to the Chief People Officer (CPO), assisting the CPO in various human resources related task. Task such as pre-screening interviews, reference checking, and conducting new employee training. In June 2008, I became register with the Office of the Secretary Notary Commissions and Authentications. I became registered based on the volume of documents needing to be notary in this office.

Member Payment Dependent Notes Series 495797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495797	$1,800	$1,800	6.76%	1.00%	March 22, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495797. Member loan 495797 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	Northwestern University	Debt-to-income ratio:	6.05%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Northwestern University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I am an PhD engineering student, in my research phase. I receive a monthly stipend so my income is essentially guaranteed for the next 2-3 years. I had been paying off my debt on credit cards, at a low interest rate through balance transfers, but they are not offering low interest rate transfers since the credit market tightened. I don't want to pay high interest rates.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,832.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	This loan will be used to help pay off a $2400 balance on a credit card. I will pay off the remaining $600 dollars at the end of the month. The interest rate on this credit card is going from 5% (special rate) to 20%. My other credit card debt is from monthly expenses, which I pay off each month and thus don't pay interest on.

Member Payment Dependent Notes Series 495809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495809	$5,000	$5,000	11.36%	1.00%	March 19, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495809. Member loan 495809 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,125 / month
Current employer:	Brookside Laboratories	Debt-to-income ratio:	17.46%
Length of employment:	5 years	Location:	Coldwater, OH

Home town:
Current & past employers:	Brookside Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	56
Revolving Credit Balance:	$5,756.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Brookside Laboratories and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	Brookside is a leader in analytical services around the world. We test soil, turf, environmental, etc. Capital 1 = $3000 pay off Capital 1 = $1200 pay off Chase = $1200 pay off as much as possible

Member Payment Dependent Notes Series 495834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495834	$4,800	$4,800	12.73%	1.00%	March 23, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495834. Member loan 495834 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Houston Independent School district	Debt-to-income ratio:	11.12%
Length of employment:	9 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Houston Independent School district
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > Looking to consolidate a few higher interest credit cards (they arbitrarily decided to raise rates on everyone before New congressional rules went into place) and close them out.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,021.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Houston Independent School district? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	I am a teacher at HISD. This will mainly can a Chase Visa which went from 10.9% to 18.9% as they have raising rates EVERYONE. Theres approximately a $2800 balance. Additionally I will also cancel a Dell financial services account for about $1300 (apr is 22.9% but balance is on promotional purchase for 12 months, I just don't like their customer service). Monthly expense are as follows (occasionally they can vary): Rent: $1250 Electricity: $140 Vehicle: $474 Insurance(home and auto): $225 CC payments: $300 (but I usually send more) Phone internet, etc.: $36 Retirement fund: $200 per paycheck i believe. Most other expenses are variable but range between $400-$600,
What are your other $ monthly costs (rent, car, utilities, CC payments not covered by this loan and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Rent: $1250 (give or take, depending on the water bill) Electricity averages about $140 Vehicle: $474 CC payments not covered are about $300 (though I usually send more) Homeowners and auto (2 vehicles) are about: $225 phone and internet : $36.00 No child or gym expenses. Retirement fund deduction: $200 per paycheck.

Member Payment Dependent Notes Series 495864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495864	$6,000	$6,000	7.14%	1.00%	March 23, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495864. Member loan 495864 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	WI Dept. of Corrections	Debt-to-income ratio:	19.42%
Length of employment:	10+ years	Location:	Prairie du Chien, WI

Home town:
Current & past employers:	WI Dept. of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > I am a teacher that is purchasing a pre-existing educational publication. I have over 20 years of expereince and know that I can make this publication even more succesful.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$599.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a teacher at WI Dept. of Corrections? Please tell us more about your plans on purchasing the business?	Yes, WI DOC teacher. It is an existing publication with a web component. Schools purchase the weekly publication and alos have the option of utilizing the website for further resources. Putting togther the publication and keeping up the website shouldn't be a problem. I want to expand what the website offers as well as subscriptions . Hope this answers your questions. Let me know if you have further questions. Thanks.
Hi. Are you a teacher for the WI Dept of Corrections? Will you continue to teach while running the publication, or do you plan to quit your job to run the publication full-time? How much of your personal money are you investing in the business? Thanks very much for your answers and best of luck to you.	Yes, a teacher in WI DOC. No, I will not quit my FT job. I'm investing about 5000 of my own funds. Thanks for the luck!
Please clarify what you intend on using the requested funds for. Thanks.	The funds are for the purchase of the business and a new computer/software. Thanks.

Member Payment Dependent Notes Series 495881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495881	$8,500	$8,500	7.51%	1.00%	March 22, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495881. Member loan 495881 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Struktol	Debt-to-income ratio:	23.23%
Length of employment:	5 years	Location:	AKRON, OH

Home town:
Current & past employers:	Struktol
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > This loan is for a new roof for my home. The home is appraised at $170,000 and I owe $139,000. I have excellent credit, but do not yet have sufficient equity in my home to apply for an equity loan. I am a Chemical Engineer. I am an International Technical Sales Director for a plastics additive company that is profiting even in the current economy. My monthly budget is about 30% of my net income. I assure you this loan will be repaid on-time. Thank You! Borrower added on 03/18/10 > In response to a question that was asked, I would like to add that one of my credit cards is used for business travel and is paid by my employer. This card currently accounts for about 8k of my revolving debt. All of my other major credit card debt is at low promotional rates from 0% to 2,99%. These cards are used only for low interest balance transfers and are being paid off with payments above the minimum payment. I also have a car loan that I co-signed on for my mother. I pay $100/month as a gift on this loan for my mother and she pays the rest. She has paid on time every month since the loan was opened almost 2 years ago.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1975	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,757.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history shows a revolving credit balance of $17,757. How did you accumulate so much debt? Are you doing anything to prevent the accumulation of additional debt going forward? Besides your mortgage and your credit card debt, do you have other major debts such as education loans or mortgages on rentals or vacation homes? Your answers are appreciated. Wishing you the best.	One of my credit cards is used for business travel, That balance can range any where from $1k to $10k per month. It currently accounts for $8k of that debt. This balance is paid by my company but the card is in my name. I only have one mortgage, which is for my main home. I have a $15K car loan for my personal car, although I have a company car provided free by my employer. There is also a car loan which I am a co-borrower on for my mother. I pay $100/ month on that loan and my mother pays the rest.

Member Payment Dependent Notes Series 495888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495888	$7,000	$7,000	7.51%	1.00%	March 22, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495888. Member loan 495888 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	STG Inc	Debt-to-income ratio:	7.13%
Length of employment:	10+ years	Location:	Killeen, TX

Home town:
Current & past employers:	STG Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,016.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. It appears that you pay off your credit cards fully each month, is that correct? Besides your mortgage, do you have any other major debts such as home equity loan, education loans, or mortgages on rentals or vacation homes?. Your answers are appreciated. Wishing you the best.	I use my credit card for business travel and pay if off each month, that is correct. We have a weekend home that we have remodeled and I have an outstanding note with a payment of $692.00 per month, which will be paid off in 3 years.
What is STG Inc and what do you do there?	STG in a Information Technology company based out of Reston, VA. I'm the Site Manager at West Fort Hood, Texas and oversee a staff of 40 technology specialist.

Member Payment Dependent Notes Series 495891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495891	$8,500	$8,500	10.62%	1.00%	March 23, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495891. Member loan 495891 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Convergys	Debt-to-income ratio:	2.01%
Length of employment:	2 years	Location:	Bellevue, KY

Home town:
Current & past employers:	Convergys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > My current debt is 20% apr or more so I wanted to have a lower interest rate. I just paid off my car in December and have plenty of extra money to pay on my loan. Borrower added on 03/18/10 > My job is very stable. I just got additional duties. I also have my 2nd job where I can pick up as many hours as I want. If you lend to me you will get your money before the 3 year term. I plan on contributing double/triple the minimum amount due. I need to get this paid off asap so I can start to save up for my wedding. My fiance and I have to pay for it ourselves since my father died after I graduated college and his parents does not have much money.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	52
Revolving Credit Balance:	$7,011.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Convergys and what do you do there? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	I do relocation and global mobility for the company. I basically assist employees traveling internationally. Loans to be paid off: US Bank Line of Credit: 1200 Chase Credit Card: 4000 Amex card: 800 Medical: 909 Loan: 2500 After those are paid I only have 9000 in student loans left.
What is your second job?	I am a Sales Associate at Macys nights/weekends.
Please correct your monthly income: $40,000 per month or year?	Yes, a year. Sorry.
Investors get a lower return when loans are paid off early (because the full lending club transaction fee still applies, and less total interest is collected). Do you plan to hold the loan at least one year?	Yes, I will hold at least a year. I was just assuring that I would not miss any payments.
What is the delinquency on your record about?	The last time I had a delinquency was 52 months ago so I am not sure what it was. I apologize.

Member Payment Dependent Notes Series 495909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495909	$7,000	$7,000	10.62%	1.00%	March 23, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495909. Member loan 495909 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	AtriCure, Inc.	Debt-to-income ratio:	13.02%
Length of employment:	< 1 year	Location:	Mason, OH

Home town:
Current & past employers:	AtriCure, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > My loan will be used for consolidating my credit card bills, I have a full-time employment at AtriCure, Inc. Borrower added on 03/17/10 > AtriCure, Inc., a medical device company, engages in the development, manufacture, and sale of cardiac surgical ablation systems designed to create precise lesions, or scars, in cardiac tissue. It offers AtriCure Isolator, which consists of an ablation and sensing unit, a compact power generator that delivers bipolar radio-frequency energy; AtriCure switch box, a compact switch box, which provides the technology needed for the dual pulsing electrodes, and ability to connect and toggle between multiple devices, including clamps and multifunctional pen; and Isolator Synergy Bipolar Radio-Frequency Ablation Clamps for open-heart procedures and minimally invasive procedures. The company also provides multifunctional bipolar pen, which enables surgeons to toggle back and forth between temporary pacing, sensing, stimulation, and ablation; and Coolrail linear ablation device, which is designed to allow the physician to create an expanded cardiac ablation lesion set during minimally invasive procedures. In addition, it offers Lumitip dissector to separate tissues to provide access to key anatomical structures that are targeted for ablation during general, thoracic, and other surgical procedures; AtriCure Left Atrial Appendage Exclusion System that is designed to exclude the left atrial appendage; Frigitronics CCS-200 product line for cardiac ablation; and Cryo1, a disposable cryothermy ablation probe. The company sells its products to hospitals and medical centers primarily through its direct sales force in the United States, as well as through distributors in Europe, Asia, South America, and Canada. AtriCure is headquartered in West Chester, Ohio.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	7
Revolving Credit Balance:	$1,106.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	My Credit Cards, I am recently out of College and during I used credit to make it through, now I have a full time job and this loan will be used to pay off my credit bills. American Express 1800 24% Chase Card 2000 27% Mastercard 2500 19%
Thank you for your prompt response. What are the debts that you will *not* be paying off with this loan?	well...my school loans, I will be paying those off for a long time, my car, thats a monthly payment, I just would like to get rid of the extremely high interest rates, and I would like to not use credit anymore, if I can get a handle on the credit cards then managing and start saving is going to be a lot easier.

Member Payment Dependent Notes Series 495919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495919	$10,000	$10,000	7.14%	1.00%	March 22, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495919. Member loan 495919 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Pfizer	Debt-to-income ratio:	1.32%
Length of employment:	5 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	Pfizer
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > In celebrating my anniversary with my wife this year, I'm looking to treat her to a nice, well-deserved vacation. The funds will be utilized for flights, hotels, entertainment, food, shopping, etc. -- typical things. I have excellent credit, make payments on time...and essentially feel that I'm a very sound investment with virtually no risk. I typically do not need to borrow money for our vacations, but I've leveraged much of our liquid assets in other investments. Many thanks!

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,028.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Pfizer?	I'm in Marketing Operations.
Hello. When you say leveraged much of your liquid assets, does this mean that you have no cash that you can turn to in emergencies or in making payments on this loan? Besides your mortgage do you have major debts in education loans or in mortgages on rentals or vacation homes? Your answers are appreciated. Wishing you the best on a wonderful vacation.	Hi - and thanks for your question(s)! I still maintain my "emergency" bucket of funds -- and try to stay clear of tapping into that unless absolutely needed. If needed to pay back this loan, I would pull money from there, but I am planning on paying back my loan w/o having to touch the emergency funds. I recently purchased an investment property, have a lease signed, have a tenant, and it provides a couple hundreds dollars in monthly cash flow (which alone, would pay for 2/3 of my monthly payment on the LendingClub loan) -- so there is mortgage debt there, but the rent is covering that each month plus leaving me w/ a bit of extra money. This recent investment (along w/ a few investments in stocks/mutual funds) is the primary reason why I'm looking for a loan for our vacation vs. leveraging our "emergency" funds. I also have an approximate balance of $2-3K in student loans, but at such a low interest rate (and paying only $75 per month), I've decided to not pay off the full balance on that just yet. Hope this answers all of your questions. Thanks again.

Member Payment Dependent Notes Series 495954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495954	$6,500	$6,500	6.76%	1.00%	March 22, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495954. Member loan 495954 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Digital Intelligence Systems	Debt-to-income ratio:	11.76%
Length of employment:	1 year	Location:	Herndon, VA

Home town:
Current & past employers:	Digital Intelligence Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I plan to use the money to pay down roughly $6500 that I have on credit cards that have interest rates ranging from 11-14%. I have never been late on any payments and I have a very strong credit score. I plan to pay off the loan within 1 year.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,415.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Digital Intelligence Systems and what do you do there?	Digital Intelligence Systems is an IT consulting firm. My job title is a Technical Recruiter. I hope that answers your question. Thank you!

Member Payment Dependent Notes Series 495999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495999	$12,000	$12,000	10.62%	1.00%	March 23, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495999. Member loan 495999 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	ExxonMobil	Debt-to-income ratio:	12.93%
Length of employment:	9 years	Location:	Washington, DC

Home town:
Current & past employers:	ExxonMobil
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	76
Revolving Credit Balance:	$58,179.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at ExxonMobil? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	I am an Engineering Associate (Environmental Engineer) serving in a management position. The consolidation loan will be used to pay-off credit card debt of $8.3k (Providian CC) and tax debt of $3.7k. I will not be paying off consolidated student loan debt (Bank of America/Sallie Mae)..
your report reads $58k in revolving debt. what is that?	I consoldated student loans in 2003 (formerly Sallie Mae, now Bank of America) and 1 credit card.
What are your other $ monthly costs (mortgage, car, utilities, the consolidated student loan and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable?	Standard Monthly expenses: Mortgage = $2350 Gas, Electric, Water = $230 (average) Cable, Internet, Cell Phone = $210 Car + Insurance = $650 Food = $600 avg Cons. Student Loan = $590 1 Credit Card = $300-$500 avg payment No children
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Please see recent response for average monthly expenses. Debt was accrued through consolidation of student loans and tax dues. Goal is to consolidate tax due with credit card debt. Savings account balance = $1700 401k = $125,000 Dual income family, my wife is a nurse practitioner earning annual salary of $70k.

Member Payment Dependent Notes Series 496029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496029	$10,000	$10,000	9.88%	1.00%	March 23, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496029. Member loan 496029 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Viking Services	Debt-to-income ratio:	13.93%
Length of employment:	10+ years	Location:	Saint Francis, WI

Home town:
Current & past employers:	Viking Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > Viking Services is a carpet/upholstery cleaning company. I travel to people's homes and clean their carpeting and/or furniture. It is a steady income/full time job for 10 months out of the year. In January and February my hours are reduced by about one-third. My plan for the funds are to pay the remaning balance on my car and credit card and also put some of it in a savings account. The rest will be for living expenses. My credit history is great. I never have missed a payment on any loan in my life. I live very simply. My monthly budget consists of basic living expenses(cable,electric,rent,car,car insurance,food).

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,766.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Viking Services and what do you do there? Loan Description please?	I've already answered this question.
How do you plan on getting such a large loan payment with a small income? Please also list all your current payments and interest rates on loans and/or credit cards.	I owe $4300 to Capital One credit card(7.9%) and $1900(10%) to Toyota for my car. My income will be increased with a pay raise and increased hours(40-50).
Hi there! I've helped to fund your loan - GOOD LUCK!!	Thank you. I appreciate it very much.

Member Payment Dependent Notes Series 496129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496129	$4,800	$4,800	7.88%	1.00%	March 22, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496129. Member loan 496129 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	K2 Group, Inc	Debt-to-income ratio:	15.93%
Length of employment:	2 years	Location:	Bristow , VA

Home town:
Current & past employers:	K2 Group, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > These funds will assist me in consolidating my debt and provide a small buffer to ensure a smooth transition to becoming debt free. V/r James

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,030.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is K2 Group, Inc and what do you do there?	K2 Group, Inc is a sevice disabled, veteran owned small business. We provide consulting services to DoD and commercial clients.
What is that large amount of revolving credit? You are only asking for a small amount, so what are you consolidating? Thanks.	The large amount of revolving credit came about from my recent divorce and associated requirements. I have some small debt amounts that I want to clean up so I can focus on eliminating the larger amounts in a more dedicated fashion. This small loan will assist in crediting a buffer which will allow me some breathing room to apply more money to the larger debt. I only required a small amount to help me in gaining my momentum financially.

Member Payment Dependent Notes Series 496187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496187	$2,500	$2,500	15.33%	1.00%	March 23, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496187. Member loan 496187 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,455 / month
Current employer:	UT San Antoio	Debt-to-income ratio:	2.24%
Length of employment:	10+ years	Location:	San Antonio, TX

Home town:
Current & past employers:	UT San Antoio
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > My only vehicle just broke and cost over $2000 to fix. I also found out that I need shoulder surgery that is going to cost over $1300 and I don't have that kind of money in these tough times. Please help! I can pay back the entire loan within 18 months. Thank you for your help it is greatly appreciated!

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	49
Revolving Credit Balance:	$1,157.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is UT San Antoio and what do you do there?	I work for UT San Antonio which is The University of Texas at San Antonio. I work in the VA office. I am a liasion between the DVA (U.S. Dept. of Veterans Affairs) and the University. I process GI Bill information for Veterans and their dependents. Thank you for your question. I hope I answered it to your satisfaction.
How long will your surgery affect your ability to work?	It should only be a couple of days. Not longer than a week. Thank you.
What are your current Expenses? What do you do for UT San Antonio?	I pay rent, truck insurance, phone, 4 credit cards, student loan, and 1 teenage daughter. I work with student Veterans and their dependents. I am a liasion between the US Dept. of Veterans Affairs and the University. I run the office and process GI Bill benefits information so students can use their benefits to attend the University. Thank you.

Member Payment Dependent Notes Series 496201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496201	$2,000	$2,000	7.88%	1.00%	March 22, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496201. Member loan 496201 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	NHXS	Debt-to-income ratio:	17.80%
Length of employment:	3 years	Location:	Sacramento, CA

Home town:
Current & past employers:	NHXS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > Money is needed to pay the $800 California business tax, and then the remainder will be used for misc business costs.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,083.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NHXS and what do you do there?	NHXS is my day job. I am a programmer. You can see what the software does by going to: www.nhxs.com In the evenings and weekends, I build custom applications and websites for businesses.

Member Payment Dependent Notes Series 496498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496498	$6,000	$6,000	6.76%	1.00%	March 23, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496498. Member loan 496498 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	City of Pittsfield	Debt-to-income ratio:	0.40%
Length of employment:	10+ years	Location:	PITTSFIELD, MA

Home town:
Current & past employers:	City of Pittsfield
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	34
Revolving Credit Balance:	$2,171.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with City of Pittsfield? Loan Description please?	Type your answer here. I am a police officer.

Member Payment Dependent Notes Series 496722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496722	$3,200	$3,200	16.07%	1.00%	March 23, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496722. Member loan 496722 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Alvin and Company	Debt-to-income ratio:	1.97%
Length of employment:	2 years	Location:	MANCHESTER, CT

Home town:
Current & past employers:	Alvin and Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > I Have recently paid off and closed several of my credit cards, leading to my high use of credit ratio. I would like to pay off more of my cards, the money I am saving on minimum payments on the cards I have already paid off is more than enough to cover the monthly payment on this loan. I would also like to catch up on all of my bills, which I am not delinquent on but have only been able to make minimum payments. A smaller loan amount would be OK, a minimum of $2,000.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,108.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Alvin and Company and what do you do there?	Graphic art design,the sale and production of high end graphic art design materials to vendors and universities.
On your credit history, please explain the 4 inquiries within the last 6 months. Did they result in new credit?	no, i was considering a loan for a car but decided to purchase used and pay cash for the vehicle. i did also get overdraft protection for my bank of america account, which i believe was another inquiry, which resulted in $500 of overdraft protection on my checking account.
1. This loan is for only 3200, at 16%. If the money saved on payments of your paid-off cards is enough for this loan, why not just put that toward the cards you still have and pay those off much faster? 2. Please list the cards this loan will pay and the interest rates on those cards. 3. What other bills are you wanting to catch up on?	with this loan i intend to pay down the balances on the cards i choose to keep, but not close them as i did with the other cards. the minimum payments i was paying on the closed cards is enough to cover the monthly payment on this loan. although i intend to keep the cards i do not intend to carry balances from month to month, use them only as needed, and maintain a low ratio of my utilized credit.
I am confused, are you saying you want a smaller loan than the 3,200 this one is for?	No,3200 is the amount I require at this time. Thanks, Jordan

Member Payment Dependent Notes Series 496727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496727	$3,000	$3,000	7.88%	1.00%	March 23, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496727. Member loan 496727 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Case Sabatini	Debt-to-income ratio:	8.83%
Length of employment:	3 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Case Sabatini
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > I operate a number of successful small real estate businesses including a property management, development and sales, and land rental. I am currently working on two lakeview residential construction sites. I am just looking for a small loan to cover my yearly real estate bills for my numerous lots.

A credit bureau reported the following information about this borrower member on March 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,648.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Case Sabatini and what do you do there?	Case Sabatini is a mid-sized accounting firm handling everything from business and individual tax returns, large construction and government audits and wealth management. I am a senior accounant/auditor in charge of 3 staff members.
You rent the land? Haven't you received enough rent to cover the taxes?	Thanks for your question. I only rent a couple plots of land I own. Other lots that I need to pay taxes on are lots either I am trying to sell, lots held for investment or lots held for construction.

Prospectus Supplement (Sales Report) No. 9 dated March 23, 2010